Filed pursuant to Rule 424(b)(3)
Registration No. 333-133100

PLACER SIERRA BANCSHARES	SOUTHWEST COMMUNITY BANCORP
525 J Street	5810 El Camino Real
Sacramento, California 95814	Carlsbad, California 92013
(916) 554-4750	(760) 918-2616

April 21, 2006

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

The boards of directors of Placer Sierra Bancshares and Southwest Community Bancorp have approved a merger agreement in which Placer Sierra Bancshares will acquire Southwest Community Bancorp. If the merger agreement is approved and the merger is subsequently completed, each outstanding share of Southwest Community Bancorp common stock will be converted into the right to receive shares of Placer Sierra Bancshares common stock. The number of shares of common stock Placer Sierra Bancshares will issue in the merger will be determined based on a formula described in detail beginning on page 37 of this document.

Shares of Placer Sierra Bancshares common stock are traded on the Nasdaq National Market under the symbol “PLSB.” On April 17, 2006, the last practicable trading date before the printing of this joint proxy statement/prospectus, the closing share price of Placer Sierra Bancshares common stock was $27.50. If the merger had closed on April 17, 2006, Southwest Community Bancorp shareholders would have received approximately 1.42 shares of Placer Sierra Bancshares common stock with a value of approximately $39.04. The merger cannot be completed unless the shareholders of Placer Sierra Bancshares and the shareholders of Southwest Community Bancorp approve the merger agreement.

Based on the reasons for the merger described in the accompanying document, our respective boards of directors unanimously believe that the merger is fair to you and in your best interests. Accordingly, our respective boards of directors unanimously recommend that you vote “FOR” approval of the merger agreement.

The accompanying joint proxy statement/prospectus gives you detailed information about the shareholder meetings, the merger and related matters and other items being voted upon at the Placer Sierra Bancshares annual meeting and the Southwest Community Bancorp special meeting. We urge you to read this entire document carefully, including the considerations discussed under “ RISK FACTORS,” beginning on page 22, and the annexes thereto, which include the merger agreement.

Your vote is very important. Whether or not you plan to attend your shareholder’s meeting, please take the time to vote by completing and mailing the enclosed proxy card.

Sincerely,

Placer Sierra Bancshares	Southwest Community Bancorp
Ronald W. Bachli	Frank J. Mercardante
Chairman and Chief Executive Officer	Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Placer Sierra Bancshares common stock to be issued in the merger or determined if this document is accurate or adequate. Any representation to the contrary is a criminal offense. Shares of Placer Sierra Bancshares common stock are not savings accounts, deposits or other obligations of any bank or savings association and are not insured by any federal or state governmental agency.

This joint proxy statement/prospectus is dated April 21, 2006 and was first mailed to shareholders of Placer Sierra Bancshares and Southwest Community Bancorp on or about April 28, 2006.

525 J Street

Sacramento, California 95814

(916) 554-4750

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 31, 2006

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Placer Sierra Bancshares will be held at the Hyatt Regency Sacramento, 1209 L Street, Sacramento, California 95814 on Wednesday, May 31, 2006 at 10:00 a.m., Pacific time, for the following purposes, all of which are more completely set forth in the accompanying joint proxy statement/prospectus:

(1)	Approval of Merger. To consider and vote upon a proposal to approve the principal terms of the Agreement and Plan of Merger and Reorganization, including the issuance of common stock described therein, by and between us and Southwest Community Bancorp, dated as of February 15, 2006 (the “merger agreement”), as described in the attached document;

(2)	Election of Directors. To elect eight directors for a one-year term and until their successors are duly elected and qualified. Our nominees are Ronald W. Bachli, Christi Black, Robert J. Kushner, Larry D. Mitchell, Dwayne A. Shackelford, William J. Slaton, Robert H. Smiley and Sandra R. Smoley;

(3)	Amendment to Bylaws. To consider and vote upon a proposal to approve an amendment to change the authorized range of directors in our bylaws to seven (7) to thirteen (13) directors;

(4)	Ratification of Appointment of Independent Public Accountants. To ratify the appointment by the Board of Directors of Perry-Smith LLP as independent public accountants for the fiscal year ending December 31, 2006;

(5)	Adjournment. To consider and vote upon a proposal to grant discretionary authority to adjourn the annual meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the annual meeting to approve the terms of the merger agreement; and

(6)	Other Business. To transact such other business as may properly come before the annual meeting or any adjournment thereof. Management is not aware of any other such business.

The Board of Directors has fixed April 5, 2006 as the voting record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. Only those shareholders of record as of the close of business on that date will be entitled to notice of and to vote at the annual meeting or any adjournment or postponement of the annual meeting.

In connection with the proposed merger, Placer Sierra Bancshares shareholders will be given the opportunity to exercise dissenters’ rights in accordance with certain procedures specified in the California General Corporation Law, Section 1301, 1302, 1303 and 1304, which sections are attached hereto as Annex D and incorporated herein by reference. These rights will be made available if demands are made for payment with respect to 5% or more of the outstanding shares of Placer Sierra Bancshares common stock. If dissenters’ rights are made available and if shareholders follow all of the procedures required by law, a shareholder may receive cash in the amount equal to the fair market value, as determined by Placer Sierra Bancshares, or, if required, by a court of law, of their shares of Placer Sierra Bancshares common stock as of February 15, 2006, the business day immediately preceding the announcement of the merger. For additional details about dissenters’ rights, please refer to “THE MERGER—Dissenters’ Rights for Placer Sierra Bancshares Shareholders” and Annex D in the accompanying joint proxy statement/prospectus.

Section 15 of the Placer Sierra Bancshares bylaws provides for the nomination of directors in the following manner:

“Only persons who are nominated in accordance with the procedures set forth in this Section 15 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors or by any shareholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 15. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 21 days’ notice of the date of the meeting is given to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed. Such shareholder’s notice shall set forth:

(a) as to each person whom the shareholder proposes to nominate for election or re-election as a director,

(i)	the name, age, business address and residence address of each such person;

(ii)	the principal occupation or employment of each such person;

(iii)	the class and number of shares of capital stock of the corporation beneficially owned by each such person; and

(iv)	any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such persons’ written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

(b) as to the shareholder giving the notice,

(i)	the name and address, as they appear on the corporation’s books, of such shareholder and

(ii)	the class and number of shares of capital stock of the corporation beneficially owned by such shareholder. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 15.

The Chairman of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by the bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. A copy of this paragraph shall be set forth in a notice to shareholders of any annual or special meeting of the shareholders.”

By Order of the Board of Directors,

Angelee J. Harris
Executive Vice President, General Counsel and Corporate Secretary

Sacramento, California

April 28, 2006

You are cordially invited to attend the annual meeting. It is important that your shares be represented regardless of the number you own. Even if you plan to be present, you are urged to complete, sign, date and return the enclosed proxy promptly in the envelope provided. If you attend the annual meeting, you may vote either in person or by proxy. Any proxy given may be revoked by you in writing or in person at any time prior to the exercise thereof. However, if you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder in order to vote in person at the annual meeting.

5810 El Camino Real

Carlsbad, California 92013

(760) 918-2616

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 31, 2006

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Southwest Community Bancorp will be held at The Orchid Room at the La Costa Resort, 2100 Costa del Mar Road, Carlsbad, California 92009 on Wednesday, May 31, 2006 at 6:00 p.m., Pacific time, for the following purposes all of which are more completely set forth in the accompanying joint proxy statement/prospectus:

(1)	Approval of Merger. To consider and vote upon a proposal to approve the principal terms of the Agreement and Plan of Merger and Reorganization by and between us and Placer Sierra Bancshares, dated as of February 15, 2006, (the “merger agreement”) as described in the attached document; and

(2)	Adjournment. To consider and vote upon a proposal to grant discretionary authority to adjourn the special meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the terms of the merger agreement.

No other business may be transacted at the special meeting.

The Board of Directors has fixed April 5, 2006 as the record date for the determination of shareholders entitled to notice of, and to vote at, the special meeting. Only those shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the special meeting or any adjournment or postponement of the special meeting.

In connection with the proposed merger, Southwest Community Bancorp shareholders will be given the opportunity to exercise dissenters’ rights in accordance with certain procedures specified in the California General Corporation Law, Section 1301, 1302, 1303 and 1304, which sections are attached as Annex D and incorporated herein by reference. If shareholders follow all of the procedures required by law, shareholders may receive cash in the amount equal to the fair market value, as determined by Southwest Community Bancorp or its successor, or, if required, by a court of law, of their shares of Southwest Community Bancorp common stock as of February 15, 2006, the business day immediately preceding the announcement of the merger. For additional details about dissenters’ rights, please refer to “THE MERGER—Dissenters’ Rights for Southwest Community Bancorp Shareholders” and Annex D in the accompanying joint proxy statement/prospectus.

By Order of the Board of Directors

Paul M. Weil
General Counsel and Corporate Secretary

Carlsbad, California

April 28, 2006

You are cordially invited to attend the special meeting. It is important that your shares be represented regardless of the number you own. Even if you plan to be present, you are urged to complete, sign, date and return the enclosed proxy promptly in the envelope provided. If you attend the special meeting, you may vote either in person or by proxy. Any proxy given may be revoked by you in writing or in person at any time prior to the exercise thereof. However, if you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder in order to vote in person at the special meeting.

REFERENCES TO ADDITIONAL INFORMATION

This document incorporates important business and financial information about Placer Sierra Bancshares and Southwest Community Bancorp from documents that are not included in or delivered with this document. You can obtain documents incorporated by reference in this document but not otherwise accompanying this document through the website of the Securities and Exchange Commission at www.sec.gov or by requesting them in writing or by telephone from Placer Sierra Bancshares or Southwest Community Bancorp as follows:

Placer Sierra Bancshares 525 J Street Sacramento, California 95814 Attention: Corporate Secretary www.plsb.com (916) 554-4750	Southwest Community Bancorp 5810 El Camino Real Carlsbad, California 92013 Attention: Paul M. Weil, General Counsel and Corporate Secretary www.swcbank.com (760) 438-1214

(All website addresses given in this document are for information only and are not intended to be an active link or to incorporate any website information into this document.)

You will not be charged for any of these documents that you request. If you would like to request documents, please do so by May 24, 2006 in order to receive them on a timely basis before your company’s shareholder meeting. Please note that copies of the documents provided to you will not include exhibits, unless the exhibits are specifically incorporated by reference into the documents.

For additional information regarding where you can find information about Placer Sierra Bancshares and Southwest Community Bancorp, please see “WHERE YOU CAN FIND MORE INFORMATION” beginning on page 100.

You should rely only on the information provided or incorporated by reference in this joint proxy statement/prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this joint proxy statement/prospectus is accurate as of any date other than the date on the front of the document.

i

Page

Covenant of the Boards of Directors of Placer Sierra Bancshares and Southwest Community Bancorp to Hold Shareholder Meetings and Recommend the Merger Agreement	63

No Solicitation	63

Reasonable Best Efforts Covenant	64

Certain Other Covenants	64

Representations and Warranties of the Parties	65

Effective Time of the Merger	65

Amendment of the Merger Agreement	65

Termination of the Merger Agreement	65

Termination Fees	68

Board of Directors of Placer Sierra Bancshares after the Merger	69

Interests of Certain Southwest Community Bancorp Directors and Executive Officers in the Merger	69

Certain Employee Matters	71

Resale of Placer Sierra Bancshares Common Stock	72

Material Federal Income Tax Consequences	73

Accounting Treatment of the Merger	76

Expenses of the Merger	77

Listing of the Shares of Placer Sierra Bancshares Common Stock	77

Shareholder Agreements	77

Dissenters’ Rights for Placer Sierra Bancshares Shareholders	77

Dissenters’ Rights for Southwest Community Bancorp Shareholders	80

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS	83

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION	84

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET	85

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF EARNINGS	86

Pro Forma Adjustments	87

Balance Sheet Pro Forma Adjustments	88

Statement of Earnings Pro Forma Adjustments	88

MARKET FOR COMMON STOCK AND DIVIDENDS	89

INFORMATION ABOUT PLACER SIERRA BANCSHARES	90

INFORMATION ABOUT SOUTHWEST COMMUNITY BANCORP	91

Southwest Community Bancorp Directors to Serve on the Board of Directors of Placer Sierra Bancshares	91

DESCRIPTION OF PLACER SIERRA BANCSHARES’ CAPITAL STOCK	92

Placer Sierra Bancshares Common Stock	92

Placer Sierra Bancshares Preferred Stock	92

Transfer Agent	92

Listing	92

QUESTIONS AND ANSWERS

Q:	What am I being asked to vote on?

A:	If you are a Southwest Community Bancorp shareholder, you are being asked to vote to approve the principal terms of the Agreement and Plan of Merger and Reorganization, dated as of February 15, 2006, between Placer Sierra Bancshares and Southwest Community Bancorp (the “merger agreement”). In addition, you are being asked to vote on a proposal to approve, if necessary, adjournment or postponement of your special meeting to solicit additional proxies in favor of the merger proposal.

If you are a Placer Sierra Bancshares shareholder, you are being asked to vote to:

•	approve the principal terms of the merger agreement;

•	elect eight members to the Placer Sierra Bancshares board of directors who shall hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified;

•	approve an amendment to the Placer Sierra Bancshares bylaws to increase the size range of the Placer Sierra Bancshares board of directors to seven (7) to thirteen (13) directors; and

•	ratify the appointment of Perry-Smith LLP as Placer Sierra Bancshares’ independent accountants.

In addition, you are being asked to vote on a proposal to approve, if necessary, any adjournment or postponement of the annual meeting to solicit additional proxies in favor of the merger proposal.

Q:	If I am a holder of Southwest Community Bancorp common stock, what am I entitled to receive if this merger is completed?

A:	For each of your shares of Southwest Community Bancorp common stock that you own, you are entitled to receive shares of Placer Sierra Bancshares common stock. The number of shares of Placer Sierra Bancshares common stock you will receive is dependent on a number of factors and is based on an exchange ratio. If the merger had closed on April 17, 2006, you would have received approximately 1.42 shares of Placer Sierra Bancshares common stock with a value, based on an average sales price, of approximately $39.04. The number of shares of Placer Sierra Bancshares common stock you will receive will be based on the average sales price of Placer Sierra Bancshares common stock on the Nasdaq National Market for 20 trading days prior to the merger. In limited circumstances, you may also receive some cash in addition to shares of Placer Sierra Bancshares common stock.

If you do not want to receive the merger consideration, you may exercise dissenters’ rights by not voting in favor of the merger agreement, making a timely written demand for dissenters’ rights and strictly complying with all of the procedures required by California law. If you return a proxy without voting instructions, or with instructions to vote “FOR” the proposal to approve the merger agreement, your shares will be automatically voted in favor of the merger agreement and you will lose dissenters’ rights. Dissenting shareholders are entitled to receive a cash payment equal to the fair market value of Southwest Community Bancorp common stock as of February 15, 2006, the day before the first public announcement of the merger.

See “SUMMARY—Southwest Community Bancorp shareholders will receive shares of Placer Sierra Bancshares common stock for each share of Southwest Community Bancorp common stock exchanged pursuant to the Merger” on page 6 and “THE MERGER” on page 37 for a description of how your per share merger consideration will be determined.

Many of Southwest Community Bancorp’s shareholders also hold outstanding warrants to purchase shares of Southwest Community Bancorp’s common stock. The terms of the merger agreement provide that the warrants will be assumed by Placer Sierra Bancshares and become convertible into Placer Sierra Bancshares common stock based on the same exchange ratio.

Q:	If I am a holder of Placer Sierra Bancshares common stock, what am I entitled to receive if this merger is completed?

A:	Your shares of Placer Sierra Bancshares will remain outstanding shares of Placer Sierra Bancshares common stock after the merger and will not be converted into any other consideration unless you exercise dissenters’ rights. To exercise dissenters’ rights, a Placer Sierra Bancshares shareholder must make a written demand that is received by Placer Sierra Bancshares no later than the date of the Placer Sierra Bancshares shareholder meeting May 31, 2006, vote against the merger agreement and must strictly comply with all of the procedures required by California law. It is not sufficient to abstain from voting or not to vote at all. If you return a proxy without voting instructions or with instructions to vote “FOR” the proposal to approve the merger agreement, your shares will be automatically voted in favor of the merger agreement and the merger and you will lose dissenters’ rights.

Q:	Why is this merger proposed?

A:	Both Southwest Community Bancorp and Placer Sierra Bancshares conducted a strategic review and determined that the terms of the merger are fair to and in the best interests of their respective shareholders.

Q:	What risks should I consider?

A:	You should carefully read the information set forth in this joint proxy statement/prospectus and also consider other specified risk factors. See “RISK FACTORS” beginning on page 22.

Q:	How do I vote?

A:	Simply indicate on your proxy card how you want to vote and then sign and mail your proxy card in the enclosed appropriate return envelope as soon as possible so that your shares may be represented at the special meeting for Southwest Community Bancorp or the annual meeting for Placer Sierra Bancshares. If, however, you hold shares through the Southwest Community Bancorp 401(k) Plan, see “—What if I hold shares of Southwest Community Bancorp common stock through the Southwest Community Bancorp 401(k) Plan,” below?

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	In the case of both Placer Sierra Bancshares shareholders and Southwest Community Bancorp shareholders, your broker will not vote your shares on the merger agreement unless you provide instructions on how to vote. In addition, for Southwest Community Bancorp shareholders, your broker may not vote on the proposal to adjourn the special meeting to solicit additional votes, unless you provide instructions to your broker on how to vote. It is important therefore that you follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you fail to instruct your broker how to vote your shares, the effect will be the same as a vote against the merger agreement. For Placer Sierra Bancshares shareholders, your broker may vote on all other items being considered at the annual meeting without instruction.

Q:	How many votes are needed to approve the merger agreement?

A:	Approval of the merger agreement requires the affirmative vote of the holders of a majority of the shares of common stock of Southwest Community Bancorp issued and outstanding on the Southwest Community Bancorp record date and approval of a majority of the shares of common stock of Placer Sierra Bancshares issued and outstanding on the Placer Sierra Bancshares record date. If you abstain, your shares will have the effect of a vote against the merger agreement.

Q:	Can I change my vote after I have mailed my signed proxy card?

A:	Yes. You may change your vote at any time before your proxy is voted at the special meeting or annual meeting, as the case may be. If your shares are held in your name you may do this in one of three ways. First, you may send a written notice stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card at the address at the top of the respective notice of meeting of shareholders in time so that it is received before the vote at the meeting. Third, you may attend the meeting at which you are entitled to vote and vote in person if you tell the Secretary at the meeting that you want to cancel your proxy and vote in person. Simply attending the meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote or to vote at the meeting. If you hold shares through the Southwest Community Bancorp 401(k) Plan, see the special instructions on how to direct the trustees of the plan to vote your shares.

Q:	What if I hold shares of Southwest Community Bancorp common stock through the Southwest Community Bancorp 401(k) Plan?

A:	Separate voting instruction cards will be sent to all persons who have shares of Southwest Community Bancorp common stock allocated to their accounts as participants or beneficiaries under the Southwest Community Bancorp 401(k) Plan.

In the case of the 401(k) Plan, these voting instruction cards will instruct the trustees for the 401(k) Plan, how to vote these shares in accordance with instructions noted on the cards. You should return the 401(k) Plan voting instruction card as indicated in the instructions that will accompany the card. Allocated shares of Southwest Community Bancorp common stock in the 401(k) Plan for which voting instructions have not been received and any unallocated shares of Southwest Community Bancorp common stock in the 401(k) Plan will be voted by the 401(k) Plan trustees in the same proportions as the shares for which voting instructions have been received.

Q:	Should I send in my Southwest Community Bancorp common stock or warrant certificate(s) now?

A:	No. Southwest Community Bancorp shareholders should not send in their stock certificates at this time to receive the merger consideration. Instructions for surrendering Southwest Community Bancorp common stock and warrant certificates in exchange for shares of Placer Sierra Bancshares common stock or warrants will be sent to Southwest Community Bancorp shareholders and warrant holders after the parties complete the merger.

Q:	Should I do anything with my Placer Sierra Bancshares common stock certificate(s)?

A:	No. If you are a Placer Sierra Bancshares shareholder you should not send in your Placer Sierra Bancshares common stock certificates at any time unless you are exercising your dissenters’ rights.

Q:	When do you expect this merger to be completed?

A:	We currently expect to complete this merger during the second quarter of 2006, subject to approval of the merger agreement by Southwest Community Bancorp’s shareholders and Placer Sierra Bancshares’ shareholders. In addition, completion of the merger is subject to fulfillment of other conditions, including receipt of regulatory approvals. See “THE MERGER—Conditions to the Merger” on page 58.

Q:	When can I sell the shares of Placer Sierra Bancshares common stock that I receive in the merger?

A:	You may sell the shares of Placer Sierra Bancshares common stock you receive in the merger without restriction unless you are considered an “affiliate” of Southwest Community Bancorp or Placer Sierra Bancshares. See “THE MERGER—Resale of Placer Sierra Bancshares Common Stock” on page 72.

Q:	Why have you sent me this document?

A:	This joint proxy statement/prospectus contains important information regarding the proposed merger to be voted on by Southwest Community Bancorp shareholders and Placer Sierra Bancshares shareholders, as well as important information about Placer Sierra Bancshares and Southwest Community Bancorp and what the Placer Sierra Bancshares and Southwest Community Bancorp boards of directors and management considered in evaluating this proposed merger. It also contains important information for Placer Sierra Bancshares’ shareholders about other items being voted upon at its annual meeting. We urge you to read this document carefully, including its exhibits and attachments. You may also want to review the documents listed under “WHERE YOU CAN FIND MORE INFORMATION” on page 100.

Q:	If I own shares in both Placer Sierra Bancshares and Southwest Community Bancorp, should I vote only once?

A:	No. If you own shares in both companies, you will receive separate proxy cards for each meeting. It is important that you vote at both meetings, so please complete, sign, date and return your proxy card as instructed by Southwest Community Bancorp and Placer Sierra Bancshares, respectively.

Q:	Whom should I contact with questions or to obtain additional copies of this joint proxy statement/prospectus or other information delivered with or incorporated by reference into this joint proxy statement/prospectus?

A:	You may contact:

Placer Sierra Bancshares

525 J Street

Sacramento, California 95814

Attention: Adrienne Thacker, Assistant Corporate Secretary

(916) 554-4777

or

Southwest Community Bancorp

5810 El Camino Real

Carlsbad, California 92013

Attention: Paul M. Weil, General Counsel and Corporate Secretary

(760) 438-1214

See also “WHERE CAN YOU FIND MORE INFORMATION” on page 100.

SUMMARY

This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document, including the merger agreement and the other documents to which we have referred you. See “WHERE YOU CAN FIND MORE INFORMATION” beginning on page 100. Page references are included in this summary to direct you to a more complete description of the topics.

Throughout this document, “Southwest Community” refers to Southwest Community Bancorp, “Southwest Bank” refers to Southwest Community Bank, Southwest Community’s banking subsidiary, “Placer Sierra Bancshares” refers to Placer Sierra Bancshares, and “Placer Sierra Bank” refers to Placer Sierra Bank, Placer Sierra Bancshares’ banking subsidiary. Also, we refer to the merger between Southwest Community Bancorp and Placer Sierra Bancshares as the “merger,” and the Agreement and Plan of Merger and Reorganization, dated as of February 15, 2006, between Placer Sierra Bancshares and Southwest Community Bancorp as the “merger agreement.”

Parties to the Proposed Merger

Placer Sierra Bancshares and Placer Sierra Bank. Placer Sierra Bancshares is a California-based bank holding company for Placer Sierra Bank, which is a California state-chartered commercial bank. Placer Sierra Bancshares provides a broad array of financial services to consumers and to small and medium-sized businesses, including the owners and employees of those businesses. Placer Sierra Bank conducts a portion of its banking business through the following operating divisions: Sacramento Commercial Bank, Bank of Orange County and Bank of Lodi. Through its 31 Northern California branches, Placer Sierra Bank serves an eight county area including Placer, Sacramento and El Dorado, commonly known as the greater Sacramento metropolitan region, and the adjacent counties of Sierra, Amador, Calaveras, San Joaquin and Nevada. Through its 9 Southern California branches, Placer Sierra Bank serves both Los Angeles and Orange counties. Placer Sierra Bank, the largest community bank headquartered in the greater Sacramento metropolitan region, has provided financial services to commercial and consumer customers in Northern California for approximately 60 years. Placer Sierra Bank’s Southern California operations, known as Bank of Orange County, have provided these services in Southern California for more than 26 years, its Bank of Lodi division has provided services for more than 22 years and its Sacramento Commercial Bank division has provided services for more than 21 years. At December 31, 2005, Placer Sierra Bancshares had total assets of $1.860 billion, total loans and leases, net of deferred fees and costs, of $1.375 billion, total deposits of $1.573 billion and shareholders’ equity of $209.3 million. Placer Sierra Bancshares’ executive offices are located at 525 J Street, Sacramento, California and its telephone number is (916) 554-4750.

Southwest Community Bancorp and Southwest Community Bank. Southwest Community Bancorp is a California-based bank holding company for Southwest Community Bank, a California state-chartered commercial bank. Southwest Community Bank offers a full range of commercial banking services including the acceptance of checking and savings deposits, and the making of various types of commercial and business loans, including credit lines and accounts receivable and inventory financing, real estate mortgage and construction loans and consumer installment loans. In addition, Southwest Community Bank provides safe deposit, collection, travelers’ checks, notary public and other customary non-deposit banking services. Southwest Community Bank currently operates nine banking offices, one in each of the communities of Escondido, Rancho Cucamonga, El Cajon, Murrieta, Carlsbad, San Diego, San Bernardino, Encinitas and Anaheim, California. Southwest Community Bank has provided financial services to commercial and consumer customers in Southern California since 1997. At December 31, 2005, Southwest Community Bancorp had total assets of $656.5 million, total loans and leases of $314.8 million, net of deferred fees and costs, total deposits of $594.1 million and shareholders’

equity of $49.4 million. Southwest Community Bancorp’s executive offices are located at 5810 El Camino Real, Carlsbad, California 92013 and its telephone number is (760) 918-2616.

Structure of the Merger (Page 56)

A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A and incorporated herein by reference. Please read the entire merger agreement. It is the legal document that governs the merger. We are proposing a merger whereby Southwest Community Bancorp will merge with and into Placer Sierra Bancshares with Placer Sierra Bancshares as the surviving entity. In addition, following the merger Placer Sierra Bancshares intends to merge Southwest Community Bank with and into Placer Sierra Bank with Placer Sierra Bank as the surviving entity. We expect to complete the merger in the second quarter of 2006.

Southwest Community Bancorp shareholders will receive shares of Placer Sierra Bancshares common stock for each share of Southwest Community Bancorp common stock exchanged pursuant to the merger (Page 37)

If the merger of Southwest Community Bancorp with and into Placer Sierra Bancshares is completed, each outstanding share of Southwest Community Bancorp common stock will be converted into the right to receive shares of Placer Sierra Bancshares common stock, subject to a possible cash adjustment as described in “THE MERGER—Termination of the Merger Agreement” beginning on page 65, unless a Southwest Community Bancorp shareholder exercises dissenters’ rights. The exact number of shares of Placer Sierra Bancshares common stock a Southwest Community Bancorp shareholder will receive is based on an exchange ratio. The exchange ratio will be equal to the quotient obtained by dividing the “per share price” by the “average sales price” of Placer Sierra Bancshares common stock. The per share price is equal to the quotient obtained by dividing $175,000,000 (plus the aggregate exercise price of all options outstanding at the time of the merger agreement and exercised prior to the closing and the aggregate exercise price of all warrants to purchase Southwest Community Bancorp common stock outstanding at the closing) by the sum of (i) the number of outstanding shares of Southwest common stock outstanding immediately prior to the closing (exclusive of any options exercised between the date of the merger agreement and the closing), (ii) the number of shares of Southwest Community Bancorp common stock subject to warrants outstanding immediately prior to the closing and (iii) the number of outstanding options to purchase Southwest Community Bancorp common stock as of the date of the merger agreement (less any options which expire pursuant to their terms between the date of the merger agreement and the closing). Placer Sierra Bancshares will assume all outstanding Southwest Community Bancorp warrants, which will then become warrants to purchase Placer Sierra Bancshares common stock based on the same exchange ratio. Any options to purchase Southwest Community Bancorp common stock which are not exercised prior to consummation of the merger, will be canceled for no consideration.

The “average sales price” is equal to the average of the daily volume-weighted average sales price of Placer Sierra Bancshares common stock for a period of 20 consecutive trading days prior to and including the fifth (5th) trading day prior to the date the parties have mutually scheduled for the close of the merger.

We will now assume variables used to calculate the exchange ratio to give an example of the shares of Placer Sierra Bancshares common stock that could be issued in exchange for each share of Southwest Community Bancorp common stock. We have assumed the following: (i) “the average sales price” of Placer Sierra Bancshares common stock is approximately $27.48, which is the average sales price if the merger had closed on April 17, 2006, (ii) that no shareholder perfects dissenters’ rights, (iii) that all the outstanding options to purchase Southwest Community Bancorp at April 17, 2006 are exercised prior to the merger and (iv) that 100% of the total merger consideration will be paid in the form of Placer Sierra Bancshares common stock. Based on the foregoing assumptions, the “per share price” will be approximately $39.04 and each outstanding share of Southwest Community Bancorp common stock will be converted into approximately $39.04 worth of Placer Sierra Bancshares common stock. Based on the average sales price, each share of Southwest Community Bancorp common stock will be converted into approximately 1.42 shares of Placer Sierra Bancshares common stock.

The exchange ratio is subject to a collar, which means that there is a maximum and minimum number of shares of Placer Sierra Bancshares common stock that will be issued in the merger if the Placer Sierra Bancshares average sales price is below $23.40 or above $28.60. Assuming no additional options to purchase Southwest Community Bancorp common stock are forfeited between April 17, 2006 and the closing of the merger, if the Placer Sierra Bancshares average sales price is between $23.40 and $28.60, Southwest Community Bancorp shareholders will receive shares of Placer Sierra Bancshares common stock with a value, based on an average sales price, of approximately $39.04. If the Placer Sierra Bancshares average sales price is below $21.06, and certain other conditions are met, Southwest Community Bancorp will have the right to terminate the merger agreement subject to Placer Sierra Bancshares’ option to increase the consideration payable in the merger with cash.

Fractional Shares will not be Issued

Placer Sierra Bancshares will not issue fractional shares. Instead, Southwest Community Bancorp shareholders who receive Placer Sierra Bancshares common stock will receive the value of any fractional share interest in cash, based on the same “average sales price” of a share of Placer Sierra Bancshares common stock.

Placer Sierra Bancshares Shareholders

If the merger of Southwest Community Bancorp with and into Placer Sierra Bancshares is approved, each outstanding share of Placer Sierra Bancshares common stock will remain outstanding, unless a Placer Sierra Bancshares shareholder exercises dissenters’ rights.

Procedures for the Exchange of Southwest Community Bancorp Common Stock Certificates (Page 56)

Southwest Community Bancorp shareholders will need to surrender their Southwest Community Bancorp common stock certificates to receive Placer Sierra Bancshares common stock, but they should not send in any certificates now. Within five business days after the effective time of the merger, Southwest Community Bancorp shareholders will be sent a letter of transmittal and instructions for surrendering certificates representing shares of Southwest Community Bancorp common stock in exchange for Placer Sierra Bancshares common stock. The letter of transmittal should be completed and returned to the designated exchange agent along with the stock certificates representing shares of Southwest Community Bancorp common stock. After the letter of transmittal has been received and processed, Southwest Community Bancorp shareholders will be sent the Placer Sierra Bancshares common stock to which they are entitled together with cash in lieu of any fractional share interest or otherwise payable pursuant to the merger.

Comparative Per Share Market Price Information (Page 20)

Shares of Placer Sierra Bancshares common stock currently trade on the Nasdaq National Market under the symbol “PLSB” and shares of Southwest Community Bancorp common stock currently trade on the Nasdaq Capital Markets under the symbol “SWCB”. On February 15, 2006, the last trading day preceding public announcement of the proposed merger, the closing share price of Placer Sierra Bancshares common stock was $26.20, and the closing share price of Southwest Community Bancorp common stock was $35.00. On April 17, 2006, the last practicable trading date before the printing of this joint proxy statement/prospectus, the closing share price of Placer Sierra Bancshares common stock was $27.50 and the closing share price of Southwest Community Bancorp common stock was $38.21.

Because the consideration to be provided to shareholders of Southwest Community Bancorp in connection with the merger is based on an average sales price of Placer Sierra Bancshares common stock over a 20-day trading period and because the market value of the shares of Placer Sierra Bancshares common stock to be received by Southwest Community Bancorp shareholders in the merger will change, shareholders of Southwest Community Bancorp are not assured of receiving a specific market value of Placer Sierra Bancshares common stock, and thus a specific market value for their shares of Southwest Community Bancorp common stock, at the effective time of the merger. Placer Sierra Bancshares cannot assure you that its stock price will continue to trade at or above the prices shown above. You should obtain current stock price quotations for shares of Placer Sierra Bancshares common stock from a newspaper, via the Internet or by calling your broker.

Dividends

Placer Sierra Bancshares currently pays a quarterly cash dividend of $0.12 per share and Southwest Community Bancorp currently pays a quarterly cash dividend of $0.05 per share.

The Merger will generally be Tax-Free for Southwest Community Bancorp Shareholders who Receive Stock and Taxable for Those who Receive Cash (Page 73)

Placer Sierra Bancshares and Southwest Community Bancorp will receive an opinion of counsel or certified public accountants to the effect that, based on certain facts, representations and assumptions, the merger will be treated as a “tax-free reorganization” for federal income tax purposes and, accordingly, Southwest Community Bancorp shareholders generally will not recognize any gain or loss on the conversion of shares of Southwest Community Bancorp common stock into shares of Placer Sierra Bancshares common stock. However, Southwest Community Bancorp shareholders will be taxed on the cash they receive pursuant to dissenters’ rights, as merger consideration or instead of any fractional share of Placer Sierra Bancshares common stock that they would otherwise be entitled to receive. The parties’ obligation to complete the merger is conditioned on their receipt of the opinions.

Tax matters are complicated, and the tax consequences of the merger may vary among shareholders. In addition, Southwest Community Bancorp shareholders may be subject to state, local or foreign tax laws that are not discussed herein. Southwest Community Bancorp shareholders should therefore consult with their own tax advisors for a full understanding of the tax consequences to them of the merger.

Southwest Community Bancorp Shareholders Will Own Between 30.1% and 34.5% of Placer Sierra Bancshares Common Stock Following the Merger (Page 39)

Assuming the Placer Sierra Bancshares average sales price is between $23.40 and $28.60, there are no Southwest Community Bancorp dissenters, all of the merger consideration is paid in Placer Sierra Bancshares common stock and all outstanding options as of April 17, 2006 to purchase Southwest Community Bancorp common stock are exercised for cash prior to the merger, Placer Sierra Bancshares will issue a minimum of approximately 6,503,000 shares of Placer Sierra Bancshares common stock and a maximum of approximately 7,948,000 shares of Placer Sierra Bancshares common stock to Southwest Community Bancorp shareholders in the merger (including shares which are issuable upon exercise of Southwest Community Bancorp warrants after the closing). Based on that number and the number of outstanding shares of Southwest Community Bancorp common stock and Placer Sierra Bancshares common stock on April 5, 2006, the record date for the respective shareholder meetings, and assuming no Placer Sierra Bancshares or Southwest Community Bancorp shareholders dissent, former Southwest Community Bancorp shareholders will own between approximately 30.1% and 34.5% of the outstanding Placer Sierra Bancshares common stock following the merger.

Opinions of Financial Advisors (Pages 43 and 49)

Opinion of Placer Sierra Bancshares’ Financial Advisor: Carpenter & Company, Placer Sierra Bancshares’ financial advisor in connection with the merger, has delivered its written opinion to the board of directors of Placer Sierra Bancshares that, as of February 15, 2006, and based upon and subject to the factors and assumptions set forth in its opinion, the exchange ratio is fair to Placer Sierra Bancshares shareholders from a financial point of view. We have attached as Annex B to this document the full text of the written opinion of Carpenter & Company, which sets forth the assumptions made, procedures followed, matters considered, and limitations on the review undertaken in connection with its opinion. Carpenter & Company provided its opinion for the information and assistance of the board of directors of Placer Sierra Bancshares in connection with its consideration of the transaction. The Carpenter & Company opinion is not a recommendation as to how any

Placer Sierra Bancshares shareholder should vote or act on any matter relating to the merger. We encourage you to read the opinion in its entirety. Pursuant to an engagement letter between Placer Sierra Bancshares and Carpenter & Company, Placer Sierra Bancshares agreed to pay Carpenter & Company a fee for rendering its fairness opinion.

Opinion of Southwest Community Bancorp’s Financial Advisor: In connection with the proposed merger, Southwest Community Bancorp’s financial advisor, RBC Capital Markets, delivered to the Southwest Community Bancorp board of directors on February 15, 2006, the date on which the Southwest Community Bancorp board of directors approved the merger agreement, its oral opinion, subsequently confirmed in writing, that, as of such date, the exchange ratio was fair to Southwest Community Bancorp’s shareholders from a financial point of view. We have attached as Annex C to this document the full text of the written opinion of RBC Capital Markets, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with its opinion. RBC Capital Market’s opinion is directed to the Southwest Community Bancorp board of directors and does not constitute a recommendation to any shareholder as to any matters relating to the merger. Pursuant to an engagement letter between Southwest Community Bancorp and RBC Capital Markets, Southwest Community Bancorp agreed to pay RBC Capital Markets a fee, the substantial portion of which is payable upon completion of the merger.

Recommendation of the Boards of Directors of Placer Sierra Bancshares and Southwest Community Bancorp (Pages 32 and 36)

To Placer Sierra Bancshares Shareholders: Based on Placer Sierra Bancshares’ reasons for the merger described herein, the Placer Sierra Bancshares board of directors believes that the merger is fair to Placer Sierra Bancshares and its shareholders and in their best interests and unanimously recommends that Placer Sierra Bancshares shareholders vote “FOR” approval of the principal terms of the merger agreement including the issuance of Placer Sierra Bancshares common stock thereto.

To Southwest Community Bancorp Shareholders: Based on Southwest Community Bancorp’s reasons for the merger described herein, the Southwest Community Bancorp board of directors has approved the merger agreement and believes that the merger is fair to, and in the best interests of, Southwest Community Bancorp and its shareholders. Accordingly, the Southwest Community Bancorp board of directors unanimously recommends that Southwest Community Bancorp shareholders vote “FOR” approval of the principal terms of the merger agreement.

The Shareholder Meetings (Pages 30 and 33)

Annual Meeting of Placer Sierra Bancshares. The Placer Sierra Bancshares annual meeting will be held at 10:00 a.m., Pacific time, on Wednesday, May 31, 2006, at the Hyatt Regency Sacramento, 1209 L Street, Sacramento, California 95814. At the annual meeting, Placer Sierra Bancshares shareholders will be asked to:

•	consider and vote upon a proposal to approve the principal terms of the merger agreement, including the issuance of common stock described therein;

•	elect eight directors for a one-year term or until their successors are elected and qualified;

•	consider and vote upon a proposal to approve an amendment to change the authorized range of directors in our bylaws to seven (7) to thirteen (13) directors;

•	ratify the appointment by the Board of Directors of Perry-Smith LLP as Placer Sierra Bancshares’ independent public accountants for the fiscal year ending December 31, 2006;

•	consider and vote upon a proposal to grant discretionary authority to adjourn the annual meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the annual meeting to approve the merger agreement; and

•	transact such other business as may properly come before the annual meeting or any adjournment thereof. Placer Sierra Bancshares management is not aware of any other such business.

Special Meeting of Southwest Community Bancorp. The Southwest Community Bancorp special meeting will be held at 6:00 p.m., Pacific time, on Wednesday, May 31, 2006 at The Orchid Room at the La Costa Resort, 2100 del Mar Road, Carlsbad, California 92009. At the special meeting, Southwest Community Bancorp shareholders will be asked to:

•	consider and vote upon a proposal to approve the principal terms of the merger agreement; and

•	consider and vote upon a proposal to grant discretionary authority to adjourn the special meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.

No other business may be conducted at Southwest Community Bancorp’s special meeting.

Record Dates and Voting Rights for the Placer Sierra Bancshares Annual Meeting and the Southwest Community Bancorp Special Meeting (Pages 30 and 33)

Placer Sierra Bancshares Annual Meeting. Placer Sierra Bancshares shareholders are entitled to vote at the annual meeting if they owned shares of Placer Sierra Bancshares common stock as of the close of business on April 5, 2006, the record date for the Placer Sierra Bancshares annual meeting. Placer Sierra Bancshares shareholders will have one vote at the annual meeting for each share of Placer Sierra Bancshares common stock that they owned on that date. A majority of the outstanding shares of common stock entitled to vote at the annual meeting must be present in person or by proxy in order to constitute a quorum. Business can only be conducted if a quorum is present.

Shareholders of record may vote by mail or by attending the annual meeting and voting in person. Each proxy returned to Placer Sierra Bancshares (and not revoked) by a holder of Placer Sierra Bancshares common stock will be voted in accordance with the instructions indicated thereon. If no instructions are indicated, such shares will be voted in favor of the proposals set forth therein.

Southwest Community Bancorp Special Meeting. Southwest Community Bancorp shareholders are entitled to vote at the special meeting if they owned shares of Southwest Community Bancorp common stock as of the close of business on April 5, 2006, the record date for the Southwest Community Bancorp special meeting. Southwest Community Bancorp shareholders will have one vote at the special meeting for each share of Southwest Community Bancorp common stock that they owned on that date. A majority of the outstanding shares of common stock entitled to vote at the annual meeting must be present in person or by proxy in order to constitute a quorum. Business can only be conducted if a quorum is present.

Shareholders of record may vote by mail or by attending the special meeting and voting in person. Each proxy returned to Southwest Community Bancorp (and not revoked) by a holder of Southwest Community Bancorp common stock will be voted in accordance with the instructions indicated thereon. If no instructions are indicated, such shares will be voted in favor of the proposals set forth therein.

Completion of the Merger Requires the Requisite Approval by the Placer Sierra Bancshares Shareholders at their Annual Meeting and the Southwest Community Bancorp Shareholders at their Special Meeting (Pages 31 and 34)

The affirmative votes of the holders of a majority of the outstanding shares of Placer Sierra Bancshares common stock outstanding and entitled to vote and a majority of the outstanding shares of Southwest Community Bancorp common stock outstanding and entitled to vote are necessary to approve the principal terms of the merger agreement.

Directors and Executive Officers of Placer Sierra Bancshares Own Shares Which May Be Voted at the Placer Sierra Bancshares Annual Meeting (Page 104)

As of the record date for the Placer Sierra Bancshares annual meeting, the directors and executive officers of Placer Sierra Bancshares owned approximately 4.6% of the outstanding shares of Placer Sierra Bancshares common stock entitled to vote at the Placer Sierra Bancshares annual meeting. All of the directors of Placer Sierra Bancshares, holding approximately 0.7% of the outstanding shares of Placer Sierra Bancshares common stock entitled to vote at the annual meeting, have entered into shareholder agreements with Southwest Community Bancorp pursuant to which they have agreed to vote all of their shares in favor of approval of the merger agreement.

Directors and Executive Officers of Southwest Community Bancorp Own Shares Which May Be Voted at the Southwest Community Bancorp Special Meeting (Page 35)

As of the record date for the Southwest Community Bancorp special meeting, the directors and executive officers of Southwest Community Bancorp owned approximately 21.65% of the outstanding shares of Southwest Community Bancorp common stock entitled to vote at the Southwest Community Bancorp special meeting. All of the directors of Southwest Community Bancorp, holding approximately 21.63% of the outstanding shares of Southwest Community Bancorp common stock entitled to vote at the special meeting, have entered into shareholder agreements with Placer Sierra Bancshares pursuant to which they have agreed to vote all of their shares of Southwest Community Bancorp common stock in favor of approval of the merger agreement.

Placer Sierra Bancshares and Southwest Community Bancorp Must Meet Several Conditions to Complete the Merger (Page 58)

Completion of the merger depends on meeting a number of conditions, including the following:

•	the shareholders of Placer Sierra Bancshares and the shareholders of Southwest Community Bancorp must approve the merger agreement;

•	Placer Sierra Bancshares and Southwest Community Bancorp must receive all required regulatory approvals for the merger of Southwest Community Bancorp with and into Placer Sierra Bancshares and for the merger of Southwest Community Bank with and into Placer Sierra Bank, and any waiting periods required by law must have expired;

•	there must be no law, injunction or order enacted or issued preventing completion of the merger of Southwest Community Bancorp with and into Placer Sierra Bancshares and the merger of Southwest Community Bank with and into Placer Sierra Bank;

•	the shares of Placer Sierra Bancshares common stock to be issued in the merger must have been approved for listing on the Nasdaq National Market;

•	Placer Sierra Bancshares and Southwest Community Bancorp must each receive an opinion confirming the tax-free nature of the merger;

•	the representations and warranties of each of Placer Sierra Bancshares and Southwest Community Bancorp in the merger agreement must be accurate, subject to exceptions that would not have a material adverse effect on Placer Sierra Bancshares or Southwest Community Bancorp, respectively; and

•	Placer Sierra Bancshares and Southwest Community Bancorp must have complied in all material respects with their respective obligations in the merger agreement.

Unless prohibited by law, either Placer Sierra Bancshares or Southwest Community Bancorp could elect to waive a condition that has not been satisfied and complete the merger anyway. The parties cannot be certain whether or when any of the conditions to the merger will be satisfied, or waived where permissible, or that the merger will be completed.

Placer Sierra Bancshares and Southwest Community Bancorp Must Obtain Regulatory Approvals to Complete the Merger (Page 60)

To complete the merger and the merger of the bank subsidiaries of Southwest Community Bancorp and Placer Sierra Bancshares, the parties need the prior approval from the Federal Reserve Board and the California

Department of Financial Institutions or DFI. The U.S. Department of Justice is able to provide input into the approval process of federal banking agencies and will have between 15 and 30 days following any approval of the Federal Reserve Board to challenge the approval on antitrust grounds. Placer Sierra Bancshares and Southwest Community Bancorp have filed all necessary applications with the Federal Reserve Board and the DFI and on April 14, 2006, received the approval of the Federal Reserve Board. Placer Sierra Bancshares and Southwest Community Bancorp cannot predict, however, whether all the required regulatory approvals will be obtained or whether such approvals will not impose conditions or requirements which, individually or in the aggregate, would in Placer Sierra Bancshares’ reasonable judgment have a material adverse effect on it. If any such condition or requirement is imposed, Placer Sierra Bancshares may elect not to consummate the merger. See “THE MERGER—Conditions to the Merger” beginning on page 58.

Placer Sierra Bancshares and Southwest Community Bancorp may Terminate the Merger Agreement (Page 65)

Placer Sierra Bancshares and Southwest Community Bancorp can mutually agree at any time to terminate the merger agreement before completing the merger, even if the shareholders of Placer Sierra Bancshares and Southwest Community Bancorp have already voted to approve it.

Either company also can terminate the merger agreement:

•	if any required regulatory approvals for consummation of the merger are not obtained;

•	if the merger is not completed by November 30, 2006;

•	if the shareholders of Placer Sierra Bancshares or the shareholders of Southwest Community Bancorp do not approve the merger agreement; or

•	if the other company breaches any of its representations, warranties or obligations under the merger agreement in a manner which cannot be cured prior to the effective time of the merger and which results in the other party being unable to satisfy certain conditions of the merger at the closing.

Placer Sierra Bancshares also may terminate the merger agreement if (i) the Southwest Community Bancorp Board of Directors fails to recommend the merger to its shareholders or withdraws or modifies its recommendation to shareholders or if it fails to call and hold the shareholders’ meeting to approve the transaction or (ii) a third party commences a tender offer or exchange offer for 10% or more of the outstanding Southwest Community Bancorp common stock and the board of directors of Southwest Community Bancorp recommends that Southwest Community Bancorp shareholders tender their shares in the offer or otherwise fails to recommend that they reject the offer within a specified period.

Southwest Community Bancorp may terminate the merger agreement if Placer Sierra Bancshares enters into a business combination transaction which requires as a precondition that Placer Sierra Bancshares terminate the merger agreement or if such transaction will delay the merger past November 30, 2006. Southwest Community Bancorp also may terminate the merger agreement at any time prior to its special meeting in connection with the exercise of its fiduciary termination right in order to accept a financially superior proposal.

Termination Fees (Page 68)

If the merger agreement is terminated under specified circumstances, Southwest Community Bancorp may be required to pay a termination fee of $7.0 million to Placer Sierra Bancshares. If the merger agreement is terminated under specified conditions by Southwest Community Bancorp, Placer Sierra Bancshares may be required to pay a termination fee of $7.0 million to Southwest Community Bancorp. In addition, if the merger agreement is terminated by either Placer Sierra Bancshares or Southwest Community Bancorp due to a willful and material breach of a representation, warranty, covenant or undertaking, the party committing the breach may have to pay damages to the other party.

Placer Sierra Bancshares and Southwest Community Bancorp may Amend and Extend the Merger Agreement (Page 65)

The parties may amend the merger agreement at any time before the merger is completed, and may agree to extend the time within which any action required by the merger agreement is to take place. No amendment may be made after the Placer Sierra Bancshares annual meeting or Southwest Community Bancorp special meeting, which amendment by law would require the further approval by the shareholders of Placer Sierra Bancshares or the shareholders of Southwest Community Bancorp.

Board of Directors of Placer Sierra Bancshares and Placer Sierra Bancshares Bank after the Merger (Page 69)

Placer Sierra Bancshares has agreed that after the merger, it will appoint two of the directors designated by Southwest Community Bancorp to its Board of Directors. Southwest Community Bancorp has designated Frank J. Mercardante, its Chief Executive Officer, and Allan W. Arendsee, one of its directors. Placer Sierra Bancshares has agreed to appoint these Southwest Community Bancorp designees to the Placer Sierra Bancshares board of directors immediately after the effective time of the merger.

Directors and Executive Officers of Southwest Community Bancorp Have Some Interests in the Merger that are in Addition to or Different from the Interests of the Southwest Community Bancorp Shareholders (Page 69)

The directors and executive officers of Southwest Community Bancorp have interests in the merger that are different from, or are in addition to, the interests of Southwest Community Bancorp shareholders. These interests include the potential for positions as directors or executive officers of Placer Sierra Bancshares after the merger and the right to continued indemnification and insurance coverage by Placer Sierra Bancshares for acts or omissions that may have occurred prior to the merger. As a consequence of the proposed change in control of Southwest Community Bancorp contemplated by the merger agreement, the executive officers of Southwest Community Bancorp will be entitled to severance payments and accelerated vesting of supplemental retirement benefits if the merger is consummated.

Upon consummation of the merger, the following individuals will receive the following benefits:

As a result of the merger, Messrs. Lane, Lemery, McFarland and Mercardante will receive certain additional cash benefits (salary, incentive compensation and accrued vacation) pursuant to the provisions of their various employment agreements. Messrs. Lane, McFarland and Mercardante will also receive certain additional benefits pursuant to their supplemental executive retirement plans. Mr. Lane will receive total estimated cash compensation of $619,500 plus a present valued supplemental executive retirement benefit of $1.24 million. Mr. McFarland will receive total estimated cash compensation of $646,800 and a present valued supplemental executive retirement benefit of $1.04 million. Mr. Lemery will receive total estimated cash compensation of $95,200. Mr. Mercardante will receive total estimated cash compensation of $1.23 million plus a present valued supplemental executive retirement benefit of $2.72 million.

In addition, Mr. Lane will receive 24 months of continued health insurance benefits and Mr. Mercardante and his spouse will receive lifetime continuation of health insurance benefits following the merger.

As set forth above, Messrs. Mercardante and Arendsee will join the Placer Sierra Bancshares Board of Directors after the merger. It is also contemplated that Mr. McFarland will be employed by Placer Sierra Bank following the merger in the capacity of President, Southwest Community Bank, a division of Placer Sierra Bank.

Placer Sierra Bancshares has agreed to maintain in effect for six (6) years following the merger, directors and officers liability insurance for the benefit of the directors and officers of Southwest Community Bancorp and its subsidiaries so long as the premium for such coverage does not exceed 250% of the annual premium paid by Southwest Community Bancorp, and if such coverage cannot be obtained for such amount, Placer Sierra Bancshares will obtain the maximum possible coverage it can maintain for 250% of the annual premium paid by Southwest Community Bancorp.

Placer Sierra Bancshares has agreed for a period of five (5) years following the merger to indemnify and hold harmless each director and officer of Southwest Community Bancorp and its subsidiaries against any losses, damages or expenses in connection with any claim, suit or proceeding arising out of matters existing or occurring at or prior to the effective time of the merger arising in whole or part out of the fact such person was serving as a director or officer of Southwest Community Bancorp or its subsidiaries and to honor all indemnification agreements Southwest Community Bancorp has with its directors and officers.

The board of directors of Southwest Community Bancorp was aware of the foregoing interests and considered them, among other matters, in approving the merger agreement and the merger.

Southwest Community Bancorp is Prohibited from Soliciting Other Offers (Page 63)

Southwest Community Bancorp has agreed that, while the merger is pending, it will not initiate or, subject to some limited exceptions, engage in discussions with any third party regarding extraordinary transactions such as a merger, business combination or sale of a material amount of assets or capital stock.

Accounting Treatment of the Merger (Page 76)

Placer Sierra Bancshares will use the purchase method of accounting to account for the merger.

Shareholders of Placer Sierra Bancshares and Southwest Community Bancorp Have Different Rights (Page 93)

Both Placer Sierra Bancshares and Southwest Community Bancorp are California corporations governed by the California General Corporation Law. Upon consummation of the merger, shareholders of Southwest Community Bancorp who receive shares of Placer Sierra Bancshares common stock in exchange for their shares of Southwest Community Bancorp common stock will become shareholders of Placer Sierra Bancshares and their rights as shareholders of Placer Sierra Bancshares will be governed by Placer Sierra Bancshares’ articles of incorporation and bylaws. The rights of shareholders of Placer Sierra Bancshares differ in certain respects from the rights of shareholders of Southwest Community.

The Shares of Placer Sierra Bancshares Common Stock to be Issued in the Merger will be listed on Nasdaq (Page 58)

Pursuant to the merger agreement, the shares of Placer Sierra Bancshares common stock issued in connection with the merger will be listed on the Nasdaq National Market.

Southwest Community Bancorp shareholders and Placer Sierra Bancshares shareholders have Dissenters’ Rights (Pages 31 and 34)

The holders of Placer Sierra Bancshares common stock and Southwest Community Bancorp common stock have rights under California law to dissent from the merger and obtain the fair value of their shares.

SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

Selected Historical Consolidated Financial Data of Placer Sierra Bancshares

Placer Sierra Bancshares derived the following information as of and for the fiscal years ended December 31, 2001 through December 31, 2005 from its historical audited financial statements for those years. This information is only a summary and you should read it in conjunction with Placer Sierra Bancshares’ consolidated financial statements and the related notes contained in Placer Sierra Bancshares’ periodic reports filed with the Securities and Exchange Commission that have been incorporated by reference into this document. See “WHERE YOU CAN FIND MORE INFORMATION” on page 100.

	At or for the Year Ended December 31,
	2005 (1)	2004 (1)	2003	2002	2001
	(Dollars in thousands, except per share data)
Consolidated Income Data:
Interest income	$101,031	$71,831	$68,783	$72,651	$85,313
Interest expense	17,514	9,444	10,275	18,127	29,216

Net interest income	83,517	62,387	58,508	54,524	56,097
Provision for (credit to) the allowance for loan and lease losses	—	560	(6)	(485)	4,747

Net interest income after provision for (credit to) the allowance for loan and lease losses	83,517	61,827	58,514	55,009	51,350
Non-interest income	16,389	10,615	15,992	15,457	12,627
Non-interest expense	59,038	51,730	50,745	56,308	57,833

Income before income taxes	40,868	20,712	23,761	14,158	6,144
Provision for income taxes	16,066	7,693	8,431	4,807	5,512
Minority interest share of (income) Loss	—	—	—	(123)	2,693

Net income	$24,802	$13,019	$15,330	$9,228	$3,325

Share Data:
Earnings per common share:
Basic	$1.66	$0.92	$1.13	$0.70	$0.25
Diluted (2)	$1.63	$0.90	$1.13	$0.70	$0.25
Dividends declared per share	$0.48	$0.05	$—	$—	$—
Book value per share	$13.91	$12.88	$12.05	$11.09	$10.62
Shares outstanding at the end of the year	15,042,981	14,877,056	13,683,493	13,407,401	13,165,685
Weighted average shares outstanding—basic	14,943,874	14,123,894	13,520,468	13,176,242	13,165,685
Weighted average shares outstanding—diluted (2)	15,257,539	14,414,735	13,520,468	13,176,242	13,165,685

	At or for the Years Ended December 31,
	2005 (1)	2004 (1)	2003	2002	2001
	(Dollars in thousands, except per share data)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$57,268	$39,616	$88,505	$153,617	$184,398
Investments and other securities	242,764	260,346	226,588	230,116	151,597
Loans and leases held for investment, net of deferred fees and costs	1,375,486	1,294,264	952,798	876,407	872,698
Other real estate	—	657	805	1,514	1,619
Goodwill	103,260	101,329	72,639	72,639	70,075
Other intangible assets	11,589	14,172	8,760	11,360	13,844
Total assets	1,860,462	1,779,415	1,396,946	1,405,595	1,355,812
Total deposits	1,572,882	1,500,059	1,137,160	1,193,117	1,153,147
Junior subordinated deferrable interest debentures	53,611	53,611	38,146	38,146	38,146
Shareholders’ equity	209,281	191,641	164,894	148,690	139,812

Selected Other Balance Sheet Data:
Average assets	$1,848,989	$1,461,649	$1,413,637	1,393,405	$1,316,248
Average earning assets	1,598,105	1,266,840	1,210,209	1,186,758	1,117,700
Average shareholders’ equity	198,326	175,614	158,619	146,627	147,811

Selected Financial Ratios:
Return on average assets	1.34%	0.89%	1.08%	0.66%	0.25%
Return on average shareholders’ equity	12.51	7.41	9.66	6.29	2.25
Shareholders’ equity to total assets	11.25	10.77	11.80	10.58	10.31
Net interest margin	5.23	4.92	4.83	4.59	5.02
Efficiency ratio	59.09	70.86	68.11	80.46	84.15
Dividend payout ratio	28.92	5.42	—	—	—

Selected Asset Quality Ratios:
Non-performing loans and leases to total loans and leases held for investment	0.22%	0.22%	0.31%	0.42%	0.52%
Non-performing assets to total assets	0.16	0.20	0.27%	0.37	0.46
Allowance for loan and lease losses to total loans and leases held for investment	1.22	1.25	1.40	1.42	1.42
Allowance for loan and lease losses to non- performing loans and leases	545.67	558.81	447.60	341.47	270.76
Allowance for loan and lease losses to non- performing assets	545.67	455.57	352.43	241.28	199.89
Net (charge-offs) recoveries to average loans and leases held for investment	0.04	(0.15)	0.10	0.07	(0.60)

(1)	Placer Sierra Bancshares acquired First Financial Bancorp, parent company of Bank of Lodi in 2004. The assets of First Financial Bancorp were incorporated in the balance sheet on December 10, 2004 upon closing of the acquisition. The first full year to include the results of operations from the effect of this acquisition was in 2005.
(2)	For periods ended prior to January 1, 2004, the shares of common stock issuable under stock option agreements were not included in the computation of diluted earnings per share because the exercise prices were equal to or greater than the stock’s fair value and their effect would be antidilutive.

Selected Historical Data of Southwest Community Bancorp

Southwest Community Bancorp derived the following information as of and for the fiscal years ended December 31, 2001 through December 31, 2005 from its or Southwest Community Bank’s historical audited financial statements for those years. This information is only a summary and you should read it in conjunction with Southwest Community’s consolidated financial statements and the related notes contained in Southwest Community’s periodic reports filed with the Securities and Exchange Commission that have been incorporated by reference into this document. See “WHERE YOU CAN FIND MORE INFORMATION” on page 100.

	At or for the Year Ended December 31,
	2005	2004	2003	2002	2001
	(Dollars in thousands, except per share data)
Results of Operations:
Interest income	$30,076	$19,050	$13,286	$9,154	$7,620
Interest expense	3,171	1,519	978	1,011	1,685

Net interest income	26,905	17,531	12,308	8,143	5,935
Provision for loan losses	900	1,475	800	655	460

Net interest income after provision for loan losses	26,005	16,056	11,508	7,488	5,475
Non-interest income	6,015	6,122	4,551	3,892	2,460
Non-interest expense	18,309	14,348	11,198	8,734	6,926

Income from continuing operations before income taxes	13,711	7,830	4,861	2,646	1,009
Provision for income taxes	5,346	3,200	2,009	1,078	146

Income from continuing operations	8,365	4,630	2,852	1,568	863
Income from discontinued operations, net of income taxes	1,646	115	83	249	31

Net income	$10,011	$4,745	$2,935	$1,817	$894

Share Data (1):
Earnings per common share (1):
Continuing operations
Basic	$2.22	$1.42	$0.93	$0.58	$0.37
Diluted	$1.90	$1.17	$0.78	$0.51	$0.33
Net income
Basic	$2.66	$1.46	$0.96	$0.67	$0.38
Diluted	$2.27	$1.20	$0.80	$0.60	$0.35
Average shares outstanding (1)	3,757,955	3,259,580	3,043,066	2,715,092	2,360,163
Average diluted shares outstanding (1)	4,399,392	3,965,238	3,642,055	3,046,636	2,580,071
Cash dividends declared per share	$0.10	—	—	—	—
Book value at period-end (1)	$12.98	$10.63	$6.22	$5.33	$3.71
Shares outstanding at period-end	3,808,348	3,484,266	2,902,462	2,888,962	2,247,742

	At or for the Year Ended December 31,
	2005	2004	2003	2002	2001
	(Dollars in thousands, except per share data)
Consolidated Balance Sheet Data at Period-End:
Cash and cash equivalents	$226,925	$170,352	$114,547	$99,032	$25,581
Other real estate	—	—	—	—	—
Assets	656,503	532,874	338,815	250,898	123,074
Investments	96,690	61,805	23,852	15,130	5,033
Loans, net of deferred fees	314,806	283,600	188,715	127,654	84,012
Allowance for loan losses	4,494	3,744	2,511	1,798	1,104
Deposits	594,134	482,762	308,379	231,995	112,856
Borrowed funds—debentures	8,248	8,248	8,248	576	596
Shareholders’ equity	49,418	38,888	18,962	16,177	8,775

Selected Other Balance Sheet Data:
Average assets	$572,833	$403,842	$284,001	$173,812	$102,494
Average earning assets	460,627	320,229	200,388	135,462	87,124
Average shareholders’ equity	44,487	26,942	17,392	12,485	8,301

Selected Financial Ratios:
Return on average assets—continuing operations	1.46%	1.15%	1.00%	0.90%	0.84%
Return on average assets—net income	1.75	1.18	1.03	1.05	0.87
Return on average equity—continuing operations	18.80	17.19	16.40	12.56	10.40
Return on average equity—net income	22.50	17.61	16.88	14.55	10.77
Average equity/average assets	7.77	6.69	6.12	7.18	8.10
Net interest margin—tax equivalent basis	5.90	5.48	6.14	6.01	6.81
Shareholders’ equity to total assets	7.53	7.30	5.60	6.45	7.13
Efficiency ratio	55.62	60.66	66.42	72.57	82.50
Dividend payout ratio	3.75	—	—	—	—
Net charge-offs (recoveries) to average loans	0.05	0.11	0.06	(0.04)	(0.23)

Selected Asset Quality Ratios:
Non-performing loans and leases to total loans and leases	0.33%	0.62%	0.58%	0.11%	0.36%
Non-performing assets to total assets	0.16	0.33	0.32	0.06	0.24
Allowance for loan and lease losses to non-performing loans and leases	430.87	212.00	228.07	1293.53	363.16
Allowance for loan and lease losses to non-performing assets	430.87	212.00	228.07	1293.53	363.16

(1)	All share and per share data has been adjusted for stock splits and stock dividends.

Selected Unaudited Pro Forma Combined Condensed Financial Information

The following table presents certain unaudited pro forma combined condensed financial information for Placer Sierra Bancshares and Southwest Community Bancorp after giving effect to the merger and after giving effect to the pro forma adjustments discussed in the notes to the unaudited pro forma combined condensed financial statements included herein. The unaudited pro forma combined condensed statement of earnings for the year ended December 31, 2005 is presented as if the merger occurred at January 1, 2005. The unaudited pro forma combined condensed balance sheet as of December 31, 2005 is presented as if the merger occurred as of that date. The pro forma data in the tables assume that the merger is accounted for using the purchase method of accounting. The information in the following tables is based on, and should be read together with, the pro forma information that appears elsewhere in this document and the historical information Placer Sierra Bancshares and Southwest Community Bancorp have presented in prior filings with the Securities and Exchange Commission. See “UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS” on page 83 and “WHERE YOU CAN FIND MORE INFORMATION” on page 100. The pro forma financial information is not necessarily indicative of results that actually would have occurred had the merger been completed on the dates indicated or that may be obtained in the future.

(Unaudited) Year Ended December 31, 2005
(Dollars in thousands)
Summary Statement of Earnings Data:
Interest income	$131,107
Interest expense	20,685

Net interest income	110,422
Provision for loan and lease losses	900

Net interest income after provision for loan and lease losses	109,522
Non-interest income	22,404
Non-interest expense	78,204

Income from continuing operations before income taxes	53,722
Provision for income taxes	21,052

Income from continuing operations	32,670
Income from discontinued operations, net of income taxes	1,646

Net income	$34,316

(Unaudited) At December 31, 2005
(Dollars in thousands)
Selected Balance Sheet Data:
Cash and cash equivalents	$295,698
Investments and interest bearing deposits	325,235
Loans and leases held for investment, net	1,669,084
Core deposit intangible	20,302
Goodwill	232,327
Total assets	2,665,025
Total deposits	2,167,028
Junior subordinated deferrable interest debentures	61,859
Total shareholders’ equity	396,186

COMPARATIVE PER SHARE DATA

We have summarized below historical per share information for Placer Sierra Bancshares and Southwest Community Bancorp and additional information as if the companies had been combined as of January 1, 2005 (“pro forma”). The pro forma information is based on the following assumptions, which have been used to calculate the applicable exchange ratio: (i) that no shareholder of Southwest Community Bancorp or Placer Sierra Bancshares perfects dissenters’ rights, (ii) that all outstanding Southwest Community options and warrants as of February 15, 2006 are exercised for cash prior to the merger and the underlying shares are issued and outstanding and (iii) that 100% of the total merger consideration will be paid in the form of Placer Sierra Bancshares common stock. Three pro forma scenarios are shown:

•	that the average sales price of Placer Sierra Bancshares common stock will be $26.00 per share, resulting in an exchange ratio of 1.4990.

•	that the average sales price of Placer Sierra Bancshares common stock will be $23.40 per share, resulting in an exchange ratio of 1.6656.

•	that the average sales price of Placer Sierra Bancshares common stock will be $28.60 per share, resulting in an exchange ratio of 1.3628.

There can be no assurance that the average sales price of Placer Sierra Bancshares common stock will be within the range of $23.40 and $28.60, represented by the $26.00 pro forma scenario, and, in fact, the average sales price of Placer Sierra Bancshares common stock used to determine the exchange ratio may be higher than the $28.60 or lower than the $23.40 price used in the three pro forma scenarios.

You should read this information with the historical consolidated financial statements and related notes incorporated by reference in this document for Placer Sierra Bancshares and Southwest Community Bancorp and the historical financial statements contained in Placer Sierra Bancshares’ and Southwest Community Bancorp’s Annual Reports on Form 10-K, for the year 2005, which are incorporated by reference in this joint proxy statement/prospectus. See “WHERE YOU CAN FIND MORE INFORMATION” on page 100.

You should not rely on the pro forma information as being indicative of the historical results that we would have had or the future results that will occur after the merger. The equivalent pro forma data reflects the purchase method of accounting and does not reflect potential cost savings or revenue enhancements that may be achieved.

The pro forma Placer Sierra Bancshares basic earnings per common share has been computed based on the historical number of average outstanding common shares of Placer Sierra Bancshares plus the number of average outstanding common shares of Southwest Community Bancorp, adjusted by an assumed exchange ratio as listed below, and the assumed exercise for cash prior to the merger of Southwest Community Bancorp’s outstanding stock options and warrants, adjusted by an assumed exchange ratio as listed below.

The pro forma Placer Sierra Bancshares diluted earnings per common share has been computed based on the pro forma basic common shares of Placer Sierra Bancshares plus the effect of the historical Placer Sierra Bancshares dilutive options.

The pro forma equivalent Southwest Community Bancorp basic and diluted earnings per share represent the pro forma Placer Sierra Bancshares basic and diluted earnings per share multiplied by an assumed exchange ratio as listed below.

The pro forma equivalent Southwest Community Bancorp dividends declared per share represent the pro forma Placer Sierra Bancshares dividends declared per share multiplied by an assumed exchange ratio as listed below.

The pro forma Placer Sierra Bancshares book value per common share amounts are based upon the pro forma total shareholders’ equity of Placer Sierra Bancshares at the balance sheet date, divided by the total pro forma number of Placer Sierra Bancshares common shares outstanding assuming the conversion of Southwest Community Bancorp common stock into Placer Sierra Bancshares common stock, at an assumed exchange ratio as listed below, and assuming that all of the outstanding options and warrants of Southwest Community Bancorp are exercised for cash immediately prior to the merger.

The pro forma equivalent Southwest Community Bancorp book value per common share represents the pro forma Placer Sierra Bancshares book value per common share multiplied by an assumed exchange ratio as listed below.

Year Ended December 31, 2005
Placer Sierra Bancshares Historical and Pro Forma
Basic earnings per common share:
Historical	$1.66
Exchange ratio of 1.4990 (pro forma at a $26.00 average sales price)	1.55
Exchange ratio of 1.6656 (pro forma at a $23.40 average sales price)	1.49
Exchange ratio of 1.3628 (pro forma at a $28.60 average sales price)	1.59
Diluted earnings per common share:
Historical	$1.63
Exchange ratio of 1.4990 (pro forma at a $26.00 average sales price)	1.53
Exchange ratio of 1.6656 (pro forma at a $23.40 average sales price)	1.47
Exchange ratio of 1.3628 (pro forma at a $28.60 average sales price)	1.57
Dividends declared on common stock:
Historical	$0.48
Exchange ratio of 1.4990 (pro forma at a $26.00 average sales price)	0.48
Exchange ratio of 1.6656 (pro forma at a $23.40 average sales price)	0.48
Exchange ratio of 1.3628 (pro forma at a $28.60 average sales price)	0.48
Book value per common share:
Historical	$13.91
Exchange ratio of 1.4990 (pro forma at a $26.00 average sales price)	17.83
Exchange ratio of 1.6656 (pro forma at a $23.40 average sales price)	17.22
Exchange ratio of 1.3628 (pro forma at a $28.60 average sales price)	18.37

Southwest Community Bancorp Historical and Pro Forma Equivalent
Basic earnings per common share:
Historical	$2.66
Exchange ratio of 1.4990 (pro forma at a $26.00 average sales price)	2.32
Exchange ratio of 1.6656 (pro forma at a $23.40 average sales price)	2.49
Exchange ratio of 1.3628 (pro forma at a $28.60 average sales price)	2.17
Diluted earnings per common share:
Historical	$2.27
Exchange ratio of 1.4990 (pro forma at a $26.00 average sales price)	2.29
Exchange ratio of 1.6656 (pro forma at a $23.40 average sales price)	2.45
Exchange ratio of 1.3628 (pro forma at a $28.60 average sales price)	2.14
Dividends declared on common stock:
Historical	$0.10
Exchange ratio of 1.4990 (pro forma at a $26.00 average sales price)	0.72
Exchange ratio of 1.6656 (pro forma at a $23.40 average sales price)	0.80
Exchange ratio of 1.3628 (pro forma at a $28.60 average sales price)	0.65
Book value per common share:
Historical	$12.98
Exchange ratio of 1.4990 (pro forma at a $26.00 average sales price)	26.73
Exchange ratio of 1.6656 (pro forma at a $23.40 average sales price)	28.67
Exchange ratio of 1.3628 (pro forma at a $28.60 average sales price)	25.04

RISK FACTORS

Prior to deciding whether or not to approve the merger agreement, you should be aware of and consider the following risks and uncertainties that are applicable to the merger, in addition to the other information contained in or incorporated by reference into this document, including the matters addressed under the caption “CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS” beginning on page 29.

The value of the merger consideration to be paid in Placer Sierra Bancshares common stock may fluctuate based on the price of Placer Sierra Bancshares common stock.

Upon completion of the merger, each share of Southwest Community Bancorp common stock will be converted into merger consideration consisting of shares of Placer Sierra Bancshares common stock pursuant to the terms of the merger agreement. Because the consideration to be provided to shareholders of Southwest Community Bancorp in connection with the merger is based on a daily volume weighted average sales price over a twenty-day period prior to consummation of the merger, and because the market value of those shares will change, shareholders of Southwest Community Bancorp are not assured of receiving a specific market value of Placer Sierra Bancshares common stock, and thus a specific market value for their shares of Southwest Community Bancorp common stock. Accordingly, any change in the price of Placer Sierra Bancshares common stock prior to the closing date and prior to the date the Southwest Community Bancorp shareholders acquire Placer Sierra Bancshares stock in the merger may affect the value of the merger consideration that Southwest Community Bancorp shareholders will receive upon completion of the merger. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in Placer Sierra Bancshares’ businesses, operations and prospects, regulatory considerations and completion of the merger. Many of these factors are beyond Placer Sierra Bancshares’ control. You should obtain current market quotations for Placer Sierra Bancshares common stock.

The exchange ratio will not adjust if the average sales price of Placer Sierra Bancshares common stock is below or above the collar.

The exchange ratio is subject to a collar meaning that that there is a maximum and a minimum number of shares of Placer Sierra Bancshares common stock issuable in the merger. Even if the Placer Sierra Bancshares average sales price falls below the low end of the collar, or $23.40, the Placer Sierra Bancshares average sales price for purposes of calculating the exchange ratio will stay at $23.40. In this event, the number of shares of Placer Sierra Bancshares common stock issued to Southwest Community Bancorp shareholders will not adjust even as the value of Placer Sierra Bancshares common stock declines. In addition, even if the Placer Sierra Bancshares average sales price exceeds the high end of the collar, or $28.60, the Placer Sierra Bancshares average sales price for purposes of calculating the exchange ratio will stay at $28.60. In this event, the number of shares of Placer Sierra Bancshares common stock issued to Southwest Community Bancorp shareholders will not adjust even as the value of Placer Sierra Bancshares common stock increases.

Placer Sierra Bancshares may fail to realize the anticipated benefits of the merger.

The success of the merger will depend on, among other things, Placer Sierra Bancshares’ ability to realize anticipated cost savings and to combine the businesses of Placer Sierra Bank and Southwest Community Bank in a manner that does not materially disrupt the existing customer relationships of Southwest Community Bank or result in decreased revenues resulting from any loss of customers and that permits growth opportunities to occur. If Placer Sierra Bancshares is not able to successfully achieve these objectives, the anticipated benefits of the merger may not be realized fully or at all or may take longer to realize than expected.

The market price of shares of Placer Sierra Bancshares common stock may be affected by factors which are different from those affecting shares of Southwest Community Bancorp common stock.

Some of Placer Sierra Bancshares’ current businesses and markets differ from those of Southwest Community Bancorp and, accordingly, the results of operations of Placer Sierra Bancshares after the merger may be affected by factors different from those currently affecting the results of operations of Southwest Community Bancorp. For a discussion of the businesses of Placer Sierra Bancshares and Southwest Community Bancorp and of certain factors to consider in connection with those businesses, see “INFORMATION ABOUT SOUTHWEST COMMUNITY BANCORP,” beginning on page 91, “INFORMATION ABOUT PLACER SIERRA BANCSHARES,” beginning on page 90 and the documents incorporated by reference into this document and referred to under “WHERE YOU CAN FIND MORE INFORMATION” beginning on page 100.

Southwest Community Bancorp shareholders will have less influence as a shareholder of Placer Sierra Bancshares than as a shareholder of Southwest Community Bancorp.

Southwest Community Bancorp shareholders currently have the right to vote in the election of the board of directors of Southwest Community Bancorp and on other matters affecting Southwest Community Bancorp. Assuming an exchange ratio of 1.50, the midpoint of the range between collars, there are no Placer Sierra Bancshares or Southwest Community Bancorp dissenters, that all of the merger consideration is paid in Placer Sierra Bancshares common stock and that options and warrants to purchase Southwest Community Bancorp common stock are exercised for cash, the shareholders of Southwest Community Bancorp as a group will own approximately 32% of the combined organization based on the number of outstanding shares of Placer Sierra Bancshares common stock and Southwest Community Bancorp common stock on April 5, 2006. When the merger occurs, each Southwest Community Bancorp shareholder that receives Placer Sierra Bancshares common stock will become a shareholder of Placer Sierra Bancshares with a percentage ownership of the combined organization that is much smaller than such shareholder’s percentage ownership of Southwest Community Bancorp. Because of this, Southwest Community Bancorp shareholders will have less influence on the management and policies of Placer Sierra Bancshares than they now have on the management and policies of Southwest Community Bancorp.

Southwest Community Bancorp directors and executive officers have additional interests in the merger.

In deciding on how to vote on the proposal to adopt the merger agreement, Southwest Community Bancorp shareholders should be aware that Southwest Community Bancorp directors and executive officers have interests in the merger that are different from, or in addition to, the interests of Southwest Community Bancorp’s shareholders generally.

Shares eligible for future sale could have a dilutive effect.

Shares of Placer Sierra Bancshares common stock eligible for future sale, including those that may be issued in the acquisition of Southwest Community Bancorp and any other offering of Placer Sierra Bancshares common stock for cash, could have a dilutive effect on the market for Placer Sierra Bancshares common stock and could adversely affect market prices.

As of the Placer Sierra Bancshares record date, there were 100,000,000 shares of Placer Sierra Bancshares common stock authorized, of which approximately 15,081,654 shares were outstanding, (including 29,135 shares of unvested restricted stock). As of the record date there were 20,000,000 shares of preferred stock authorized, of which none were outstanding. An estimated 7,156,200 additional shares will be issued to Southwest Community Bancorp shareholders in the merger, based on an assumed exchange ratio of 1.50 (the midpoint of the range between collars) and assuming all outstanding options and warrants to purchase Southwest Community Bancorp common stock are exercised for cash prior to the merger, and there are no dissenting shares.

Risk Factors Relating to Placer Sierra Bancshares Following Completion of the Merger.

Unless otherwise specified, references to “we,” “our” and “us” in this section mean Placer Sierra Bancshares and its subsidiaries on a consolidated basis.

Changes in economic conditions could materially hurt our business.

Our business is directly affected by factors such as economic, political and market conditions, broad trends in industry and finance, legislative and regulatory changes, changes in government monetary and fiscal policies and inflation, all of which are beyond our control. Placer Sierra Bancshares is particularly affected by economic conditions in the state of California. Deterioration in economic conditions could result in the following consequences, any of which could have a material adverse effect on Placer Sierra Bancshares’ business, financial condition, results of operations and cash flows:

•	problem assets and foreclosures may increase,

•	demand for our products and services may decline,

•	low cost or non-interest bearing deposits may decrease, and

•	collateral for loans made by us, especially real estate, may decline in value, in turn reducing customers’ borrowing power, and reducing the value of assets and collateral associated with our existing loans.

In view of the geographic concentration of Placer Sierra Bancshares’ operations and the collateral securing Placer Sierra Bancshares’ loan portfolio in both Northern and Southern California, we may be particularly susceptible to the adverse effects of any of these consequences, any of which could have a material adverse effect on Placer Sierra Bancshares’ business, financial condition, results of operations and cash flows.

Growth and expansion may strain our ability to manage our operations and our financial resources.

Our financial performance and profitability depend on our ability to execute our corporate growth strategy. In addition to seeking deposit and loan and lease growth in existing markets, we intend to pursue expansion opportunities through strategically placed new branches, by acquiring community banks in identified strategic markets, or by acquiring branch locations that we find attractive such as Southwest Community Bancorp. Continued growth, however, may present operating and other problems that could adversely affect our business, financial condition, results of operations and cash flows. Accordingly, there can be no assurance that Placer Sierra Bancshares will be able to execute our growth strategy or maintain the level of profitability that we have recently experienced.

Our growth may also place a strain on our administrative, operational and financial resources and increase demands on our systems and controls. We plan to pursue opportunities to expand our business through internally generated growth and acquisitions. This business growth may require continued enhancements to and expansion of our operating and financial systems and controls and may strain or significantly challenge them. The process of consolidating the businesses and implementing the strategic integration of any acquired businesses, such as Southwest Community Bancorp and Southwest Community Bank, with our existing business may take a significant amount of time. It may also place additional strain on Placer Sierra Bancshares’ resources and could subject us to additional expenses. We cannot assure you that we will be able to integrate these businesses successfully or in a timely manner. In addition, our existing operating and financial control systems and infrastructure may not be adequate to maintain and effectively monitor future growth.

Our continued growth may also increase the need for qualified personnel. We cannot assure you that we will be successful in attracting, integrating and retaining such personnel.

We face risks associated with acquisitions relating to difficulties in integrating combined operations, potential disruption of operations and related negative impact on earnings, and incurrence of substantial expenses.

Growth through acquisitions represents a component of our business strategy. We expect to seek to acquire banks and branches in strategic markets. Any future acquisitions, including the acquisition of Southwest Community Bancorp, will be accompanied by the risks commonly encountered in acquisitions, including disruption of our ongoing business, difficulty in integrating acquired operations and personnel, inability of our management to maximize our financial and strategic position by the successful implementation of uniform product offerings and the incorporation of uniform technology into our product offerings and control systems, and inability to maintain uniform standards, controls, procedures and policies and the impairment of relationships with employees and customers as a result of changes in management.

We cannot assure you that we will be successful in overcoming these risks or any other problems encountered in connection with acquisitions. We cannot assure you that integration of acquired banks’ or branches’ operations will be successfully accomplished. The inability to improve the operating performance of acquired banks and branches or to integrate successfully their operations could have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, as for acquisitions in which the consideration consists of cash, a substantial portion of our available cash will be used to consummate the acquisitions.

The purchase price of banks or branches that might be attractive acquisition candidates for us may significantly exceed the fair values of their net assets. As a result, material goodwill and other intangible assets would be required to be recorded. In connection with acquisitions, we could incur substantial expenses, including the expenses of integrating the business of the acquired bank or branch with our existing business.

We expect that competition for appropriate candidates may be significant. We may compete with other banks or financial service companies with similar acquisition strategies, many of which may be larger or have greater financial and other resources than we have. We cannot assure you that we will be able to successfully identify and acquire suitable banks or branches on acceptable terms and conditions.

We are dependent on key personnel and the loss of one or more of those key personnel may materially and adversely affect our prospects.

Competition for qualified employees and personnel in the banking industry is intense and there are a limited number of qualified persons with knowledge of and experience in the California community banking industry. The process of recruiting personnel with the combination of skills and attributes required to carry out our strategies is often lengthy. Our success depends to a significant degree upon our ability to attract and retain qualified management, loan origination, finance, administrative, marketing and technical personnel and upon the continued contributions of our management and personnel. In particular, our success has been and continues to be highly dependent upon the abilities of our senior executive management team of Messrs. Ronald W. Bachli, Randall E. Reynoso and David E. Hooston, who have expertise in community banking and experience in the markets we serve and have targeted for future expansion. We are also dependent upon a number of other key executives who are California natives or are long-time residents and who are integral to implementing our business plan. The loss of the services of any one of our senior executive management team or other key executives could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Our balance sheet is asset sensitive. Our business is subject to interest rate risk and variations in interest rates may negatively affect our financial performance.

A substantial portion of our income is derived from the differential or “spread” between the interest earned on loans, securities and other interest earning assets, and interest paid on deposits, borrowings and other interest bearing liabilities. At December 31, 2005 our balance sheet was asset sensitive and, as a result, our net interest margin tends to expand in a rising interest rate environment and decline in a falling interest rate environment. Because of the differences in the maturities and repricing characteristics of our interest earning assets and interest bearing liabilities, changes in interest rates do not produce equivalent changes in interest income earned on interest earning assets and interest paid on interest bearing liabilities. Accordingly, fluctuations in interest rates could adversely affect our interest rate spread and, in turn, our profitability. In addition, loan origination volumes are affected by market interest rates. Rising interest rates, generally, are associated with a lower volume of loan originations while lower interest rates are usually associated with higher loan originations. Conversely, in rising interest rate environments, loan repayment rates may decline and in falling interest rate environments, loan repayment rates may increase. Falling interest rate environments may cause additional refinancing of commercial real estate and 1-4 family residence loans, which may depress our loan volumes or cause rates on loans to decline. In addition, an increase in the general level of short-term interest rates on variable rate loans may adversely affect the ability of certain borrowers to pay the interest on and principal of their obligations or reduce the amount they wish to borrow. Additionally, as short-term market rates have risen over the past eighteen months we have not proportionally increased interest rates we paid on deposits. Beginning in 2006, we increased rates paid on deposit accounts to retain existing customers and attract new deposit customers. As short-term rates continue to rise, retention of existing deposit customers and the attraction of new deposit customers may require us to continue increasing rates we pay on deposit accounts. Because we deferred increasing rates we paid on deposit accounts during a period of rising short-term market rates, we may need to continue to accelerate the pace of rate increases on our deposit accounts as compared to the pace of future increases in short-term market rates. Accordingly, changes in levels of market interest rates could materially and adversely affect our net interest spread, asset quality, loan origination volume, business, financial condition, results of operations and cash flows.

The types of loans in our portfolio have a higher degree of risk and a downturn in our real estate markets could hurt our business.

A downturn in our real estate markets could hurt our business because most of our loans are secured by real estate. Real estate values and real estate markets are generally affected by changes in national, regional or local economic conditions, fluctuations in interest rates and the availability of loans to potential purchasers, changes in tax laws and other governmental statutes, regulations and policies and acts of nature. If real estate prices decline, the value of real estate collateral securing our loans could be reduced. Our ability to recover on defaulted loans by foreclosing and selling the real estate collateral would then be diminished and we would be more likely to suffer losses on defaulted loans. As of December 31, 2005, approximately 86.9% of the book value of our loan portfolio consisted of loans collateralized by various types of real estate. Substantially all of our real estate collateral is located in California. The median sales price of an existing single-family detached home in California increased 15.6% from December 2004 to December 2005, while the number of homes sold decreased 17.6% during the same period. If there is a significant decline in real estate values, especially in California, the collateral for our loans will provide less security. Real estate values could also be negatively affected by, among other things, earthquakes and other natural disasters particular to California. Any such downturn could have a material adverse effect on our business, financial condition, results of operations and cash flows.

If we cannot attract deposits, our growth may be inhibited.

We plan to increase significantly the level of our assets, including our loan portfolio. Our ability to increase our assets depends in large part on our ability to attract additional deposits at favorable rates. We intend to seek additional deposits by offering deposit products that are competitive with those offered by other financial institutions in our markets and by establishing personal relationships with our customers. We cannot assure you that these efforts will be successful. Our inability to attract additional deposits at competitive rates could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Our future ability to pay dividends is subject to restrictions. As a result, capital appreciation, if any, of our common stock may be your sole source of gains in the future.

Since we are a holding company with no significant assets other than the bank, we currently depend upon dividends from the bank for a substantial portion of our revenues. Our ability to pay dividends will continue to depend in large part upon our receipt of dividends or other capital distributions from the bank. Our ability to pay dividends is also subject to the restrictions of the California Corporations Code.

The ability of the bank to pay dividends or make other capital distributions to us is subject to the regulatory authority of the board of Governors of the Federal Reserve System, or the Federal Reserve, and the California Department of Financial Institutions or the DFI. As of December 31, 2005, the bank could have paid approximately $13.8 million in dividends without the prior approval of the Federal Reserve or the DFI. The amount the bank may pay in dividends is further restricted due to the fact that the bank must maintain a certain minimum amount of capital to be considered a “well capitalized” institution. Accordingly, the amount available for payment of dividends to us by the bank for the bank to remain “well capitalized” immediately thereafter totaled $12.5 million at December 31, 2005.

From time to time, we may become a party to financing agreements or other contractual arrangements that have the effect of limiting or prohibiting us or the bank from declaring or paying dividends. Our holding company expenses and obligations with respect to our trust preferred securities and corresponding junior subordinated deferrable interest debenture issued by us may limit or impair our ability to declare or pay dividends.

On a stand-alone basis, we rely on dividends from the bank as our sole source of liquidity.

If we fail to maintain an effective system of internal and disclosure controls, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our securities.

Effective internal and disclosure controls are necessary for us to provide reliable financial reports and effectively prevent fraud and to operate successfully as a public company. If we cannot provide reliable financial reports or prevent fraud, our reputation and operating results would be harmed. As part of our ongoing monitoring of internal control we may discover material weaknesses or significant deficiencies in our internal control as defined under standards adopted by the Public Company Accounting Oversight Board, or PCAOB, that require remediation. Under the PCAOB standards, a “material weakness” is a significant deficiency or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. A “significant deficiency” is a control deficiency or combination of control deficiencies, that adversely affect a company’s ability to initiate, authorize, record, process, or report external financial data reliably in accordance with generally accepted accounting principles such that there is a more than remote likelihood that a misstatement of a company’s annual or interim financial statements that is more than inconsequential will not be prevented or detected.

As a result of weaknesses that may be identified in our internal controls, we may also identify certain deficiencies in some of our disclosure controls and procedures that we believe require remediation. If we discover weaknesses, we will make efforts to improve our internal and disclosure controls. However, there is no assurance that we will be successful. Any failure to maintain effective controls or timely effect any necessary improvement of our internal and disclosure controls could harm operating results or cause us to fail to meet our reporting obligations, which could affect our ability to remain listed with the Nasdaq National Market. Ineffective internal and disclosure controls could also cause investors to lose confidence in our reported financial information, which would likely have a negative effect on the trading price of our securities.

Anti-takeover provisions and federal law may limit the ability of another party to acquire us, which could cause our stock price to decline.

Various provisions of our articles of incorporation and by-laws could delay or prevent a third-party from acquiring us, even if doing so might be beneficial to our shareholders. These provisions provide for, among other things, advance notice requirements for proposals that can be acted upon at shareholder meetings, a prohibition on shareholder action by written consent without a meeting, and the authorization to issue “blank check” preferred stock by action of the board of directors acting alone, thus without obtaining shareholder approval. The Bank Holding Company Act of 1956, as amended, and the Change in Bank Control Act of 1978, as amended, together with federal regulations, require that, depending on the particular circumstances, either Federal Reserve Board approval must be obtained or notice must be furnished to the Federal Reserve Board and not disapproved prior to any person or entity acquiring “control” of a state member bank, such as the bank. These provisions may prevent a merger or acquisition that would be attractive to shareholders and could limit the price investors would be willing to pay in the future for our common stock.

We are exposed to risk of environmental liabilities with respect to properties to which we take title.

In the course of our business, we may foreclose and take title to real estate, and could be subject to environmental liabilities with respect to these properties. We may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation and clean-up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean-up hazardous or toxic substances, or chemical releases at a property. The costs associated with investigation or remediation activities could be substantial. In addition, if we are the owner or former owner of a contaminated site, we may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from the property. If we become subject to significant environmental liabilities, our business, financial condition, results of operations and cash flows could be materially adversely affected.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This document and the documents incorporated herein by reference contain forward-looking statements by Placer Sierra Bancshares and Southwest Community Bancorp within the meaning of the federal securities laws. These forward-looking statements include information about the financial condition, results of operations and businesses of Placer Sierra Bancshares and Southwest Community Bancorp and the financial condition, results of operations and business of Placer Sierra Bancshares upon completion of the merger including the restructuring charges expected to be incurred in connection with the merger. This document also includes forward-looking statements about the consummation and anticipated timing of the merger, the exchange ratio and the tax-free nature of the merger. In addition, any of the words “believes,” “expects,” “anticipates,” “estimates,” “plans,” “projects,” “predicts” and similar expressions indicate forward-looking statements. These forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the factors set forth under the heading “RISK FACTORS” as well as the following:

•	estimated cost savings from the merger may not be fully realized within the expected time frame;

•	deposit attrition, employee loss, customer loss or revenue loss following the merger may be greater than expected;

•	competitive pressure among depository and other financial institutions may increase significantly;

•	costs or difficulties related to the integration of the businesses of Placer Sierra Bancshares and Southwest Community Bancorp may be greater than expected;

•	changes in the interest rate environment may reduce net interest margins;

•	general economic or business conditions, either nationally or in California, the state in which Placer Sierra Bancshares primarily does business, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit;

•	legislation or changes in regulatory requirements, including changes in accounting standards, may adversely affect the businesses in which Placer Sierra Bancshares is engaged;

•	potential or actual litigation involving Placer Sierra Bancshares or Southwest Community Bancorp may occur;

•	regulatory conditions may be imposed in connection with governmental approvals of the mergers contemplated by the merger agreement;

•	revenues are lower than expected or expenses are higher than expected;

•	adverse changes may occur in the securities markets; and

•	competitors of Placer Sierra Bancshares may have greater financial resources and develop products and technology that enable those competitors to compete more successfully than Placer Sierra Bancshares.

Management of Placer Sierra Bancshares and Southwest Community Bancorp each believes that the forward-looking statements about their respective company are reasonable; however, you should not place undue reliance on them. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and shareholder values of Placer Sierra Bancshares following completion of the merger may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond Placer Sierra Bancshares’ and Southwest Community Bancorp’s ability to control or predict.

THE PLACER SIERRA BANCSHARES SHAREHOLDER MEETING

Time, Date and Place

The Placer Sierra Bancshares annual meeting of shareholders is scheduled to be held on May 31, 2006 at 10:00 a.m., Pacific time, at the Hyatt Regency Sacramento, 1209 L Street, Sacramento, California 95814.

At the Placer Sierra Bancshares annual meeting, Placer Sierra Bancshares shareholders will be asked:

•	to consider and vote upon a proposal to approve the principal terms of the merger agreement, including the issuance of common stock described therein;

•	to elect eight directors for a one-year term or until their successors are elected and qualified;

•	to consider and vote upon a proposal to approve an amendment to change the authorized range of directors in our bylaws to seven (7) to thirteen (13) directors;

•	to ratify the appointment by the Board of Directors of Perry-Smith LLP as Placer Sierra Bancshares’ independent public accountants for the fiscal year ending December 31, 2006;

•	to consider and vote upon a proposal to grant discretionary authority to adjourn the annual meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the terms of the merger agreement; and

•	to consider and vote upon other matters properly brought before the annual meeting.

At this time, the Placer Sierra Bancshares board of directors is unaware of any matters, other than set forth above, that may be presented for action at its annual meeting. If other matters are properly presented, however, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

Additional information with respect to the election of Placer Sierra Bancshares directors, changing the authorized range of directors in the Placer Sierra Bancshares Bylaws and the ratification of the selection of Placer Sierra Bancshares’ independent public accountants is set forth herein in the section entitled “OTHER MATTERS TO BE CONSIDERED AT THE PLACER SIERRA BANCSHARES ANNUAL MEETING,” which is included in the joint proxy statement/prospectus to be delivered to Placer Sierra Bancshares shareholders.

Shares Outstanding and Entitled to Vote; Record Date

The close of business on April 5, 2006 has been fixed by the Placer Sierra Bancshares board of directors as the record date for the determination of holders of Placer Sierra Bancshares common stock entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement of the annual meeting. At the close of business on the record date, there were 15,091,926 shares of Placer Sierra Bancshares common stock outstanding and entitled to vote held by approximately 42 holders of record. Each share of Placer Sierra Bancshares common stock entitles the holder to one vote at the annual meeting on all matters properly presented at the meeting.

How to Vote Your Shares

Placer Sierra Bancshares shareholders of record may vote by mail or by attending the company’s shareholder meeting and voting in person. If you choose to vote by mail, simply mark the enclosed proxy card, date and sign it, and return it in the postage paid envelope provided.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote at your company’s shareholder meeting, you must bring a letter from the broker, bank or other nominee confirming that you are the beneficial owner of the shares.

Any Placer Sierra Bancshares shareholder executing a proxy may revoke it at any time before it is voted by delivering prior to the shareholders’ meeting a written notice of revocation addressed to:

•	Angelee J. Harris, Corporate Secretary, 525 J Street, Sacramento, California 95814; or

•	submitting prior to the shareholders’ meeting a properly executed proxy with a later date; or

•	attending the shareholders’ meeting and voting in person.

Attendance at the shareholders’ meeting will not, in and of itself, constitute revocation of a proxy.

Each proxy returned (and not revoked) will be voted in accordance with the instructions indicated thereon. If no instructions are indicated, your shares will be voted in favor of the relevant proposal; provided, however, that if you vote against the merger agreement, and do not provide instruction on voting for the adjournment proposal, your shares will not be voted in favor of adjourning the meeting to solicit additional votes on the merger agreement.

Dissenters’ Rights

For a description of the right of Placer Sierra Bancshares shareholders to dissent from the merger and to receive cash for their Placer Sierra Bancshares common stock, see “THE MERGER—Dissenters’ Rights for Placer Sierra Bancshares Shareholders.”

Vote Required

A quorum, consisting of the holders of a majority of the shares of Placer Sierra Bancshares common stock entitled to vote, must be present in person or by proxy before any action may be taken at the annual meeting. Abstentions will be treated as shares that are present for purposes of determining the presence of a quorum.

The affirmative vote of the holders of a majority of the shares of Placer Sierra Bancshares common stock outstanding and entitled to vote is necessary to approve the terms of the merger agreement and to change the authorized range of directors in the Placer Sierra Bancshares bylaws. The affirmative vote of the holders of a majority of the shares of Placer Sierra Bancshares common stock present in person or by proxy at the Placer Sierra Bancshares annual meeting and entitled to vote is required to approve the proposal to grant discretionary authority to adjourn the annual meeting, if necessary, to permit further solicitation of proxies and to ratify Perry-Smith LLP as independent public accountants. In the election of directors, the eight directors receiving the most number of votes will be elected.

The failure to vote, either by proxy or in person, will have the effect of a vote against the merger agreement and the change in the authorized range of directors in the bylaws. The failure to vote will have no effect on the proposal to elect directors, the proposal to ratify Perry-Smith LLP as independent public accountants, or the proposal to adjourn the meeting to solicit additional votes. Abstentions will have the same effect as a vote against the approval of the merger agreement and the proposal to change the authorized range of directors but will have no effect on the proposal to elect directors, ratify public accountants or to adjourn the meeting to solicit additional votes.

“Broker non-votes,” if any, that are submitted by brokers or nominees in connection with the Placer Sierra Bancshares annual meeting, will count as votes “against” the proposal to approve the merger agreement, but will be treated as present for quorum purposes. “Broker non-votes” are shares held by brokers or nominees as to which voting instructions have not been received from the beneficial owners or the person entitled to vote those shares and the broker or nominee does not have discretionary voting power under applicable rules.

Brokers cannot vote the shares that they hold beneficially either for or against the merger agreement without specific instructions from the person who beneficially owns the shares. Therefore, if your shares are held by a broker and you do not give your broker instructions on how to vote your shares, this will have the same effect as voting against the merger agreement.

As of the record date, the directors and executive officers of Placer Sierra Bancshares owned approximately 4.6% of the outstanding shares of Placer Sierra Bancshares common stock entitled to vote at the Placer Sierra Bancshares annual meeting. All of the directors of Placer Sierra Bancshares, holding approximately 0.7% of the outstanding shares of Placer Sierra Bancshares common stock entitled to vote at the annual meeting, have entered into shareholder agreements with Southwest Community Bancorp pursuant to which they have agreed to vote all of their shares in favor of approval of the merger agreement. See “OTHER MATTERS TO BE CONSIDERED AT THE PLACER SIERRA BANCSHARES ANNUAL MEETING—Information About Stock Ownership” beginning on page 103 and “THE MERGER—Shareholder Agreements” on page 77.

As of the close of business on the record date for the annual meeting, Southwest Community Bancorp did not beneficially own any shares of Placer Sierra Bancshares common stock.

Solicitation of Proxies

Placer Sierra Bancshares will pay for the costs of mailing this joint proxy statement/prospectus to its shareholders, as well as all other costs incurred by it in connection with the solicitation of proxies from their respective shareholders on behalf of their board of directors. In addition to solicitation by mail, the directors, officers and employees of Placer Sierra Bancshares and its subsidiaries may solicit proxies from their respective shareholders in person or by telephone, telegram, facsimile or other electronic methods without compensation other than reimbursement for their actual expenses.

Arrangements also will be made with custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Placer Sierra Bancshares will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

Recommendation of the Placer Sierra Bancshares Board of Directors

The Placer Sierra Bancshares board of directors has unanimously approved the merger agreement and the transactions contemplated by the merger agreement. Based on Placer Sierra Bancshares’ reasons for the merger described in this document, the Placer Sierra Bancshares board of directors believes that the merger is in the best interests of Placer Sierra Bancshares and its shareholders. Accordingly, the Placer Sierra Bancshares board of directors unanimously recommends that Placer Sierra Bancshares shareholders vote “FOR” approval of the merger agreement and “FOR” the proposal to adjourn the annual meeting, if necessary, to solicit additional votes in favor of the merger agreement. The Placer Sierra Bancshares board of directors has also unanimously approved and recommends a vote “FOR”: election of the eight (8) directors described herein; the proposal to change the range of directors in the bylaws to seven (7) to thirteen (13) directors; and the ratification of Perry-Smith LLP as independent public accountants. See “THE MERGER—Placer Sierra Bancshares’ Reasons for the Merger” beginning on page 40 and “OTHER MATTERS TO BE CONSIDERED AT THE PLACER SIERRA BANCSHARES ANNUAL MEETING.”

THE SOUTHWEST COMMUNITY BANCORP SHAREHOLDER MEETING

Time, Date and Place

The Southwest Community Bancorp special meeting of shareholders is scheduled to be held on May 31, 2006 at 6:00 p.m., Pacific time, at The Orchid Room at the La Costa Resort, 2100 Costa del Mar Road, Carlsbad, California 92009.

At the Southwest Community Bancorp special meeting, Southwest Community Bancorp shareholders will be asked:

•	to consider and vote upon a proposal to approve the principal terms of the merger agreement; and

•	to consider and vote upon a proposal to grant discretionary authority to adjourn the special meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the terms of the merger agreement.

No other business may be conducted at Southwest Community Bancorp’s special meeting.

Shares Outstanding and Entitled to Vote; Record Date

The close of business on April 5, 2006 has been fixed by the Southwest Community Bancorp board of directors as the record date for the determination of holders of Southwest Community Bancorp common stock entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. At the close of business on the record date, there were 4,029,613 shares of Southwest Community Bancorp common stock outstanding and entitled to vote held by approximately 1,300 holders of record. Each share of Southwest Community Bancorp common stock entitles the holder to one vote at the special meeting on both matters to be presented.

How to Vote Your Shares

Southwest Community Bancorp shareholders of record may vote by mail or by attending the special shareholders’ meeting and voting in person. If you choose to vote by mail, simply mark the enclosed proxy card, date and sign it, and return it in the postage paid envelope provided.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote at the special shareholders’ meeting, you must bring a letter from the broker, bank or other nominee confirming that you are the beneficial owner of the shares.

Any Southwest Community Bancorp shareholder executing a proxy may revoke it at any time before it is voted by:

•	delivering prior to the special shareholders’ meeting a written notice of revocation addressed to Paul M. Weil, General Counsel and Corporate Secretary, Southwest Community Bancorp, 5810 El Camino Real, Carlsbad, California 92013; or

•	submitting prior to the special shareholders’ meeting a properly executed proxy with a later date; or

•	attending the special shareholders’ meeting and voting in person.

Attendance at the special shareholders’ meeting will not, in and of itself, constitute revocation of a proxy.

Each proxy returned (and not revoked) will be voted in accordance with the instructions indicated thereon. If no instructions are indicated, your shares will be voted in favor of the relevant proposal; provided, however, that if you vote against the merger agreement, and do not provide instruction on voting for the adjournment proposal, your shares will not be voted in favor of adjourning the meeting to solicit additional votes on the merger agreement.

Separate voting instruction cards will be sent to all persons who have shares of Southwest Community Bancorp common stock allocated to their accounts as participants or beneficiaries under the Southwest Community Bancorp 401(k) Plan. In the case of the 401(k) Plan, these voting instruction cards will instruct the trustees for the 401(k) Plan how to vote these shares. You should return the 401(k) voting instruction card as indicated in the instructions that will accompany the card. Allocated shares of Southwest Community Bancorp common stock in the 401(k) Plan for which voting instructions have not been received and any unallocated shares of Southwest Community Bancorp common stock in the 401(k) Plan will be voted by the 401(k) trustees (Messrs. Lemery and Mercardante) in the same proportions as the shares for which voting instructions have been received.

Dissenters’ Rights

For a description of the right of Southwest Community Bancorp shareholders to dissent from the merger and to receive cash for their Southwest Community Bancorp common stock, see “THE MERGER—Dissenters’ Rights for Southwest Community Bancorp shareholders.”

Votes Required

A quorum, consisting of the holders of a majority of the outstanding shares of Southwest Community Bancorp common stock entitled to vote, must be present in person or by proxy before any action may be taken at the special meeting. Abstentions will be treated as shares that are present for purposes of determining the presence of a quorum.

The affirmative vote of the holders of a majority of the shares of Southwest Community Bancorp common stock outstanding and entitled to vote is necessary to approve the principal terms of the merger agreement. Therefore, the failure to vote, either by proxy or in person, will have the same effect as a vote against the merger agreement. Abstentions will also have the same effect as a vote against the merger agreement.

The affirmative vote of the holders of a majority of the shares of Southwest Community Bancorp common stock present in person or by proxy at the special meeting and entitled to vote is required to grant discretionary authority to approve the proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies on the proposal to approve and adopt the merger agreement. Abstentions and the failure to vote, either by proxy or in person, will have no effect on the outcome of the voting on the adjournment proposal.

Brokers cannot vote the shares that they hold beneficially either for or against the merger agreement without specific instructions from the person who beneficially owns the shares. Therefore, if your shares are held by a broker and you do not give your broker instructions on now to vote your shares, this will have the same effect as voting against the merger agreement. In addition, absent specific instructions from the beneficial owner, brokers may not vote on the proposal to authorize adjournment of the special meeting to solicit additional proxies in favor of the approval and adoption of the merger agreement. Nevertheless, shares held by a broker for which you do not give your broker instructions on how to vote on the adjournment proposal will have no effect on the outcome of the voting on the adjournment proposal.

As of the record date, the directors and executive officers of Southwest Community Bancorp owned approximately 21.65% of the outstanding shares of Southwest Community Bancorp common stock entitled to vote at the special meeting. The directors of Southwest Community, holding approximately 21.63% of the outstanding shares of Southwest Community Bancorp common stock entitled to vote at the special meeting, have entered into shareholder agreements with Placer Sierra Bancshares pursuant to which they have agreed to vote all of their shares of Southwest Community Bancorp common stock in favor of approval of the merger agreement. See and “THE MERGER—Shareholder Agreements” on page 77.

As of the close of business on the record date for the special meeting, Placer Sierra Bancshares did not beneficially own any shares of Southwest Community Bancorp common stock.

Beneficial Ownership of Common Stock by Certain Beneficial Owners and Management of Southwest Community Bancorp

The Securities and Exchange Commission has defined “beneficial ownership” to mean more than ownership in the usual sense. For example, a person has beneficial ownership of a share not only if he owns it in the usual sense, but also if he has the power to vote, sell or otherwise dispose of the share. Beneficial ownership also includes that number of shares that a person has the right to acquire within 60 days of the respective record date. Two or more persons might count as beneficial owners of the same share.

The following table shows, as of April 5, 2006, beneficial ownership of Southwest Community Bancorp by each of Southwest Community Bancorp’s directors, named executive officers, and directors and executive officers as a group. The table also shows persons known to Southwest Community Bancorp who own more than 5% of our common stock as of April 5, 2006. Unless otherwise indicated in the table below, and subject to community property laws, no person shares beneficial ownership of the same Southwest Community Bancorp common stock with anyone else.

Name	Amount and Nature of Beneficial Ownership (1)	Percent of Class (1)
Allan W. Arendsee (2)	225,066	5.58%
Carol M. Beres (3)	46,383	1.15%
Richard T.L. Chan	80,723	2.00%
Karen J. Estes (4)	72,501	1.79%
Philip H. Holtkamp (5)	85,964	2.13%
Alan J. Lane (6)	34,800	0.86%
James L. Lemery (7)	81,997	2.09%
Howard B. Levenson (8)	182,695	4.51%
Stuart F. McFarland (9)	179,571	4.34%
Frank J. Mercardante (10)	270,551	6.40%
Paul M. Weil (11)	155,520	3.84%
All Directors and Executive Officers as a Group (11 in number) (12)	1,369,916	30.57%

(1)	Except as otherwise noted below, each person has sole voting and investment power over the shares of common stock, subject to community property laws where applicable. Shares of Southwest Community Bancorp common stock issuable upon exercise of stock options exercisable within 60 days of April 5, 2006 and outstanding warrants are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person.
(2)	Includes 6,930 shares issuable upon the exercise of outstanding warrants. Also includes 3,529 shares held as custodian under the CUGMA. Mr. Arendsee’s address is 740 Cabrillo Avenue, Coronado, California 92118.
(3)	Includes 315 shares issuable upon the exercise of outstanding warrants.
(4)	Includes 26,225 shares issuable upon the exercise of vested options and 315 shares issuable upon the exercise of outstanding warrants.
(5)	Includes 1,260 shares issuable upon the exercise of outstanding warrants.
(6)	Includes 37,287 shares issuable upon the exercise of vested options.
(7)	Includes 33,750 shares issuable upon the exercise of vested options. This figure also includes 46,660 shares held by the 401(k) Plan of which Mr. Lemery is a co-trustee.
(8)	Includes 15,750 shares issuable upon the exercise of vested options and 1,575 shares issuable upon the exercise of outstanding warrants. Also includes 3,150 shares held as a trustee.
(9)	Includes 101,671 shares issuable upon the exercise of vested options and 4,095 shares issuable upon the exercise of outstanding warrants. This figure also includes 2,195 shares allocated to Mr. McFarland pursuant to the 401(k) Plan.
(10)

Includes 197,373 shares issuable upon the exercise of vested options and 630 shares issuable upon the exercise of outstanding warrants. This figure also includes 46,660 shares held by the 401(k) Plan of which

Mr. Mercardante is a co-trustee. Of the 46,660 shares in the 401(k) Plan, 5,074 are allocated to Mr. Mercardante. Mr. Mercardante’s business address is c/o of Southwest Community Bank, 5810 El Camino Real, Carlsbad, California 92013.

(11)	Includes 21,671 shares issuable upon the exercise of vested options and 2,520 shares issuable upon the exercise of outstanding warrants.
(12)	Includes 433,727 shares issuable upon the exercise of vested options and 17,640 shares issuable upon the exercise of outstanding warrants. The shares held in the 401(k) Plan are included once for All Directors and Executive Officers as a Group.

Solicitation of Proxies

Southwest Community Bancorp will pay for the costs of mailing this joint proxy statement/prospectus to its shareholders, as well as all other costs incurred by it in connection with the solicitation of proxies from its shareholders on behalf of its board of directors. In addition to solicitation by mail, the directors, officers and employees of Southwest Community Bancorp and its subsidiaries may solicit proxies from their respective shareholders in person or by telephone, telegram, facsimile or other electronic methods without compensation other than reimbursement for their actual expenses.

Arrangements also will be made with custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Southwest Community Bancorp will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

Southwest Community Bancorp has retained Georgeson Shareholder Communications, a professional proxy solicitation firm, to assist it in the solicitation of proxies. The fee payable to such firm in connection with the merger is $6,000, plus reimbursement for reasonable out-of-pocket expenses.

Recommendation of the Southwest Community Bancorp Board of Directors

Southwest Community Bancorp. The Southwest Community Bancorp board of directors has unanimously approved the merger agreement and the transactions contemplated by the merger agreement. Based on Southwest Community Bancorp’s reasons for the merger described in this document, the Southwest Community Bancorp board of directors believes that the merger is in the best interests of Southwest Community Bancorp and its shareholders. Accordingly, the Southwest Community Bancorp board of directors unanimously recommends that Southwest Community Bancorp shareholders vote “FOR” approval of the merger agreement and “FOR” the proposal to adjourn the special meeting, if necessary, to solicit additional votes in favor of the merger agreement. See “THE MERGER—Southwest Community Bancorp’s Reasons for the Merger” beginning on page 41.

THE MERGER

The following information describes the material aspects of the merger agreement and the merger. This description does not purport to be complete and is qualified in its entirety by reference to the annexes to this joint proxy statement/prospectus, including the merger agreement attached as Annex A. Shareholders of Placer Sierra Bancshares and Southwest Community Bancorp are urged to carefully read this discussion and the annexes in their entirety.

General

Under the terms and conditions set forth in the merger agreement, Southwest Community Bancorp will be merged with and into Placer Sierra Bancshares. At the effective time of the merger, each share of common stock of Southwest Community, no par value per share, outstanding immediately before the effective time of the merger will, by virtue of the merger and without any action on the part of a Southwest Community Bancorp shareholder, be converted into the right to receive a number of shares of Placer Sierra Bancshares common stock plus cash in lieu of any fractional share interest. In addition, under certain limited circumstances Southwest Community Bancorp shareholders may receive some additional cash in addition to Placer Sierra Bancshares common stock in the merger.

The number of shares of Placer Sierra Bancshares common stock Southwest Community Bancorp shareholders will receive will be based on an exchange ratio. The exchange ratio will be equal to the quotient obtained by dividing the “per share price” by the “average sales price” of Placer Sierra Bancshares common stock. The per share price is equal to $175,000,000 (plus the aggregate exercise price of all options and warrants outstanding at the time of the merger agreement and exercised prior to the closing and the aggregate exercise price of all warrants to purchase Southwest Community Bancorp common stock outstanding at the closing) divided by the sum of the (i) total number of shares of Southwest Community Bancorp common stock outstanding at the closing (exclusive of any shares issued upon the exercise of options between the date of the merger agreement and the closing), (ii) common stock subject to warrants outstanding at the closing, and (iii) the number of outstanding options to purchase Southwest Community Bancorp common stock as of the date of the merger agreement (less any options which expire pursuant to their terms between the date of the merger agreement and the closing). As of the date of signing of the merger agreement, February 15, 2006, there were 3,808,663 shares of Southwest Community Bancorp common stock outstanding, and an aggregate of 863,841 shares subject to options and 112,770 shares subject to warrants. The weighted aggregate exercise price of the outstanding options and warrants was $12.13 and $9.08, respectively. As options are exercised, the per share price declines since there are more outstanding shares of Southwest Community Bancorp common stock sharing in the aggregate merger consideration. Placer Sierra Bancshares will assume all outstanding Southwest Community Bancorp warrants, which will then become warrants to purchase Placer Sierra Bancshares common stock. Any options to purchase Southwest Community Bancorp common stock which are not exercised prior to consummation of the merger will be canceled for no consideration.

The Placer Sierra Bancshares “average sales price” is the average of the daily volume weighted average sales price of Placer Sierra Bancshares common stock for the 20 consecutive trading days prior to and including the fifth trading day prior to the date the parties mutually schedule to be the closing date.

Accordingly, assuming (i) the Placer Sierra Bancshares average sales price is between $23.40 and $28.60, (ii) that no shareholder perfects dissenters’ rights, (iii) that all of the outstanding options to purchase Southwest Community Bancorp common stock at April 17, 2006 are exercised prior to the closing (between the date of the merger agreement and April 17, 2006, 14,413 options were forfeited) and (iv) that 100% of the total merger consideration will be paid in the form of Placer Sierra Bancshares common stock, the per share price will be approximately $39.04. Accordingly, each outstanding share of Southwest Community Bancorp common stock will be converted into Placer Sierra Bancshares common stock with a value of approximately $39.04, based on the average sales price. The exchange ratio, or number of shares of Placer Sierra Bancshares common stock issuable for each outstanding share of Southwest Community Bancorp, is obtained by dividing $39.04 by the average sales price and rounding that result to the nearest one ten-thousandth.

The exchange ratio is subject to a collar, which means that there is a maximum and a minimum number of shares of Placer Sierra Bancshares common stock that Southwest Community Bancorp shareholders will receive in the merger regardless of the Placer Sierra Bancshares average sales price. If the Placer Sierra Bancshares average sales price is $28.60 or more, the exchange ratio will be fixed at approximately 1.36 (assuming that all outstanding Southwest Community Bancorp options are exercised for cash and that there are no changes in the capitalization of Southwest Community Bancorp between April 17, 2006 and the closing date) and Southwest Community Bancorp shareholders will receive shares of Placer Sierra Bancshares common stock with a value in excess of approximately $39.04 for each outstanding share of Southwest Community Bancorp common stock. If the Placer Sierra Bancshares average sales price is $23.40 or less, the exchange ratio will be fixed at approximately 1.67 (based on the same assumptions) and Southwest Community Bancorp shareholders will receive shares of Placer Sierra Bancshares common stock with a value of less than $39.04 for each outstanding share of Southwest Community Bancorp common stock. As long as the average sales price is between $23.40 and $28.60, Southwest Community Bancorp shareholders will receive Placer Sierra Bancshares common stock with a value of approximately $39.04 based on the same assumptions.

If the closing were held on April 17, 2006, the exchange ratio would have been approximately 1.42 shares of Placer Sierra Bancshares common stock for each share of Southwest Community Bancorp stock, based on the average sales price of Placer Sierra Bancshares common stock over a 20 trading day measurement period ending April 7, 2006 (which was approximately $27.48) and assuming (i) that no shareholder perfects dissenters’ rights, (ii) that all outstanding Southwest Community options as of April 17, 2006 are exercised for cash prior to the merger and the underlying shares are issued and outstanding and (iii) that 100% of the total merger consideration will be paid in the form of Placer Sierra Bancshares common stock. Based on the same assumptions, if the Placer Sierra Bancshares average sales price were $26.00, the midpoint of the range between the collars, the exchange ratio would have been approximately 1.50.

Following is a table that shows examples of what the exchange ratio could be, depending on the Placer Sierra Bancshares average sales price. The table assumes that the merger had closed on April 17, 2006 and the total number of shares of Southwest Community Bancorp Common Stock outstanding and Southwest Community Bancorp Common Stock subject to outstanding options and warrants is as of that date and that all outstanding options as of April 17, 2006 are exercised before the close of the merger.

Placer Sierra Bancshares Average Sales Price	Approximate Number of Placer Sierra Bancshares Shares to be Received For Each Share of Southwest Community Bancorp Common Stock
$23.40 and below	1.67
$24.00	1.63
$24.50	1.59
$25.00	1.56
$25.50	1.53
$26.00	1.50
$26.50	1.47
$27.00	1.45
$27.50	1.42
$28.00	1.39
$28.50	1.37
$28.60 and above	1.36

The exchange ratio also could be subject to possible adjustment under the termination provisions of the merger agreement, as discussed under “—Termination of the Merger Agreement” beginning on page 65.

Assuming the Placer Sierra Bancshares average sales price is between $23.40 and $28.60 and all outstanding options to purchase Placer Sierra Bancshares common stock as of April 17, 2006 are exercised for cash prior to the merger and no shareholders of Southwest Community Bancorp dissent, Placer Sierra Bancshares will issue a minimum of approximately 6,503,000 shares of Placer Sierra Bancshares common stock and a maximum of approximately 7,948,000 shares of Placer Sierra Bancshares common stock to Southwest Community Bancorp shareholders in the merger (including shares which are issuable upon exercise of Southwest Community Bancorp warrants after the closing). Based on that number and the number of outstanding shares of Southwest Community Bancorp common stock on April 17, 2006, and assuming there are no Placer Sierra Bancshares or Southwest Community Bancorp dissenters, former Southwest Community Bancorp shareholders will own between approximately 30.1% and 34.5% of the outstanding Placer Sierra Bancshares common stock following the merger.

Background of the Merger

From time to time, the board of directors of Southwest Community Bancorp has considered various strategic alternatives to enhance and to maximize shareholder value. These strategic alternatives have included continuing as an independent institution, establishing or acquiring additional branch offices, acquiring other small banks, and entering into a strategic merger with a similarly-sized or larger institution.

The Southwest Community Bancorp board has also observed the considerable consolidation in the financial institutions industry occurring in recent years. As a result, the Southwest Community Bancorp board has monitored and explored expansion and acquisition opportunities for several years and has also considered from time to time that the sale of Southwest Community Bancorp might, at some point, be in the best interest of its shareholders.

In addition, as part of its effort to enhance shareholder value, the Southwest Community Bancorp board of directors, at past annual strategic planning sessions, had discussed exploring strategic alternatives, and had also authorized Southwest Community Bancorp management to explore strategic alternatives. As a result, Southwest Community Bancorp’s management has been conferring with representatives of RBC Capital Markets (“RBC”) on various strategic alternatives. RBC is an investment banking firm which has previously advised Southwest Community Bancorp on a variety of competitive and financial matters and from time to time has advised the Southwest Community Bancorp board on the market pricing for acquisitions of companies comparable to Southwest Community Bancorp and of periodic exploratory contacts received from potential merger and acquisition partners or their representatives in connection with a possible acquisition of Southwest Community Bancorp.

In October 2005, Frank J. Mercardante, Chief Executive Officer, and Alan J. Lane, President of Southwest Community Bancorp, met with representatives of RBC to discuss market opportunities in preparation for Southwest Community Bancorp’s 2005 strategic planning meeting. Specifically, representatives of RBC were asked to provide input on Southwest Community Bancorp’s list of potential acquisition candidates as well as to provide an analysis of Southwest Community Bancorp’s own takeout value using various valuation methodologies. Representatives of RBC also identified a potential private equity firm that might have an interest in assisting Southwest Community Bancorp accomplish its acquisition objectives by acquiring some or all of Southwest Community Bancorp’s outstanding shares.

Thereafter, Messrs. Mercardante and Lane had numerous email exchanges and teleconferences with representatives of RBC regarding possible acquisition candidates. In addition, in late October and again in mid November 2005, Messrs. Mercardante and Lane met informally with the private equity firm to explore potential acquisition targets, strategy and objectives.

In November and December 2005, Messrs. Mercardante and Lane met with various acquisition targets and in mid December 2005, Southwest Community Bancorp received an unsolicited letter from another California financial institution (hereinafter, the “Other Institution”) expressing an interest in acquiring Southwest Community Bancorp. On December 28, 2005, Messrs. Mercardante and Lane first met with Ronald W. Bachli, the Chairman and CEO of Placer Sierra Bancshares, to discuss each institution’s objectives. A representative of RBC also attended this meeting. In early January 2006, Messrs. Mercardante and Lane met with the CEO of the

Other Institution, and Southwest Community Bancorp subsequently received a formal offer letter from the Other Institution. Also, in January 2006 Messrs. Mercardante and Lane met again with the private equity firm.

On January 18, 2006, the Southwest Community Bancorp board of directors met to discuss the formal offer received from the Other Institution and the conceptual approach of the private equity firm as well as the discussions Messrs. Mercardante and Lane had with Mr. Bachli in December. Representatives of RBC attended that meeting and discussed the alternatives presented by the Other Institution’s proposal and an anticipated offer from Placer Sierra Bancshares. The board determined that the Other Institution’s proposal was not in Southwest Community Bancorp’s shareholders’ best interests and that it was not prepared to accept their proposal. On January 19, 2006, Mr. Mercardante emailed the CEO of the Other Institution, requesting additional time to consider their proposal. Mr. Mercardante also called the private equity firm to advise them of the board of directors’ decision to not continue their discussions with them. On January 19, 2006, the CEO of the Other Institution responded by email to Mr. Mercardante’s email and granted Southwest Community Bancorp until the end of January 2006 to consider their proposal.

On January 23, 2006 Messrs. Mercardante and Lane, along with representatives of RBC, held a teleconference with Mr. Bachli and Placer Sierra Bancshares’ Chief Financial Officer, David E. Hooston, to discuss certain aspects of a potential merger. Mr. Bachli called Mr. Mercardante the next day for further clarification on Southwest Community Bancorp’s operations.

On January 25, 2006, the Corporate Development Committee of Placer Sierra Bancshares approved management’s delivery of a non-binding expression of interest letter to Southwest Community Bancorp and also authorized management to enter into negotiations to retain Carpenter & Company as Placer Sierra Bancshares’ financial advisor.

On January 25, 2006, after receiving the non-binding expression of interest letter from Placer Sierra Bancshares, Southwest Community Bancorp’s board of directors met, with representatives of RBC present via teleconference, and agreed to accept the proposal in principal, subject to resolving the computation of price, the process for determining the final deal price and board representation on Placer Sierra Bancshares’ board of directors following the merger. Southwest Community Bancorp’s board of directors also approved the formal engagement of RBC, and on January 26, 2006 RBC was formally engaged with respect to the proposed merger with Placer Sierra Bancshares.

On January 27, 2006 Southwest Community Bancorp signed the non-binding letter of intent. Thereafter formal due diligence commenced and negotiations regarding the definitive merger agreement ensued.

The Corporate Development Committee of Placer Sierra Bancshares approved the formal engagement of Carpenter & Company on February 7, 2006 and also considered tax implications of the merger on February 15, 2006. On February 9, 2006, the board of directors of Placer Sierra Bancshares considered the merger agreement.

On February 15, 2006, the boards of directors of Placer Sierra Bancshares and Southwest Community Bancorp met separately and after further discussions and presentations of fairness opinions from their respective financial consultants, resolved to approve the merger and executed the merger agreement. A joint press release was issued the following morning by Placer Sierra Bancshares and Southwest Community Bancorp announcing the proposed merger.

Placer Sierra Bancshares’ Reasons for the Merger

The board of directors of Placer Sierra Bancshares, at meetings held on February 9, 2006 and February 15, 2006, considered the merger agreement and, on February 15, 2006, determined it to be fair, and in the best interests of Placer Sierra Bancshares and its shareholders, customers and employees. In reaching its determination, the Placer Sierra Bancshares board of directors consulted with Placer Sierra Bancshares management, as well as its financial and legal advisors regarding the financial fairness of the exchange ratio and the terms of the merger agreement and considered a number of factors. Listed below are the material factors that the Placer Sierra Bancshares board of directors considered in their decision. The Placer Sierra Bancshares board of directors did not assign any specific or relative weight to the factors listed below.

•	The Placer Sierra Bancshares board of directors’ review of Southwest Community Bancorp’s business, operations, branch network, financial condition and earnings on a historical and prospective basis;

•	The Placer Sierra Bancshares board of directors’ knowledge and review, based in part on presentations by its financial advisor and Placer Sierra Bancshares’ management, of: (i) the business, operations, financial condition and earnings of Southwest Community Bancorp on an historical and prospective basis and of the combined company on a pro forma basis; and (ii) the historical price performance of Southwest Community Bancorp’s common stock, the potential for increased earnings for Placer Sierra Bancshares shareholders as shareholders of the combined company;

•	The presentation of Carpenter & Company to the Placer Sierra Bancshares board of directors on February 9, 2006 and February 15, 2006 and the opinion of Carpenter & Company rendered on February 15, 2006, that, as of such date and based on and subject to the assumptions, qualifications and limitations set forth in its opinion, the exchange ratio was fair from a financial point of view to Placer Sierra Bancshares;

•	The terms of the merger agreement and general structure of the merger;

•	The exchange ratio to be paid to Southwest Community Bancorp shareholders in relation to the market value, book value and earnings per share of Southwest Community Bancorp common stock;

•	The general impact that the merger could be expected to have on the constituencies serviced by Placer Sierra Bancshares, including its customers, employees and communities. In this regard, Placer Sierra Bancshares noted that the combined company could be expected to provide its customers with the added convenience of access to Southwest Community Bank’s branch system;

•	The expectation that the merger will be tax-free for federal income tax purposes to Placer Sierra Bancshares; and

•	The common business philosophy and compatibility of the management and staff of Placer Sierra Bancshares and Southwest Community Bancorp.

The Placer Sierra Bancshares board of directors believes that the merger is in the best interests of Placer Sierra Bancshares and its shareholders. Accordingly, the Placer Sierra Bancshares board of directors has unanimously approved the merger agreement and unanimously recommends that Placer Sierra Bancshares shareholders vote “FOR” approval of the issuance of Placer Sierra Bancshares common stock pursuant to the terms of the merger agreement.

Southwest Community Bancorp’s Reasons for the Merger

The Southwest Community Bancorp board of directors believes that the terms of the merger agreement are advisable and fair to, and in the best interests of, Southwest Community Bancorp and its shareholders. Accordingly, the Southwest Community Bancorp board of directors has unanimously approved the merger agreement and unanimously recommends that Southwest Community Bancorp shareholders vote “FOR” approval and adoption of the merger agreement.

In the course of reaching its determination, the Southwest Community Bancorp board of directors consulted with legal counsel with respect to their legal duties and the terms of the merger agreement. The board also consulted with their financial advisor with respect to the financial aspects of the transaction and the fairness of the exchange ratio from a financial point of view.

The following discussion of the information and factors considered by the board is not intended to be exhaustive, but does include the material factors considered. In reaching its determination that the merger is advisable and fair to, and in the best interests of, Southwest Community Bancorp and its shareholders, the Southwest Community Bancorp board considered the following:

•	information concerning the financial performance, condition and business operations of Placer Sierra Bancshares;

•	the anticipated positive effect of the merger on Southwest Community Bancorp’s existing shareholders, personnel, customers and communities;

•	the prospects for enhanced value of the combined entity in the future;

•	the strategic options available to Southwest Community Bancorp and the board’s assessment that none of these options, including remaining independent, is likely to present an opportunity to create value for Southwest Community Bancorp shareholders that is greater than that created by the proposed merger with Placer Sierra Bancshares;

•	the Southwest Community Bancorp board of directors’ review of the historical market prices of Southwest Community Bancorp’s common stock compared to the exchange ratio of Placer Sierra Bancshares common stock to be received by Southwest Community Bancorp shareholders for each share of Southwest Community Bancorp common stock owned by them;

•	the terms of the merger agreement, which provide the board with an ability to respond to, and to accept, an unsolicited offer that is determined by the board to be superior to the merger, if necessary, to comply with the board’s fiduciary duties to Southwest Community Bancorp’s shareholders under applicable law;

•	the board’s knowledge and belief that Southwest Community Bancorp provides Placer Sierra Bancshares with new geographic markets, new products (including its church lending business) and additional management expertise, which strategically fit into Placer Sierra Bancshares’ growth and expansion plans;

•	the financial presentation of RBC, Southwest Community Bancorp’s independent financial advisor, and the opinion of RBC, that as of the date of such opinion, the exchange ratio was fair from a financial point of view to the holders of Southwest Community Bancorp common stock (see “—Opinion of Southwest Community Bancorp’s Financial Advisor”);

•	the closing conditions in the merger agreement and the likelihood that the merger would be approved by the requisite regulatory authorities and that the merger agreement would be approved by Southwest Community Bancorp’s shareholders;

•	the interests of directors and executive officers of Southwest Community Bancorp that are different from, or in addition to, the interests of Southwest Community Bancorp shareholders generally; and

•	the fact that the exchange of Southwest Community Bancorp common stock for Placer Sierra Bancshares common stock in a merger will be a tax deferred transaction to Southwest Community Bancorp shareholders.

In addition to taking into account the foregoing factors, Southwest Community Bancorp’s board also considered the following potentially negative factors in reaching its decision to approve the merger agreement:

•	the possibility that Southwest Community Bancorp would be substantially more profitable than expected or that another acquiror would be willing to pay a higher price sometime in the future;

•	the possible effect of the public announcement of the transaction on the continuing commitment of Southwest Community Bancorp’s management, employees and customers pending the consummation of the merger; and

•	the possibility that Placer Sierra Bancshares would be unable to effectively integrate the two companies or that Placer Sierra Bancshares would not be able to realize the cost savings that it has projected.

The foregoing discussion of the information and factors considered by the Southwest Community Bancorp board includes the primary material factors that the board considered. In view of the variety of factors considered in connection with its evaluation of the merger, the board did not find it practicable to, and did not, quantify or otherwise assign relative or specific weight or values to any of these factors, although individual directors may have given different weights to different factors. The board considered all of the factors as a whole and considered the factors in their totality to be favorable to, and to support the decision to approve, the merger agreement and the merger and to recommend their approval to the Southwest Community Bancorp shareholders.

The Southwest Community Bancorp board of directors has approved the merger agreement and believes that the merger is advisable and fair to, and in the best interests of, Southwest Community Bancorp and its shareholders. Accordingly, the Southwest Community Bancorp board of directors unanimously recommends that Southwest Community Bancorp shareholders vote “FOR” approval of the merger agreement.

Opinion of Placer Sierra Bancshares’ Financial Advisor

General. Pursuant to an engagement letter dated February 7, 2006, Placer Sierra Bancshares engaged Carpenter & Company to provide certain financial advisory services regarding a possible business combination involving Placer Sierra Bancshares and Southwest Community Bancorp. Those financial advisory services included the provision of a fairness opinion in connection with the proposed merger transaction. Carpenter & Company is an investment banking firm specializing in California financial institutions, and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of acquisitions, underwritings, private placements and valuations for corporate and other purposes. Placer Sierra Bancshares selected Carpenter & Company to render the opinion on the basis of its experience and expertise in transactions similar to the merger and its reputation in the banking and investment communities. No limitations were imposed by Placer Sierra Bancshares on Carpenter & Company with respect to the investigations made or procedures followed in rendering its opinion.

On February 15, 2006, Carpenter & Company delivered its written opinion that, as of the date of the opinion and subject to the limitations and assumptions set forth in the opinion, the merger consideration to be paid pursuant to the merger agreement was fair to Placer Sierra Bancshares shareholders from a financial point of view. Carpenter & Company did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring after the date of its opinion.

The full text of Carpenter & Company’s written opinion to the Placer Sierra Bancshares board of directors, which sets forth the assumptions made, matters considered, and limitations of the review, by Carpenter & Company, is attached hereto as Annex B and is incorporated herein by reference. The following summary of Carpenter & Company’s opinion is qualified in its entirety by reference to the full text of the opinion, which should be read carefully and in its entirety. In furnishing such opinion, Carpenter & Company does not admit that it is an expert with respect to the registration statement of which this joint proxy statement/prospectus is part within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. Carpenter & Company does not admit that its opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act. Carpenter & Company’s opinion is directed to the Placer Sierra Bancshares board of directors, covers only the fairness of the merger consideration to be paid by Placer Sierra Bancshares from a financial point of view as of the date of the opinion, and does not constitute a recommendation to any shareholder as to how they should vote.

In connection with its opinion, Carpenter & Company, among other things: (i) reviewed certain publicly available financial and other data with respect to Placer Sierra Bancshares and Southwest Community Bancorp, including the consolidated financial statements for recent years through December 31, 2005, and certain other relevant financial and operating data relating to these companies made available to Carpenter & Company from published sources and from the internal records of Placer Sierra Bancshares; (ii) reviewed the merger agreement; (iii) compared Placer Sierra Bancshares and Southwest Community Bancorp from a financial point of view with certain other companies in the banking industry, which Carpenter & Company deemed to be relevant; (iv) considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the savings institutions industry, which Carpenter & Company deemed to be comparable, in whole or in part, to the merger; (v) reviewed and discussed with representatives of the management of Placer Sierra Bancshares certain information of a business and financial nature regarding Placer Sierra Bancshares and Southwest Community Bancorp, furnished to Carpenter & Company by them; (vi) performed such other analyses and examinations as Carpenter & Company deemed appropriate.

In connection with its review, Carpenter & Company did not assume any obligation to independently verify the foregoing information and relied on such information being accurate and complete in all material respects. Carpenter & Company also assumed that there has not been any material changes in the assets, financial condition, results of operations, business or prospects of all companies involved in the merger since the respective dates of their last financial statements made available to it, and that there is no information or facts that would make the information or facts reviewed by it incomplete or misleading. Carpenter & Company also assumed that neither Placer Sierra Bancshares nor Southwest Community Bancorp is a party to any undisclosed material pending transaction, including, without limitation, any external financing, recapitalization, acquisition or merger, divestiture or spin-off (other than the merger). In addition, Carpenter & Company relied upon and assumed, without independent verification, that the financial forecasts and projections provided to it were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial results and condition of Placer Sierra Bancshares and Southwest Community Bancorp, and Carpenter & Company expressed no opinion with respect to such forecasts and projections or the assumptions on which they are based.

Placer Sierra Bancshares acknowledged that Carpenter & Company did not discuss with Placer Sierra Bancshares’ independent accountants any financial reporting matters with respect to Placer Sierra Bancshares, the merger or the merger agreement. Placer Sierra Bancshares informed Carpenter & Company, and Carpenter & Company assumed that the merger would be accounted for as a purchase under generally accepted accounting principles in the United States. Carpenter & Company assumed that the merger would be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. Carpenter & Company assumed that the allowance for loan and lease losses for each of Placer Sierra Bancshares and Southwest Community Bancorp are in the aggregate adequate to cover such losses.

Carpenter & Company was not requested to conduct, and did not conduct, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of Placer Sierra Bancshares or Southwest Community Bancorp, nor was Carpenter & Company provided with any such appraisal or evaluation. Carpenter & Company expressed no opinion regarding the liquidation value of any entity. Furthermore, Carpenter & Company undertook no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which Placer Sierra Bancshares or Southwest Community Bancorp is a party or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which Placer Sierra Bancshares or Southwest Community Bancorp is a party or may be subject. Carpenter & Company’s opinion makes no assumption concerning, and therefore does not consider, the potential effects of any such litigation, claims or investigations or possible assertions of claims, outcomes or damages arising out of any such matters.

Carpenter & Company’s opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion. In performing its analyses, Carpenter & Company made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Placer Sierra Bancshares or Southwest Community Bancorp. Material among those assumptions were that of a reasonably stable economic and interest rate environment and no significant changes in the regulatory and statutory regime governing the businesses of both Placer Sierra Bancshares and Southwest Community Bancorp sufficient to materially impact their results. The forecasts utilized by Carpenter & Company in certain of its analyses are based on numerous variables and assumptions, which are inherently unpredictable and must be considered not certain of occurrence as projected. Accordingly, actual results could vary significantly from those contemplated in such forecasts.

The analyses performed by Carpenter & Company are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Carpenter & Company’s analysis of the fairness of the consideration to be paid by Placer Sierra Bancshares in the merger, and were provided to Placer Sierra Bancshares in connection with the delivery of Carpenter & Company’s opinion. The analyses do not purport to be appraisals or to reflect the price at which the securities of Placer Sierra Bancshares may trade at the present time or any time in the future.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. The following summarizes the material methodologies utilized by Carpenter & Company in rendering its fairness opinion. The summary does not purport to be a complete statement of the analyses and procedures applied, the judgments made or the conclusion reached by Carpenter & Company, or a complete description of its presentation. Carpenter & Company believes, and so advised Placer Sierra Bancshares’ board of directors, that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, could create an incomplete view of the process underlying its analyses and opinions. Carpenter & Company did not attempt to assign specific weights to particular analyses; instead, it made its determination as to fairness based on its experience and professional judgment after considering the results of all of its analyses.

Additionally, analyses performed relating to the determination of the value of businesses or securities are not appraisals. Because these analyses, estimates and forecasts are inherently subject to substantial uncertainty and are based upon numerous factors or events beyond the control of Placer Sierra Bancshares and Carpenter & Company, none of Placer Sierra Bancshares, Carpenter & Company or any other person assumes responsibility if future results or values are materially different from those contained in such analyses, estimates and forecasts. No company or transaction used in the analyses below as a comparison is identical to Southwest Community Bancorp, or the merger.

Carpenter & Company’s opinion does not address: (1) the underlying business decision of Placer Sierra Bancshares, its security holders or any other party to proceed with or effect the merger, (2) the fairness of any portion or aspect of the merger not expressly addressed in its opinion, (3) the fairness of any portion or aspect of the merger to the holders of any class of securities, creditors or other constituencies of Placer Sierra Bancshares, or any other party other than those set forth in its opinion, (4) the relative merits of the transaction as compared to any alternative business strategies that might exist for Placer Sierra Bancshares, or the effect of any other transaction in which Placer Sierra Bancshares might engage, or (5) the tax or legal consequences of the merger to Placer Sierra Bancshares, its shareholders or any other party. Furthermore, Carpenter & Company intended no opinion, counsel or interpretation in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice.

Review of Placer Sierra Bancshares and Southwest Community Bancorp. Carpenter & Company analyzed Placer Sierra Bancshares and Southwest Community Bancorp as reported by the companies in their respective financial reports and regulatory filings, and on a combined basis. Specifically, Carpenter & Company reviewed total assets, total loans, total deposits, tangible shareholders’ equity, and net income. The following table summarizes these values for each company at or for the twelve month period ending December 31, 2005, and on a combined basis, excluding any purchase accounting adjustments, estimated cost savings, or potential revenue enhancements.

Carpenter & Company compared the potential aggregate percentage ownership of Placer Sierra Bancshares by the Southwest Community Bancorp shareholders to the balance sheet and earnings contribution of Southwest Community Bancorp to the pro forma combined company. Based upon the possible range of exchange ratios, the

Southwest Community Bancorp shareholders in the aggregate will own between 29% and 33% of the common stock of Placer Sierra Bancshares. The comparison of this range of ownership to the Southwest Community Bancorp’s contribution to the pro forma combined company suggests that the merger consideration is fair to the Placer Sierra Bancshares shareholders.

	Placer	Southwest	Combined	Southwest Contribution
		(Dollars in millions)
Total assets	$1,860.5	$656.5	$2,517.0	26.1%
Total loans	1,375.5	314.8	1,690.3	18.6%
Total deposits	1,572.9	594.1	2,167.0	27.4%
Tangible equity	94.4	49.4	143.8	34.4%
Net income	24.8	10.0	34.8	28.7%

Analysis of Selected Merger Transactions. Carpenter & Company compared the consideration payable in the merger to that paid in comparable transactions. Using publicly available information, Carpenter & Company reviewed the consideration paid in 20 transactions representing acquisitions of United States commercial banks announced since June 30, 2001 when accounting rules changed with respect to accounting for business combinations. Carpenter & Company further limited their review to transactions of only western institutions (those west of Kansas) with total assets between $500 million and $1.5 billion, and had positive earnings. The chart below provides a list of the transactions used in this analysis, including the buyer, seller, seller’s state, and announcement date.

No other company or transaction used as a comparison in these analyses is identical to Southwest Community Bancorp or the merger. Accordingly, an analysis of the results of the foregoing is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value and the announced acquisition prices of the companies to which Southwest Community Bancorp and the merger are being compared.

Buyer	Seller	State	Date Announced
International Bancshares Corporation	National Bancshares Corporation of Texas	TX	07/31/01
Texas Regional Bancshares, Inc.	Riverway Holdings, Incorporated	TX	09/17/01
City National Corporation	Civic BanCorp	CA	11/19/01
Umpqua Holdings Corp.	Centennial Bancorp	OR	07/23/02
Rabobank Group	VIB Corp.	CA	07/31/02
UnionBanCal Corporation	Business Bancorp	CA	09/26/03
Pacific Capital Bancorp	Pacific Crest Capital, Inc.	CA	10/16/03
Centennial C Corp	Centennial Bank Holdings, Inc.	CO	03/04/04
Umpqua Holdings Corporation	Humboldt Bancorp	CA	03/13/04
BNP Paribas Group	USDB Bancorp	CA	04/27/04
Southwest Bancorporation of Texas, Inc.	Klein Bancshares, Incorporated	TX	05/19/04
KeyCorp	EverTrust Financial Group, Inc.	WA	06/24/04
Westamerica Bancorporation	Redwood Empire Bancorp	CA	08/25/04
Centennial Bank Holdings, Inc.	Guaranty Corporation	CO	08/31/04
Wells Fargo & Company	First Community Capital Corporation	TX	09/01/04
Rabobank Nederland	Central Coast Bancorp	CA	10/12/05
Prosperity Bancshares, Inc.	SNB Bancshares, Inc.	TX	11/16/05
First Community Bancorp	Foothill Independent Bancorp	CA	12/14/05
Grupo Financiero Banorte, S.A. de C.V.	INB Financial Corporation	TX	01/26/06
Crescent Capital VI, L.L.C.	FirstBank NW Corp.	WA	02/01/06

For each bank acquired or to be acquired in such transactions, Carpenter & Company analyzed data illustrating, among other things, purchase price to (i) leveraged tangible book value (ii) tangible book value, (iii) book value, (iv) last 12 months’ earnings, and (v) total assets. In addition to comparing the ratios for the 20 comparable transactions, we extracted the ratios for top quartile institutions based upon the leveraged tangible book value ratio. We determined that the return on average assets and return on average equity of the top quartile transactions were more comparable to Southwest Community Bancorp, as depicted in the following table:

	Comparable Transactions [1]
	All Transactions	Top Quartile [2] Transactions	Southwest 2006
Return on average assets	1.18%	1.62%	1.51%
Return on average equity	14.63%	22.20%	18.81%

[1]	Western region commercial bank transactions since June 30, 2001, with target bank assets between $500 million and $1.5 million (CA, CO, OR, TX, WA)
[2]	Top quartile based upon the ratio of price to tangible book value

For the purpose of calculating the price ratios in the merger, Carpenter & Company used the reported financial condition and earnings of Southwest Community Bancorp at and for the twelve month period ending December 31, 2005. Based upon the aggregate consideration of approximately $175.0 million, the table below compares the average valuation ratios for all the comparable transactions and top quartile transactions to the valuation ratios for Southwest Community Bancorp in the merger.

	Comparable Transactions [1]
	All Transactions		Top Quartile [2] Transactions		Southwest 2006
Price to:
Leveraged tangible book value	3.50	x	4.63	x	3.94	x
Tangible book value	3.15	x	4.73	x	3.54	x
Book value	2.74	x	3.92	x	3.54	x
Trailing earnings	22.41	x	22.08	x	20.92	x
Total assets	22.95%		27.35%		26.66%

[1]	Western region commercial bank transactions since June 30, 2001, with target bank assets between $500 million and $1.5 million (CA, CO, OR, TX, WA)
[2]	Top quartile based upon the ratio of price to tangible book value

A review of the comparable earnings multiples indicates that the multiples paid in the merger are in line with the average multiples paid in the comparable transactions. The multiples for Southwest Community Bancorp were higher than the ratios for all the comparable transactions, but below the average for those top quartile transactions. The positioning of these pricing multiples is in line with the positioning of Southwest Community Bancorp’s earnings performance ratios as compared to all transactions and the top quartile transactions. After this review of the comparable merger valuation ratios, Carpenter & Company concluded that the comparisons support the conclusion that the merger consideration is fair.

Earnings Accretion Analysis. Carpenter & Company analyzed the projected earnings of Placer Sierra Bancshares on a stand-alone basis and a pro forma basis. Carpenter & Company relied upon internally prepared budgets of Placer Sierra Bancshares and Southwest Community Bancorp in preparing the combined company projections. Carpenter & Company compared the projected earnings per share for the stand-alone and the pro forma scenarios over the next three years assuming the transaction closed on January 1, 2006. In the combined projections, Carpenter & Company assumed future cost savings equal to approximately 40% of Southwest Community Bancorp’s non-interest expenses, based upon Place Sierra Bancshares management’s estimation of expected cost savings. Furthermore, Carpenter & Company assumed that the combined company would benefit marginally as a direct result of the merger, with incremental growth in loans that would bring the combined loan to deposit ratio to 85%, and remain at that level for the forecast period. The actual results achieved by the combined company may vary from projected results and the variations may be material.

Carpenter & Company made a comparison of projected earnings per share for the next three years following the transaction, assuming all cost savings were realized at the beginning of the period. As outlined in the merger agreement, Southwest Community Bancorp shareholders will receive 100% of merger consideration in the form of Placer Sierra Bancshares common stock. As such, Carpenter & Company analyzed the pro forma earnings per share based upon the issuance of common stock to the Southwest Community Bancorp shareholders. Furthermore, since the exchange ratio for the stock consideration as set forth in the merger agreement is subject to a collar, Carpenter & Company analyzed the pro forma earnings per share at the floor exchange price of $23.40 per share and the ceiling exchange price of $28.60 per share.

The range of exchange ratios results in two extreme scenarios with varying impact to Placer Sierra Bancshares’ earnings per share. The scenario providing for the least beneficial impact to earnings per share is when the exchange ratio is at the floor price ($23.40), and the scenario providing for the greatest benefit to earnings per share is when the exchange ratio is at the ceiling price ($28.60). The table below shows the accretion to earnings per share to the Placer Sierra Bancshares shareholders for the price at $26.00 and at either end of the collar range.

PLSB Price	Year 1	Year 2	Year 3
$23.40	4.8%	6.7%	2.1%
$26.00	8.3%	10.2%	5.5%
$28.60	11.3%	13.2%	8.4%

Based upon these assumptions, the merger is accretive to earnings per share within the full range of possible exchange ratios. This analysis suggests that there are higher potential earnings per share and therefore, higher potential value per share for Placer Sierra Bancshares shareholders if the merger is completed than if Placer Sierra Bancshares were to continue as it is presently constituted.

Discounted Cash Flow Analysis. Carpenter & Company utilized the above referenced financial projections to calculate the present value of future dividends and estimated terminal value under a stand alone and pro forma basis. Carpenter & Company computed a range of possible terminal values following the three year projections based upon trailing earnings multiples, and then discounted the future cash flows from the terminal value and dividends using a range of discount rates. The actual results achieved by the combined company may vary from projected results, there is no certainty of achieving the projected terminal values in this time horizon, and the variations between actual results and these projections may be material. Carpenter & Company compared the range of potential present values between the stand alone and the pro forma scenarios. The following table provides the incremental difference in present values between the stand alone and pro forma scenarios for each combination of discount rate and terminal value based upon an earnings multiple.

		Trailing Earnings Multiple
		19.0x	20.0x	21.0x	22.0x	23.0x
	10%	$2.99	$3.15	$3.30	$3.45	$3.60
	12%	$2.82	$2.96	$3.10	$3.24	$3.38
Discount Rates	14%	$2.65	$2.79	$2.92	$3.05	$3.18
	16%	$2.50	$2.63	$2.75	$2.87	$3.00
	18%	$2.36	$2.48	$2.59	$2.71	$2.83

Based upon this analysis, each combination results in an incremental increase in the present value to Placer Sierra Bancshares shareholders. The projected increase in incremental value results from the potential under the pro forma scenario for increased future dividends and a higher terminal value per share. This analysis suggests that there is higher potential value per share for Placer Sierra Bancshares shareholders if the merger is completed than if Placer Sierra Bancshares were to continue as it is presently constituted.

Conclusion. Based on the foregoing financial analyses, it was Carpenter & Company’s opinion that, as of February 15, 2006, the consideration to be paid to Southwest Community Bancorp’s shareholders in the merger was fair to the Placer Sierra Bancshares shareholders from a financial point of view.

Carpenter & Company does not make a market in the publicly traded securities of Placer Sierra Bancshares or Southwest Community Bancorp. In the ordinary course of business Carpenter & Company represents acquirers and sellers of financial institutions, and has performed other services for Placer Sierra Bancshares in the past. Carpenter & Company did not advise Placer Sierra Bancshares in its negotiations with Southwest Community Bancorp, and will not be paid any fee contingent upon the close of this transaction. Under the terms of the engagement letter, Placer Sierra Bancshares has paid Carpenter & Company a fee of $125,000 for the fairness opinion and an additional $50,000 for preparation of regulatory applications. Placer Sierra Bancshares has also agreed to reimburse Carpenter & Company for its reasonable out-of-pocket expenses. Placer Sierra Bancshares has agreed to indemnify Carpenter & Company, its affiliates, and their respective partners, directors, officers, agents, consultants, employees and controlling persons against certain liabilities including liabilities under federal securities laws.

The full text of Carpenter & Company’s written opinion, dated February 15, 2006, is attached as Annex B to this joint proxy statement/prospectus and is incorporated herein by this reference. Placer Sierra Bancshares shareholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Carpenter & Company.

Opinion of Southwest Community Bancorp’s Financial Advisor

Southwest Community Bancorp retained RBC to provide a fairness opinion in connection with the merger. As part of its investment banking business, RBC is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions.

On February 15, 2006, the board of directors of Southwest Community Bancorp met to evaluate the proposed merger with Placer Sierra Bancshares and the terms of the merger agreement. At this meeting, RBC rendered its oral opinion (subsequently confirmed in writing) that as of the date of its opinion, the per share price offered by Placer Sierra Bancshares was fair from a financial point of view to the shareholders of Southwest Community Bancorp. Except as otherwise disclosed in this joint proxy statement/prospectus, there were no limitations imposed by Southwest Community Bancorp on RBC in connection with its rendering of the fairness opinion.

The full text of RBC’s written fairness opinion, which sets forth the assumptions made and matters considered, is attached as Appendix C to this joint proxy statement/prospectus. You should read RBC’s opinion in its entirety. You should also consider the following when reading the discussion of RBC’s opinion in this document:

•	RBC’s opinion is directed only to the per share price offered in the merger and does not constitute a recommendation to any Southwest Community Bancorp shareholder as to how such shareholder should vote on the proposed transaction;

•	The RBC opinion does not address the relative merits of the merger and the other business strategies considered by Southwest Community Bancorp’s board of directors, nor does it address the board of director’s decision to proceed with the merger;

•	RBC expressed no opinion as to the prices at which Placer Sierra Bancshares common stock will actually trade at any time; and

•	The summary information regarding RBC’s opinion and the procedures followed in rendering such opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion.

In arriving at the opinion, RBC, among other things:

•	reviewed financial and other information that was publicly available, including regulatory filings and related disclosures for both Southwest Community Bancorp and Placer Sierra Bancshares and Securities and Exchange Commission filings for Placer Sierra Bancshares;

•	analyzed certain internal financial projections and other financial and operating data prepared by the management of Southwest Community Bancorp;

•	discussed with senior management of Southwest Community Bancorp and Placer Sierra Bancshares their views on each company’s respective past and current business operations, results thereof, financial condition and future prospects;

•	compared the historical stock prices and trading volumes for Placer Sierra Bancshares common stock, as well as certain financial and market information for Placer Sierra Bancshares and Southwest Community Bancorp, with similar information for certain other banking companies whose securities are publicly traded;

•	reviewed the merger agreement;

•	analyzed certain bank mergers and acquisitions of national and California institutions deemed to be reasonably similar to Southwest Community Bancorp, and compared the proposed financial consideration in the merger with the consideration paid in other relevant mergers and acquisitions;

•	assessed the pro forma impact of the merger on Southwest Community Bancorp and Placer Sierra Bancshares; and

•	conducted such other financial studies, analyses and investigations as RBC deemed appropriate for purposes of its opinion.

In performing its review and arriving at its opinion, RBC assumed and relied upon, without independent verification, the accuracy and completeness of all the financial information, analyses and other information reviewed by and discussed with RBC. RBC did not make any independent evaluation or appraisal of specific assets or liabilities, the collateral securing the assets or the liabilities of Southwest Community Bancorp or Placer Sierra Bancshares or any of their subsidiaries, or the collectibility of any such assets (relying, where relevant, on the analyses and estimates of Southwest Community Bancorp and Placer Sierra Bancshares). RBC assumed, without independent verification, that the aggregate allowances for loan losses for Southwest Community Bancorp and Placer Sierra Bancshares are adequate to cover those losses. RBC also assumed the following with regard to its review:

•	The financial projections reviewed with management have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the future financial performance of Southwest Community Bancorp;

•	The merger would be consummated in accordance with the terms of the merger agreement, without material waiver or modification;

•	The representations and warranties of each party in the merger agreement and in all related documents referred to in the merger agreement are true and correct;

•	Each party to the merger agreement and all related documents will perform all of the covenants and agreements required to be performed by such party in such documents;

•	The transaction will qualify as a tax-free reorganization for United States federal income tax purposes and all material governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on Southwest Community Bancorp or Placer Sierra Bancshares, or on the anticipated benefits of the merger; and

•	There has been no material change in Southwest Community Bancorp’s or Placer Sierra Bancshares’ assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to RBC.

In connection with rendering its fairness opinion to the board of directors of Southwest Community Bancorp, RBC performed a variety of financial analyses. The following is a summary of such analyses, but does not purport to be a complete description of the RBC analyses. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or summary description. RBC believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and the processes underlying RBC’s opinion. You should also understand that the order of analyses (and results thereof) described does not represent relative importance or weight given to these analyses by RBC.

In performing its analyses, RBC made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of Southwest Community Bancorp, Placer Sierra Bancshares or RBC. Any estimates contained in RBC’s analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. No company or transaction utilized in RBC’s analyses was identical to Southwest Community Bancorp or Placer Sierra Bancshares or the merger. Because such estimates are inherently subject to uncertainty, RBC assumes no responsibility for their accuracy.

The financial forecast information furnished to RBC by Southwest Community Bancorp was prepared by Southwest Community Bancorp management. As a matter of policy, Southwest Community Bancorp does not publicly disclose internal management forecasts, projections or estimates of the type furnished to RBC in connection with its analysis of the merger, and such forecasts, projections and estimates were not prepared with a view towards public disclosure. These forecasts, projections and estimates were based on numerous variables and assumptions which are inherently uncertain and which may not be within the control of Southwest Community Bancorp management, including, without limitation, general economic, regulatory and competitive conditions. Therefore, actual results may vary significantly from the projections.

Summary of Proposal. The consideration per share to be paid to the shareholders of Southwest Community Bancorp in the merger for each share of Southwest Community Bancorp common stock consists of a number of shares of common stock of Placer Sierra Bancshares equal to the per share price divided by the Placer Sierra Bancshares average sales price (the “exchange ratio”). The average sales price is equal to the average of the daily volume-weighted average sale price of common stock of Placer Sierra Bancshares for the twenty (20) consecutive trading days prior to and including the fifth (5th) trading day prior to the date Placer Sierra Bancshares and Southwest Community Bancorp have mutually scheduled to be the date of closing of the merger. The per share price is calculated as the aggregate merger consideration divided by the total shares. The aggregate merger consideration is defined in the merger agreement as the sum of (i) one hundred and seventy five million dollars ($175,000,000) plus (ii) the aggregate exercise price for all In-the-Money Southwest Community Bancorp stock options, as defined in the merger agreement, exercised between the date of the Agreement and the effective time of the merger and (iii) the aggregate exercise price of all warrants to purchase Southwest Community Bancorp common stock outstanding at the effective time of the merger.

The total shares is defined in the merger agreement as the sum of (a) the number of shares of Southwest Community Bancorp common stock issued and outstanding immediately prior to the effective time of the merger (without regard to the exercise of any options to acquire Southwest Community Bancorp shares between the date of the merger agreement and the effective time of the merger) and (b) the number of shares of common stock of Southwest Community Bancorp underlying warrants to purchase shares of Southwest Community Bancorp common stock outstanding immediately prior to the effective time of the merger and (c) the number of shares of

Southwest Community Bancorp common stock into which options to acquire Southwest Community Bancorp shares are exercisable as of the date of the merger agreement less the number of Southwest Community Bancorp shares subject to options to purchase Southwest Community Bancorp shares which are cancelled or terminated without exercise prior to closing of the merger as provided for in the merger agreement. The exchange ratio is subject to adjustment as follows: If the average sales price is less than or equal to $23.40, the exchange ratio shall be equal to the per share price divided by $23.40; if the average sales price is greater than or equal to $28.60, the exchange ratio shall be equal to the per share price divided by $28.60. Holders of options to purchase shares of Southwest Community Bancorp common stock who fail to exercise their options will not participate in the merger consideration. The per share price shall be paid to the holders of Southwest Community Bancorp common stock, based on terms specified in the merger agreement. The transaction is intended, and we have assumed it will qualify, as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. The terms and conditions of the merger are set forth more fully in the Agreement.

Stock Trading History. RBC reviewed the history of reported trading prices and trading volumes for Placer Sierra Bancshares common stock and the relationship between the movements in Placer Sierra Bancshares common stock relative to movements in certain stock indices, including the Standard & Poor’s 500 Index, the Nasdaq Banking Index, and the median performance of a peer group of selected publicly traded California-based banking companies. Since Placer Sierra Bancshares’ Initial Public Offering closed August 11, 2004 and one-year periods ended February 10, 2006, the relative performance of Placer Sierra Bancshares to the indices mentioned were as follows:

	Since Placer Sierra Bancshares IPO	1 Year
Placer Sierra Bancshares	+29.7%	-2.6%
S&P 500 Index	+17.8%	+5.9%
Nasdaq Banking index	+10.5%	+1.0%
California Peer Index	+34.8%	+15.2%

Discounted Cash Flow Valuation. RBC performed a discounted cash flow valuation to estimate a range of present aggregate values for Southwest Community Bancorp assuming Southwest Community Bancorp continued to operate as a stand-alone entity. RBC calculated the theoretical aggregate value of Southwest Community Bancorp based on the present value of (i) an initial distribution to shareholders to reduce the tangible equity to tangible assets ratio of Southwest Community Bancorp to 6.50%, (ii) implied dividends per share over a five-year period, assuming Southwest Community Bancorp could dividend out all current earnings as long as its ratio of tangible equity to tangible assets remained at 6.50%, and (iii) the terminal value, or the theoretical value of Southwest Community Bancorp at the end of the five-year period, or calendar year 2010. RBC based the projected aggregate value for Southwest Community Bancorp on internal management estimates, which include certain earnings initiatives currently in process at Southwest Community Bancorp. The terminal values are based upon a range of earnings multiples at which similarly sized banking institutions could be expected to trade over the long term of 11 to 13 times earnings. RBC used a range of discount rates of 13% to 15%, which it deemed appropriate for a company with Southwest Community Bancorp’s risk characteristics. RBC determined that the implied aggregate value of Southwest Community Bancorp ranged from $125.4 million to $155.2 million based on the earnings multiple assumptions for the terminal value as summarized below:

		Terminal Aggregate Value ($MM)
		11x	12x	13x
Discount Rates	13%	$135.5	$145.3	$155.2
	14%	$130.4	$139.7	$149.1
	15%	$125.4	$134.4	$143.4

The results of the discounted cash flow analysis using implied dividends does not purport to reflect the absolute aggregate value range for Southwest Community Bancorp. Discounted cash flow analysis is a widely used valuation method, but the results of this method are highly dependent upon numerous assumptions, including earnings growth rates, dividend payout rates, multiples to terminal earnings and discount rates.

Comparable Public Company Analysis. RBC reviewed certain financial, operating and stock market performance data of seven publicly traded banks headquartered in Southern California, each with total assets between $200 million and $1.7 billion using data as of December 31, 2005 with the exception of Pacific Mercantile Bancorp as of September 30, 2005 (most recent publicly available data). The peer companies were as follows:

•	1st Centennial Bancorp (Redlands, CA)

•	Canyon National Bank (Palm Springs, CA)

•	Community Bancorp, Inc. (Escondido, CA)

•	Desert Community Bank (Victorville, CA)

•	Pacific Mercantile Bancorp (Costa Mesa, CA)

•	Temecula Valley Bancorp, Inc. (Temecula, CA)

•	Vineyard National Bancorp (Rancho Cucamonga, CA)

RBC analyzed the relative performance and value of Southwest Community Bancorp by comparing certain publicly available financial data of Southwest Community Bancorp with that of its peer companies, including tangible equity to tangible assets, loans to deposits, return on average assets, return on average equity, market price to last twelve months earnings per share, market price to 2006 estimated earnings per share and market price to book value. All stock prices were closing prices as of February 10, 2006. The analyses yielded the following comparison of the medians for the peer companies with Southwest Community Bancorp, respectively:

	CA Peers Median		Southwest Community Bancorp
Tangible equity to tangible assets	6.7%		7.5%
Loans to deposits	96.3%		53.0%
Return on average assets (MRQ)	1.5%		1.5%
Return on average equity (MRQ)	17.5%		19.2%
Market price to LTM earnings per share	16.4	x	17.9	x
Market price to estimate 2006 earnings per share	14.0	x	NA
Market price to book value	242%		262%

RBC performed similar analyses with respect to Placer Sierra Bancshares. RBC reviewed and compared certain financial, operating and stock performance data of Placer Sierra Bancshares with 7 publicly traded banks headquartered in California with total assets between $1.1 billion and $5.5 billion. This peer analysis also utilized financial data as of December 31, 2005 with the exception of Heritage Commerce Corp. as of September 30, 2005 (most recent publicly available data). These peers are as follows:

California Banks

•	Capital Corp of the West (Merced, CA)

•	CVB Financial Corp. (Ontario, CA)

•	First Community Bancorp (Rancho Santa Fe, CA)

•	Heritage Commerce Corp. (San Jose, CA)

•	Mid-State Bancshares (Arroyo Grande, CA)

•	TriCo Bancshares (Chico, CA)

•	Vineyard National Bancorp (Rancho Cucamonga, CA)

RBC analyzed the relative performance and value of Placer Sierra Bancshares by comparing certain publicly available financial data of Placer Sierra Bancshares with that of the peer companies, including tangible equity to tangible assets, loans to deposits, return on assets, return on equity, market price to last twelve months earnings per share, market price to 2006 and 2007 estimated earnings per share and market price to book value. All stock prices were closing prices on February 10, 2006. The analysis yielded the following comparison of the medians for the peer companies with those for Placer Sierra Bancshares, respectively:

	California Peers Median		Placer Sierra Bancshares
Tangible equity to tangible assets	6.9%		5.4%
Loans to deposits	77.8%		87.5%
Return on average assets (LTM)	1.4%		1.3%
Return on average equity (LTM)	16.3%		12.5%
Market price to LTM earnings per share	17.9	x	15.9	x
Market price to 2006 estimated EPS	15.4	x	14.4	x
Market price to 2007 estimated EPS	14.0	x	12.7	x
Market price to book value	273%		186%

Analysis of Selected Merger Transactions. RBC reviewed the proposed consideration paid, or proposed to be paid, in other merger transactions and compared the consideration to be received in the merger to national bank transactions announced since January 1, 2005, as well as a combination of selected California bank transactions announced since January 1, 2004. Specifically, RBC reviewed 16 acquisitions involving national banks as well as 8 acquisitions of California banks. Total deal values for the national bank transactions were between $100 million and $300 million with sellers’ return on average assets greater than 1.0%. Total deal values for the California bank transactions were between $100 million and $500 million with sellers’ return on average assets greater than 1.0%. These transactions were as follows:

National Bank Transactions

Acquirer	Target
Grupo Financiero Banorte (Mexico)	INB Financial Corporation (TX)
BB&T Corp. (NC)	First Citizens Bancorporation (TN)
Western Alliance Bancorporation (NV)	Intermountain First Bancorp (NV)
Cascade Bancorp (OR)	F & M Holding Company (ID)
Marshall & Ilsley Corp. (WI)	Trustcorp Financial Incorporated (MO)
First Community Bancorp. (CA)	Foothill Independent Bancorp (CA)
Wintrust Financial Corp. (IL)	Hinsbrook Bancshares, Incorporated (IL)
Susquehanna Bancshares Inc. (PA)	Minotola National Bank (NJ)
Pinnacle Financial Partners (TN)	Cavalry Bancorp Inc. (TN)
First Community Bancorp. (CA)	Cedars Bank (CA)
Synovus Financial Corp. (GA)	Riverside Bancshares Inc. (GA)
Whitney Holding Corp. (LA)	First National Bancshares Inc. (FL)
Commerce Bancorp Inc. (NJ)	Palm Beach County Bank (FL)
East West Bancorp Inc. (CA)	United National Bank (CA)
First Citizens Bancorp. (SC)	Summit Financial Corp. (SC)
Mercantile Bankshares Corp. (MD)	Community Bank of Northern Virginia (VA)

California Bank Transactions

Acquirer	Target
Umpqua Holdings Corporation (OR)	Western Sierra Bancorp (CA)
First Community Bancorp (CA)	Foothill Independent Bancorp (CA)
Rabobank Nederland (Netherlands)	Central Coast Bancorp (CA)
Placer Sierra Bancshares Bancorp (CA)	Cedars Bank (CA)
East West Bancorp, Inc. (CA)	United National Bank (CA)
Westamerica Bancorporation (CA)	Redwood Empire Bancorp (CA)
BNP Paribas Group (France)	USDB Bancorp (CA)
Umpqua Holdings Corporation (CA)	Humboldt Bancorp (CA)

In reviewing the comparable transactions, RBC examined the multiples at announcement of market price premium, price to LTM earnings, Aggregate Value to tangible equity, price to book value per share (reported), and price to tangible book value per share (reported). These analyses yielded the following comparisons of the medians for the California bank and national bank transactions, respectively:

	National Bank Transactions		California Bank Transactions		The Merger
Market premium	15.2%		15.7%		14.6%
Price to LTM earnings (per share)	22.8	x	20.4	x	20.5	x
Aggregate value to tangible equity	348%		340%		354%
Price to book value per share (reported)	321%		258%		300%
Price to tangible book value per share (reported)	326%		322%		300%

Pro Forma Merger Analysis. RBC analyzed the changes in the earnings per share, book value and tangible book value represented by the issuance of Placer Sierra Bancshares common stock in the merger, as well as the impact of the merger on the combined company’s market capitalization, total assets, loan portfolio, deposit base and net income. This analysis uses the merger consideration as provided in the merger agreement, whereby Southwest Community Bancorp shareholders will receive $175 million based on Southwest Community Bancorp’s shareholders’ equity as of December 31, 2005, before adjustment as provided for in the merger agreement and assuming a 100% stock transaction. The analysis is also based upon: (i) December 31, 2005 balance sheet information for Southwest Community Bancorp and Placer Sierra Bancshares, (ii) projected 2006 and 2007 earnings based on management estimates for Southwest Community Bancorp and Placer Sierra Bancshares, as well as projected synergies from the merger, and (iii) projected one-time costs and restructuring charges associated with the merger.

RBC reviewed the analysis of Placer Sierra Bancshares on a pro forma basis based on three criteria: The minimum Placer Sierra Bancshares common stock price for purposes of the average stock price calculation of $23.40, the Placer Sierra Bancshares closing stock price as of February 10, 2006 of $25.93 and the maximum Placer Sierra Bancshares stock price for purposes of the average stock price calculation of $28.60. Based on a $23.40 stock price, with projected synergies, the transaction would be expected to be approximately $0.03 or 1.3% accretive to the 2007 pro forma GAAP earnings per share of Placer Sierra Bancshares with the issuance of approximately 7.48 million Placer Sierra Bancshares shares in the merger; based on a $25.93 stock price, with projected synergies, the transaction would be expected to be approximately $0.10 or 4.8% accretive to the 2007 pro forma GAAP earnings per share of Placer Sierra Bancshares with the issuance of approximately 6.75 million new Placer Sierra Bancshares shares in the merger; finally, based on a $28.60 stock price, with projected synergies, the transaction would be expected to be approximately $0.17 or 7.9% accretive to the 2007 pro forma GAAP earnings per share of Placer Sierra Bancshares with the issuance of approximately 6.12 million new Placer Sierra Bancshares shares in the merger. At December 31, 2005, the transaction is projected to be accretive to Placer Sierra Bancshares’ book value per share by approximately 22.7% at a $23.40 stock price, 26.8% at a $25.93 stock price and 30.5% at a $28.60 stock price and dilutive to Placer Sierra Bancshares’ tangible book value per share by 7.4% at a $23.40 stock price, 4.4% at a $25.93 stock price and 1.5% at a $28.60 stock.

Contribution Analysis. Based upon the variable exchange ratio as provided in the merger agreement, shareholders of Southwest Community Bancorp would receive a maximum of approximately 7.48 million new Placer Sierra Bancshares shares at an average Placer Sierra Bancshares stock price of $23.40, a minimum of approximately 6.12 million new Placer Sierra Bancshares shares at an average Placer Sierra Bancshares stock price of $28.60 or a number of shares between approximately 7.48 and 6.12 million based on average Placer Sierra Bancshares stock prices between $23.40 and $28.60. Southwest Community Bancorp shareholders would own approximately 32.7% of the pro forma shares outstanding at a stock price of $23.40 and 28.3% at a stock price of $28.60. As of December 31, 2005, Southwest Community Bancorp would contribute approximately 26.1% of the assets, 18.6% of the gross loans, 27.4% of the deposits, 19.1% of the equity and 34.4% of the tangible equity to the combined pro forma entity.

Consideration to RBC. Southwest Community Bancorp has agreed to pay RBC a transaction fee equal to 1.0% of the aggregate transaction value at the closing of the transaction, of which a non-refundable cash retainer fee of $25,000, and a fairness opinion fee of $225,000 upon delivery of the fairness opinion to the board of directors of Southwest Community Bancorp have already been paid. Pursuant to the engagement agreement, Southwest Community Bancorp has agreed to reimburse RBC for all reasonable out-of-pocket expenses incurred in connection with the transaction. Southwest Community Bancorp has also agreed to indemnify RBC and related persons against certain liabilities, including certain liabilities under the federal securities laws, from and arising out of or based upon RBC’s engagement on Southwest Community Bancorp’s behalf with regard to the merger.

In the ordinary course of business, RBC may effect transactions, for its own account or for the accounts of customers, and hold at any time a long or short position in securities of Placer Sierra Bancshares. In the past three years, RBC has provided to Placer Sierra Bancshares financial advisory, investment banking, capital raising and other services unrelated to the proposed merger, and has received fees for the rendering of these services. RBC is a market maker in Placer Sierra Bancshares common stock.

Structure of the Merger and Merger Consideration

Structure. A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A and incorporated herein by reference. Please read the entire merger agreement. It is the legal document that governs the merger. We are proposing a merger whereby Southwest Community Bancorp will merge with and into Placer Sierra Bancshares as the surviving entity. In addition, as soon as practicable after the merger between Southwest Community Bancorp and Placer Sierra Bancshares, Southwest Community Bank shall be merged with and into Placer Sierra Bank with Placer Sierra Bank as the surviving entity.

Merger Consideration. The merger agreement provides that each share of Southwest Community Bancorp common stock outstanding immediately prior to the effective time of the merger shall be converted into, and shall be cancelled in exchange for, the right to receive shares of Placer Sierra Bancshares common stock based on the exchange ratio (subject to possible adjustment in certain circumstances).

Except as described in “—Dissenters’ Rights to Southwest Community Bancorp shareholders,” Southwest Community Bancorp shareholders should not return their Southwest Community Bancorp stock certificates with the enclosed proxy, and stock certificates should not be forwarded to Placer Sierra Bancshares, Southwest Community Bancorp or any other party until Southwest Community Bancorp shareholders have received the letter of transmittal, which will be sent to them after we complete the merger.

Procedures for the Exchange of Southwest Community Bancorp Common Stock Certificates

Within five business days after the completion of the merger, the exchange agent, selected by Placer Sierra Bancshares and reasonably acceptable to Southwest Community Bancorp, will mail to each holder of record of shares of Southwest Community Bancorp common stock a letter of transmittal and instructions for surrendering certificates representing shares of Southwest Community Bancorp common stock in exchange for Placer Sierra Bancshares common stock. Upon surrender of a stock certificate of Southwest Community Bancorp common stock for exchange and cancellation to the exchange agent, together with a duly executed letter of transmittal, the holder of such certificate will be entitled to receive the merger consideration and the certificate for Southwest Community Bancorp common stock so surrendered will be canceled. No interest will be paid or accrued on any cash that is provided in lieu of fractional shares.

No stock certificates representing fractional shares of Placer Sierra Bancshares common stock will be issued upon the surrender for exchange of Southwest Community Bancorp stock certificates. In lieu of the issuance of any such fractional share, Placer Sierra Bancshares will pay to each former shareholder of Southwest Community Bancorp who otherwise would be entitled to receive a fractional share of Placer Sierra Bancshares common stock an amount in cash determined by multiplying the fraction of a share of Placer Sierra Bancshares common stock which such holder would otherwise be entitled to receive pursuant to the merger agreement by the daily volume weighted average sales price of a share of Placer Sierra Bancshares common stock on the Nasdaq National Market for a 20-day trading period ending five days preceding the effective time of the merger, rounded to the nearest whole cent.

After completion of the merger, no transfers of Southwest Community Bancorp common stock issued and outstanding immediately prior to the completion of the merger will be allowed. Southwest Community Bancorp stock certificates that are presented for transfer after the completion of the merger will be canceled and exchanged for Placer Sierra Bancshares stock certificates, plus cash in lieu of any fractional share interest as described above.

Placer Sierra Bancshares will only issue a Placer Sierra Bancshares stock certificate in a name other than the name in which a surrendered Southwest Community Bancorp stock certificate is registered if you present the exchange agent with all documents required to show and effect the unrecorded transfer of ownership of the shares of Southwest Community Bancorp common stock formerly represented by such Southwest Community Bancorp stock certificate, and show that you paid any applicable stock transfer taxes.

If your Southwest Community Bancorp stock certificate has been lost, stolen or destroyed, you may be required to deliver an affidavit and a lost certificate bond as a condition to receiving any Placer Sierra Bancshares stock certificate to which you may be entitled.

Termination of Southwest Community Bancorp Stock Options and Assumption of Warrants

At the effective time of the merger, each option to purchase Southwest Community Bancorp common stock granted under Southwest Community Bancorp’s stock option plan (all of which will have been accelerated and vested as a result of the merger) which is not exercised prior the merger, will cease to represent a right to acquire shares of Southwest Community Bancorp common stock and will be canceled in accordance with the terms of the Southwest Community Bancorp stock option plan at the closing.

At the effective time of the merger, each warrant to purchase shares of Southwest Community Bancorp common stock which is outstanding and unexercised immediately prior to the merger will cease to represent a right to acquire shares of Southwest Community Bancorp common stock and will be converted automatically into a warrant to purchase shares of Placer Sierra Bancshares common stock, and Placer Sierra Bancshares will assume each Southwest Community Bancorp warrant, in accordance with the terms of the applicable warrant agreement by which it is evidenced, except that from and after the effective time of the merger:

•	each Southwest Community Bancorp warrant assumed by Placer Sierra Bancshares will be exercisable solely for shares of Placer Sierra Bancshares common stock;

•	the number of shares of Placer Sierra Bancshares common stock subject to such Southwest Community Bancorp warrant will be equal to the number of shares of Southwest Community Bancorp common stock subject to such Southwest Community Bancorp warrant immediately before the effective time of the merger multiplied by the exchange ratio, rounded down to the nearest share; and

•	the per share exercise price under each such Southwest Community Bancorp warrant will be adjusted by dividing the per share exercise price under each such Southwest Community Bancorp warrant by the exchange ratio, rounded up to the nearest cent.

Placer Sierra Bancshares intends to use its best efforts to register under the Securities Act of 1933 the shares of Placer Sierra Bancshares common stock issuable upon exercise of warrants as described above following consummation of the merger.

Conditions to the Merger

Completion of the merger is subject to the satisfaction of certain conditions set forth in the merger agreement, or the waiver of such conditions by the party entitled to do so, at or before the closing date of the merger. Each of the parties’ obligation to consummate the merger under the merger agreement is subject to the following conditions:

•	the requisite holders of the shares of Placer Sierra Bancshares common stock and Southwest Community Bancorp common stock must have each approved the merger agreement;

•	all regulatory approvals required to consummate the merger by any governmental authority must have been obtained and must remain in full force and effect, all statutory waiting periods in respect thereof must have expired, and no required approval may contain any condition, restriction or requirement which Placer Sierra Bancshares’ board of directors reasonably determines in good faith would, individually or in the aggregate, have a material adverse effect on it;

•	no statute, rule, regulation, judgment, decree, injunction or other order may have been enacted, issued, promulgated, enforced or entered which prohibits, restricts or makes illegal the consummation of the merger or the bank merger;

•	the registration statement of Placer Sierra Bancshares, of which this joint proxy statement/prospectus is a part, must have become effective under the Securities Act of 1933 and no stop order suspending the effectiveness of such registration statement shall have been issued and no proceedings for that purpose shall have been initiated by the Securities and Exchange Commission and not withdrawn;

•	the shares of Placer Sierra Bancshares common stock to be issued in connection with the merger must have been approved for listing on the Nasdaq National Market; and

•	each of Placer Sierra Bancshares and Southwest Community Bancorp must have received an opinion to the effect that the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

In addition to the foregoing conditions, the obligation of Placer Sierra Bancshares to consummate the merger under the merger agreement is subject to the following conditions, which may be waived by Placer Sierra Bancshares:

•	the representations and warranties of Southwest Community Bancorp in the merger agreement must be true and correct in all material respects as of the date of the merger agreement and as of the effective time of the merger, except as to any representation or warranty which specifically relates to an earlier date and except that the representations and warranties of Southwest Community Bancorp will be deemed true and correct unless the failure or failures of those representations and warranties to be true and correct has had or is reasonably likely to have a material adverse effect (as defined below) on Southwest Community Bancorp;

•	Southwest Community Bancorp must have performed in all material respects all obligations required to be performed by it at or prior to consummation of the merger;

•	there must not have been any change since December 31, 2005 in Southwest Community Bancorp’s business, financial condition, or results of operations which, taken as a whole, constitute or would reasonably be expected to have a material adverse effect on Southwest Community Bancorp on a consolidated basis or consummation of the merger or the bank merger;

•	Placer Sierra Bancshares must have received a certificate from specified officers of Southwest Community Bancorp with respect to compliance with the foregoing conditions to the obligations of Placer Sierra Bancshares;

•	Placer Sierra Bancshares shall have received such certificates of Southwest Community Bancorp’s officers or others and such other documents to evidence fulfillment of the conditions to its obligations as Placer Sierra Bancshares may reasonably request;

•	the Southwest Community Bancorp directors and certain executive officers must each have signed noncompetition or nonsolicitation agreements, as the case may be, agreeing not to compete with Placer Sierra Bancshares after the merger or not to solicit employees, customers or prospective customers of Placer Sierra Bank or Southwest Community Bank;

•	Southwest Community Bancorp must have terminated its 401(k) Plan and other health plans as requested by Placer Sierra Bancshares;

•	Southwest Community Bancorp and Southwest Community Bank directors and officers must have submitted their resignations effective immediately prior to the consummation of the merger; and

•	the number of shares dissenting from the merger cannot exceed 10% of the outstanding Placer Sierra Bancshares common stock or 10% of the outstanding Southwest Community Bancorp common stock, as the case may be.

In addition to the other conditions set forth above, the obligation of Southwest Community Bancorp to consummate the merger under the merger agreement is subject to the following conditions, which may be waived by Southwest Community Bancorp:

•	the representations and warranties of Placer Sierra Bancshares in the merger agreement must be true and correct in all material respects as of the date of the merger agreement and as of the effective time of the merger, except as to any representation or warranty which specifically relates to an earlier date and except that the representations and warranties of Placer Sierra Bancshares will be deemed true and correct unless the failure or failures of those representations and warranties to be true and correct has had or is reasonably likely to have a material adverse effect (as defined below) on Placer Sierra Bancshares;

•	Placer Sierra Bancshares must have performed in all material respects all obligations required to be performed by it at or prior to consummation of the merger;

•	there must not have been any change since December 31, 2005 in Placer Sierra Bancshares’ business, financial condition or results of operations which, taken as a whole, constitute or would reasonably be expected to have a material adverse effect on Placer Sierra Bancshares;

•	Southwest Community Bancorp must have received a certificate from specified officers of Placer Sierra Bancshares with respect to compliance with the foregoing conditions to the obligations of Southwest Community Bancorp; and

•	Southwest Community Bancorp shall have received such certificates of Placer Sierra Bancshares’ officers or others and such other documents to evidence fulfillment of the conditions to its obligations as Southwest Community Bancorp may reasonably request.

Under the terms of the merger agreement, a material adverse effect on either Placer Sierra Bancshares or Southwest Community Bancorp is defined to mean any change, effect or circumstance that, individually or in the aggregate, had or could be reasonably expected to have, an effect which (i) is material and adverse to the financial condition, results of operations or business of such entity and its subsidiaries taken as a whole or (ii) prevents Placer Sierra Bancshares, Southwest Community Bancorp, Placer Sierra Bank or Southwest Community Bank, from consummating the merger or bank merger. However, under the terms of the merger agreement, none of the following would be deemed to constitute a material adverse effect on any entity:

•	changes in banking and similar laws of general applicability or interpretations of them by governmental authorities;

•	changes in United States generally accepted accounting principles or regulatory accounting requirements applicable to banks, federal savings institutions or their holding companies generally;

•	changes in general economic conditions affecting banks and their holding companies generally;

•	the effects of the announcement of the pendency of the merger;

•	any failure in and of itself to meet internal or other estimates, predictions, projections, forecasts of revenue, net income or any other measure of financial performance;

•	changes in the trading price or trading volume of a party’s stock in and of itself; and

•	the effects of any change in required action or omission taken with the prior consent of the other party or as otherwise contemplated by the merger agreement.

Regulatory Approvals

Consummation of the transactions contemplated by the merger agreement is subject to receipt of prior regulatory approval of the Federal Reserve Board and the California Department of Financial Institutions. The parties have agreed to use their reasonable best efforts to obtain all regulatory approvals necessary to consummate the transactions contemplated by the merger agreement.

Federal Reserve Board and the California Department of Financial Institutions. Pursuant to the merger agreement, Southwest Community Bancorp will merge with and into Placer Sierra Bancshares. In addition, the parties currently intend to merge Southwest Community Bank with and into Placer Sierra Bank. The holding company merger is subject to the prior approval of the Federal Reserve Board under the Bank Holding Company Act, and the bank merger is subject to the prior approval of the Federal Reserve Board under the federal Bank Merger Act and the California Department of Financial Institutions under the California Financial Code. Placer Sierra Bancshares and Placer Sierra Bank have filed applications with the Federal Reserve Board to obtain prior approval of the mergers and on April 14, 2006, received the approval of the Federal Reserve Board for the mergers. In reviewing applications under the Bank Holding Company Act and the Bank Merger Act, the Federal Reserve Board considers:

•	the financial and managerial resources and future prospects of the merging and resulting institutions;

•	the effectiveness of both institutions in combating money laundering activities; and

•	the convenience and needs of the community served.

The Federal Reserve Board may not approve a transaction:

•	that would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize, or attempt to monopolize, the business of banking in any part of the United States; or

•	in which the effect of the transaction may be to substantially lessen competition in any section of the United States, tend to create a monopoly, or which in any other manner would be in restraint of trade, unless the Federal Reserve Board finds that the transaction’s anti-competitive effects are clearly outweighed by its probable effect in meeting the convenience and needs of the community; or

•	wherein the applicant has failed to provide the Federal Reserve Board with adequate assurances that it will make available such information on its operations or activities, and the operations or activities of any affiliate of the applicant, that the FRB deems appropriate to determine and enforce compliance with the Bank Holding Company Act and other applicable federal banking statutes, and any regulations thereunder.

Under the Community Reinvestment Act of 1977, as amended, the Federal Reserve Board must also take into account the record of performance of each of the merging banks in meeting the credit needs of the entire community, including low and moderate income neighborhoods served by each institution. The regulations of the Federal Reserve Board also require the publication of notice, which Placer Sierra Bancshares and Placer Sierra Bank have caused to be given, and the opportunity for public comments relating to the applications for approval. The Federal Reserve Board may hold formal or informal meetings, if deemed appropriate to consider these comments. Any such comments or meetings could prolong the period during which the applications are subject to review by the FRB.

Any transaction approved by the Federal Reserve Board may not be completed until 30 days after the date of the Federal Reserve Board approval, during which time the U.S. Department of Justice may challenge such transaction on antitrust grounds. With the concurrence of the Federal Reserve Board and the U.S. Department of Justice, the Federal Reserve Board may reduce the waiting period to no less than 15 days after its approval.

In reviewing the application for the bank merger, the California Department of Financial Institutions will consider, among other things:

•	whether the bank merger will monopolize the banking business;

•	whether the shareholder’s equity of the surviving bank will be adequate and whether the financial condition of the surviving bank will be satisfactory;

•	whether the directors and executive officers of the surviving bank will be satisfactory;

•	whether the surviving bank will afford reasonable promise of successful operation and will operate in a safe and sound manner in compliance with all applicable laws; and

•	whether the merger will be fair, just and equitable.

Other Regulatory Approvals. Placer Sierra Bancshares is not aware of any other regulatory approvals that would be required for completion of the transactions contemplated by the merger agreement except as described above. If any other approvals are required, it is presently contemplated that those approvals would be sought. There can be no assurance that any other approvals, if required, will be obtained.

The merger and bank merger cannot proceed in the absence of the applicable regulatory approvals described above. There can be no assurance that all requisite approvals will be obtained, that such approvals will be received on a timely basis or that such approvals will not impose conditions or requirements which, individually or in the aggregate, would so materially reduce the economic or business benefits of the transactions contemplated by the merger agreement to Placer Sierra Bancshares that had such condition or requirement been known, Placer Sierra Bancshares, in its reasonable judgment, would not have entered into the merger agreement. If any such condition or requirement is imposed, Placer Sierra Bancshares may elect not to consummate the merger. See “—Conditions to the Merger” beginning on page 58.

The approval of any application merely implies the satisfaction of regulatory criteria for approval, which do not include review of the merger from the standpoint of the adequacy of the consideration to be received by Southwest Community Bancorp shareholders. Further, regulatory approvals do not constitute an endorsement or recommendation of the merger.

Business Pending the Merger

The merger agreement contains certain covenants of the parties regarding the conduct of their respective businesses pending consummation of the merger. These covenants are briefly described below.

Pending consummation of the merger, Southwest Community Bancorp may not, and will cause each of its subsidiaries not to, among other things, take the following actions without the prior written consent of Placer Sierra Bancshares:

•	conduct its business other than in the ordinary and usual course consistent with past practice or fail to use reasonable best efforts to preserve its business organization rights, authorizations and franchises, keep available the present services of its employees and preserve for itself and Placer Sierra Bancshares the goodwill of the customers of Southwest Community Bancorp and its subsidiaries with whom business relations exist;

•	except for stock options and warrants outstanding on the date of the merger agreement and disclosed to Placer Sierra Bancshares, issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of capital stock or rights to acquire such stock, or permit any additional shares of stock to become subject to grants of stock options or other rights;

•	declare any dividend on its capital stock in excess of its normal quarterly cash dividend of $.05 per quarter;

•	amend its or any of its subsidiaries’ articles of incorporation and bylaws (or equivalent documents);

•	hire any person as an employee unless hired to satisfy existing contractual obligations to fill a vacancy or to fill a newly created position provided that such person’s salary and prorated bonus is not more than $75,000 on an annual basis;

•	take specified actions with respect to its business, with certain exceptions, including without limitation, enter into or amend an employment, consulting or severance agreement with, or increase the rate of compensation of, its directors, officers or employees; enter into, establish, adopt or amend any employee benefit plan; purchase or sell assets or deposits; repurchase any capital stock; make capital expenditures in excess of $50,000 individually or $100,000 in the aggregate; change its methods of accounting; enter into, amend or modify material contracts; settle litigation claims in excess of $50,000 individually or $100,000 in the aggregate; enter into any new lines of businesses; change its principal policies; enter into derivatives contracts; incur indebtedness (other than in the ordinary course of business); enter into any new line of business; enter into any business combination with any other person except as described below; make certain real estate investments; make or modify loans outside of the ordinary course or above certain specified amounts; accelerate the payment of any liabilities or acquire (other than by way of foreclosures or acquisitions in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practice) any debt security or equity investment other than federal funds or short-term U.S. Government securities with a term of one (1) year or less;

•	take any action that would prevent or impede the merger from qualifying as a reorganization under the Internal Revenue Code; or

•	agree to do any of the foregoing.

The merger agreement also provides that pending consummation of the merger, Placer Sierra Bancshares may not, and will cause each of its subsidiaries not to, take the following actions without the prior written consent of Southwest Community Bancorp:

•	conduct its business other than in the ordinary and usual course consistent with past practice or fail to use reasonable best efforts to preserve its business organization rights, authorizations and franchises, preserve the goodwill of the customers of Placer Sierra Bancshares and its subsidiaries and others with whom business relations exist;

•	other than pursuant to benefit plans and option plans and rights issued pursuant to such plans, issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of capital stock or rights to acquire such stock;

•	amend its or any of its subsidiaries’ articles of incorporation and bylaws (or equivalent documents) in a manner which is adverse to the holders of its common stock;

•	take specified actions with respect to its business, with certain exceptions, including without limitation, purchase or sell assets or deposits; or change its methods of accounting;

•	take any action that would prevent or impede the merger from qualifying as a reorganization under the Internal Revenue Code; or

•	agree to do any of the foregoing.

Covenant of the Boards of Directors of Placer Sierra Bancshares and Southwest Community Bancorp to Hold Shareholder Meetings and Recommend the Merger Agreement

Pursuant to the merger agreement, the Placer Sierra Bancshares board of directors is required to call a meeting of its shareholders and recommend that its shareholders approve the merger agreement at all times prior to and during its meeting of shareholders at which such merger is to be considered by them.

In addition, pursuant to the merger agreement, the Southwest Community Bancorp board of directors is required to call a meeting of its shareholders and recommend that its shareholders approve the merger agreement at all times prior to and during its meeting of shareholders at which the merger agreement is to be considered by them.

Notwithstanding the foregoing, nothing in the merger agreement prevents the Southwest Community Bancorp board of directors from withholding, withdrawing, amending or modifying their respective recommendation if it determines, after consultation with its outside counsel, that the failure to take such action would breach or would reasonably be expected to result in a breach of their fiduciary duties to its shareholders under applicable law.

No Solicitation

Southwest Community Bancorp has agreed that it will, and will direct and use its reasonable best efforts to cause its affiliates, directors, officers, employees, agents and representatives to, immediately cease any discussions or negotiations with any other party that may be ongoing with respect to an acquisition proposal (as defined below), and to use its reasonable best efforts to enforce any confidentiality or similar agreement relating to any acquisition proposal, including by requiring other parties to promptly return or destroy any confidential information previously furnished.

In addition, Southwest Community Bancorp may not, nor may it authorize or permit any of its or its subsidiaries’ directors, officers or employees, or any investment banker, financial advisor, attorney, accountant or other representative to:

(1) initiate, solicit, encourage, or take any other action designed to facilitate or that is likely to result in, any inquiries or the making of any proposal or offer that constitutes, or is reasonably likely to lead to, an acquisition proposal from a third party;

(2) provide any nonpublic information or data to any person relating to an acquisition proposal;

(3) participate in any discussions or negotiations concerning any acquisition proposal;

(4) except in the limited circumstances when Southwest Community Bancorp may terminate the merger agreement in order to accept a superior proposal from another bidder, approve or recommend, propose to approve or recommend, or execute into, enter into any letter of intent, agreement in principle, merger agreement, asset purchase agreement or share exchange agreement, or other similar agreement related to an acquisition proposal; or

(5) make or authorize any statement, recommendation or solicitation in support of any acquisition proposal;

unless, prior to the date of its shareholder meeting, Southwest Community Bancorp’s board of directors determines in good faith, after consulting with its outside legal and financial advisors, that the failure to do so could result in a breach of its fiduciary duties under applicable law, such party may respond to an unsolicited, written acquisition proposal that its board believed in good faith constituted a superior proposal.

Southwest Community Bancorp has also agreed to notify Placer Sierra Bancshares immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, it or any of its representatives.

The term “acquisition proposal” is defined in the merger agreement as an inquiry, proposal or offer, filing of any regulatory application or notice, or disclosure of an intention to do any of the foregoing from any person relating to (a) the direct or indirect acquisition of more than 15% of the Southwest Community Bancorp assets, (b) the direct or indirect acquisition of 15% or more of the voting party of Southwest Community Bancorp, (c) a transaction including a tender offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of Southwest Community Bancorp or (d) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Southwest Community Bancorp or its subsidiaries.

The term “superior proposal” is defined in the merger agreement as a bona fide written proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, or similar transaction, for consideration of cash and/or securities, more than 50% of the Southwest Community Bancorp’s common stock then outstanding, or more than 50% of its consolidated assets, which, after taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, its board of directors concludes in good faith (a) would be more favorable to its shareholders, from a financial point of view, than the merger, (b) is reasonably capable of being consummated on its terms and (c) is fully financed or capable of being fully financed.

Reasonable Best Efforts Covenant

Placer Sierra Bancshares and Southwest Community Bancorp have each agreed to use their reasonable best efforts in good faith to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, desirable, or advisable under applicable laws, to permit consummation of the merger and the bank merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated by the merger agreement.

Certain Other Covenants

The merger agreement contains additional covenants, including covenants relating to (i) the filing of a registration statement to register the shares of Placer Sierra Bancshares common stock issued in the merger of which this joint proxy statement/prospectus is a part, (ii) cooperation regarding press releases and other public statements with respect to the merger, (iii) cooperation regarding access to the other party’s books, records, properties and personnel, (iv) the notification by one party to the other of any fact, event or circumstance that is reasonably like to result in a material adverse effect with respect to it or would cause or constitute a material breach of any of its representation, warranties, covenants or agreements contained in the merger agreement, (v) matters relating to Section 16 under the Securities and Exchange Act of 1934, (vi) obtaining all the regulatory approvals required to consummate the merger and bank merger, (vii) the delivery by Southwest Community Bancorp to Placer Sierra Bancshares of estoppel letters from all tenants of real estate owned by Southwest Community Bancorp and all landlords with respect to real estate leased by Southwest Community Bancorp, (viii) coordination of cash dividends, (ix) obtaining all requisite third party consents, (x) the modification of certain loan, tax and other policies by Southwest Community Bancorp so that they are consistent with the polices of Placer Sierra Bancshares, (xi) termination or amendment of the Southwest Community Bancorp employee benefit plans as requested by Placer Sierra Bancshares, and (xii) delivery of noncompetition agreements and nonsolicitation agreements by members of the Southwest Community Bancorp Board of Directors and certain executive officers.

Representations and Warranties of the Parties

Pursuant to the merger agreement, Placer Sierra Bancshares and Southwest Community Bancorp made certain customary representations and warranties relating to their respective companies, subsidiaries, businesses and matters related to the merger. For detailed information concerning these representations and warranties, reference is made to the merger agreement included as Annex A hereto. Shareholders should be aware that the representations and warranties of the parties contained in the merger agreement are supplemented by the confidential schedules referenced in the merger agreement. Such representations and warranties generally must remain accurate through the completion of the merger unless the fact or facts that caused a breach of a representation and warranty has not had or is not reasonably likely to have a material adverse effect on the party making the representation and warranty. See “—Conditions to the Merger” beginning on page 58.

Effective Time of the Merger

The merger will become effective upon the filing of a short form agreement of merger with the Secretary of State of the State of California, unless a different date and time is specified as the effective time in such document. The merger will be consummated only after the satisfaction or waiver of all conditions to the merger set forth in the merger agreement on (i) a date which is no later than 10 business days after such satisfaction or waiver and after expiration of any period for determining dissenters of Southwest Community Bancorp or (ii) such other date as Placer Sierra Bancshares and Southwest Community Bancorp may mutually agree upon.

Amendment of the Merger Agreement

To the extent permitted under applicable law, the merger agreement may be amended at any time by written agreement of the parties whether before or after the approval of the shareholders of Southwest Community Bancorp, except that after shareholders of Southwest Community Bancorp have approved the merger agreement no amendment which by law requires further approval by the shareholders of Southwest Community Bancorp may be made without obtaining such approval.

Termination of the Merger Agreement

The merger agreement may be terminated:

•	by mutual consent of the parties;

•	by a non-breaching party if the other party (i) breaches any covenants or undertakings contained in the merger agreement or (ii) breaches any representations or warranties contained in the merger agreement, in each case if such breach cannot be cured prior to the effective time of the merger and which breach renders any condition to the merger incapable of being fulfilled prior to November 30, 2006;

•	by either Placer Sierra Bancshares or Southwest Community Bancorp if the merger is not consummated by November 30, 2006, unless the failure to consummate the merger is due to a breach by (i) the party seeking such termination of its obligations under the merger agreement or (ii) any director of the party seeking to terminate through such director’s breach of his or her respective shareholder agreement;

•	by either party if any required regulatory approvals for consummation of the transactions contemplated by the merger agreement is not obtained;

•	by either party if the shareholders of Placer Sierra Bancshares do not approve the merger agreement or the shareholders of Southwest Community Bancorp do not approve the merger agreement, in either case, at a meeting of such respective shareholders duly called for such purpose;

•	by Placer Sierra Bancshares, prior to the Southwest Community Bancorp special meeting, if Southwest Community Bancorp shall have breached the covenants described under “—No Solicitation” on page , the Southwest Community Bancorp board of directors shall have (i) failed to recommend that the shareholders of Southwest Community Bancorp approve the merger agreement or has withdrawn, modified or changed such recommendation in a manner which is adverse to Placer Sierra Bancshares, (ii) approved or recommended a competing acquisition proposal or failed to reject a competing acquisition proposal within 10 business days of its announcement or receipt, or (iii) Southwest Community Bancorp breaches its covenants requiring the calling and holding of a meeting of shareholders to consider the merger agreement;

•	by Southwest Community Bancorp, if Placer Sierra Bancshares or its subsidiaries shall have entered into a business combination, tender offer or similar transaction which requires as a condition precedent that Placer Sierra Bancshares terminate the merger agreement or as a result of entering into such a transaction, a governmental entity advises Placer Sierra Bancshares or Southwest Community Bancorp in writing that consummation of the merger will be delayed beyond November 30, 2006;

•	by Placer Sierra Bancshares if a third party commences a tender offer or exchange offer for 10% or more of the outstanding Southwest Community Bancorp common stock and the board of directors of Southwest Community Bancorp recommends that Southwest Community Bancorp shareholders tender their shares in the offer or otherwise fails to recommend that they reject the offer within a specified period;

•	by Southwest Community Bancorp at any time prior to the Southwest Community Bancorp special meeting in order to concurrently enter into an acquisition agreement or similar agreement with respect to an unsolicited “superior proposal,” as defined in the merger agreement and under “—No Solicitation” beginning on page , which has been received and considered by Southwest Community Bancorp in compliance with the applicable terms of the merger agreement, provided that Southwest Community Bancorp has notified Placer Sierra Bancshares at least five business days in advance of any such termination and given Placer Sierra Bancshares the opportunity during such period to make an offer at least as favorable as the superior proposal, as determined by the Southwest Community Bancorp board of directors; and

•	by Southwest Community Bancorp at any time during the two-day period commencing on the last date used to calculate the Placer Sierra Bancshares average sale price, if:

(1)	Placer Sierra Bancshares’ average sale price is less than $21.06; and

(2)	the number obtained by dividing Placer Sierra Bancshares’ average sale price by $26.00 is less than (by more than 15.0%) the index ratio.

Placer Sierra Bancshares’ “average sales price” is the average of the daily volume-weighted average sales price per share of Placer Sierra Bancshares common stock on the Nasdaq National Market for a period of 20 consecutive trading days prior to and including the fifth trading day prior to the date the parties have mutually scheduled to be the closing.

The “index ratio” is calculated by dividing the closing price of the Nasdaq Bank Index (ticker: BNK) on February 14, 2006 by the average of the closing price of the Nasdaq Bank Index for the twenty trading days ending on the fifth trading day prior to the date the parties have mutually scheduled to be the closing date.

If both of the conditions in (1) and (2) above occur, Southwest Community Bancorp has the right to terminate the merger agreement without any action by Southwest Community Bancorp shareholders. If necessary, this decision will be made by the Southwest Community Bancorp board of directors in light of the circumstances existing at that time. There can be no assurance that the Southwest Community Bancorp board of directors will exercise its right to terminate the merger agreement if each of the conditions in (1) and (2) above occurred. If Southwest Community Bancorp elected not to exercise its right to terminate the merger agreement, the exchange ratio would remain at what it otherwise would have been.

If Southwest Community Bancorp elects to exercise its right to terminate the merger agreement pursuant to the last bullet point set forth above, it must give written notice to Placer Sierra Bancshares. During the two-day period after receipt of such notice, Placer Sierra Bancshares has the option to increase the merger consideration payable to Southwest Community Bancorp shareholders by a cash payment equal to the difference between (a) the product of the exchange ratio then in effect and $21.06 and (b) the product of the exchange ratio then in effect and the Placer Sierra Bancshares average sales price.

Placer Sierra Bancshares is under no obligation to adjust the merger consideration and there can be no assurance that Placer Sierra Bancshares will elect to adjust the merger consideration if Southwest Community Bancorp were to exercise its option to terminate the merger agreement. Any such decision would be made by Placer Sierra Bancshares in light of the circumstances existing at the time Placer Sierra Bancshares has the opportunity to make such an election. If Placer Sierra Bancshares elects to adjust the exchange ratio within the two-day period, it must give Southwest Community Bancorp prompt notice of that election and the merger consideration, in which case Southwest Community Bancorp will not have any right to terminate the merger agreement as a result of the circumstances described above.

The operation of the conditions permitting Southwest Community Bancorp to terminate the merger agreement based on a decrease in the market price of Placer Sierra Bancshares common stock reflects the parties’ agreement that shareholders of Southwest Community Bancorp would assume the risk of a modest decline in value of Placer Sierra Bancshares common stock under any circumstances and that Southwest Community Bancorp’s shareholders would not assume the risk of a more significant decline in value of Placer Sierra Bancshares common stock unless the percentage decline in the value of Placer Sierra Bancshares common stock between $26.00 and the Placer Sierra Bancshares average sales price represents a decline that is more than 15.0% greater than the percentage decrease, if any, in an index of specified publicly-traded banking stocks between the price of the index on February 14, 2006 and the average closing price of the index during the same 20 day period used to calculate the Placer Sierra Bancshares average sales price. The premise of this agreement is that declines in value of Placer Sierra Bancshares common stock which are comparable to the declines in the value of an index of publicly-traded banking stocks is indicative of a broad-based change in market and economic conditions affecting publicly-traded banking stocks in general, including Placer Sierra Bancshares and Southwest Community Bancorp, rather than factors which are specifically attributable to the value of Placer Sierra Bancshares common stock.

The operation and effect of the provisions of the merger agreement dealing with a decline in the market price of Placer Sierra Bancshares common stock may be illustrated by the following three scenarios:

(1) Placer Sierra Bancshares’ average sales price is below $23.40 but is not less than $21.06. Under such circumstances, because Placer Sierra Bancshares’ average sales price is not less than $21.06, there would be no adjustment to the exchange ratio. Southwest Community Bancorp would be obligated to consummate the merger regardless of the change in the index ratio (assuming all other conditions to Southwest Community Bancorp’s obligations were satisfied or waived).

(2) Placer Sierra Bancshares’ average sales price declines to less than $21.06 and the index ratio also declines but the percentage decline in the price of Placer Sierra Bancshares’ common stock is not more than 15.0% greater than the percentage decline in the index ratio. Under such circumstances there would be no adjustment to the exchange ratio and Southwest Community Bancorp would be obligated to consummate the merger (assuming all other conditions to Southwest Community Bancorp’s obligations were satisfied or waived).

(3) Placer Sierra Bancshares’ average sales price declines to less than $21.06 and the percentage decline in the price of Placer Sierra Bancshares common stock between $26.00 and the average sales price is more than 15.0% greater than the percentage decline in the index ratio. Under such circumstances, Southwest Community Bancorp would have the right but not the obligation to terminate the merger agreement unless Placer Sierra Bancshares elected to increase the exchange ratio by a cash payment equal to the difference between (a) the product of the exchange ratio then in effect and $21.06 and (b) the product of the exchange ratio then in effect and Placer Sierra Bancshares average sales price. Accordingly, if the Placer Sierra Bancshares average sales price was $20.00 and the exchange ratio was approximately 1.67 (assuming that all of the outstanding Southwest Community Bancorp stock options are exercised for cash, the underlying shares are issued and outstanding, there are no dissenters and there is no other change in the outstanding shares of Southwest Community Bancorp between April 17, 2006 and the closing of the merger), for each share of Southwest Community Bancorp common stock, Southwest Community Bancorp shareholders will receive approximately 1.67 shares of Placer Sierra Bancshares common stock (with a value of approximately $33.40) and $1.77 in cash.

Southwest Community Bancorp shareholders should be aware that whether Southwest Community Bancorp can terminate the merger agreement and receive a subsequent increase, if any, in the merger consideration paid by Placer Sierra Bancshares, will be based on Placer Sierra Bancshares’ average sales price which we defined above as the average of the daily volume-weighted average sales price of the Placer Sierra Bancshares common stock on the Nasdaq National Market for a period of 20 consecutive trading days ending on the date within five trading days prior to the date the parties have mutually scheduled for the closing date. Accordingly, because the market price of the Placer Sierra Bancshares common stock will fluctuate and possibly decline between the date the average sales price is determined and the effective time of the merger, as well as on the date certificates representing shares of Placer Sierra Bancshares common stock are delivered in exchange for shares of Southwest Community Bancorp common stock following consummation of the merger, the value of Placer Sierra Bancshares common stock actually received by holders of Southwest Community Bancorp common stock may be more or less than (i) Placer Sierra Bancshares’ average sales price and (ii) the value of Placer Sierra Bancshares common stock at the effective time of the merger resulting from the exchange ratio or any possible adjustment to the exchange ratio as illustrated above.

In the event of termination, the merger agreement will become null and void, except that certain provisions thereof relating to expenses and confidentiality will survive any such termination and any such termination will not relieve any breaching party from liability (including damages) for any willful breach of any covenant, undertaking, representation or warranty giving rise to such termination.

Termination Fees

The merger agreement provides that Southwest Community Bancorp must pay Placer Sierra Bancshares a $7.0 million termination fee under the circumstances and in the manner described below:

•	if the merger agreement is terminated by Placer Sierra Bancshares for any of the reasons described in the sixth bullet point or the eighth bullet points in the first paragraph under “—Termination of the Merger Agreement” on page 65, or by Southwest Community Bancorp for the reasons described in the ninth bullet point in such section, Southwest Community Bancorp must pay the termination fee to Placer Sierra Bancshares concurrent with the termination of the merger agreement or on the third business day following the termination of the merger agreement depending on the circumstances for termination; or

If the merger agreement is terminated by

(1)	Placer Sierra Bancshares pursuant to the second bullet point in the first paragraph under “—Termination of the Merger Agreement” on page 65,

(2)	either Placer Sierra Bancshares or Southwest Community Bancorp because the merger has not been consummated by November 30, 2006 and at the time of such termination the Southwest Community Bancorp shareholders have not voted on the merger agreement, or

(3)	either Placer Sierra Bancshares or Southwest Community Bancorp because the shareholders of Southwest Community Bancorp have not approved the merger as required,

and in each such case pursuant to (1), (2) or (3) above, an “acquisition proposal” (as defined under “—No Solicitation” on page 63) shall have been publicly announced or otherwise communicated or made known to the senior management or the board of directors of Southwest Community Bancorp (or any person shall have publicly announced, communicated or made known an intention, whether or not conditional, to make an acquisition proposal) at any time after the date of the merger agreement and prior to the time that shareholders of Southwest Community Bancorp vote on the merger agreement or the date of termination of the merger agreement, as applicable, and within 12 months after such termination, Southwest Community Bancorp enters into an agreement with respect to a “control transaction” (defined below) or consummates a “control transaction” which is the subject of an acquisition proposal, then Southwest Community Bancorp shall pay to Placer Sierra Bancshares the termination fee on the date of execution of such agreement or consummation of a “control transaction.” “Control transaction” is defined in the merger agreement to mean the acquisition by purchase, merger, consolidation, sale, transfer or otherwise in one transaction or any related series of transactions of a majority of the voting power of the outstanding securities of Southwest Community Bancorp or Southwest Community Bank or substantially all of the assets of Southwest Community Bancorp or Southwest Community Bank.

In addition, the merger agreement provides that Placer Sierra Bancshares must pay Southwest Community Bancorp a $7.0 million termination fee if the merger agreement is terminated by Southwest Community Bancorp for the reasons described in the seventh bullet point in the first paragraph under “—Termination of the Merger Agreement” on page 65. Placer Sierra Bancshares must pay the termination fee to Southwest Community Bancorp on the third business day following execution of an agreement resulting in termination of the merger agreement.

Any termination fee that becomes payable pursuant to the merger agreement shall be paid by wire transfer of immediately available funds to an account designated by the receiving party.

If either party fails to timely pay the termination fee to the other party, the party required to make such payment will be obligated to pay the costs and expenses incurred by the other party to collect such payment, together with interest.

Board of Directors of Placer Sierra Bancshares after the Merger

Placer Sierra Bancshares has agreed that after the merger, its board of directors will consist of ten directors. Two of the directors will be designated by Southwest Community Bancorp. Southwest Community Bancorp has designated Frank J. Mercardante and Allan W. Arendsee. Placer Sierra Bancshares has agreed to appoint the Southwest Community Bancorp designees to the Placer Sierra Bancshares board of directors immediately after the effective time.

Interests of Certain Southwest Community Bancorp Directors and Executive Officers in the Merger

When Southwest Community Bancorp shareholders are considering the recommendation of the Southwest Community Bancorp board of directors with respect to approving and adopting the merger agreement, you should be aware that the directors and executive officers of Southwest Community Bancorp have interests in the merger as individuals which are in addition to, or different from, their interests as shareholders. The Southwest Community Bancorp board of directors was aware of these factors and considered them, among other matters, in approving the merger agreement and the merger. These interests are described below.

The merger agreement provides that at the effective time of the merger, each outstanding warrant will cease to represent the right to acquire shares of Southwest Community Bancorp common stock and will be converted into and become warrants to acquire shares of Placer Sierra Bancshares common stock based on the exchange ratio. See “—Termination of Southwest Community Bancorp Stock Options and Assumption of Warrants.” At the record date, eight of the directors and executive officers of Southwest Community Bancorp held warrants to purchase an aggregate of 17,640 shares of Southwest Community Bancorp common stock. In addition, as of the record date the directors and executive officers of Southwest Community Bancorp hold options to purchase an aggregate of 433,727 shares of Southwest Community Bancorp common stock.

Severance Agreements. As a consequence of the proposed change in control of Southwest Community Bancorp contemplated by the merger agreement, certain executive officers of Southwest Community Bancorp will be entitled to severance payments and supplemental benefits in the event the merger is consummated. As a result of the merger, Messrs. Lane, Lemery, McFarland and Mercardante will receive certain additional cash benefits (salary, incentive compensation and accrued vacation) pursuant to the provisions of their various employment agreements. Messrs. Lane, McFarland and Mercardante will also receive certain additional benefits pursuant to their supplemental executive retirement plans. Upon consummation of the merger, Placer Sierra Bancshares or Southwest Community Bancorp will be obligated to make the following payments to the following executive officers, including salary continuation, prorated bonus and long-term incentive compensation plan payments, and accrued vacation and to provide them with supplemental retirement benefits and healthcare and other benefit continuation. The amounts in the “Salary” column are a result of change in control provisions in the executive’s respective employment agreement or employment offer letter. The amounts reflected below in the “Estimated Incentive Compensation” column reflect a pro rata portion of the Southwest Community Bancorp annual bonus program. The “Estimated Accrued Vacation” column is an estimate of expense paid for accrued but unused vacation at the closing.

Name of Officer and Positions with Southwest Community Bancorp	Salary	Estimated Incentive Compensation	Estimated Accrued Vacation	Estimated Total Cash Compensation	Present Value of Estimated Supplemental Executive Retirement Benefit	Continuation of Health Insurance Benefits (in months)
Alan J. Lane President and Chief Operating Officer, Southwest Community Bancorp	$510,000	$91,700	$17,800	$619,500	$1,241,093	24

James L. Lemery Executive Vice President and Chief Financial Officer, Southwest Community Bancorp	$75,000	$14,200	$6,000	$95,200	—	N/A

Stuart F. McFarland Executive Vice President, Southwest Community Bancorp	$510,000	$91,700	$45,100	$646,800	$1,048,420	N/A

Frank J. Mercardante Chief Executive Officer, Southwest Community Bancorp	$960,000	$183,400	$90,700	$1,234,100	$2,720,410	Lifetime

Board and Management Positions. Effective upon consummation of the merger, Placer Sierra Bancshares’ board of directors will be expanded to a total of ten directors. Frank J. Mercardante, Chief Executive Officer of Southwest Community Bancorp, and Allan W. Arendsee, a director of Southwest Community Bancorp, will be appointed to serve as directors of Placer Sierra Bancshares after the merger. See “—Board of Directors of Placer

Sierra Bancshares after the Merger” on page 69. In addition, Mr. McFarland will be employed by Placer Sierra Bank following the merger in the capacity of President, Southwest Community Bank Division of Placer Sierra Bank.

Indemnification and Directors’ and Officers’ Insurance. Southwest Community Bancorp’s directors and officers are entitled to continuing indemnification against certain liabilities by virtue of provisions contained in Southwest Community Bancorp’s articles of incorporation and bylaws and the merger agreement. Pursuant to the merger agreement, Placer Sierra Bancshares has agreed for a period of five years to indemnify and hold harmless each present and former director and officer of Southwest Community Bancorp or any of its subsidiaries, as applicable, determined as of the effective time of the merger against any losses, damages, costs or expenses, including attorneys’ fees, judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the effective time of the merger, whether asserted or claimed prior to, at, or after the effective time of the merger, arising in whole or in part out of or pertaining to the fact that he or she was a director or officer of Southwest Community Bancorp or any of its subsidiaries or is or was serving at the request of Southwest Community Bancorp or any of its subsidiaries as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent to which such indemnified parties would be entitled under the articles of incorporation and bylaws of Southwest Community Bancorp or equivalent documents of any Southwest Community Bancorp subsidiary, as applicable, or any agreement, arrangement or understanding disclosed by Southwest Community Bancorp to Placer Sierra Bancshares pursuant to the merger agreement, in each case as in effect on the date of the merger agreement.

Pursuant to the merger agreement, Placer Sierra Bancshares agreed to purchase an extended reporting period endorsement under Southwest Community Bancorp’s existing directors’ and officers’ liability insurance policy for Southwest Community Bancorp’s directors and officers or a substitute policy which shall provide such directors and officers with coverage following the effective time of the merger for an additional five years of not less than the existing coverage under, and have other terms no materially less favorable on the whole to the insured persons than the directors’ and officers’ liability insurance coverage presently maintained by Southwest Community Bancorp, provided that Placer Sierra Bancshares will not be required to expend in any one year an amount in excess of 250% of the annual premiums currently paid by Southwest Community Bancorp for such insurance (the “Insurance Amount”), and further provided that if Placer Sierra Bancshares is unable to maintain or obtain the insurance specified above as a result of the preceding provision, Placer Sierra Bancshares shall use its reasonable best efforts to obtain the most advantageous coverage as is available for the insurance amount with respect to acts or omissions occurring prior to the effective time of the merger by such directors and officers in their capacities as such.

Other than as set forth above, no director or executive officer of Southwest Community Bancorp has any direct or indirect material interest in the merger, except insofar as ownership of Southwest Community Bancorp common stock might be deemed such an interest.

Certain Employee Matters

The merger agreement contains certain agreements of the parties with respect to various employee matters, which are briefly described below.

From and after the effective time of the merger, Placer Sierra Bancshares shall provide employees of Southwest Community Bancorp and its subsidiaries who continue on as employees of Placer Sierra Bancshares and its subsidiaries employee benefit plans of general applicability no less favorable than in the aggregate than those provided to employees of Placer Sierra Bancshares and its subsidiaries. For purposes of determining eligibility to participate in, the vesting of benefits (but not for benefit plan accrual under any retirement plan), Placer Sierra Bancshares will recognize years of service with Southwest Community Bancorp and its subsidiaries to the same extent as such service was credited for such purpose by Southwest Community Bancorp. The treatment of Southwest Community Bancorp stock options held by its employees immediately prior to the merger is described above under “—Termination of Southwest Community Bancorp Stock Options and Assumption of Warrants on page 57.

When employees and current and former directors of Southwest Community Bancorp or any of its subsidiaries become eligible to participate in a medical, dental or health plan of Placer Sierra Bancshares, Placer Sierra Bancshares will cause each such plan to the extent permissible under such plan, to:

•	waive any preexisting condition limitations to the extent such conditions are covered under the applicable medical, health or dental plans of Placer Sierra Bancshares;

•	provide full credit under such plans for any deductibles, co-payment and out-of-pocket expenses incurred by the employees and directors and their beneficiaries during the portion of the calendar year prior to such participation; and

•	waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee or director on or after the effective time of the merger.

Placer Sierra Bancshares has also agreed to conduct interviews with all employees of Southwest Community Bancorp in order to determine appropriate staffing levels following the merger. Placer Sierra Bancshares and Southwest Community Bancorp will determine by mutual agreement appropriate retention packages and severance payments for employees.

Resale of Placer Sierra Bancshares Common Stock

The shares of Placer Sierra Bancshares common stock issued pursuant to the merger will be registered under the Securities Act of 1933. These shares will be freely transferable under the Securities Act, except for shares issued to any Southwest Community Bancorp shareholder who may be deemed to be an affiliate of Placer Sierra Bancshares at or after the effective time of the merger for purposes of Rule 144 promulgated under the Securities Act or an affiliate of Southwest Community Bancorp at the time of its special meeting for purposes of Rule 145 promulgated under the Securities Act. Affiliates include persons who control, are controlled by or are under common control with Southwest Community Bancorp or Placer Sierra Bancshares, as the case may be, and generally consist of executive officers, directors and 10% shareholders.

Rule 145 will restrict the sale of Placer Sierra Bancshares common stock received in the merger by affiliates of Southwest Community Bancorp and certain of their family members and related interests. Generally speaking, during the year following the effective time of the merger, those persons who are affiliates of Southwest Community Bancorp at the time of its special meeting, provided they are not affiliates of Placer Sierra Bancshares at or following the effective time of the merger, may publicly resell any Placer Sierra Bancshares common stock received by them in the merger, subject to certain limitations as to, among other things, the amount of Placer Sierra Bancshares common stock sold by them in any three-month period and the manner of sale. After the one-year period, such affiliates may resell their shares without such restrictions so long as there is adequate current public information with respect to Placer Sierra Bancshares as required by Rule 144.

Persons who are affiliates of Placer Sierra Bancshares after the effective time of the merger may publicly resell Placer Sierra Bancshares common stock received by them in the merger subject to similar limitations and subject to certain filing requirements specified in Rule 144. At the present time, it is anticipated that only three affiliates of Southwest Community Bancorp will become affiliates of Placer Sierra Bancshares after the merger, Messrs. Mercardante and Arendsee, who will become directors of Placer Sierra Bancshares and Stuart McFarland, who will become an executive officer of Placer Sierra Bancshares.

The ability of affiliates to resell shares of Placer Sierra Bancshares common stock received in the merger under Rules 144 or 145 as summarized herein generally will be subject to Placer Sierra Bancshares having satisfied its reporting requirements under the Securities Exchange Act of 1934 for specified periods prior to the time of sale. Affiliates also would be permitted to resell Placer Sierra Bancshares common stock received in the merger pursuant to an effective registration statement under the Securities Act of 1933 or another available exemption from the Securities Act of 1933 registration requirements. Neither the registration statement of which this joint proxy statement/prospectus is a part nor this joint proxy statement/prospectus cover any resales of Placer Sierra Bancshares common stock received by persons who may be deemed to be affiliates of Placer Sierra Bancshares or Southwest Community Bancorp in the merger.

Southwest Community Bancorp has agreed in the merger agreement to use its reasonable best efforts to cause each person who may be deemed to be an affiliate of it for purposes of Rule 145 to deliver to Placer Sierra Bancshares a letter agreement intended to ensure compliance with the Securities Act of 1933.

Material Federal Income Tax Consequences

General. The following is a description of the material federal income tax consequences of the transaction, and constitutes the opinion of Manatt, Phelps & Phillips, LLP, legal counsel to Placer Sierra Bancshares and Vavrinek, Trine, Day & Co., LLP, auditors for Southwest Community Bancorp. The federal income tax laws are complex and the tax consequences of the merger may vary depending upon each shareholder’s individual circumstances or tax status. Accordingly, this summary is not a complete description of all of the consequences of the merger and, in particular, may not address federal income tax considerations that may affect the treatment of shareholders subject to special treatment under United States federal income tax law (including, for example, foreign persons, financial institutions, dealers in securities, traders in securities who elect to apply a mark-to-market method of accounting, insurance companies, tax-exempt entities, holders who acquired their shares of Southwest Community Bancorp common stock pursuant to the exercise of an employee stock option or right or otherwise as compensation and holders who hold Southwest Community Bancorp common stock as part of a “hedge,” “straddle” or “conversion transaction”). In addition, no opinion is expressed with respect to the tax consequences of the merger under applicable foreign, state or local laws or under any federal tax laws other than those pertaining to the income tax. This description is based on laws, regulations, rulings and judicial decisions as in effect on the date of this joint proxy statement/prospectus, without consideration of the particular facts or circumstances of any holder of Southwest Community Bancorp common stock. These authorities are all subject to change and any such change may be made with retroactive effect. No assurance can be given that, after any such change, this description would not be different.

Consequently, each shareholder of Southwest Community Bancorp is urged to consult his or her own tax advisor concerning the specific federal and any foreign, state and local income tax and other tax consequences of the merger applicable to such shareholder.

The Merger. Placer Sierra Bancshares and Southwest Community Bancorp have received opinions from Manatt, Phelps & Phillips, LLP and Vavrinek, Trine, Day & Co., LLP, respectively, which are based on facts, representations and assumptions that were provided by Placer Sierra Bancshares and Southwest Community Bancorp, respectively, and that are consistent with the state of facts that Placer Sierra Bancshares and Southwest Community Bancorp believe will be existing as of the effective time of the merger. On the basis of such facts, representations and assumptions, Manatt, Phelps & Phillips, LLP and Vavrinek, Trine, Day & Co., LLP have each opined that for federal income tax purposes, the merger, when consummated in accordance with the terms of the merger agreement, will constitute a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code and, accordingly:

•	neither Placer Sierra Bancshares nor Southwest Community Bancorp will recognize any gain or loss as a result of the merger;

•	no gain or loss will be recognized by shareholders of Southwest Community Bancorp upon the exchange of their Southwest Community Bancorp common stock solely for shares of Placer Sierra Bancshares common stock pursuant to the merger, except in respect of cash received in lieu of a fractional share interest in Placer Sierra Bancshares common stock;

•	the basis of the shares of Placer Sierra Bancshares common stock received by a Southwest Community Bancorp shareholder receiving solely Placer Sierra Bancshares common stock will be the same as his or her basis in the Southwest Community Bancorp common stock surrendered in exchange therefor, reduced by any amount allocable to a fractional share interest for which cash is received (as described below);

•	the holding period of the shares of Placer Sierra Bancshares common stock received by a Southwest Community Bancorp shareholder receiving solely Placer Sierra Bancshares common stock will include the period during which such Southwest Community Bancorp shareholder held the Southwest Community Bancorp common stock surrendered in exchange therefor, provided the surrendered Southwest Community Bancorp common stock was held by such shareholder as a capital asset at the effective time of the merger; and

•	the holders of Southwest Community Bancorp warrants shall not recognize gain or loss as a result of their exchange of Southwest Community Bancorp warrants for warrants to acquire Placer Sierra Bancshares common stock.

For federal income tax purposes, cash received by a holder of Southwest Community Bancorp common stock in lieu of a fractional share interest in Placer Sierra Bancshares common stock will be treated as received in redemption of the fractional share interest, and gain or loss will be recognized for federal income tax purposes measured by the difference between the amount of cash received and the portion of the basis of the share of Southwest Community Bancorp common stock allocable to such fractional share interest. Such gain or loss should be long-term capital gain or loss if such share of Southwest Community Bancorp common stock is held as a capital asset and has been held for more than one year at the effective time of the merger.

Exercise of Option. The foregoing discussion and the opinions referred to assume that the Placer Sierra Bancshares average sales price does not go below $21.06 per share so that Placer Sierra Bancshares does not have the option to elect to increase the consideration payable in the merger to avoid termination of the merger agreement. In the event that the average sales price goes below $21.06 per share and the other conditions have been satisfied such that Southwest Community Bancorp is entitled to terminate the merger agreement, and Placer Sierra Bancshares makes its election to increase the consideration payable in the merger so that the merger agreement does not terminate, holders of Southwest Community Bancorp common stock that receive shares of Placer Sierra Bancshares common stock in the merger will also receive cash as part of their merger consideration.

If you are a holder of Southwest Community Bancorp common stock and you receive both Placer Sierra Bancshares common stock and cash (other than cash received in lieu of fractional shares) in exchange for your Southwest Community Bancorp common stock, you will recognize any gain, but not loss, in an amount equal to the lesser of:

(i)	the excess, if any, of:

(1)	the sum of the fair market value at the effective time of the merger of the Placer Sierra Bancshares common stock and cash received; over

(2)	your tax basis in the shares of Southwest Community Bancorp common stock exchanged in the merger; and

(ii)	the amount of cash that you receive in exchange for your Southwest Community Bancorp common stock.

Any gain will be treated as capital gain unless the receipt of the cash has the effect of the distribution of a dividend for federal income tax purposes, in which case the gain will be treated as ordinary dividend income to the extent of your ratable share of Southwest Community Bancorp’s accumulated earnings and profits. Any capital gain will be long-term capital gain if, as of the date of the merger, your holding period in your Southwest Community Bancorp common stock is greater than one year. The following is a brief discussion of the tax treatment described above; however, Southwest Community Bancorp shareholders should consult your own tax advisor about the possibility that all or a portion of any cash received in exchange for Southwest Community Bancorp common stock will be treated as a dividend.

The stock redemption provisions of Section 302 of the Internal Revenue Code of 1986, as amended (the “Code”), apply in determining whether cash received by Southwest Community Bancorp shareholders in exchange for your Southwest Community Bancorp common stock has the effect of a distribution of a dividend under Section 356(a)(2) of the Code. This is referred to as a hypothetical redemption analysis. Under the hypothetical redemption analysis, Southwest Community Bancorp shareholders will be treated as if the portion of Southwest Community Bancorp common stock exchanged for cash in the merger will instead be exchanged for Placer Sierra Bancshares common stock (the “hypothetical shares”), followed immediately by a redemption of the hypothetical shares by Placer Sierra Bancshares for cash. Under the principles of Section 302 of the Code, Southwest Community Bancorp shareholders will recognize capital gain rather than dividend income with respect to the cash received if the hypothetical redemption is “not essentially equivalent to a dividend” or is “substantially disproportionate” with respect to you. In applying the principles of Section 302, the constructive ownership rules of Section 318 of the Code will apply in comparing your ownership interest in Placer Sierra Bancshares both immediately after the merger (but before the hypothetical redemption) and after the hypothetical redemption.

If you are a holder of Southwest Community Bancorp common stock, whether the hypothetical redemption by Placer Sierra Bancshares of the hypothetical shares for cash is “not essentially equivalent to a dividend” will depend on your particular circumstances. However, the hypothetical redemption must, in any event, result in a “meaningful reduction” in your percentage ownership of Placer Sierra Bancshares common stock. In determining whether the hypothetical redemption by Placer Sierra Bancshares results in a meaningful reduction in your percentage ownership of Placer Sierra Bancshares common stock, and, therefore, does not have the effect of a distribution of a dividend, each Southwest Community Bancorp shareholder should compare the interest in Placer Sierra Bancshares (including interests owned actually, hypothetically and constructively) immediately after the merger (but before the hypothetical redemption) to the interest after the hypothetical redemption. The Internal Revenue Service has indicated, in Revenue Ruling 76-385, that a shareholder in a publicly-held corporation whose relative stock interest in the corporation is minimal and who exercises no “control” over corporate affairs is generally treated as having had a meaningful reduction in his or her stock after a redemption transaction if his or her percentage stock ownership in the corporation has been reduced to any extent, taking into account the shareholder’s actual and constructive ownership before and after the hypothetical redemption.

If you are a holder of Southwest Community Bancorp common stock, the hypothetical redemption transaction would be “substantially disproportionate,” and, therefore, would not have the effect of a distribution of a dividend if you own less than 50% of the voting power of the outstanding Placer Sierra Bancshares common stock and the percentage of Placer Sierra Bancshares common stock actually and constructively owned by you immediately after the hypothetical redemption is less than 80% of the percentage of Placer Sierra Bancshares common stock actually, hypothetically and constructively owned by you immediately before the hypothetical redemption.

Tax Basis and Holding Period. If Placer Sierra Bancshares exercises its option to increase the consideration payable in the merger, the aggregate tax basis of the Placer Sierra Bancshares common stock Southwest Community Bancorp shareholders receive as a result of the merger will be the same as your aggregate tax basis in the Southwest Community Bancorp common stock surrendered in exchange for the Placer Sierra Bancshares common stock, decreased by the amount of cash received in the merger and increased by the amount of dividend or gain recognized in the merger. The holding period of the Placer Sierra Bancshares common stock Southwest Community Bancorp shareholders receive as a result of the exchange will include the holding period of the Southwest Community Bancorp common stock exchanged in the merger.

Southwest Community Bancorp Shareholders Who Receive Only Cash. If you are a holder of Southwest Community Bancorp common stock who exchanges all of your shares of common stock for cash in the exercise of dissenters’ rights in connection with the merger, you will generally recognize capital gain to the extent the amount of cash received in the merger exceeds your tax basis in the Southwest Community Bancorp common stock, or loss to the extent your tax basis in Southwest Community Bancorp common stock exceeds the amount of cash received in the exchange. Any capital gain or loss will be long-term capital gain or loss if you have held your shares of Southwest Community Bancorp common stock for more than one year at the time the merger is completed. Long-term capital gain of a non-corporate U.S. shareholder is generally subject to a maximum U.S. federal income tax rate of 15%.

Placer Sierra Bancshares Shareholders that Dissent. A Placer Sierra Bancshares shareholder that exercises dissenters’ rights in the merger and receives cash for all of that shareholder’s shares of Placer Sierra Bancshares common stock will generally recognize capital gain to the extent the amount of cash received exceeds the shareholder’s tax basis in the shares of Placer Sierra Bancshares common stock or loss to the extent the tax basis exceeds the amount of cash received in the exchange. Any recognized capital gain or loss will be long-term capital gain or loss for a shareholder who held the Placer Sierra Bancshares common stock for more than one year at the time the merger is completed.

Backup Withholding and Information Reporting. If you receive cash in exchange for surrendering your shares of Southwest Community Bancorp common stock, you may be subject to information reporting and backup withholding at a rate currently equal to 28% if you are a non-corporate United States person and you (i) fail to provide an accurate taxpayer identification number; (ii) are notified by the United States Internal Revenue Service that you have failed to report all interest or dividends required to be shown on your federal income tax returns; or (iii) in certain circumstances, fail to comply with applicable certification requirements.

Closing Opinion. It is a condition precedent to the obligations of Placer Sierra Bancshares and Southwest Community Bancorp to effect the merger that they receive an opinion from Manatt, Phelps & Phillips, LLP and Vavrinek, Trine, Day & Co., LLP, respectively, with respect to the federal income tax consequences of the merger. Such opinion will be based upon facts existing at the effective time of the merger, and in rendering such opinion counsel will require and rely upon facts, representations and assumptions that will be provided by Placer Sierra Bancshares, Southwest Community Bancorp and others. If facts, assumed facts, or applicable law change after the date of this joint proxy statement/prospectus and before the effective time of the merger, Manatt, Phelps & Phillips, LLP or Vavrinek, Trine, Day & Co., LLP may not be able to deliver such opinion. The opinion of Manatt, Phelps & Phillips, LLP and Vavrinek, Trine, Day & Co., LLP, binds neither the Internal Revenue Service nor the courts. Either could adopt a contrary position. Neither Placer Sierra Bancshares nor Southwest Community Bancorp intends to seek or obtain a ruling from the Internal Revenue Service as to the federal income tax consequences of the merger.

Accounting Treatment of the Merger

The merger will be accounted for under the purchase method of accounting under accounting principles generally accepted in the United States of America. Under this method, Southwest Community Bancorp’s assets and liabilities as of the date of the merger will be recorded at their respective fair values and added to those of Placer Sierra Bancshares. Any difference between the purchase price for Southwest Community Bancorp and the fair value of the identifiable net assets acquired (including core deposit intangibles) will be recorded as goodwill. In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” issued in July 2001, the goodwill resulting from the merger will not be amortized to expense, but instead will be reviewed for impairment at least annually and to the extent goodwill is impaired, its carrying value will be written down to its implied fair value and a charge will be made to earnings. Core deposit and other intangibles with definite useful lives recorded by Placer Sierra Bancshares in connection with the merger will be amortized to expense in accordance with such standards. The financial statements of Placer Sierra Bancshares issued after the merger will reflect the results attributable to the acquired operations of Southwest Community Bancorp beginning on the date the merger becomes effective.

Expenses of the Merger

The merger agreement provides that each of Southwest Community Bancorp and Placer Sierra Bancshares will bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by the merger agreement, including fees and expenses of its own financial consultants, accountants and counsel.

Listing of the Shares of Placer Sierra Bancshares Common Stock

Placer Sierra Bancshares has agreed to use its best efforts to list on the Nasdaq National Market, prior to the completion of the merger, the shares of Placer Sierra Bancshares common stock to be issued in the merger.

Shareholder Agreements

In connection with the execution of the merger agreement, each of the directors of Placer Sierra Bancshares and all of the directors of Southwest Community Bancorp entered into a shareholder agreement with the other company pursuant to which each such director agreed that at any meeting of the applicable shareholders, or in connection with any written consent of the shareholders, the director shall:

•	vote (or cause to be voted), in person or by proxy, or deliver a written consent (or cause a consent to be delivered) covering, all shares of common stock beneficially owned by him or as to which he has, directly or indirectly, the right to direct the voting;

•	in favor of approval of the merger agreement and the transactions contemplated thereby; and

•	in the case of Southwest Community Bancorp directors, against any acquisition proposal (as defined under “—No Solicitation” on page 63 or other form of business combination involving the Company.

Pursuant to the shareholder agreement, each director also agreed not to take any action which would affect their ability to vote the shares of common stock owned by him or her in favor of the merger agreement. The shareholder agreements will remain in effect until the earlier of the effective time of the merger or the termination of the merger agreement in accordance with its terms.

Dissenters’ Rights for Placer Sierra Bancshares Shareholders

Placer Sierra Bancshares shareholders will be given the opportunity to exercise dissenters’ rights in connection with the merger. The procedures for Placer Sierra Bancshares shareholders to obtain dissenters’ rights are set forth in Chapter 13 of the California General Corporation Law. The information set forth below is a general summary of Chapter 13 dissenters’ rights as applicable to the shareholders of Placer Sierra Bancshares. This summary is not a complete discussion of Chapter 13 and is qualified in its entirety by reference to Chapter 13, which is attached as Annex C. If you wish to exercise dissenters’ rights or wish to preserve the right to do so you should carefully read Annex C. You must follow exactly the required procedures set forth in Chapter 13 of the California General Corporation Law or any dissenters’ rights may be lost.

If the merger is consummated, if you elect to exercise your dissenters’ rights and you perfect your rights in a timely and proper fashion in accordance with the procedures set forth in Chapter 13, you will be entitled to receive an amount equal to the “fair market value” of your shares. Chapter 13 provides that fair market value shall be determined as of February 15, 2006, the business day before the public announcement of the merger.

You must satisfy each of the following requirements for your shares to be considered dissenting shares under Chapter 13. Shares of Placer Sierra Bancshares must be purchased by Placer Sierra Bancshares from a dissenting shareholder if all applicable requirements are complied with, but only if demands are made for payment with respect to 5% or more of the outstanding shares of Placer Sierra Bancshares common stock.

This 5% limitation does not apply to shares which are subject to a restriction on transfer imposed by Placer Sierra Bancshares or by any law or regulation. Placer Sierra Bancshares is not aware of any restriction on transfer of any of their respective shares of common stock except restrictions which may be imposed upon shareholders who are deemed to be “affiliates” of Placer Sierra Bancshares as that term is used in the Securities Act of 1933. Those shareholders who believe there is some restriction affecting their shares should consult with their own counsel as to the nature and extent of any dissenters’ rights they may have. In addition, Placer Sierra Bancshares is required to purchase dissenting shares from Placer Sierra Bancshares shareholders, only under the following conditions:

•	You must have shares of Placer Sierra Bancshares common stock, as the case may be, outstanding as of the record date of the shareholder’s meeting at which you may vote the shares;

•	You must vote the shares against the merger. It is not sufficient to abstain from voting. However, you may abstain as to part of your shares or vote part of those shares for the merger without losing the right to exercise dissenters’ rights with respect to those shares which were voted against the merger; and

•	If you voted against the merger and you wish to have purchased shares that were voted against the merger, you must make a written demand to have Placer Sierra Bancshares purchase those shares of common stock for cash at their fair market value. The demand must include the information specified below and must be received by Placer Sierra Bancshares or its transfer agent no later than the date of the shareholders’ meeting at which the shareholder may vote such shares.

If you return a proxy without voting instructions or with instructions to vote “FOR” the proposal to approve the merger agreement, your shares will automatically be voted in favor of the merger and you will lose your dissenters’ rights.

If the merger is approved by the Placer Sierra Bancshares shareholders, Placer Sierra Bancshares will have 10 days after the approval to mail those shareholders who voted against the merger and who made a timely demand for purchase, assuming more than 5% of the Placer Sierra Bancshares shareholders made such demand, written notice of the approval along with a copy of Sections 1300 through 1304 of Chapter 13. In the notice of approval, Placer Sierra Bancshares must state the price it determines represents the fair market value of the dissenting shares. This notice constitutes an offer by Placer Sierra Bancshares to purchase the dissenting shares at the price stated. Additionally, Placer Sierra Bancshares must set forth in the approval notice a brief description of the procedures a shareholder must follow if he or she desires to exercise dissenters’ rights.

A written demand is essential for dissenters’ rights. Chapter 13 requires you to specify in the written demand the number of shares you hold of record which you are demanding Placer Sierra Bancshares to purchase. In the written demand, you must also include a statement of the figure you claim to be the fair market value of those shares as of the business day before the terms of the merger were first announced, excluding any appreciation or depreciation because of the proposed merger. It is Placer Sierra Bancshares’ position that this day is February 15, 2006. The closing price of Placer Sierra Bancshares common stock on the Nasdaq National Market System as of February 15, 2006 was $26.20. The price Placer Sierra Bancshares determines to be the fair market value of its common stock on February 15, 2006 will not be more than $26.20. You must take a position in the written demand of the price you claim to be the fair market value. This demand constitutes an offer by you to sell the dissenting shares at the price stated.

In addition to the requirements of the provisions of Chapter 13 of the California General Corporation Law described herein, it is recommended that you comply with the following conditions to ensure that the demand is properly executed and delivered:

•	The demand should be sent by registered or certified mail, return receipt requested.

•	The demand should be signed by the shareholder of record, or his or her duly authorized representative, exactly as his or her name appears on the stock certificates evidencing the shares.

•	A demand for the purchase of the shares jointly owned by more than one person should identify and be signed by all such holders.

Any person signing a demand for purchase in any representative capacity, such as attorney-in-fact, executor, administrator, trustee or guardian, should indicate his or her title, and, if Placer Sierra Bancshares so requests, furnish written proof of his or her capacity and authority to sign the demand. A shareholder may not withdraw a demand for payment without the consent of Placer Sierra Bancshares.

Under California law, a demand by a shareholder is not effective for any purpose unless it is received by Placer Sierra Bancshares or its transfer agent, no later than the date of the shareholders’ meeting at which such shares are entitled to be voted.

Within 30 days after the date on which Placer Sierra Bancshares mails the notice of the approval of the merger, dissenting shareholders must also submit the certificates representing the dissenting shares to Placer Sierra Bancshares at the office it designates in the notice of approval. Placer Sierra Bancshares will stamp or endorse the certificates with a statement that the shares are dissenting shares or Placer Sierra Bancshares will exchange the certificates with certificates of appropriate denomination that are so stamped or endorsed. If a shareholder transfers any shares of Placer Sierra Bancshares common stock before submitting the shares for endorsement, then such shares will lose their status as dissenting shares.

If Placer Sierra Bancshares and you agree that the surrendered shares are dissenting shares and agree upon the price of the shares, you are entitled to receive the agreed price together with interest thereon at the legal rate on judgments from the date of the agreement between Placer Sierra Bancshares and the dissenting shareholder. Placer Sierra Bancshares will pay the fair value of the dissenting shares within 30 days after Placer Sierra Bancshares and you agree upon the price of the shares or within 30 days after any statutory or contractual conditions to the merger have been satisfied, whichever is later. Placer Sierra Bancshares’ duty to pay is subject to your surrendering the certificates and is also subject to the restrictions imposed under California law on the ability of Placer Sierra Bancshares to purchase its outstanding shares.

If Placer Sierra Bancshares denies that the shares surrendered are dissenting shares, or Placer Sierra Bancshares and you fail to agree upon the fair market value of such shares, then you may, within six months after the notice of approval is mailed, file a complaint in the Superior Court of the proper county requesting the court to make such determinations. In the alternative, you may intervene in any pending action brought by any other dissenting shareholder. If you fail to file such a complaint or fail to intervene in a pending action within the specified six-month period, your dissenting rights will be lost. If the fair market value of the dissenting shares is at issue, the court will determine, or will appoint one or more impartial appraisers to determine, such fair market value. The costs of the action will be assessed or apportioned as the court considers equitable, but if the fair market value is determined to exceed the price offered to the shareholder, Placer Sierra Bancshares will be required to pay such costs (including, in the discretion of the court, attorney’s fees and expert witness fees if the value awarded by the court is more than 125% of the price offered to the shareholder).

This summary has already described certain situations where shareholders of Placer Sierra Bancshares will cease to have dissenters’ appraisal rights. In addition to the situations described above, you will cease to have dissenters’ appraisal rights if:

•	Placer Sierra Bancshares abandons the merger, in which case Placer Sierra Bancshares will pay any dissenting shareholder who has filed a complaint, as described above, all necessary expenses and reasonable attorneys’ fees incurred in such proceedings;

•	you transfer your dissenting shares before submitting them to Placer Sierra Bancshares for endorsement; or

•	you withdraw your demand for the purchase of the dissenting shares with the consent of Placer Sierra Bancshares.

Any demands, notices, certificates or other documents required to be delivered to Placer Sierra Bancshares may be sent to:

Placer Sierra Bancshares

525 J Street

Sacramento, California 95814

Attention: Corporate Secretary

Each holder of Placer Sierra Bancshares common stock who becomes entitled pursuant to provisions of applicable law to payment for his or her dissenting shares shall receive payment therefor from Placer Sierra Bancshares and such shares of Placer Sierra Bancshares common stock shall be canceled. If any holder of Placer Sierra Bancshares common stock shall effectively withdraw or lose his or her right to appraisal of and payment for his or her dissenting shares after the effective time of the merger as provided in Chapter 13 of the California General Corporation Law, such shares shall remain outstanding common shares of a Placer Sierras Bancshares.

Dissenters’ Rights for Southwest Community Bancorp Shareholders

Southwest Community Bancorp shareholders will be given the opportunity to exercise dissenters’ rights in connection with the merger. The procedures for Southwest Community Bancorp shareholders to obtain dissenters’ rights are set forth in Chapter 13 of the California General Corporation Law. The information set forth below is a general summary of Chapter 13 dissenters’ rights as applicable to the shareholders of Southwest Community Bancorp. This summary is not a complete discussion of Chapter 13 and is qualified in its entirety by reference to Chapter 13, which is attached as Annex C. If you wish to exercise dissenters’ rights or wish to preserve the right to do so you should carefully read Annex C. You must follow exactly the required procedures set forth in Chapter 13 of the California General Corporation Law or any dissenters’ rights may be lost. For purposes of this section, and to the extent the merger closes prior to the expiration of the dissenters’ rights period, references to Southwest Community Bancorp shall refer to its successor, Placer Sierra Bancshares.

If the merger is consummated, if you elect to exercise your dissenters’ rights and you perfect your rights in a timely and proper fashion in accordance with the procedures set forth in Chapter 13, you will be entitled to receive an amount equal to the “fair market value” of your shares in lieu of participating in the merger and receiving Placer Sierra Bancshares’ common stock. Chapter 13 provides that fair market value shall be determined as of February 15, 2006, the business day before the public announcement of the merger.

You must satisfy each of the following requirements for your shares to be considered dissenting shares under Chapter 13. Southwest Community Bancorp or Placer Sierra Bancshares, as successor to Southwest Community Bancorp must purchase the dissenting shares:

•	Your shares of Southwest Community Bancorp common stock must be outstanding as of the record date of the shareholder’s meeting at which you may vote the shares;

•	You must not vote the shares in favor of the merger; and

•	If you do not vote in favor of the merger and you wish to have purchased shares that were not voted in favor of the merger, you must make a written demand to have Southwest Community Bancorp purchase those shares of common stock for cash at their fair market value. The demand must include the information specified below and must be received by Southwest Community Bancorp or its transfer agent no later than 30 days after Southwest Community Bancorp sends out notice of approval of the merger agreement to its shareholders.

If you return a proxy without voting instructions or with instructions to vote “FOR” the proposal to approve the merger agreement, your shares will automatically be voted in favor of the merger and you will lose your dissenters’ rights.

If the merger is approved by the Southwest Community Bancorp shareholders, Southwest Community Bancorp will have 10 days after the approval to mail those shareholders who did not vote in favor of the merger, written notice of the approval along with a copy of Sections 1300 through 1304 of Chapter 13. In the notice of approval, Southwest Community Bancorp must state the price it determines represents the fair market value of the dissenting shares. This notice constitutes an offer by Southwest Community Bancorp to purchase the dissenting shares at the price stated. Additionally, Southwest Community Bancorp must set forth in the approval notice a brief description of the procedures a shareholder must follow if he or she desires to exercise dissenters’ rights.

A written demand is essential for dissenters’ rights. Chapter 13 requires you to specify in the written demand the number of shares you hold of record which you are demanding Southwest Community Bancorp to purchase. In the written demand, you must also include a statement of the figure you claim to be the fair market value of those shares as of the business day before the terms of the merger were first announced, excluding any appreciation or depreciation because of the proposed merger. It is Southwest Community Bancorp’s position that this day is February 15, 2006. The closing price of Southwest Community Bancorp common stock on the Nasdaq Capital Markets as of February 15, 2006, was $35.00. The price Southwest Community Bancorp determines to be the fair market value of its common stock on February 15, 2006 will not be more than $35.00. You must take a position in your written demand of the price you claim to be the fair market value. This demand constitutes an offer by you to sell the dissenting shares at the price stated.

In addition to the requirements of the provisions of Chapter 13 of the California General Corporation Law described herein, it is recommended that you comply with the following conditions to ensure that the demand is properly executed and delivered.

•	The demand should be sent by registered or certified mail, return receipt requested.

•	The demand should be signed by the shareholder of record, or his or her duly authorized representative, exactly as his or her name appears on the stock certificates evidencing the shares.

•	A demand for the purchase of the shares jointly owned by more than one person should identify and be signed by all such holders.

Any person signing a demand for purchase in any representative capacity, such as attorney-in-fact, executor, administrator, trustee or guardian, should indicate his or her title, and, if Southwest Community Bancorp or Placer Sierra Bancshares so requests, furnish written proof of his or her capacity and authority to sign the demand. A shareholder may not withdraw a demand for payment without the consent of Southwest Community Bancorp.

Under California law, a demand by a shareholder is not effective for any purpose unless it is received by Southwest Community Bancorp or Placer Sierra Bancshares, as successor, or its transfer agent, no later than 30 days after Southwest Community Bancorp mails notice of shareholder approval of the merger agreement to its shareholders.

Within 30 days after the date on which Southwest Community Bancorp mails the notice of the approval of the merger, dissenting shareholders must also submit the certificates representing the dissenting shares to Southwest Community Bancorp at the office it designates in the notice of approval. Southwest Community Bancorp will stamp or endorse the certificates with a statement that the shares are dissenting shares or Southwest Community Bancorp will exchange the certificates with certificates of appropriate denomination that are so stamped or endorsed. If a shareholder transfers any shares of Southwest Community Bancorp common stock before submitting the shares for endorsement, then such shares will lose their status as dissenting shares.

If Southwest Community Bancorp and you agree that the surrendered shares are dissenting shares and agree upon the price of the shares, you are entitled to receive the agreed price together with interest thereon at the legal rate on judgments from the date of the agreement between Southwest Community Bancorp and the dissenting shareholder. Southwest Community Bancorp will pay the fair value of the dissenting shares within 30 days after

Southwest Community Bancorp and you agree upon the price of the shares or within 30 days after any statutory or contractual conditions to the merger have been satisfied, whichever is later. Southwest Community Bancorp’s duty to pay is subject to your surrendering the certificates and is also subject to the restrictions imposed under California law on the ability of Southwest Community Bancorp to purchase its outstanding shares.

If Southwest Community Bancorp denies that the shares surrendered are dissenting shares, or Southwest Community Bancorp and you fail to agree upon the fair market value of such shares, then you may, within six months after the notice of approval is mailed, file a complaint in the Superior Court of the proper county requesting the court to make such determinations. In the alternative, you may intervene in any pending action brought by any other dissenting shareholder. If you fail to file such a complaint or fail to intervene in a pending action within the specified six-month period, your dissenting rights will be lost. If the fair market value of the dissenting shares is at issue, the court will determine, or will appoint one or more impartial appraisers to determine, such fair market value. The costs of the action will be assessed or apportioned as the court considers equitable, but if the fair market value is determined to exceed of the price offered to the shareholder, Southwest Community Bancorp will be required to pay such costs (including, in the discretion of the court, attorney’s fees and expert witness fees if the value awarded by the court exceeds 125% of the price offered to the shareholder).

This summary has already described certain situations where shareholders of Southwest Community Bancorp will cease to have dissenters’ appraisal rights. In addition to the situations described above, you will cease to have dissenters’ appraisal rights if:

•	Southwest Community Bancorp abandons the merger, in which case Southwest Community Bancorp will pay any dissenting shareholder who has filed a complaint, as described above, all necessary expenses and reasonable attorneys’ fees incurred in such proceedings;

•	you transfer your dissenting shares before submitting them to Southwest Community Bancorp for endorsement; or

•	you withdraw your demand for the purchase of the dissenting shares with the consent of Southwest Community Bancorp.

Any demands, notices, certificates or other documents required to be delivered to Southwest Community Bancorp may be sent to:

Southwest Community Bancorp

5810 El Camino Real

Carlsbad, California 92013

Attention: Corporate Secretary

Each holder of Southwest Community Bancorp common stock who becomes entitled pursuant to provisions of applicable law to payment for his or her dissenting shares shall receive payment therefor from Southwest Community Bancorp (or Placer Sierra Bancshares, as successor) and such shares of Southwest Community Bancorp common stock shall be canceled. If any holder of Southwest Community Bancorp common stock shall effectively withdraw or lose his or her right to appraisal of and payment for his or her dissenting shares after the effective time of the merger as provided in Chapter 13 of the California General Corporation Law, such shares shall remain outstanding and shall be converted into the merger consideration provided for in the merger agreement.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

On February 15, 2006, Placer Sierra Bancshares entered into a merger agreement to acquire all of the outstanding common stock of Southwest Community Bancorp for consideration consisting of Placer Sierra Bancshares common stock. The merger agreement provides a mechanism for determining an exchange ratio. The unaudited pro forma combined condensed financial statements have utilized an exchange ratio of 1.4990 shares of Placer Sierra Bancshares common stock for each Southwest Community Bancorp share (based on a Placer Sierra Bancshares average sales price of $26.00, the midpoint of the range between the exchange ratio collars in the merger agreement), but that exchange ratio is subject to adjustment as further described in the merger agreement. The completion of the Southwest Community Bancorp acquisition is subject to customary conditions, including the approval of both Southwest Community Bancorp’s and Placer Sierra Bancshares’ shareholders and bank regulatory authorities.

An unaudited summary of Placer Sierra Bancshares’ preliminary purchase price allocations for the Southwest Community Bancorp acquisition follows. The purchase price allocation is based on estimates and is subject to change as more information becomes available and after final analysis of the fair value of both tangible and intangible assets acquired and liabilities assumed is completed. Accordingly, the final fair value adjustments may be materially different from those presented in this report.

	(Dollars in thousands)
Assets acquired or to be acquired:
Cash and investments	$335,287
Loans, net	310,312
Goodwill and other intangible assets	137,636
Other assets	21,409

Total assets acquired	$804,644

Liabilities assumed or to be assumed:
Deposits	$594,134
Other liabilities	23,605

Total liabilities assumed	$617,739

Purchase price	$186,505	(A)

Capitalized acquisition costs	$400

(A)	Represents $175,000,000 plus the aggregate exercise price of all outstanding Southwest Community Bancorp options outstanding as of December 31, 2005 (863,841 options with a weighted average exercise price of $12.13) plus the aggregate exercise price of all outstanding Southwest Community Bancorp warrants outstanding as of December 31, 2005 (113,015 warrants with a weighted average exercise price of $9.08).

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

The following unaudited pro forma combined condensed financial information presents the impact of the proposed acquisition of Southwest Community Bancorp on Placer Sierra Bancshares’ historical financial condition and results of operations under the purchase method of accounting. Under the purchase method of accounting, Placer Sierra Bancshares records the assets and liabilities of the acquired entity at their fair values on the closing date of the acquisition. The pro forma information is based on the following assumptions, which have been used to calculate the exchange ratio: (i) that no shareholder of Southwest Community Bancorp or Placer Sierra Bancshares perfects dissenters’ rights, (ii) that all outstanding Southwest Community Bancorp options and warrants as of the date of the merger agreement are exercised for cash prior to the merger and the underlying shares are issued and outstanding and (iii) that 100% of the total merger consideration will be paid in the form of Placer Sierra Bancshares common stock.

While the exchange ratio for determining the shares of common stock to be issued to Southwest Community Bancorp common shareholders is subject to adjustment, as described in this document, for purposes of the pro forma calculations Placer Sierra Bancshares has used the exchange ratio of 1.4990 Placer Sierra Bancshares shares for each Southwest Community Bancorp common share outstanding, which is the exchange ratio assuming a Placer Sierra Bancshares average sales price of $26.00 at the time of the signing of the merger agreement.

The unaudited pro forma combined condensed balance sheet as of December 31, 2005 has been prepared under the assumption that the Southwest Community Bancorp acquisition was completed on that date. The unaudited pro forma combined condensed statement of earnings for the year ended December 31, 2005, has been prepared under the assumption that the acquisition was completed on January 1, 2005.

The unaudited pro forma combined condensed financial information is presented for illustrative purposes only, and does not indicate either the operating results or financial condition that would have occurred had the acquisition been consummated on January 1, 2005 or on December 31, 2005, as the case may be, or future results of operations or financial condition. The unaudited pro forma combined condensed financial information is based upon assumptions and adjustments that Placer Sierra Bancshares believes are reasonable. The unaudited pro forma combined condensed financial information and the accompanying notes should be read in conjunction with Placer Sierra Bancshares’ and Southwest Community Bancorp’s historical financial statements contained in their respective Annual Reports on Form 10-K for the year ended December 31, 2005.

As explained further in the accompanying notes to the unaudited pro forma combined condensed financial information, the allocation of the purchase price with respect to the acquisition is based on preliminary estimates and is subject to change as more information becomes available and after final analysis of the fair value of both tangible and intangible assets acquired and liabilities assumed is completed. Accordingly, the final fair value adjustments may be materially different from those presented in this document.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

AS OF DECEMBER 31, 2005

(DOLLARS IN THOUSANDS)

			(A)	(B)	(C)
	Placer Sierra Bancshares	Southwest Community Bancorp	Exercise of Options and Warrants	Fair Value Adjustments	Issuance of Common Stock Net of Acquired Equity	Pro Forma Combined
ASSETS
Cash and cash equivalents	$57,268	$226,925	$11,505	$—	$—	$295,698
Investments and interest bearing deposits	228,378	96,857	—	—	—	325,235
Loans and leases held for investment, net	1,358,772	310,312	—	—	—	1,669,084
Goodwill	103,261	—	—	—	129,066	232,327
Core deposit intangible	11,732	—	—	8,570	—	20,302
Other assets	100,970	22,409	—	(1,000)	—	122,379

Total assets	$1,860,381	$656,503	$11,505	$7,570	$129,066	$2,665,025

LIABILITIES & EQUITY
Deposits	$1,572,894	$594,134	$—	$—	$—	$2,167,028
Short-term borrowings	11,369	—	—	—	—	11,369
Junior subordinated deferrable interest debentures	53,611	8,248	—	—	—	61,859
Other liabilities	13,226	4,703	—	10,654	—	28,583

Total liabilities	1,651,100	607,085	—	10,654	—	2,268,839
Shareholders’ equity	209,281	49,418	11,505	(3,084)	129,066	396,186

Total liabilities and equity	$1,860,381	$656,503	$11,505	$7,570	$129,066	$2,665,025

(A) (B) and (C) See “Balance Sheet Pro Forma Adjustments” beginning on page 87.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF EARNINGS

FOR THE YEAR ENDED DECEMBER 31, 2005

(DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

	Placer Sierra Bancshares	Southwest Community Bancorp	Pro Forma Adjustments			Pro Forma Combined
Interest income:
Loans	$89,331	$23,903	$			$113,234
Investment securities	10,745	3,465				14,210
Other	955	2,708				3,663

Total interest income	101,031	30,076		—		131,107

Interest expense:
Deposits	13,946	2,629				16,575
Short-term borrowings	111	—				111
Subordinated debentures	3,457	542				3,999

Total interest expense	17,514	3,171		—		20,685

Net interest income before provision for loan and lease losses	83,517	26,905		—		110,422
Provision for loan and lease losses	—	900				900

Net interest income after provision for loan and lease losses	83,517	26,005		—		109,522

Non-interest income:
Services charges and fees on deposit accounts	7,763	2,313				10,076
Other	8,626	3,702				12,328

Total non-interest income	16,389	6,015		—		22,404

Non-interest expense:
Salaries and employee benefits	29,768	10,058		(167	)(A)	39,659
Occupancy and equipment	8,066	1,406		(200	)(B)	9,272
Amortization of intangible assets	2,583	—		1,224	(C)	3,807
Other	18,621	6,845				25,466

Total non-interest expense	59,038	18,309		857		78,204

Income from continuing operations before income taxes	40,868	13,711		(857)		53,722
Provision for income taxes	16,066	5,346		(360	)(D)	21,052

Income from continuing operations	24,802	8,365		(497)		32,670
Income from discontinued operations, net of income taxes	—	1,646		—		1,646

Net income	$24,802	$10,011		$(497)		$34,316

Earnings per share:
Income from continuing operations—basic	$1.66	$2.22				$1.47
Income from continuing operations—diluted	$1.63	$1.90				$1.45
Income from discontinued operations—basic	$—	$0.44				$0.07
Income from discontinued operations—diluted	$—	$0.37				$0.07
Net income—basic	$1.66	$2.66				$1.55
Net income—diluted	$1.63	$2.27				$1.53
Weighted average shares:
Basic	14,943,874	3,757,955				22,176,496
Diluted	15,257,539	4,399,392				22,490,161

(A) (B) (C) and (D) See “Statement of Earnings Pro Forma Adjustments” on page 88.

Pro Forma Adjustments

The unaudited pro forma combined condensed financial information reflects the issuance of Placer Sierra Bancshares common stock. While the exchange ratio for determining the shares of common stock to be issued to Southwest Community Bancorp common shareholders is subject to adjustment, as described in this document, for purposes of the pro forma earnings per share calculations Placer Sierra Bancshares has used the exchange ratio of 1.4990 Placer Sierra shares for each Southwest Community Bancorp common share outstanding, which is the exchange ratio assuming a Placer Sierra Bancshares average sales price at $26.00 at the time of the signing of the merger agreement (the mid-point of the range between the exchange ratio collars). As a result, Placer Sierra Bancshares increased its historical basic and diluted share averages using the exchange ratio of 1.4990 applied to Southwest Community Bancorp’s historical basic and diluted share averages for the year ended December 31, 2005. A reconciliation of Placer Sierra Bancshares’ historical diluted share averages to the pro forma averages follows:

	Placer Sierra Pro Forma Average Shares Year Ended December 31, 2005
	Basic		Diluted
Placer Sierra historical average shares	14,943,874		15,257,539
Southwest common shares	5,633,175	(A)	5,633,175	(A)
Southwest options	1,419,531	(B)	1,419,531	(B)
Southwest warrants	179,916	(C)	179,916	(C)

Pro forma average shares	22,176,496		22,490,161

(A)	Represents Southwest Community Bancorp’s historical average for 2005 of 3,757,955 multiplied by an exchange ratio of 1.4990. The actual exchange ratio at consummation is subject to adjustment and may be higher or lower.
(B)	Represents Southwest Community Bancorp’s 946,985 historical stock options outstanding as of January 1, 2005 multiplied by an exchange ratio of 1.4990. The actual exchange ratio at consummation is subject to adjustment and may be higher or lower.
(C)	Represents Southwest Community Bancorp’s 120,024 historical warrants outstanding as of January 1, 2005 multiplied by an exchange ratio of 1.4990. The actual exchange ratio at consummation is subject to adjustment and may be higher or lower.

Balance Sheet Pro Forma Adjustments

(A)	Exercise of options and warrants: The cash payment received by Southwest Community Bancorp is approximately $10,478,000 representing 863,841 options to purchase common stock with a weighted average strike price of $12.13 plus approximately $1,027,000 representing 113,015 warrants to purchase common stock with a weighted average strike price of $9.08.

(B)	Fair value adjustments: The acquisition will be accounted for using the purchase method of accounting. Under this method, the fair values of the assets acquired and the liabilities assumed are determined at the acquisition consummation date. The historical amounts of the assets and liabilities are then adjusted to such fair values and these fair values are added to Placer Sierra Bancshares’ balance sheet. The pro forma fair value adjustments are preliminary, based on estimates, and are subject to change as more information becomes available and after final analysis of the fair value of both tangible and intangible assets acquired and liabilities assumed is completed. Accordingly, the final fair value adjustments may be materially different from those presented in this document. A summary of these estimated fair value adjustments follows.

Establishment of core deposit intangible: The estimated fair value adjustment is $8,570,000. This amount represents the estimated future economic benefits from certain of the customer balances acquired or to be acquired. This intangible asset will be amortized to expense over the estimated life of the deposits acquired. This intangible asset will also be reviewed for impairment periodically.

Other assets: This estimated fair value adjustment reflects a $1,000,000 reduction in the carrying value of furniture, fixtures and equipment.

Other liabilities: This estimated pro forma adjustment represents accruals made or to be made at the time the acquisition is consummated to reflect the direct costs of the acquisition and include investment banker and professional fees, severance, change in control and other compensation payments, contract termination costs, and miscellaneous items. The adjustment also includes income tax items resulting from basis differences of the assets acquired and liabilities assumed and either deferred income tax assets or income tax receivables resulting from tax deductible items such as severance and certain other merger related expenses. Further income tax adjustments may be made as more information becomes available and analyses are finalized in order to complete final tax returns.

(C)	Issuance of common stock: Based on the terms of the merger agreement, the Southwest Community Bancorp shareholders are estimated to receive Placer Sierra Bancshares common stock having a value of approximately $175,000,000 plus the aggregate exercise price of all outstanding options and warrants ($10,478,000 representing 863,841 options with a weighted average exercise price of $12.13 and $1,027,000 representing 113,015 warrants with a weighted average exercise price of $9.08). The amount added to Placer Sierra Bancshares’ shareholders’ equity is then reduced by the net of: (i) Southwest Community Bancorp’s historical shareholders’ equity, (ii) the net effect of the fair value adjustments, (iii) the effect of the exercise for cash of all the outstanding Southwest Community Bancorp options and warrants and (iv) capitalized merger costs of $400,000.

Statement of Earnings Pro Forma Adjustments

(A)	Represents revised expense under supplemental compensation agreements with certain Southwest Community Bancorp executives due to the change in the liability per the change in control provisions of the agreements.

(B)	Represents depreciation adjustment resulting from fair value adjustments writing down furniture, fixtures and equipment. Relates to various assets being amortized over an average life of five years.

(C)	Represents amortization of the core deposit intangible over its estimated life of seven years.

(D)	Represents income taxes on the pro forma adjustments at a combined Federal and California effective tax rate of approximately 42%.

MARKET FOR COMMON STOCK AND DIVIDENDS

Shares of Placer Sierra Bancshares common stock are traded on the Nasdaq National Market under the symbol “PLSB” and the shares of Southwest Community Bancorp common stock are traded on the Nasdaq National Market under the symbol “SWCB.”

As of April 5, 2006, the record date for the Placer Sierra Bancshares annual meeting, there were 15,091,926 shares of Placer Sierra Bancshares common stock outstanding, which were held by approximately 42 holders of record. As of April 5, 2006, the record date for the Southwest Community Bancorp special meeting, there were 4,029,613 shares of Southwest Community Bancorp common stock outstanding, which were held by approximately 360 holders of record. Such numbers of shareholders do not reflect the number of individuals or institutional investors holding stock in nominee name through banks, brokerage firms and others.

The following table sets forth during the periods indicated the high and low sales prices of Placer Sierra Bancshares common stock and Southwest Community Bancorp common stock and the dividends paid per share of Placer Sierra Bancshares common stock and Southwest Community Bancorp common stock. Placer Sierra Bancshares common stock began trading on the Nasdaq National Market on August 11, 2004. Southwest Community Bancorp common stock began trading on the Nasdaq Capital Market on June 14, 2005. Previously Southwest Community Bancorp common stock traded on the OTC Bulletin Board.

	Placer Sierra Bancshares				Southwest Community Bancorp
	Market Price		Dividends Paid Per Share		Market Price		Dividends Paid Per Share
	High	Low			High	Low
2006
Second Quarter (through April 17, 2006)	$28.05	$27.45	$—		$38.21	$38.21	$0.05
First Quarter	28.60	24.90	0.12		38.50	31.75	0.05

2005
Fourth Quarter	$30.32	$25.33	$0.12		$33.15	$30.86	$0.05
Third Quarter	30.50	25.76	0.12		38.06	30.76	—
Second Quarter	27.27	21.58	0.12		35.00	28.00	—
First Quarter	27.63	22.04	0.17	*	38.10	32.86	—

2004
Fourth Quarter	$28.44	$21.64	—		$38.10	$27.81	—
Third Quarter	21.88	18.60	—		30.48	27.86	—
Second Quarter	—	—	—		28.57	21.43	—
First Quarter	—	—	—		22.22	17.14	—

*	Five cent dividend declared in fourth quarter 2004, but paid in first quarter 2005.

The timing and amount of future dividends will depend upon earnings, cash requirements, the financial condition of Placer Sierra Bancshares and its subsidiaries, covenants contained in indentures relating to trust preferred securities issued by Placer Sierra Bancshares’ business trusts, applicable government regulation and other factors deemed relevant by the Placer Sierra Bancshares board of directors.

The following table shows the closing price per share of the Placer Sierra Bancshares common stock and Southwest Community Bancorp common stock on (i) February 15, 2006, the last trading day preceding public announcement of the merger agreement, and (ii) April 17, 2006, the last full trading day for which closing prices were available at the time of the printing of this joint proxy statement/prospectus. The historical prices are as reported on the Nasdaq National Market.

The following table also includes the equivalent price per share of Southwest Community Bancorp common stock on those dates. The equivalent per share price reflects the value of Placer Sierra Bancshares common stock which would be received by Southwest Community Bancorp shareholders who receive shares of Placer Sierra Bancshares common stock in the merger, (which were the actual closing prices on February 15, 2006 and April 17, 2006) assuming all outstanding options and warrants to purchase Southwest Community Bancorp common stock at April 17, 2006 are exercised, and that there are no dissenting shares.

	Closing Price Per Share Placer Sierra Bancshares	Closing Price Per Share Southwest Community Bancorp	Approximate Equivalent Price Per Share of Southwest Community Bancorp
February 15, 2006	$26.20	$35.00	$39.04
April 17, 2006	$27.50	$38.21	$39.04

Southwest Community Bancorp shareholders are advised to obtain current market quotations for the Placer Sierra Bancshares common stock. Because the consideration to be provided to shareholders of Southwest Community Bancorp in connection with the merger is based on an average sales price of Placer Sierra Bancshares common stock over a twenty day trading period prior to consummation of the merger and the market price of Placer Sierra Bancshares common stock can fluctuate, shareholders of Southwest Community Bancorp are not assured of receiving a specific market value of Placer Sierra Bancshares common stock, and thus a specific market value for their shares of Southwest Community Bancorp common stock, at the effective time of the merger. The market price of Placer Sierra Bancshares common stock at the effective time of the merger or at the time shareholders of Southwest Community Bancorp receive certificates evidencing such shares following the consummation of the merger may be higher or lower than the market price at the time the average sales price is determined.

INFORMATION ABOUT PLACER SIERRA BANCSHARES

Placer Sierra Bancshares. Placer Sierra Bancshares is a California-based bank holding company for Placer Sierra Bank, which is a California state-chartered commercial bank. Placer Sierra Bancshares provides a broad array of financial services consumers and small- to medium-sized businesses, including their owners and employees. Placer Sierra Bank conducts a portion of its banking business through the following operating divisions: Sacramento Commercial Bank, Bank of Orange County and Bank of Lodi. Through 31 Northern California branches, Placer Sierra Bank serves a six county area including Placer, Sacramento and El Dorado, commonly known as the greater Sacramento metropolitan region, and the adjacent counties of Sierra, Amador, Calveras, San Joaquin and Nevada. Through its 9 Southern California branches, Placer Sierra Bank serves both Los Angeles and Orange counties. Placer Sierra Bank, the largest community bank headquartered in the greater Sacramento metropolitan region, has provided financial services to commercial and consumer customers in Northern California for approximately 60 years. Placer Sierra Bank’s Southern California operations, known as Bank of Orange County, have provided these services in Southern California for more than 26 years, its Bank of Lodi division has provided services for more than 22 years and its Sacramento Commercial Bank division has provided services for more than 21 years. At December 31, 2005, we had total assets of $1.860 billion, loans and leases held for investment, net of deferred fees and costs, of $1.375 billion, deposits of $1.573 billion and shareholders’ equity of $209.5 million. Placer Sierra Bancshares’ executive offices are located at 525 J Street, Sacramento, California and its telephone number is (916) 554-4750.

INFORMATION ABOUT SOUTHWEST COMMUNITY BANCORP

Southwest Community Bancorp and Southwest Community Bank. Southwest Community Bancorp is a California-based bank holding company for Southwest Community Bank, a California state-chartered commercial bank. Southwest Community Bank offers a full range of commercial banking services including the acceptance of checking and savings deposits, and the making of various types of commercial and business loans, including credit lines and accounts receivable and inventory financing, real estate mortgage and construction loans and consumer installment loans. In addition, Southwest Community Bank provides safe deposit, collection, travelers’ checks, notary public and other customary non-deposit banking services. Southwest Community Bank currently operates nine banking offices, one in each of the communities of Escondido, Rancho Cucamonga, El Cajon, Murrieta, Carlsbad, San Diego, San Bernardino, Encinitas, and Anaheim, California. Southwest Community Bank has provided financial services to commercial and consumer customers in Southern California since 1997. At December 31, 2005, Southwest Community Bancorp had total assets of $656.5 million, loans and leases of $314.8 million net of deferred fees and costs, deposits of $594.1 million and shareholders’ equity of $49.4 million. Southwest Community Bancorp’s executive offices are located at 5810 El Camino Real, Carlsbad, California 92013 and its phone number is (760) 918-2616.

Southwest Community Bancorp Directors to Serve on the Board of Directors of Placer Sierra Bancshares

The following two individuals have been designated to serve as directors of Placer Sierra Bancshares following the merger:

Allan W. Arendsee, 43, is a director of Southwest Community Bancorp and joined its Board upon its formation in 2002. Mr. Arendsee has been a director of Southwest Community Bank since it was formed in 1997. He is a self-employed real estate broker since February 2005. He was a real estate broker with Grubb & Ellis/BRE Commercial from February 2003 to February 2005. From April 1996 until February 2003, Mr. Arendsee was the President and owner of A.W. Arendsee Real Estate, Inc., a real estate brokerage firm based in San Diego, California.

Frank J. Mercardante, 58, is a director of Southwest Community Bancorp and joined its Board upon its formation in 2002. Mr. Mercardante also serves as the Chief Executive Officer of Southwest Community Bancorp. Mr. Mercardante joined Southwest Community Bank in March 1998 as a director and as its President and Chief Executive Officer. Mr. Mercardante continues to serve as Chief Executive Officer of Southwest Community Bank. Mr. Mercardante is a career banker.

DESCRIPTION OF PLACER SIERRA BANCSHARES’ CAPITAL STOCK

Placer Sierra Bancshares is authorized to issue up to 100,000,000 shares of common stock and up to 25,000,000 shares of preferred stock. The capital stock of Placer Sierra Bancshares does not represent or constitute a deposit account and is not insured by the Federal Deposit Insurance Corporation.

The following description of the Placer Sierra Bancshares’ capital stock does not purport to be complete and is qualified in all respects by reference to Placer Sierra Bancshares’ amended and restated articles of incorporation and amended and restated bylaws and the General Corporation Law of California.

Placer Sierra Bancshares Common Stock

Each share of Placer Sierra Bancshares common stock is entitled to one vote on all matters submitted to a vote at any meeting of shareholders. Holders of Placer Sierra Bancshares common stock are entitled to receive dividends as may be declared by the Placer Sierra Bancshares board of directors out of funds legally available therefor and, upon liquidation, to receive pro rata all assets, if any, of Placer Sierra Bancshares available for distribution after the payment of creditors. Holders of Placer Sierra Bancshares common stock have no preemptive rights to subscribe for any additional securities of any class that Placer Sierra Bancshares may issue, nor any conversion, redemption or sinking fund rights. Holders of Placer Sierra Bancshares common stock do not have the right to cumulate votes in the election of directors. The rights and privileges of holders of Placer Sierra Bancshares common stock are subject to any preferences that the Placer Sierra Bancshares board of directors may set for any series of Placer Sierra Bancshares preferred stock that Placer Sierra Bancshares may issue in the future.

Placer Sierra Bancshares Preferred Stock

Under Placer Sierra Bancshares’ amended and restated articles of incorporation, Placer Sierra Bancshares may issue shares of Placer Sierra Bancshares preferred stock in one or more series, as may be determined by the Placer Sierra Bancshares’ board of directors. The Placer Sierra Bancshares board of directors may fix the number of shares to be included in each series and the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and may increase or decrease the number of shares of any series without any further vote or action by the shareholders. Any Placer Sierra Bancshares preferred stock issued will rank senior to Placer Sierra Bancshares common stock with respect to the payment of dividends or amounts paid upon liquidation, dissolution or winding up of Placer Sierra Bancshares, or both. In addition, any shares of Placer Sierra Bancshares preferred stock may have class or series voting rights. Under certain circumstances, the issuance of shares of Placer Sierra Bancshares preferred stock, or merely the existing authorization of the Placer Sierra Bancshares board of directors to issue shares of Placer Sierra Bancshares preferred stock, may tend to discourage or impede a merger or other change in control of Placer Sierra Bancshares. The number of shares of preferred stock to be issued, its par or face value, voting powers, designations, preferences, interest rate, limitations, restrictions and relative rights would be determined from time to time by resolution of the board of directors of Placer Sierra Bancshares. No shares of preferred stock are currently outstanding.

Transfer Agent

The transfer agent and registrar for Placer Sierra Bancshares common stock is Wells Fargo Bank, N.A.

Listing

Placer Sierra Bancshares common stock currently trades on the Nasdaq National Market under the symbol “PLSB”.

COMPARISON OF THE RIGHTS OF SHAREHOLDERS

When the merger becomes effective, shareholders of Southwest Community Bancorp will receive shares of Placer Sierra Bancshares common stock in exchange for their shares of Southwest Community Bancorp common stock and become shareholders of Placer Sierra Bancshares. The following is a summary of material differences between the rights of holders of Placer Sierra Bancshares common stock and holders of Southwest Community Bancorp common stock.

The following summary does not purport to be a complete statement of the provisions affecting, and differences between, the rights of holders of Placer Sierra Bancshares common stock and holders of Southwest Community Bancorp common stock. This summary is intended to provide a general overview of the differences in shareholders’ rights under applicable law and the governing corporate instruments of Placer Sierra Bancshares and Southwest Community Bancorp, and other known material differences. Both Placer Sierra Bancshares and Southwest Community Bancorp are California corporations incorporated under the laws of California and the California General Corporation Law (“CGCL”).

We urge you to carefully read this entire joint proxy statement/prospectus, the relevant provisions of the California General Corporation Law and the other documents to which we refer in this joint proxy statement/prospectus for a more complete understanding of the differences between being a Placer Sierra Bancshares shareholder and being a Southwest Community Bancorp shareholder. Placer Sierra Bancshares and Southwest Community Bancorp have filed with the SEC their respective documents referenced in this summary of shareholder rights and will send copies of these documents to you, without charge, upon your request. See “WHERE YOU CAN FIND MORE INFORMATION” beginning on page 100.

	PLACER SIERRA BANCSHARES	SOUTHWEST COMMUNITY BANCORP

Authorized Capital Stock	The authorized capital stock of Placer Sierra Bancshares consists of (i) 100,000,000 shares of common stock, no par value per share and (ii) and 25,000,000 shares of preferred stock, no par value per share. No shares of preferred stock are outstanding.	The authorized capital stock of Southwest Community Bancorp consists of (i) 28,125,000 shares of common stock, no par value per share, and (ii) 10,000,000 shares of preferred stock, no par value per share. No shares of preferred stock are outstanding.

Authorized Stock	The Board is authorized to issue blank check preferred stock. The Board, without shareholder approval, is authorized to determine and alter the rights, preference, privileges and restrictions granted to and imposed upon the Preferred Stock.	Same.

Indemnification	Placer Sierra Bancshares is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code (“Code”) in excess of the indemnification otherwise permitted by Section 317 of the Code.	Same.

Shareholder Action by Written Consent	The Articles of Incorporation provide that action may be taken by written consent of shareholder only if the Board has previously approved any such action.	The Bylaws provide that any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without

	PLACER SIERRA BANCSHARES	SOUTHWEST COMMUNITY BANCORP
prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted.

Consideration of Non-Monetary Factors in Certain Transactions

The Articles of Incorporation of authorize the Board to oppose any tender offer, merger or consolidation or purchase of assets. In considering whether to oppose, recommend or remain neutral with respect to any of the foregoing transactions, the Board may consider the following factors:

•      Whether the price is adequate and acceptable based upon current market price and the historical and present operating results or financial condition;

•      Whether a more favorable price may be obtained now or in the future from other offerors and whether the Company’s continued existence as an independent corporation will affect the future value of the Company;

•      The impact the offer would have on the employees, depositors, clients and customers of the Company or it subsidiaries and the communities they serve;

•      The present and historical financial position of the offeror, its reputation in the communities which it serves and the social and/or economic effect the reputation and practices would have upon the employees, depositors and customers of the Company and the community which the Company serves;

•      An analysis of the value of the securities offered in exchange for the Company’s securities; and

•      Any anti-trust or other legal or regulatory issues raised by the offer.

The Articles of Incorporation have no comparable provisions.

Prevention of Greenmail	Placer Sierra Bancshares may not engage in a stock repurchase at a price greater than fair market value from “an interested shareholder” who has beneficially acquired	The Articles of Incorporation have no comparable provisions.

	PLACER SIERRA BANCSHARES	SOUTHWEST COMMUNITY BANCORP
any shares of voting stock within a period of less than 2 years prior to the date of the stock repurchase, unless holders a majority of the voting shares, other than the interested party, vote affirmatively in favor of the repurchase. This vote is not required if the stock repurchase is made pursuant to a tender offer or exchange offer for a class of capital stock made available on the same basis to all holders of such class of capital stock or if the stock repurchase is made pursuant to an open market purchase program approved by a majority of the continuing directors and provided that such repurchase is effected on the open market and not the result of a privately negotiated transaction. As “interested shareholders” is defined as any person who beneficially owns more than 5% of Placer Sierra Bancshares voting stock or who is an affiliate or associate of Placer Sierra Bancshares and who at any time within the two year period prior to the date in question, beneficially owned more than 5% of Placer Sierra Bancshares’ voting stock.

Supermajority Voting	The affirmative vote of the holders of at least 2/3 of the outstanding shares of the capital stock is required to amend certain provisions of the Articles of Incorporation, including the provisions relating to shareholder actions by written consent, as well as provisions of the Bylaws relating to amendments to the Bylaws, shareholder proposals and voting rights.	There are no supermajority voting requirements in the Southwest Community Bancorp charter documents.

Liability Limitation	The Articles of Incorporation provide that liability of directors for monetary damages eliminated to the fullest extent permissible under California law.	Same.

Number of Directors

The Bylaws provide that the board of directors will consist of not less than 5 nor more than 9 directors, the exact number of directors to be determined from time to time by the Placer Sierra Bancshares board of directors. The Placer Sierra Bancshares board of directors currently consists of 8 directors.

Upon completion of the merger and assuming shareholder approval of

The Bylaws provide that the board of directors will consist of not less than 7 nor more than 13 directors, with the exact number fixed within that range being the range changed by amending the Bylaws.

	PLACER SIERRA BANCSHARES	SOUTHWEST COMMUNITY BANCORP
Proposal 3, the Bylaws will be amended to increase the range of directors from 7 to 13 and the board of directors will be expanded by two members, which positions will be filled by Frank J. Mercardante and Allan W. Arendsee from Southwest Community Bancorp.

Cumulative Voting	The Bylaws prohibit cumulative voting so long as Placer Sierra Bancshares common stock is listed on an exchange on the NASDAQ National Market System and accordingly, Placer Sierra Bancshares shareholders do not have cumulative voting rights in connection with the election of directors.	Southwest Community Bancorp shareholders have cumulative voting rights in connection with the election of directors.

Special Meeting of Shareholders	The Bylaws provide that special meetings of shareholders may be called by the board of directors, the chairman of the board of directors, or the president or by one or more shareholders holding at least 10% of the shares entitled to vote at the meeting.	Same. Also, if a special meeting is called by a qualified shareholder, such shareholder must make a written request to a specified Southwest Community Bancorp officer specifying the time of such meeting and the general nature of the business proposed to be transacted. The officer receiving the written request must give notice to the other shareholders that a meeting will be held not less than 35 days or more than 60 days after the receipt of the request.

Advance Notice Requirements of Shareholder Nominations and Proposals

The Bylaws provide that, to be properly brought before an annual meeting, a shareholder proposal must be either:

•      specified in the notice of annual meeting or any supplement to the notice given by or at the direction of the board of directors;

•      otherwise brought before the meeting by or at the direction of the board of directors; or

•      otherwise properly brought before the meeting by a shareholder not less than 60 days prior to the meeting and must set forth, among other things, (A) the name and address of the shareholder, (B) the class and number of shares of stock owned by the shareholder and (C) a description of the proposal and all material information relating thereto.

The Bylaws have no comparable provisions regarding advance delivery and notice requirements for shareholder proposals.

Nominations for election of members of the Board may be made by the Board or any shareholder of any outstanding class of capital stock of Southwest Community Bancorp entitled to vote for the election of directors.

To be timely, a notice of nomination of a director candidate at an annual meeting must be made in writing and must be delivered to the Chief Executive Officer of Southwest Community Bancorp by the later of:

•      the close of business 21 days’ prior to any meeting of the shareholders or

•      7 days after the date of mailing of notice of the meeting to shareholders.

PLACER SIERRA BANCSHARES	SOUTHWEST COMMUNITY BANCORP

To be timely, a shareholder’s notice of nomination of a director candidate at an annual meeting must be delivered to or mailed and received at the principal executive offices of Placer Sierra Bancshares:

•      not less than 60 nor more than 90 days before the first anniversary of the previous year’s annual meeting; or

•      if less than 21 days’ notice of the meeting is given to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed.

A shareholder’s written notice must set forth:

•      as to any nominee, all information required to be disclosed in solicitations for proxies for election of directors in an election contest or otherwise required by federal securities laws;

•      as to any proposed business, a brief description of the business together with the reasons for conducting the business and any material interest of the Placer Sierra Bancshares shareholder in the business; and

•      as to the shareholder making the nomination or proposal and as to any Placer Sierra Bancshares shareholder on whose behalf the nomination or proposal is made, (A) the name and address of the shareholder submitting the proposal, (B) the class and number of shares of capital stock owned by such shareholder, and (C) a description of the proposal containing all material information relating thereto, including, the reasons for submitting the proposal.

Placer Sierra Bancshares may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of the nominee to serve as a Placer Sierra Bancshares director.

The notification shall be signed by the nominating shareholder and by the proposed nominee and shall contain the following information:

•      the name and address of each proposed nominee;

•      the principal occupation of each proposed nominee:

•      the number of shares of capital stock of the corporation owned by each proposed nominee;

•      the name and residence address of the notifying shareholder;

•      the number of shares of capital stock of the corporation owned by the notifying shareholder; and

•      the written consent to the nomination by the proposed nominee and a statement as to whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy, or been adjudged bankrupt.

Nominations not made in accordance with these provisions will be disregarded by the chairman of the meeting.

The aforementioned restrictions do not apply to nomination of a person to replace a proposed nominee who has died or otherwise become incapacitated to serve as a director between the last day for giving notice and the date of election of directors if the procedures noted above were followed with respect to the nomination of the proposed nominee.

ADJOURNMENT OF THE SHAREHOLDERS’ MEETINGS

Granting of Discretionary Authority to Adjourn the Placer Sierra Bancshares Annual Meeting

General. If, at the Placer Sierra Bancshares annual meeting on May 31, 2006, the number of shares of Placer Sierra Bancshares common stock, present in person or by proxy, is insufficient to constitute a quorum or, the number of shares of Placer Sierra Bancshares common stock voting in favor of approval of the merger agreement is insufficient under applicable law, Placer Sierra Bancshares’ management intends to move to adjourn the annual meeting in order to enable the Placer Sierra Bancshares board of directors to solicit additional proxies. In that event, Placer Sierra Bancshares will ask its shareholders to vote upon the adjournment proposal and not the proposal relating to the approval of the merger agreement.

In the adjournment proposal, Placer Sierra Bancshares is asking its shareholders to grant discretionary authority to the holder of any proxy solicited by the Placer Sierra Bancshares board of directors so that such holder can vote in favor of the proposal to adjourn the annual meeting to solicit additional proxies. If the shareholders of Placer Sierra Bancshares approve the adjournment proposal, Placer Sierra Bancshares could adjourn the annual meeting, and any adjourned session of the annual meeting, and use the additional time to solicit additional proxies, including the solicitation of proxies from shareholders that have previously voted. Among other things, approval of the adjournment proposal could mean that, even if Placer Sierra Bancshares had received proxies representing a sufficient number of votes against the issuance of Placer Sierra Bancshares common stock pursuant to the merger agreement to defeat the proposal, Placer Sierra Bancshares could adjourn the annual meeting without a vote on the proposal and seek to convince the holders of those shares to change their votes to votes in favor of the issuance of Placer Sierra Bancshares common stock pursuant to the merger agreement.

If the annual meeting is adjourned, no notice of the adjourned meeting is required to be given to shareholders, other than an announcement at the annual meeting of the place, date and time to which the meeting is adjourned.

Vote Required. Pursuant to Placer Sierra Bancshares’ bylaws, the adjournment proposal requires the affirmative vote of a majority of the votes cast at the annual meeting. Abstentions and broker non-votes will not effect the vote on the adjournment proposal.

No proxy that is specifically marked “AGAINST” approval of the issuance of Placer Sierra Bancshares common stock pursuant to the merger agreement will be voted in favor of the adjournment proposal, unless it is specifically marked “FOR” granting the discretionary authority to adjourn the annual meeting.

Recommendation of the Placer Sierra Bancshares Board of Directors. The Placer Sierra Bancshares board of directors believes that if the number of shares of Placer Sierra Bancshares common stock present in person or by proxy at the annual meeting and voting in favor of the merger agreement is insufficient to approve the merger agreement, it is in the best interests of the shareholders of Placer Sierra Bancshares to enable the board to continue to seek to obtain a sufficient number of additional votes in favor of the issuance of Placer Sierra Bancshares common stock. Therefore, the Placer Sierra Bancshares board of directors recommends that you vote “FOR” the proposal to grant discretionary authority to adjourn the Placer Sierra Bancshares annual meeting for the purpose of soliciting additional proxies.

Granting of Discretionary Authority to Adjourn the Southwest Community Bancorp Special Meeting

General. If, at the Southwest Community Bancorp special meeting on May 31, 2006, the number of shares of Southwest Community Bancorp common stock, present in person or by proxy, is insufficient to constitute a quorum or, the number of shares of Southwest Community Bancorp common stock voting in favor of approval and adoption of the merger agreement is insufficient to approve the merger agreement under California law,

Southwest Community Bancorp’s management intends to move to adjourn the special meeting in order to enable the Southwest Community Bancorp board of directors to solicit additional proxies. In that event, Southwest Community Bancorp will ask its shareholders to vote only upon the adjournment proposal and not the proposal relating to the approval and adoption of the merger agreement.

In this proposal, Southwest Community Bancorp is asking you to grant discretionary authority to the holder of any proxy solicited by the Southwest Community Bancorp board of directors so that such holder can vote in favor of the proposal to adjourn the special meeting to solicit additional proxies. If the shareholders of Southwest Community Bancorp approve the adjournment proposal, Southwest Community Bancorp could adjourn the special meeting, and any adjourned session of the special meeting, and use the additional time to solicit additional proxies, including the solicitation of proxies from shareholders that have previously voted. Among other things, approval of the adjournment proposal could mean that, even if Southwest Community Bancorp had received proxies representing a sufficient number of votes against approval and adoption of the merger agreement to defeat the merger agreement proposal, Southwest Community Bancorp could adjourn the special meeting without a vote on the merger agreement proposal and seek to convince the holders of those shares to change their votes to votes in favor of the approval and adoption of the merger agreement.

If the special meeting is adjourned, no notice of the adjourned meeting is required to be given to shareholders, other than an announcement at the special meeting of the place, date and time to which the meeting is adjourned.

Vote Required. Pursuant to Southwest Community Bancorp’s bylaws, the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Southwest Community Bancorp common stock present in person or by proxy and entitled to vote. Abstentions will have the same effect as a vote against the adjournment proposal.

Brokers may not vote on the adjournment proposal without specific instructions from the person who beneficially owns the shares. However, shares held by a broker for which you do not give your broker instructions on how to vote will have no effect on the outcome of the vote on the adjournment proposal.

No proxy that is specifically marked “AGAINST” approval and adoption of the merger agreement will be voted in favor of the adjournment proposal, unless it is specifically marked “FOR” granting the discretionary authority to adjourn the special meeting.

Recommendation of the Southwest Community Bancorp Board of Directors. The board of directors believes that if the number of shares of Southwest Community Bancorp common stock present in person or by proxy at the special meeting and voting in favor of approval of the merger agreement is insufficient to approve and adopt the merger agreement, it is in the best interests of the shareholders of Southwest Community Bancorp to enable the board to continue to seek to obtain a sufficient number of additional votes in favor of approval and adoption of the merger agreement. Therefore, the Southwest Community Bancorp board of directors recommends that you vote “FOR” the proposal to grant discretionary authority to adjourn the Southwest Community Bancorp special meeting for the purpose of soliciting additional proxies.

Other Matters. No other matters may be brought before the shareholders at the Southwest Community Bancorp special meeting of shareholders.

LEGAL MATTERS

The validity of the shares of Placer Sierra Bancshares common stock to be issued in the merger will be passed upon for Placer Sierra Bancshares by Angelee J. Harris, General Counsel of Placer Sierra Bancshares. Ms. Harris is the owner of outstanding restricted stock awards and options to purchase Placer Sierra Bancshares common stock. If the merger qualifies as a reorganization, the material federal income tax consequences of the merger will be passed upon for Placer Sierra Bancshares by Manatt, Phelps & Phillips, LLP and for Southwest Community Bancorp by Vavrinek, Trine, Day & Co., LLP.

EXPERTS

The consolidated financial statements of Placer Sierra Bancshares as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, and management’s report on internal control over financial reporting as of December 31, 2005 incorporated by reference in this joint proxy statement/prospectus, have been audited by Perry-Smith LLP, independent registered public accounting firm, as indicated in their reports with respect thereto, which are incorporated by reference in this joint proxy statement/prospectus in reliance upon the authority of said firm as experts in accounting and auditing. With respect to the above referenced financial statements, as they relate to the amounts included for Southland Capital Co. and subsidiary for the year ended December 31, 2003 (which have been pooled into the consolidated financial statements of Placer Sierra Bancshares as a result of the acquisition of Southland Capital Co. as an entity under common control), such report is based solely on the report of KPMG LLP.

The consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows of Southland Capital Co. and subsidiary for the year ended December 31, 2003 (which have been pooled into the consolidated financial statements of Placer Sierra Bancshares, as a result of the acquisition of Southland Capital Co. as an entity under common control) have been audited by KPMG LLP, independent registered public accounting firm, as indicated in their report with respect thereto dated May 21, 2004, which is incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Southwest Community Bancorp as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, and management’s report on internal controls over financial reporting as of December 31, 2005 incorporated by reference in this joint proxy statement/prospectus, have been audited by Vavrinek, Trine, Day & Co., LLP, independent auditors, as stated in their reports with respect thereto, which are incorporated herein by reference in this joint proxy statement/prospectus, in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Placer Sierra Bancshares has filed a registration statement on Form S-4 with the Securities and Exchange Commission under the Securities Act of 1933 that registers the distribution to Southwest Community Bancorp shareholders of the shares of Placer Sierra Bancshares common stock to be issued in the merger. This joint proxy statement/prospectus is a part of that registration statement. The registration statement, including the attached exhibits and schedules, contains additional relevant information about Placer Sierra Bancshares and Placer Sierra Bancshares’ capital stock. The rules and regulations of the Securities and Exchange Commission allow us to omit certain information included in the registration statement from this document.

Each of Placer Sierra Bancshares and Southwest Community Bancorp files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the Commission, under the Exchange Act. You may read and copy any reports, proxy statements or other information filed by Placer Sierra Bancshares and Southwest Community Bancorp at the Commission’s public reference room in Washington, D.C., which is located at the following address: Public Reference Room, 100 F Street, N.W., Washington, D.C. 20549.

You can request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Commission’s public reference room. Placer Sierra Bancshares’ and Southwest Community Bancorp’s Commission filings are also available to the public at their respective web sites, www.plsb.com and www.swcb.com, from document retrieval services and at the Commission’s Internet website (http://www.sec.gov).

You should also be able to inspect reports, proxy statements and other information about Placer Sierra Bancshares and Southwest Community Bancorp at the offices of the Nasdaq National Market, 33 Whitehall Street, New York, New York, 10004.

The Commission allows Placer Sierra Bancshares and Southwest Community Bancorp to “incorporate by reference” into this document, which means that Placer Sierra Bancshares and Southwest Community Bancorp can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be part of this document, except for any information superseded by information that is included directly in this joint proxy statement/prospectus or contained in later filed documents incorporated by reference in this document.

Each of Placer Sierra Bancshares and Southwest Community Bancorp incorporates by reference the respective documents filed by them with the Commission listed below and any future filings after the date of this joint proxy statement/prospectus made by them with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the date of each company’s shareholder meeting, including any adjournments or postponements thereof (excluding information which is furnished rather than filed). These documents contain important information about Placer Sierra Bancshares and Southwest Community Bancorp and their respective financial condition that is not included or delivered with this document.

Placer Sierra Bancshares SEC Filings (File No. 000-50652)	Period/Date
Annual Report on Form 10-K	Year ended December 31, 2005
Current Reports on Form 8-K	Filed on January 6, 2006, January 24, 2006, February 6, 2006, February 16, 2006, February 21, 2006 and March 20, 2006
The description of Placer Sierra Bancshares common stock contained in Registration Statement on Form 8-A including any amendment or report filed for the purpose of updating such description.	March 25, 2004

Southwest Community Bancorp SEC Filings (File No. 000-50545)	Period/Date
Annual Report on Form 10-K	Year ended December 31, 2005, as amended
Current Reports on Form 8-K	Filed on January 23, 2006, February 16, 2006 , March 14, 2006, March 17, 2006 and March 20, 2006
The description of Southwest Community Bancorp common stock contained in the Registration Statement on Form 10 including any amendment or report for the purpose of updating such description.	January 12, 2004 as amended on March 11, 2004 and April 13, 2004

Placer Sierra Bancshares has supplied all of the information contained or incorporated by reference herein relating to Placer Sierra Bancshares, and Southwest Community Bancorp has supplied all of the information contained or incorporated by reference herein relating to Southwest Community Bancorp.

You may request a copy of documents incorporated by reference in this document but not otherwise accompanying this document, at no cost, by writing or telephoning the appropriate company at the following addresses:

Placer Sierra Bancshares

525 J Street

Sacramento, California 95814

Attention: Corporate Secretary

(916) 554-4750

Southwest Community Bancorp

5810 El Camino Real

Carlsbad, California 92013

Attention: Corporate Secretary

(760) 918-2616

To obtain timely delivery, you should request desired information no later than five business days prior to the date of the respective shareholder meeting, or by May 24, 2006.

You should rely only on the information contained or incorporated by reference in this document. Placer Sierra Bancshares and Southwest Community Bancorp have not authorized anyone else to provide you with information that is different from that which is contained in this document. Moreover, neither Placer Sierra Bancshares nor Southwest Community Bancorp is making an offer to sell or soliciting an offer to buy any securities other than Placer Sierra Bancshares common stock to be issued by Placer Sierra Bancshares in the merger, and neither Placer Sierra Bancshares nor Southwest Community Bancorp is making an offer of such securities in any state where the offer is not permitted. The information contained in this document speaks only as of its date unless the information specifically indicates that another date applies.

SHAREHOLDER PROPOSALS

Placer Sierra Bancshares. Any proposal which a shareholder wishes to have included in the proxy materials of Placer Sierra Bancshares relating to the next annual meeting of shareholders of Placer Sierra Bancshares, which currently is scheduled to be held in May 2007, must be received at the principal executive offices of Placer Sierra Bancshares, 525 J Street, Sacramento, California 95814, Attention: Angelee J. Harris, Executive Vice President, General Counsel and Corporate Secretary in a form that complies with applicable securities laws and the Company’s bylaws, no later than December 29, 2006. In addition, in the event a shareholder proposal is not submitted to Placer Sierra Bancshares prior to March 15, 2006, the proxy to be solicited by the Board of Directors for the 2007 annual meeting of shareholders will confer discretionary authority on the holders of the proxy to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the 2007 annual meeting of shareholders without any discussion of the proposal in the proxy statement for such meeting.

Southwest Community Bancorp. Southwest Community Bancorp will hold a 2006 annual meeting of shareholders only if the merger is not completed. All shareholder proposals intended to be presented for consideration at the 2006 annual meeting of shareholders must be received by Southwest Community Bancorp no later than June 30, 2006 for inclusion in Southwest Community Bancorp’s proxy statement and form of proxy relating to the 2006 annual meeting. Any shareholder proposal submitted on or after June 30, 2006 shall be considered untimely and will not be included in Southwest Community Bancorp’s proxy statement and form of proxy.

OTHER MATTERS TO BE CONSIDERED AT THE PLACER SIERRA BANCSHARES ANNUAL MEETING

The following sections of this document include a description of the other proposals to be considered and voted on at the Placer Sierra Bancshares annual meeting and information relevant to those proposals. For the ease of reading, this section sets forth each of the three other proposals, including information on the general nature of the proposals, the vote required and similar information. The remaining sections contain information relevant to these other proposals and typically found in Placer Sierra Bancshares’ proxy statement for its annual meetings of shareholders.

References to “we,” “our,” “us” and the “Company” in this and the remaining sections are to Placer Sierra Bancshares (and not Southwest Community Bancorp).

Only shareholders of record at the close of business on April 5, 2006 will be entitled to notice of and to vote at the annual meeting. On the voting record date, there were 15,091,926 shares of Placer Sierra Bancshares common stock issued and outstanding and Placer Sierra Bancshares had no other class of equity securities outstanding. In addition to the merger, the holders of Placer Sierra Bancshares common stock will be considering the election of directors, an amendment to our bylaws to increase the number of directors and the ratification of the selection of independent public accountants for 2006.

We are furnishing this document to Placer Sierra Bancshares shareholders in connection with the solicitation of proxies by the Placer Sierra Bancshares board of directors for use at the annual meeting of Placer Sierra Bancshares shareholders, including any adjournment or postponement thereof, to be held on May 31, 2006 at 10:00 a.m. at the Hyatt Regency Sacramento, 1209 L Street, Sacramento, California 95814. The purpose of the Placer Sierra Bancshares annual meeting is for Placer Sierra Bancshares shareholders to consider and vote upon

(1)	a proposal to approve the principal terms of the agreement and plan of merger and reorganization with Southwest Community Bancorp. For a description of the merger agreement, see “THE MERGER,” beginning on page 37;

(2)	the election of eight directors for a one-year term and until their successors are duly elected and qualified;

(3)	a proposal to approve an amendment to change the authorized range of directors in our bylaws to seven (7) to thirteen (13) directors;

(4)	the appointment by the Board of Directors of Perry-Smith LLP as independent public accountants for the fiscal year ending December 31, 2006;

(5)	the grant of discretionary authority to adjourn the annual meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the annual meeting to approve the terms of the merger agreement. For a description of this proposal, see “ADJOURNMENT OF THE SHAREHOLDERS’ MEETINGS—Granting of Discretionary Authority to Adjourn the Placer Sierra Bancshares Annual Meeting,” beginning on page 98; and

(6)	to transact such other business as may properly come before the annual meeting or any adjournment thereof. Placer Sierra Bancshares management is not aware of any other such business.

Information About Stock Ownership

The Securities and Exchange Commission has defined “beneficial ownership” to mean more than ownership in the usual sense. For example, a person has beneficial ownership of a share not only if he owns it in the usual sense, but also if he has the power to vote, sell or otherwise dispose of the share. Beneficial ownership also includes that number of shares that a person has the right to acquire within 60 days of March 31, 2006. Two or more persons might count as beneficial owners of the same share.

How Much of Placer Sierra Bancshares’ Capital Stock is Owned by Directors, Executive Officers and Greater than 5% Shareholders?

The following table shows, as of March 31, 2006, beneficial ownership of Placer Sierra Bancshares Common Stock by each of Placer Sierra Bancshares’ directors, nominees for director, the named executive officers, and directors and executive officers as a group. The table also shows persons known to us who own more than 5% of our Common Stock as of December 31, 2005 or February 7, 2006. Unless otherwise indicated in the table below, no person shares beneficial ownership of the same Placer Sierra Bancshares Common Stock with anyone else.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)
	Number of Shares	Percentage of Class
Ronald W. Bachli (2)	368,955	2.4%
David E. Hooston (3)	177,240	1.2%
Christi Black (4)	5,000	*
Robert J. Kushner (5)	31,674	*
Larry D. Mitchell (6)	34,153	*
Dwayne A. Shackelford (7)	29,153	*
William J. Slaton (8)	33,288	*
Robert H. Smiley (9)	20,618	*
Sandra R. Smoley (10)	5,000	*
Randall E. Reynoso (11)	82,688	*
Angelee J. Harris (12)	12,500	*
Robert H. Muttera	100	*
Robert C. Campbell, Jr. (13)	69,051	*
All directors and executive officers as a group (19 persons) (14)	987,162	6.5%
California Community Financial Institutions Fund Limited Partnership (15) One Maritime Plaza, Suite 325 San Francisco, CA 94111	1,972,379	13.1%
Wasatch Advisors, Inc. (16) 150 South Hall Avenue Salt Lake City, UT 84111	756,483	5.0%
Manulife Financial Corporation (17) (and its indirect, wholly-owned subsidiaries, MFC Global Investment Management (U.S.A.) Limited, 200 Bloor Street, East, Toronto, Ontario, Canada, MW 1E5; Independence Investments, LLC, 53 State Street, Boston, MA 02109; and John Hancock Advisers LLC, 601 Congress Street, Boston, MA 02210) 200 Bloor Street, East Toronto, Ontario, Canada	1,906,998	12.6%

*	Less than 1%
(1)	Includes shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2006. Shares of Placer Sierra Bancshares Common Stock issuable upon exercise of stock options exercisable within 60 days of March 31, 2006 are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Except as otherwise noted below, each person has sole voting and investment power over the shares of common stock, subject to community property laws where applicable.

(2)	Does not include any shares of common stock held by California Community Financial Institutions Fund, Limited Partnership, as to which Mr. Bachli disclaims beneficial ownership. However, Mr. Bachli has a pecuniary interest in the general partner, Belvedere Capital Partners, LLC. See “—Certain Relationships and Related Transactions.” 324,955 shares are held by the Ronald W. Bachli & Marilynne Ann Bachli Revocable Trust.
(3)	Includes 5,000 shares issuable upon exercise of options exercisable within 60 days of March 31, 2006. The amount does not include 5,940 shares of restricted stock granted on March 14, 2006 to Mr. Hooston. The restricted stock vests annually in fifty percent increments beginning March 14, 2007 and vests in full upon a change in control of Placer Sierra Bancshares.
(4)	Includes 5,000 shares issuable upon exercise of options exercisable within 60 days of March 31, 2006.
(5)	Includes 8,663 shares issuable upon the exercise of options exercisable within 60 days of March 31, 2006.
(6)	Includes 1,020 shares issuable upon the exercise of options exercisable within 60 days of March 31, 2006.
(7)	Includes 19,153 shares issuable upon the exercise of options exercisable within 60 days of March 31, 2006 and 5,000 shares held by the Shackelford Family Trust.
(8)	Includes 5,339 shares issuable upon the exercise of options exercisable within 60 days of March 31, 2006.
(9)	Includes 11,884 shares issuable upon the exercise of options exercisable within 60 days of March 31, 2006 and 8,704 shares held by the Robert H. Smiley Trust.
(10)	Includes 5,000 shares issuable upon the exercise of options exercisable within 60 days of March 31, 2006.
(11)	Includes 37,455 shares issuable upon the exercise of options exercisable within 60 days of March 31, 2006. The amount does not include 5,940 shares of restricted stock granted on March 14, 2006 to Mr. Reynoso. The restricted stock vests annually in fifty percent increments beginning March 14, 2007 and vests in full upon a change in control of Placer Sierra Bancshares.
(12)	Includes 12,500 shares issuable upon the exercise of options exercisable within 60 days of March 31, 2006. The amount does not include 3,400 shares of restricted stock granted on March 14, 2006 to Ms. Harris. The restricted stock vests annually in fifty percent increments beginning March 14, 2007 and vests in full upon a change in control of Placer Sierra Bancshares.
(13)	Includes 69,051 shares issuable upon the exercise of options exercisable within 60 days of March 31, 2006.
(14)	As of March 31, 2006 six (6) officers not specifically listed above were the beneficial owners of 100,442 shares of our common stock issuable upon the exercise of vested options. The amount does not include 13,855 shares of restricted stock granted on March 14, 2006 to five officers. The restricted stock vests annually in fifty percent increments beginning March 14, 2007 and vests in full upon a change in control of Placer Sierra Bancshares.
(15)	Based on a Form 4 filed with the SEC on February 8, 2006, showing shares owned as of February 7, 2006. Belvedere Capital Partners, LLC is the general partner of the California Community Financials Institutions, Inc. Mr. Bachli disclaims beneficial ownership of such shares; however, he has a pecuniary interest in Belvedere Capital Partners, LLC. See “—Certain Relationships and Related Transactions.” Mr. Bachli has no voting or dispositive power in the shares owned by California Community Financial Institutions Fund Limited Partnership.
(16)	Based on a Schedule 13G filed with the SEC on February 14, 2006 showing shares owned as of December 31, 2005.
(17)	Based on a Schedule 13G filed with the SEC on February 14, 2006 showing shares owned as of December 31, 2005.

Board Matters

The Board of Directors is committed to good business practices, transparency in financial reporting and the highest level of corporate governance. The Board has appointed a Governance and Nominating Committee consisting entirely of independent directors as such term is used under the rules and the regulations of The Nasdaq Stock Market.

Board Qualification and Selection Process

Our Governance and Nominating Committee reviews, evaluates and proposes prospective candidates for our Board of Directors. The Governance and Nominating Committee recommends director nominees for selection to our Board and the Board selects the nominees for election as directors. Each member of our Board should possess the highest personal and professional ethics and integrity and be devoted to representing the best interests of the Company and its shareholders. The goal of the Governance and Nominating Committee is to maintain a strong and experienced Board by continually assessing the Board’s diversity, business and financial experience, judgment, academic expertise and other attributes including banking experience, marketing and community relations, real estate and retail expertise and expected period of time available for service.

The Governance and Nominating Committee will conduct an annual assessment of the composition of the Board, and will advise the Board on any proposed changes or enhancements to Board composition and structure. The Governance and Nominating Committee has the authority to retain a search firm to identify director candidates.

Consideration of Shareholder Nominees

The policy of the Governance and Nominating Committee is to consider properly submitted shareholder recommendations for candidates for membership on the Board of Directors. In evaluating potential nominees, the Governance and Nominating Committees will look at the same factors described under the heading “Board Qualification and Selection Process” above. Recommendations must be submitted in writing and should be sent to:

Chair, Governance and Nominating Committee

Placer Sierra Bancshares

525 J Street

Sacramento, California 95814

Recommendations should be sent no earlier than the last business day of September and no later than the last business day in the month of November preceding the Company’s next Annual Meeting of shareholders for consideration at such Annual Meeting. Shareholders shall include in such recommendation (a) the name and address of each proposed nominee, (b) the principal occupation of each proposed nominee, (c) the name and residence address of the notifying shareholder(s), and (d) a letter from the proposed nominee indicating that such proposed nominee wishes to be considered as a nominee for the Company’s Board of Directors and will serve as a member of the Company’s Board of Directors if elected.

The Governance and Nominating Committee will then screen potential candidates to determine if they meet the qualification criteria. The Committee will separate candidates into three categories: (a) pursue, (b) need more information and (c) reject. The Committee will then acquire the information necessary to remove all candidates in category (b) and move them either to category (a) or (c). The Committee will then prioritize all candidates in category (a) and shall conduct interviews starting at the top of the list and will determine how many candidates to interview for each potential director opening.

Shareholders may also directly nominate directors by following procedures in Section 15 of our Bylaws, which is set forth in the Notice of 2006 Annual Meeting of Shareholders.

Executive Sessions

Executive session of non-management directors will be held from time to time. The Board contemplates that executive sessions will occur at least twice a year in conjunction with regularly scheduled Board meetings.

Attendance at Annual Meetings

We do not have a formal policy regarding attendance by members of our Board of Directors at the Annual Meeting. At our annual meeting held in 2005, all directors attended.

Communications with the Board

Individuals may communicate with the Board of Directors, including a committee of the Board or individual directors by writing to the following address:

Placer Sierra Bancshares

525 J Street

Sacramento, California 95814

Attention: Corporate Secretary

All communications sent to the Board of Directors will be communicated with the entire Board of Directors unless the Chairman of the Board reasonably believes communication with the entire Board of Directors is not appropriate or necessary or unless the communication is addressed solely to a specific committee or an individual director.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics governing activities by all directors, officers and employees and a Code of Business Conduct for Senior Financial Officers governing conduct for senior financial officers. The codes are available on our website at www.plsb.com or can be obtained from:

Angelee J. Harris, Corporate Secretary

Placer Sierra Bancshares

525 J Street

Sacramento, California 95814

Any amendments or waivers to the codes will promptly be disclosed pursuant to The Nasdaq Stock Market rules and regulations and rules and regulations of the SEC. We intend to disclose waivers or amendments to our Code of Business Conduct for senior financial officers by posting such information on our web site at www.plsb.com.

Information About Directors And Executive Officers

The Board of Directors

The Board of Directors oversees our business and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through, among other things, discussions with the Chief Executive Officer, other key executives and our principal outside advisers (legal counsel, outside auditors, investment bankers and other consultants), by reading reports and other materials that we send them and by participating in Board and committee meetings.

Placer Sierra Bancshares’ Bylaws currently permit the number of Board members to range from 6 to 9, leaving the Board authority to fix the exact number of directors within that range. The Board has fixed the exact number of directors at 8. As part of our merger agreement with Southwest Community Bancorp, we are proposing that our shareholders increase the authorized range of our directors from seven (7) to thirteen (13). See Proposal 3. The Board of Directors has determined that all of its directors, except for Mr. Bachli, are “independent” as defined by the applicable rules and regulations of The Nasdaq Stock Market, including Rule 4200(a)(15) of the National Association of Securities’ Dealers Listing Standards.

The Board held 17 meetings during 2005. Each incumbent director attended at least 75% of the total number of Board meetings plus meetings of the standing committees on which that particular director served.

The Committees of the Board

The Board may delegate portions of its responsibilities to committees of its members. These standing committees of the Board meet at regular intervals to attend to their particular areas of responsibility. Our Board has four standing committees: the Audit Committee, Compensation Committee, Governance and Nominating Committee and Corporate Development Committee. Our Board also has three executive committees: Information Technology Steering Committee, Asset-Liability Management Committee and Disclosure Committee.

Audit Committee

Our Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee Charter is attached to this joint proxy statement/prospectus as Appendix E. Our audit committee is appointed by our board of directors to assist the board in monitoring the integrity of our financial statements, our independent auditor’s qualifications and independence, the performance of our audit function and independent auditors, and our compliance with legal and regulatory requirements. The audit committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent auditors, and our independent auditors report directly to the audit committee.

Pursuant to the charter of the audit committee, the audit committee must consist of at least three directors who meet the independence and experience requirements of the Nasdaq National Market and the federal securities laws. During 2005, the members of the audit committee, all of whom meet the independence requirements referred to above, are Mr. Shackelford (chair) and Messrs. Kushner, Mitchell and Slaton. The Board of Directors has designated Mr. Kushner as “audit committee financial expert,” as that term is defined by SEC regulations issued under the Sarbanes-Oxley Act of 2002. The Audit Committee held 11 meetings during 2005. Beginning January 1, 2006, the members of the audit committee are Mr. Shackelford (chair) and Messrs. Kushner and Mitchell and Ms. Smoley.

Audit Committee Report

The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent Placer Sierra Bancshares specifically incorporates this report by reference.

The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process of Placer Sierra Bancshares. The Audit Committee’s function is more fully described in its Charter, which is attached to this Proxy as Appendix E.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Placer Sierra Bancshares’ independent accountants are responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management, the internal auditors and the independent accountants.

In discharging its oversight responsibility, the Audit Committee has met and held discussions with management and Perry-Smith LLP, the independent accountants for Placer Sierra Bancshares. Management represented to the Audit Committee that all consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

The Audit Committee also obtained from the independent accountants a formal written statement describing all relationships between Placer Sierra Bancshares and the accountants that bear on the accountants’ independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee. The Audit Committee discussed with the independent accountants any relationships that may impact the firm’s objectivity and independence and satisfied itself as to the accountants’ independence.

Based on these discussions and reviews, the Audit Committee recommended that the Board of Directors approve the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the SEC.

Respectfully submitted by the members of the Audit Committee:

Dwayne A. Shackelford, Chairman

Robert J. Kushner

Larry D. Mitchell

Sandra Smoley

Compensation Committee

Our Compensation Committee operates under a written charter adopted by the Board of Directors. The Compensation Committee consists entirely of independent directors as defined by the rules and regulations of The Nasdaq Stock Market.

Our Compensation Committee is appointed to administer and implement our incentive compensation plans and equity based plans, and is responsible for determining the compensation of our Chief Executive Officer and other executive officers and directors. The Compensation Committee reviews and evaluates, at least annually, its performance and that of its members, including compliance of the compensation committee with its charter. The Compensation Committee is also responsible for producing the annual report on executive compensation required to be included in our annual proxy materials under the federal securities laws.

Pursuant to the charter of the Compensation Committee, the Compensation Committee must consist of at least three directors who meet the independence requirements of the Nasdaq National Market and applicable standards of independence prescribed for purposes of any federal securities, tax and other laws relating to the committee’s duties and responsibilities, including Section 162(m) of the Internal Revenue Code. During 2005, the members of the Compensation Committee, all of whom meet the independence requirements referred to above, were Mr. Kushner (chair) and Messrs. Mitchell and Smiley and Ms. Smoley. The Compensation Committee held 11 meetings during 2005. As of January 1, 2006, the members of the Compensation Committee, all of whom meet the independence requirements referred to above, are Mr. Kushner (chair) and Messrs. Mitchell, Slaton, Smiley and Ms. Smoley.

Governance and Nominating Committee

Our Governance and Nominating Committee operates under a written charter adopted by the board of directors. Our Governance and Nominating Committee is appointed to assist our board of directors in promoting the best interests of the Company and our shareholders through the implementation of sound corporate governance principles and practices. The committee seeks to accomplish this goal by, among other things,

•	assisting our board of directors in identifying individuals qualified to become board members,

•	recommending to our board of directors the director nominees for the next annual meeting of shareholders,

•	reviewing the qualifications and independence of the members of our board of directors and its various committees on a regular basis,

•	recommending to our board of directors corporate governance guidelines, and

•	leading our board of directors in its annual review of board performance.

Pursuant to the charter of the Governance and Nominating Committee, the committee must consist of at least three directors who meet the Nasdaq National Market independence requirements and any standards of independence as may be prescribed under the federal securities laws relating to the committee’s duties and responsibilities. During 2005, the members of the Governance and Nominating Committee, all of whom meet the independence requirements referred to above, were Mr. Mitchell (chair) and Messrs. Shackelford and Slaton and Ms. Black. The Board Governance and Nominating Committee held 7 meetings during 2005. A copy of the Governance and Nominating Committee Charter is available on our website at www.plsb.com. As of January 1, 2006, the committee membership is comprised of the same directors who participated in the Committee in 2005, all of whom meet the independence requirements referred to above.

Compensation Committee Interlocks and Insider Participation

During 2005, the Compensation Committee of our board consisted of Mr. Kushner (chair) and Messrs. Mitchell and Smiley and Ms. Smoley. Effective January 1, 2006 the Compensation Committee was composed of Mr. Kushner (chair) and Messrs. Mitchell, Slaton and Smiley and Ms. Smoley. No member of the committee has been an officer or employee of Placer Sierra Bancshares or the bank at any time since our inception. No executive officer of Placer Sierra Bancshares serves as a member of the board of directors or the board compensation committee of any other company that has one or more executive officers serving as a member of our board of directors or compensation committee, and no such interlocking relationship existed during fiscal year 2005. Prior to the formation of the compensation committee in December 2002, the board of directors as a whole made decisions relating to the compensation of our executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance by Directors and Executive Officers

Section 16(a) of the Exchange Act requires our directors and executive officers to file reports with the SEC and The Nasdaq Stock Market on changes in their beneficial ownership of Placer Sierra Bancshares common stock, and to provide us with copies of the reports.

Based solely on our review of these reports or of certifications to us that no report was required to be filed, we believe that all of our directors and executive officers complied with all Section 16(a) filing requirements applicable to them during the 2005 fiscal year, except for one late Form 3 filed by Ms. Harris (related to one transaction). Mr. Johnson filed on late Form 4 in 2005, relating to one transaction that occurred in 2004.

How We Compensate Directors

Non-employee director compensation is determined by our Compensation Committee. Directors who are also employees of the Company receive no additional compensation for service as a director. Non-employee directors receive an annual retainer of $60,000 for compensation for service on the board of directors and all board committees of the Company, including service as committee chairs.

In addition, all directors are reimbursed for the expenses they incur in attending meetings of the board or board committees. Set forth below is a table showing the number of times our board and its committees met in 2005 (excluding our Disclosure Committee, which does not have any independent board member involvement):

Name	Number of Meetings Held in 2005
Board of Directors	17
Audit Committee	11
Compensation Committee	11
Governance & Nominating Committee	7
Corporate Development Committee	7
ALCO Committee	5
Information Technology Steering Committee	2

Total	60

Directors are also eligible to participate in Placer Sierra Bancshares’ 2002 Amended and Restated Stock Option Plan. Mesdames Black and Smoley were each granted 20,000 options on January 3, 2005 upon joining the Board, which vest in equal annual installments over a four-year period beginning on the date of grant, subject to continued service on the Board of Directors. For 2006, any options granted to directors will vest in equal annual installments over a five-year period.

Directors are also entitled to the protection of certain indemnification provisions in Placer Sierra Bancshares’ Amended and Restated Articles of Incorporation, Bylaws and indemnification agreements. In addition, directors are eligible to participate in our health plans.

Certain Relationships and Related Transactions

The Fund

California Community Financial Institutions Fund Limited Partnership, or the Fund is a private equity investment fund established in 1997 for the purpose of investing in California-based financial services companies and is managed by its general partner, Belvedere Capital Partners, LLC. As of December 31, 2005, the Fund owned 48.0% of our outstanding common stock. On January 25, 2006, the Fund sold 5,000,000 shares and on February 7, 2006, the Fund sold an additional 250,000 shares. As a result of those sales, the Fund owned 13.1% of our outstanding shares as of February 7, 2006.

History. Placer Sierra Bank was previously a wholly-owned subsidiary of Placer Capital Co., or PCC, which was incorporated in 1999 by the Fund, for the purpose of acquiring Placer Sierra Bank. In December 1999, PCC became a wholly-owned subsidiary of California Community Bancshares, Inc., or CCB. CCB was restructured in December 2001, which resulted in, among other organizational changes, the formation of our company, Placer Sierra Bancshares, as well as Southland Capital Co., as wholly-owned subsidiaries of CCB. Pursuant to the restructuring, PCC merged into CCB, as a result of which CCB directly acquired all of the shares of Placer Sierra Bank. CCB then contributed all of the shares of Placer Sierra Bank to us, making Placer Sierra Bank our wholly-owned subsidiary. After completing a cash-out merger whereby all the CCB shareholders other than the Fund received cash in exchange for their shares of CCB stock, CCB adopted a plan of liquidation and distributed its assets, primarily our common stock and Southland Capital Co. common stock, to its sole shareholder, the Fund. Consequently, we and Southland Capital Co. became subsidiaries of the Fund at that time.

Southland Merger. In May 2004, we acquired Bank of Orange County and its holding company, Southland Capital Co. Pursuant to the acquisition, Southland merged into Placer Sierra Bancshares and Bank of Orange County became a Placer Sierra Bancshares subsidiary. In July 2004, Bank of Orange County was merged into our wholly-owned subsidiary, Placer Sierra Bank and operates as a division of Placer Sierra Bank, under the name Bank of Orange County.

In connection with the execution of the merger agreement, the Fund entered into a shareholder agreement with us pursuant to which the Fund agreed:

•	upon our request, to execute a written consent approving the principal terms of the merger,

•	to not negotiate with third parties or enter into an agreement for the sale of us, Placer Sierra Bank, Southland, Bank of Orange County or our or their assets or to take specified actions that would have the effect of thwarting the Southland merger,

•	to commit to include in our initial public offering such number of shares stock held by it as would cause it to be the beneficial owner of no more than 49.9% of our issued and outstanding common stock upon completion of the initial public offering unless the managing underwriter for the offering advised Belvedere Capital Partners, LLC that, due to market factors, the proposed initial public offering should not be consummated or the number of shares of our stock to be underwritten should be limited (in which case, the Fund agreed to sell the maximum amount advisable by the managing underwriter), and

•	to indemnify us for losses that fall within a specified dollar range arising out of litigation, which we believe to be immaterial, pending against Bank of Orange County relating to dissenters’ rights in connection with its acquisition of Cerritos Valley Bank and to fund an escrow arrangement with $2.6 million upon completion of the offering to secure that indemnification obligation. On June 23, 2005, Bank of Orange County received a notice of entry of judgment and satisfaction of judgment with respect to this litigation. However, a notice of appeal from the judgment and satisfaction of judgment was filed on August 12, 2005 by dissenting shareholders that hold a majority of the Cerritos Valley Bank common stock shares involved in the litigation, and the opening appeal brief was filed in February 2006. Shareholders holding the remaining Cerritos Valley Bank common stock shares involved in the litigation are not participating in the appeal. Accordingly, certain funds in the escrow arrangement continue in place.

Registration Rights Agreement. We are party to a registration rights agreement with the Fund in which we agreed to register shares of common stock held by the Fund. Pursuant to the agreement, upon written request by the Fund to register at least 50,000 shares of common stock, we will file, within 90 days after the receipt of the request, a registration statement registering the requested shares held by the Fund. Additionally, in the event we propose to register any of our shares of common stock under the Securities Act, we have agreed to notify the Fund of our intent, and upon its written request, register the shares of our common stock that the Fund has requested to be registered. In connection with the initial public offering of our shares of common stock, we notified the Fund of our intent to register and, pursuant to its written request and in accordance with the terms of the registration rights agreement, we registered shares of common stock held by the Fund and the Fund sold 5,943,306 registered shares in our initial public offering.

In December 2005, we filed a shelf registration statement on Form S-3 pursuant to the registration rights agreement relating to the offer of 7,222,379 shares held by the Fund, which is the selling shareholder in the offering. The registration statement was declared effective on December 23, 2005. On January 25, 2006, the Fund sold 5,000,000 shares and on February 7, 2006, the Fund sold an additional 250,000 shares under the shelf registration statement. As a result of those sales, the Fund owned 13.1% of our shares as of February 7, 2006. In addition, on December 19, 2005, we entered into Amendment No. 2 to the Amended and Restated Registration Rights Agreement (the “Amendment”). Pursuant to the Amendment, we agreed to pay, in the aggregate, up to $125,300 of registration expenses incurred in connection with certain registrations of our common stock. The Fund will reimburse us for any expenses of registration incurred by us in excess of $125,300. In the Amendment, we and the Fund acknowledged and agreed that we have no obligation under the Amended and Restated Registration Rights Agreement to provide for underwritten registrations of the 7,222,379 shares owned by the Fund. The terms of the Amendment were established in arm’s length negotiations with the Fund. We have agreed to keep the registration statement filed pursuant to the registration rights agreement effective for a period of up to one year and to use our best efforts to qualify and remain qualified to register securities on Form S-3 under the Securities Act.

Belvedere Capital Partners LLC

Prior to joining us, Mr. Bachli was the President and a member of Belvedere Capital Partners, LLC, the general partner of the Fund. Mr. Bachli retains an economic interest in Belvedere attributable to Belvedere’s investment in the Fund and carried interest in the Fund. Based on Belvedere’s investment in the Fund, Mr. Bachli received approximately $620,000 from the proceeds received by the Fund upon its sale of shares in our initial public offering and received approximately $724,682 from the proceeds received by the Fund upon its sale of shares on January 25, 2006 and on February 7, 2006 under the shelf registration statement. In respect of his serving as President of Belvedere prior to January 1, 2003, Mr. Bachli received payments derived from the management fee paid by the Fund to Belvedere relating to the Fund’s capital commitments. Mr. Bachli is not entitled to receive any further compensation payments from Belvedere.

Loans and Credit Arrangements by Placer Sierra Bank

Some of our directors and executive officers and their affiliates or associates are also customers of the bank. During the three years ending December 31, 2005, we made loans and extended credit in the ordinary course of business to some of our directors and executive officers and their affiliates or associates and we expect to make such loans or extensions of credit in the future. We may also have banking transactions with corporations or entities of which our directors or officers may own a controlling interest, or also serve as directors or officers. These transactions have taken place and will take place on substantially the same terms, including interest and collateral, as those prevailing for comparable transactions with others unaffiliated with us, and comply with the provisions of the Sarbanes-Oxley Act of 2002. In our view, the loans, leases and other credit arrangements did not involve more than the normal risk of noncollectibility or present other unfavorable features. The Federal Reserve Act and FRB Regulation O, which are applicable to state member banks, place limitations and conditions on loans or extensions of credit to a bank’s or bank holding company’s executive officers, directors and principal shareholders (that is, in most cases, those persons who own, control or have power to vote more than 10% of any class of voting securities), any company controlled by any such executive officer, director or shareholder, or any political or campaign committee controlled by such executive officer, director or principal shareholder. We expect to have such transactions or transactions on a similar basis with our directors and executive officers and their affiliates in the future.

Executive Officers

Set forth below are the names and biographies of Placer Sierra Bancshares’ executive officers.

Name and Age	Principal Occupation and Business Experience
Ronald W. Bachli (65)	Chairman of the Board and Chief Executive Officer of Placer Sierra Bancshares and Placer Sierra Bank. Mr. Bachli, who has over 44 years of experience serving the financial services industry, was appointed to serve as the President and a Director of Placer Sierra Bancshares in November 2001 and has acted as a director of the bank since August 1999. Mr. Bachli was elevated from President to Chairman and Chief Executive Officer in December 2002. Mr. Bachli was appointed to serve as the Chairman of Placer Sierra Bank in August 1999 and became the bank’s Chief Executive Officer in August 2003. From January 1999 to December 2002, Mr. Bachli was the President of Belvedere Capital Partners LLC. Mr. Bachli served as the President and Chief Executive Officer of California Community Bancshares, or CCB from September 1999 through February 2001 and again from November to December 2001. From November 2001 to January 2003, Mr. Bachli also served as the President, Chief Executive Officer and a Director of Southland Capital Co., or SCC, the holding company for Bank of Orange County. From September 2000 to January 2003, Mr. Bachli served as the Chairman of the Board of Directors of Bank of Orange County. Prior to joining Belvedere Capital Partners LLC, Mr. Bachli was a senior banking partner in the San Francisco-based law firm Lillick & Charles LLP, which, in 2001, merged with Nixon Peabody LLP, our counsel. Mr. Bachli, a native of Sacramento, received his Bachelor of Science degree, in Finance, from the University of San Francisco and his Juris Doctorate degree from the University of San Francisco School of Law.

David E. Hooston (49)	Chief Financial Officer of Placer Sierra Bancshares and Treasurer of Placer Sierra Bank. Mr. Hooston, who has over 20 years of experience serving the financial services industry, has been the Chief Financial Officer of Placer Sierra Bancshares and Treasurer of Placer Sierra Bank since January of 2003. He has served as a director of Placer Sierra Bank beginning January 2005. From January 2002 until December 2002, Mr. Hooston served as Chief Financial Officer of Placer Sierra Bancshares and Southland Capital Co. and Treasurer of Placer Sierra Bank and Bank of Orange County and also served as a portfolio manager with Belvedere Capital Partners LLC and, from February 2000 until December 2001, he served as Chief Financial Officer of CCB. From June 1999 until February 2000, Mr. Hooston was a consultant to Belvedere and, from February 1998 until May 1999, he was President and Chief Operating Officer of California Financial Bancorp, a bank holding company subsidiary of the Fund. Mr. Hooston, a Certified Public Accountant, worked for the accounting firm of Pricewaterhouse and Co. from August 1979 to August 1984. He received his Bachelor of Arts degree, in Business Economics, from the University of California at Santa Barbara.

Randall E. Reynoso (48)	President and Chief Operating Officer of Placer Sierra Bancshares and Placer Sierra Bank. Randall Reynoso joined the bank in March 2000 as Senior Vice President and Commercial Banking Manager. He has 26 years of banking experience, 18 of which were held at Westamercia Bank in various levels of management to include Senior Vice President and Regional Manager of an eight county area before moving to Sacramento Commercial Bank. Prior to that he was with Bank of California upon graduating from California State University

Name and Age	Principal Occupation and Business Experience
Sacramento, where he obtained his Bachelors of Science degree in Finance. A native of Sacramento, Mr. Reynoso has served on several philanthropic boards and volunteers his time to: Non Profit Resource Center, Families First, The Stanford Home Foundation, Sacramento Metropolitan Chamber of Commerce, CARES, Sacramento Children’s Museum and the Sacramento Red Cross Chapter. Mr. Reynoso is also a Director and Chairman elect of the American Leadership Forum and serves as the Director for the Sacramento Hispanic Chamber of Commerce. Mr. Reynoso is the recipient of several community service awards to include Sacramento State Alumni Association’s Distinguished Service Award, the Community Services Planning Council’s Unsung Hero Award and the CARES 2005 Award of Excellence.

Kevin J. Barri (37)	Executive Vice President and Retail Division Manager of Placer Sierra Bank. Mr. Barri, who has over 16 years of banking experience, has been Executive Vice President and Retail Banking Division Manager of Placer Sierra Bank since June 2004 and acted as director of Placer Sierra Bank from January 2005 through December 2005. Prior to joining us, Mr. Barri was a Senior Vice President with Bank of America where he also served in various other capacities, including from January 2002 to June 2004, as Consumer Market Manager, responsible for the marketing and sales production of 31 banking centers in Northern California, from January 1999 to December 2001, as Banking Center Manager and, prior to January 1999, in various other management positions. While at Bank of America, Mr. Barri won numerous internal awards including Gold Club Honors and Spring Focus Awards and was the local Bank of America Coordinator for United Way and Junior Diabetes Foundation. Mr. Barri received his Bachelor of Science degree, in Business Administration Management, from California State University, Fresno.

Angelee J. Harris (36)	Executive Vice President and General Counsel of Placer Sierra Bancshares and Placer Sierra Bank. Ms. Harris has been Executive Vice President and General Counsel of Placer Sierra Bancshares since January 2005. Prior to joining us, Ms. Harris was an associate and partner with the law firm of Manatt, Phelps and Phillips, LLP where she represented public and closely held companies in connection with mergers and acquisitions, capital market transactions and corporate governance. Since joining Manatt in January 1999, Ms. Harris represented the corporate and securities needs of clients across a broad range of industries, including the financial services and technology industries and also counseled companies and investment banks in underwriting, purchasing and placing equity, debt and convertible securities. Ms. Harris holds a Juris Doctorate degree from the University of Utah, College of Law and a Bachelor of Arts degree from Brigham Young University.

Marshall V. Laitsch (57)	President, Southern California Division of Placer Sierra Bank. Mr. Laitsch, who has over 32 years of banking experience, has been President of the Southern California Division of Placer Sierra Bank since January 2005 and a director of Placer Sierra Bank since January 2005. Prior to joining us, Mr. Laitsch was President and Chief Executive Officer of Sunwest Bank where he had served since 2003. Prior to Sunwest Bank, Mr. Laitsch served as President and Chief Executive Officer of Pacific Century Bank, a 28 branch $1.3 billion wholly owned subsidiary of Pacific Century Financial Corporation that also owned Bank of Hawaii. Mr. Laitsch served in that capacity from 1999 to 2002 when the bank was sold to

Name and Age	Principal Occupation and Business Experience
U.S. Bank. Prior to Pacific Century Bank, Mr. Laitsch was with Union Bank of California from 1987 to 1999 where he served in several senior management positions the most recent of which was as Senior Vice President and Division Manager for the Orange County and Inland Empire region. Prior to Union Bank, Mr. Laitsch served as Vice President and Manager for the western region of Citicorp Leveraged Capital from 1983 to 1987. Prior to Citicorp, Mr. Laitsch was a Vice President and Manager of the southwestern U.S. Corporate Banking group of Crocker National Bank from 1981 to 1983. Mr. Laitsch began his banking career at Continental Illinois National Bank & Trust Company where he worked from 1973 to 1981. Mr. Laitsch is the President of the Orange County chapter of the Juvenile Diabetes Research Foundation and serves on the Board of Counselors of Chapman University. Mr. Laitsch holds a Masters of Business Administration and a Bachelors of Business Administration from Western Illinois University.

Ken E. Johnson (47)	Executive Vice President and Human Resources Director of Placer Sierra Bancshares. Mr. Johnson, who has over 23 years of experience in human resources, has been Executive Vice President and Director of Human Resources of Placer Sierra Bancshares since October 2004 and acted as a director of Placer Sierra Bank from January 2005 through December 2005. Prior to October of 2004, Mr. Johnson served as Executive Vice President and Director of Human Resources of Placer Sierra Bank beginning in May 2004. Prior to joining us, Mr. Johnson was with Spectra-Physics Lasers, a laser technology development company, where he served as Vice President, Human Resources of from September 1995 to April 2003, Human Resources Manager from May 1994 to September 1995, Compensation and Benefits Manager from November 1990 to May 1994 and Senior Human Resources Representative from July 1989 to November 1994. Prior to joining Spectra-Physics Lasers, Mr. Johnson served as Human Resources Representative for Pacific Gas & Electric for the period from January 1982 to July 1989. Mr. Johnson received his Bachelor of Science degree, in Business Administration, from San Jose State University and his Masters in Business Administration degree from Notre Dame de Namur University.

K. Lynn Matsuda (53)	Executive Vice President and Director of Operations of Placer Sierra Bank. Ms. Matsuda, who has over 33 years of banking experience, has been Executive Vice President and Director of Operations of Placer Sierra Bank since October 2003. Ms. Matsuda acted as a director of Placer Sierra Bank from January 2005 through December 2005. Prior to joining Placer Sierra Bank, from September 1994 to October 2003, Ms. Matsuda was employed in various capacities starting with The Money Store and ultimately with HomEq Servicing Corporation, a division of Wachovia Bank in their Small Business Administration Division, Mortgage Division and Sub Prime Mortgage Servicing Division. During this time Ms. Matsuda served as Vice President/Manager of the mortgage loan servicing customer service group, Vice President/Director of the commercial division of the quality resource department and Vice President/Manger of the commercial division of the customer service group. From July 1972 to August 1994, Ms. Matsuda served in various management positions and finally as the Vice President/Manager of the commercial service center of Bank of California. Ms. Matsuda has served on the board or planning committees of, or volunteered for, several non profit organizations in the area and is currently a board member of Big Brothers and Big Sisters of Greater Sacramento. Ms. Matsuda is a graduate of the California Banking School.

Name and Age	Principal Occupation and Business Experience
John W. Payne (51)	Interim Chief Credit Officer, Senior Vice President, Manager Business Lending Group of Placer Sierra Bank. Mr. Payne, who has over 23 years of banking experience, was named the acting Chief Credit Officer of Placer Sierra Bank in January 2006 and currently serves as a Director of Placer Sierra Bank since January 2006. He has held various positions at Placer Sierra Bank. From September 2003 to December 2005 he served as Senior Vice President and Manager of the Business Lending Group. From September 2001 to August 2003 he served as Senior Vice President and Credit Administrator. From May 2000 to August 2001 he served as Vice President and Credit Administrator. Mr. Payne’s prior employment history includes 10 years in Credit Administration at Westamerica Bank where he served as Vice President and Senior Credit Officer from 1990 to 2000. Prior to joining Westamerica Bank he worked in the Business Banking Division of First Interstate Bank from 1989 to 1990. He served as Credit Review Manager at Bank of Alex Brown from 1987 to 1988 when the bank was acquired by First Interstate Bank. Prior to joining Bank of Alex Brown he worked in the Business Banking Division for Wells Fargo Bank and Crocker National Bank (acquired by Wells Fargo Bank) from 1983 to 1986. Mr. Payne holds a Masters degree in Management from Golden Gate University and a Bachelor of Science degree in Finance and Land Use Planning from California State University Sacramento.

James A. Sundquist (51)	Executive Vice President and Chief Financial Officer of Placer Sierra Bank. Mr. Sundquist, who has over 25 years of banking experience, has been the Executive Vice President and Chief Financial Officer of Placer Sierra Bank since April 2000 and acted as a director of Placer Sierra Bank from January 2005 through December 2005. Prior to April 2000, Mr. Sundquist served as Executive Vice President and Chief Financial Officer of Sacramento Commercial Bank, which he, Mr. Muttera and several others founded in 1983 and which merged with Placer Sierra Bank in 2001. Prior to becoming a banker, Mr. Sundquist was a Certified Public Accountant with the firm of Ernst & Ernst. He is a member of the California Society of Certified Public Accountants, and the American Institute of Certified Public Accountants, as well as a former member of the boards of directors of several Sacramento-based civic organizations. Mr. Sundquist received his Bachelor of Science degree, in Accounting, with a minor in Economics, from California State University, Sacramento.

How We Compensate Executive Officers

Summary Compensation

The following table summarizes information about compensation paid to or earned by our Chief Executive Officer during 2005, Ronald W. Bachli. It also summarizes the compensation paid to or earned by our five other most highly compensated executive officers who earned salary and bonus compensation in excess of $100,000 during 2005 and were serving as executive officers at December 31, 2005, including Robert H. Muttera who ceased serving as an executive officer on January 1, 2006. The table also provides information for Robert C. Campbell, Jr. who was an executive officer during a portion of 2005 but was not serving as an executive officer on December 31, 2005. In all cases, the officers concerned earned all the compensation shown for their services, in all their capacities, to Placer Sierra Bancshares or its subsidiaries during the years 2005, 2004 and 2003.

Summary Compensation Table

		Annual Compensation					Long-Term Compensation Awards		All Other Compensation (10) ($)
Name and Principal Position	Year	Salary ($)	Bonus (1) ($)	Signing Bonus (2)	Total Salary and Bonus	Other Annual Compen- sation (3) ($)	Restricted Stock Awards ($)	Securities Underlying Options (4) (#)	Term Life Insurance Payment	401(k) Matching Cont.	Common Stock Grant Value (5)	Accrued Value of Vested Retirement Benefit (6)	Value Realized on Option Exercise and Sale	Total Comp (excluding securities underlying options)
Ronald W. Bachli Chairman of the Board and Chief Executive Officer	2005	600,000	—	—	600,000	29,330	—	—	11,430	—	—	306,000	—	946,760
	2004	600,000	—	—	600,000	10,800	—	—	5,940	—	—	264,000	77,997	958,737
	2003	600,384	—	1,192,000	1,792,384	9,000	—	—	1,012	—	1,167,000	247,000	—	3,216,396

David E. Hooston Chief Financial Officer of Placer Sierra Bancshares and Treasurer of Placer Sierra Bank	2005	275,000	—	—	275,000	24,580	—	—	1,685	6,300	—	—	—	307,565
	2004	240,000	160,000	—	400,000	10,800	—	20,000	1,206	6,150	—	—	98,178	516,334
	2003	245,548	100,000	536,464	882,012	6,300	—	—	821	6,000	525,000	—	—	1,420,133

Randall E. Reynoso President and Chief Operating Officer of Placer Sierra Bank	2005	275,000	—	—	275,000	17,700	—	—	635	6,300	—	—	—	299,635
	2004	250,000	150,000	—	400,000	12,360	—	20,000	534	6,150	—	—	—	419,044
	2003	216,667	94,700	182,020	493,387	12,360	—	—	69	6,000	206,000	—	—	717,816

Robert H. Muttera (7) Former Executive Vice President and Chief Credit Officer of Placer Sierra Bank	2005	217,000	—	—	217,000	16,800	—	—	702	6,300	—	—	1,089,897	1,330,699
	2004	188,448	84,750	—	273,198	16,680	—	—	606	6,150	—	—	—	296,634
	2003	180,000	78,700	—	258,700	16,560	—	—	69	6,000	—	—	—	281,329

Angelee J. Harris (8) Executive Vice President and General Counsel of Placer Sierra Bancshares	2005	197,346	—	25,000	222,346	10,350	—	50,000	420	1,575	—	—	—	234,691
	2004	—	—	—	—	—	—	—	—	—	—	—	—	—
	2003	—	—	—	—	—	—	—	—	—	—	—	—	—

Robert C. Campbell, Jr. (9) Former President, Bank of Orange County Division	2005	250,000	—	—	250,000	5,350	—	—	1,060	6,300	—	—	238,260	500,970
	2004	250,000	100,000	—	350,000	14,400	—	—	1,207	6,150	—	—	—	371,757
	2003	209,258	80,000	—	289,258	13,600	—	23,008	909	6,000	—	—	—	309,767

(1)	Reflects bonuses for 2003 accrued in 2003 but paid in 2004. Reflects bonuses for 2004 accrued in 2004 but paid in 2005. Does not include the following for 2003:

For Mr. Reynoso, does not include an $80,000 bonus accrued in 2002 but paid in 2003.

For Mr. Campbell, does not include a $60,000 bonus accrued in 2002 but paid in 2003.

For Mr. Muttera, does not include a $64,000 bonus accrued in 2002 but paid in 2003.

(2)	Amounts shown reflect a one-time signing bonus. For Mr. Bachli, the one-time bonus was accrued in 2002 and paid to Mr. Bachli in 2003 in connection with his employment agreement to cover the increase in his federal and state tax liabilities arising from his receipt of 166,666 shares of our common stock pursuant to his stock purchase and grant agreement and his receipt of the signing bonus. For Mr. Hooston, the one-time bonus was accrued in 2002 and paid to Mr. Hooston in 2003 in connection with his employment agreement to cover the increase in his federal and state tax liabilities arising from his receipt of 75,000 shares of our common stock pursuant to his stock purchase and grant agreement and his receipt of the signing bonus. For Mr. Reynoso and Ms. Harris, the one-time signing bonus was paid in consideration of entering into their respective employment agreements.
(3)	No executive officer received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of each such officer’s total annual salary and bonus during 2005, 2004 and 2003. Amounts shown are as follows:

Name	Year	Car Allowance	City Club Dues	Country Club Dues	Vacation Payout
Ronald W. Bachli	2005 2004 2003	$10,800 10,800 9,000	— — —	— — —	$18,530 — —

David E. Hooston	2005 2004 2003	$10,800 10,800 6,300	— — —	— — —	$13,780 — —

Randall E. Reynoso	2005 2004 2003	$10,800 10,800 10,800	$1,560 1,560 1,560	— — —	$5,340 — —

Robert H. Muttera	2005 2004 2003	$10,800 10,800 10,800	$1,560 1,560 1,560	$4,440 4,320 4,200	— — —

Angelee J. Harris	2005 2004 2003	$10,350 — —	— — —	— — —	— — —

Robert C. Campbell, Jr.	2005 2004 2003	$3,600 10,200 9,600	— — —	$1,750 4,200 4,000	— — —

(4)	Options granted to Ms. Harris in 2005 and to Messrs. Hooston and Reynoso in 2004 were granted under the 2002 Amended and Restated Stock Option Plan and are non-statutory options. Options become exercisable in accordance with a vesting schedule established at the time of grant. Vesting may not extend beyond ten years from the date of grant. Options are adjusted to protect against dilution in the event of certain changes in Placer Sierra Bancshares’ capitalization, including stock splits and stock dividends. The options have an exercise price equal to the fair market value of Placer Sierra Bancshares’ common stock on the date of grant. Options granted to Mr. Campbell in 2003 were granted under the 2002 Stock Option Plan of Southland Capital Co.; we assumed those options in connection with the May 2004 merger of Southland Capital Co. into Placer Sierra Bancshares.
(5)

Amounts shown reflect the fair market value of common stock granted in connection with employment agreements with Messrs. Bachli, Hooston and Reynoso. For Mr. Bachli, the amount reflects the aggregate fair market value of the 166,666 shares of common stock granted to Mr. Bachli in connection with his employment agreement, which is $1.167 million, based on a per share price of $7.00. For Mr. Hooston, the amount reflects the aggregate fair market value of the 75,000 shares of common stock granted to Mr. Hooston in connection with his employment agreement, which is $525,000, based on a per share price of $7.00. For Mr. Reynoso, the value reflects 25,000 shares of common stock granted to Mr. Reynoso in connection with his employment agreement, which is $206,000, based on a per share price of $8.24.

(6)	The amounts shown reflect a retirement benefit for Mr. Bachli. For more information see “—Retirement Benefits for Mr. Bachli.”
(7)	Mr. Muttera acted as Chief Credit Officer on December 31, 2005. However, Mr. Muttera ceased to be an executive officer as of January 1, 2006 at which time the Bank entered into a consulting agreement with Mr. Muttera. For more information, see “—Employment Contracts, Change in Control Arrangements and Termination of Employment.”
(8)	Ms. Harris joined the Company in January 2005. Amounts shown for 2005 were earned during the period January 24, 2005 through December 31, 2005.
(9)	Mr. Campbell ceased to be an executive officer on May 1, 2005. On May 1, 2005, Mr. Campbell is employed as an advisor to the Chairman of the Board of Placer Sierra Bank and the Chief Executive Officer of Placer Sierra Bank. For more information, see “—Employment Contracts, Change in Control Arrangements and Termination of Employment.” Amounts shown reflect compensation paid by Bank of Orange County, which we acquired in May 2004 and merged into Placer Sierra Bank in July 2004.
(10)	In addition to the compensation shown in the above table, the named executive officers are entitled to receive severance and change in control arrangements in the amounts listed below:

Name	Payment
Ronald W. Bachli	Up to an amount equal to $1,800,000
David E. Hooston	Up to an amount equal to $900,000
Randall E. Reynoso	$600,000 plus any pro-rated incentive bonus
Angelee J. Harris	$250,000 plus any pro-rated incentive bonus
Robert C. Campbell, Jr.	The amount of his base salary for the number of months remaining in his employment term, which terminates July 1, 2007

Option Grants in 2005

Placer Sierra Bancshares granted stock options in 2005 to our named executive officers as set forth below. Options become exercisable in accordance with a vesting schedule established at the time of grant. Vesting may not extend beyond ten years from the date of grant. Options are adjusted to protect against dilution in the event of certain changes in Placer Sierra Bancshares’ capitalization, including stock splits and stock dividends. The options have an exercise price equal to the fair market value of Placer Sierra Bancshares’ common stock on the date of grant.

Option/SAR Grants in 2005

	Individual Grants
Name	Number of Securities Underlying Option/SARs Granted (#)	Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realized Value at Accrued Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
					5%	10%
Ronald W. Bachli	—	0.0%	—	—	—	—
David E. Hooston	—	0.0%	—	—	—	—
Randall E. Reynoso	—	0.0%	—	—	—	—
Robert H. Muttera	—	0.0%	—	—	—	—
Angelee J. Harris	50,000	21.3%	$24.48	01/24/2015	$769,767	$1,950,741
Robert C. Campbell, Jr.	—	0.0%	—	—	—

(1)

Potential gains are net of exercise price but before taxes associated with exercise price. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, the timing of such exercises and the option holder’s continued employment through the vesting period. The amounts reflected in this table may not accurately reflect or predict the actual value of the stock options.

Aggregated Option Exercises and Option Values

The following table sets forth the specified information concerning exercises of options to purchase Placer Sierra Bancshares common stock in the fiscal year ended December 31, 2005 and unexercised options held as of December 31, 2005 by the persons named in the Summary Compensation Table.

Aggregated Option/SAR Exercises in Fiscal Year 2005 and Fiscal Year-End Option/SAR Values

Name	Shares Acquired on Exercise (#)		Value Realized ($)	Number of Securities Underlying Unexercised Options/SARS at 12/31/0 (#)			Value of Unexercised In-the-Money Options/SARS at 12/31/05 (1)
				Exercisable		Unexercisable	Exercisable	Unexercisable
Ronald W. Bachli	—		—	—		—	—	—
David E. Hooston	—		—	5,000		15,000	$1,600	$4,800
Randall E. Reynoso	—		—	37,455	(2)	15,000	$633,075	$4,800
Robert H. Muttera	52,688	(3)	$1,089,897	—		—	—	—
Angelee J. Harris	—		—	—		50,000	—	$161,500
Robert C. Campbell, Jr.	11,913		$238,260	69,051	(4)	—	$1,345,759	—

(1)	Based on the closing price of Placer Sierra Bancshares common stock on December 31, 2005, which was $27.71 per share, less the applicable exercise price per share, multiplied by the number of shares underlying such option.
(2)	Includes 20,544 options assumed by us in connection with the May 2004 merger of Southland into us.
(3)	Includes 20,544 options assumed by us in connection with the May 2004 merger of Southland into us.
(4)	Includes 45,606 options assumed by us in connection with the May 2004 merger of Southland into us.

Equity Compensation Plans

The following table summarizes information as of December 31, 2005 relating to equity compensation plans of Placer Sierra Bancshares pursuant to which grants of options, restricted stock or other rights to acquire shares may be acquired from time to time.

Equity Compensation Plan Information December 31, 2005

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders
2002 Amended and Restated Stock Option Plan	705,472	$16.99	1,188,597
2002 Stock Option Plan of Southland Capital Co. (1)	243,261	$7.82	—
Equity compensation plans not approved by security holders	—		—

Total	948,733		1,188,597

(1)	Assumed on May 25, 2004 in connection with the merger of Southland Capital Co. into us.

Employment Contracts, Change in Control Arrangements and Termination of Employment

Employment Contracts. We have entered into employment agreements with Messrs. Bachli, Hooston, Reynoso, Muttera and Campbell and Ms. Harris. In addition, in further consideration for their employment, we have entered into stock purchase and grant agreements with Messrs. Bachli, Hooston and Reynoso.

Ronald W. Bachli. Mr. Bachli is party to an employment agreement with us, pursuant to which he is to serve as our Chairman of the Board and Chief Executive Officer, and as Chairman of the Board and Chief Executive Officer of the bank for a period expiring December 31, 2008. The agreement may be extended for additional one year terms by us upon at least 60 days prior notice, which must be given by November 1 of each year the agreement is in effect. If we do not give timely notice of extension, the agreement will be deemed to have been terminated by us other than for cause, change in control, death or disability, as those terms are defined in the agreement. The employment agreement provides for an annual salary of $600,000, subject to annual review for increases at the discretion of our board of directors, and an automobile allowance of $900 per month. The agreement also provides that, upon retirement, we will pay to Mr. Bachli a retirement benefit of $200,000 per year for a period of ten years, commencing as of the later of the first day of the month following his retirement, or January 1, 2008. These retirement benefits vest in annual increments of 20% commencing January 1, 2003.

If we terminate Mr. Bachli’s employment other than for cause, death, or disability, or Mr. Bachli terminates his employment within two years of a change in control or at any time for good reason, then:

•	we are required to pay to Mr. Bachli a lump sum payment calculated to consist of his then current base salary, for the remaining unexpired term of his employment agreement,

•	all stock options previously granted to him under our stock option plans and held by him at the date of termination will be fully vested and be exercisable for three years after termination, and

•	Mr. Bachli’s retirement benefits will fully vest.

If Mr. Bachli’s employment is terminated by reason of his disability, he will receive the same benefits described above, except that he will receive his accrued base salary through the date of termination, rather than receiving his base salary through the unexpired term of his employment agreement.

If Mr. Bachli’s employment is terminated by reason of his death or is terminated by us for cause or by him without good reason, he or his legal representatives will be entitled to receive his accrued base salary through the date of termination.

As of December 31, 2005, we had accrued $817,000 as the present value of Mr. Bachli’s retirement benefits that vested through that date. We have established a trust to hold a life insurance policy with an initial face amount of $3.6 million, for the purpose of paying our retirement obligations to Mr. Bachli. The cash surrender value of the policy was $914,533 at December 31, 2005.

The agreement also provides that, in the event it is determined that any payment or distribution by us to or for the benefit of Mr. Bachli would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or any interest or penalties are incurred by Mr. Bachli with respect to such excise tax, Mr. Bachli will be entitled, subject to specified limitations, to receive an additional payment, referred to as a gross-up payment, in an amount such that after payment by Mr. Bachli of all taxes, interest and penalties imposed with respect to such taxes, and excise tax imposed upon the gross-up payment, he will retain an amount of the gross-up payment equal to the excise tax imposed upon the original payments.

Pursuant to a stock purchase and grant agreement entered into with Mr. Bachli, as further consideration for his employment, we granted him 166,666 shares of our common stock valued at the fair market value of the common stock granted as of December 27, 2002, which our Board of Directors determined was $7.00 per share, based on a third-party valuation. The agreement also provided that, in further consideration of Mr. Bachli entering into the employment agreement with us, we would pay him a one-time signing bonus in an amount that we estimated would be sufficient to cover the amount of the increase in his income tax liabilities arising from receipt of the 166,666 shares of stock granted to him under the agreement and from his receipt of the signing bonus. In addition, we accelerated 25% of Mr. Bachli’s previously granted stock options, and on May 15, 2003 Mr. Bachli exercised all of his then-vested options under the Placer Sierra Bancshares 2002 Stock Option Plan and purchased 35,358 shares of common stock at an exercise price of $9.00 per share. additional shares of our common stock at a price of $9.00 per share. The total consideration paid to us by Mr. Bachli for the exercise of his options and for the purchase of these 83,333 additional shares was approximately $1.068 million, the amount we had initially estimated to be sufficient to offset the amount of his signing bonus. However, we accrued and paid Mr. Bachli a signing bonus in the amount of $1.192 million, which was determined to be the specific amount necessary in order to cover the full amount of the increase in his income tax liabilities arising from receipt of the 166,666 shares of stock granted to him under the stock purchase and grant agreement and from his receipt of the signing bonus.

David E. Hooston. Mr. Hooston is party to an employment agreement with us, pursuant to which he is to serve as Chief Financial Officer of Placer Sierra Bancshares for a period expiring December 31, 2008. The agreement may be extended for additional one year terms by us upon at least 60 days prior notice, which must be given by November 1 of each year the agreement is in effect. If we do not give timely notice of extension, the agreement will be deemed to have been terminated by us other than for cause, change in control, death or disability, as those terms are defined in the agreement. The employment agreement provides for an annual salary of $300,000, subject to annual review for increases at the discretion of our board of directors, and an automobile allowance of $900 per month.

If we terminate Mr. Hooston’s employment other than for cause, death, or disability, or Mr. Hooston terminates his employment within two years of a change in control or at any time for good reason, then:

•	we are required to pay to Mr. Hooston a lump sum payment calculated to consist of his then current base salary, for the remaining unexpired term of his employment agreement, and

•	all stock options previously granted to him under our stock option plans and held by him at the date of termination will be fully vested and be exercisable for three years after termination.

If Mr. Hooston’s employment is terminated by reason of his disability, he will receive the same benefits described above, except that he will receive his accrued base salary through the date of termination, rather than receiving his base salary through the unexpired term of his employment agreement.

If Mr. Hooston’s employment is terminated by reason of his death, his employment is terminated by us for cause or by him without good reason, he or his legal representatives will be entitled to receive his accrued base salary through the date of termination.

The agreement also provides that, in the event it is determined that any payment or distribution by us to or for the benefit of Mr. Hooston would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or any interest or penalties are incurred by Mr. Hooston with respect to such excise tax, Mr. Hooston will be entitled, subject to specified limitations, to receive an additional payment, referred to as a gross-up payment, in an amount such that after payment by Mr. Hooston of all taxes, interest and penalties imposed with respect to such taxes, and excise tax imposed upon the gross-up payment, he will retain an amount of the gross-up payment equal to the excise tax imposed upon the original payments.

Pursuant to a stock purchase and grant agreement entered into with Mr. Hooston, as further consideration for his employment, we granted him 75,000 shares of our common stock, valued at $7.00 per share, the fair market value of the common stock granted as of December 27, 2002. The agreement also provided that, in further consideration of Mr. Hooston entering into the employment agreement with us, we would pay him a one-time signing bonus in an amount that we estimated would be sufficient to cover the amount of the increase in his income tax liabilities arising from receipt of the 75,000 shares of stock granted to him under the stock purchase and grant agreement and from his receipt of the signing bonus. In addition, on May 15, 2003 and on December 11, 2003, Mr. Hooston exercised all of his then-vested options on those dates under the Placer Sierra Bancshares 2002 Stock Option Plan and purchased 34,555 and 8,840 shares of common stock, respectively, at an exercise price of $9.00 per share. On May 15, 2003, Mr. Hooston also purchased, pursuant to the stock purchase and grant agreement, 11,111 additional shares of our common stock at a price of $9.00 per share. The total consideration paid to us by Mr. Hooston for the exercise of his options and for the purchase of these additional 11,111 shares was approximately $491,000, the amount we had initially estimated to be sufficient to offset the amount of his signing bonus. However, we accrued and paid Mr. Hooston a signing bonus in the amount of $536,464, which was determined to be the specific amount necessary in order to cover the full amount of the increase in his income tax liabilities arising from receipt of the 75,000 shares of stock granted to him under the stock purchase and grant agreement and from his receipt of the signing bonus.

Randall E. Reynoso. Mr. Reynoso is party to an employment agreement with us and the bank, pursuant to which Mr. Reynoso serves as our President and Chief Operating Officer and the bank’s President and Chief Operating Officer until January 1, 2008. The term will be extended automatically for additional one year periods unless 60 days prior notice of non-renewal is given by either party. The employment agreement provides for an annual salary of $300,000, subject to annual review for increases at the discretion of our board of directors, and an automobile allowance of $900 per month and city club dues.

If the agreement is terminated by us or the bank without cause or by Mr. Reynoso for good reason, then Mr. Reynoso will receive a severance payment equal to 24 months of his then-current base salary, plus any incentive bonus prorated, if necessary, for a partial year of employment (we are obligated to pay the bonus at the same time other incentive bonuses are paid and are not obligated to make such payment earlier).

In the event of a change in control of the bank and, during the 12 month period following the change in control, Mr. Reynoso elects to terminate his employment following a reduction in his duties or title, he will receive:

•	a severance payment equal to 24 months of his then current base salary, plus any incentive bonus prorated, if necessary, for a partial year of employment (we are obligated to pay the bonus at the same time other incentive bonuses are paid and are not obligated to make such payment earlier); and

•	all stock options previously granted to him and outstanding as of the date of the agreement will be fully vested and shall be exercisable as set forth in the option agreements and all other stock options will be fully vested and be exercisable for three years after termination.

If the agreement is terminated as a result of Mr. Reynoso’s disability, he will be entitled to the benefits afforded by the disability insurance coverage provided to him under the agreement and all other benefits provided for under the agreement will cease as of the date of termination except as provided by law.

If the agreement is terminated as a result of Mr. Reynoso’s death all benefits provided for under the agreement will cease, except that his heirs or estate will be entitled to receive benefits as provided by law. If Mr. Reynoso’s employment is terminated by the bank for cause or by him without good reason, Mr. Reynoso will be entitled receive benefits as provided by law.

The agreement also provides that, in the event it is determined that any payment or distribution by us to or for the benefit of Mr. Reynoso would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or any interest or penalties are incurred by Mr. Reynoso with respect to such excise tax, Mr. Reynoso will be entitled, subject to specified limitations, to receive an additional payment, referred to as a gross-up payment, in an amount such that after payment by Mr. Reynoso of all taxes, interest and penalties imposed with respect to such taxes, and excise tax imposed upon the gross-up payment, he will retain an amount of the gross-up payment equal to the excise tax imposed upon the original payments.

Pursuant to a stock purchase and grant agreement entered into with Mr. Reynoso, as further consideration for his employment, we granted him 25,000 shares of our common stock, valued at the fair market value of the common stock granted as of October 28, 2003, which our Board of Directors determined was $8.24 per share, based on a third-party valuation. The agreement also provided that, in further consideration of Mr. Reynoso entering into the employment agreement with us, we would pay him a one-time signing bonus in an amount that we estimated would be sufficient to cover the amount of the increase in his income tax liabilities arising from receipt of the 25,000 shares of stock granted to him under the stock purchase and grant agreement and from his receipt of the signing bonus. In addition, we accelerated 2,152 shares of Mr. Reynoso’s previously granted stock options and Mr. Reynoso exercised his option to purchase 20,233 shares of our common stock at an exercise price of $9.00 per share, for an aggregate purchase price of $182,000, which offset his $182,020 signing bonus.

Robert H. Muttera. Mr. Muttera was party to an employment agreement with the bank pursuant to which he served as the bank’s Executive Vice President and Chief Credit Officer for a period expiring on December 31, 2005. On December 22, 2005, the bank entered into a consulting agreement with Mr. Muttera, which became effective on January 1, 2006. Under the terms of the consulting agreement, Mr. Muttera will provide consulting services to the bank for a period of 12 months for a monthly fee of $18,083 and a one-time payment of $86,800 as of January 15, 2006. Under the terms of the consulting agreement Mr. Muttera shall not solicit any person who is an employee of us or the bank. The bank may terminate the agreement if Mr. Muttera becomes employed by any other corporation and the subsequent employer induces or attempts to induce any person who is an employee of us or the bank to terminate the employment relationship.

Angelee J. Harris. Ms. Harris is party to an employment agreement with us, pursuant to which she is to serve as Executive Vice President and General Counsel for us and the bank for a period expiring on January 24, 2007. The employment agreement provides for an annual salary of $250,000, subject to annual review for increases at the discretion of our board of directors, and an automobile allowance of $900 per month.

If the agreement is terminated by the us without cause or by Ms. Harris for good reason, then Ms. Harris will receive a severance payment equal to 12 months of her then-current annual base salary, plus any incentive bonus prorated, if necessary, for a partial year of employment (we are obligated to pay the bonus at the same time other incentive bonuses are paid and are not obligated to make such payment earlier). In the event of a change in control of the Company, and, during the 12 month period following the change in control, Ms. Harris elects to terminate her employment following a reduction in her duties or title, she will receive the benefits she would receive if the agreement were terminated without cause or by her for good reason.

If the agreement is terminated as a result of Ms. Harris’s disability, she will be entitled to the benefits afforded by the disability insurance coverage provided to her under the agreement and all other benefits provided for under the agreement will cease as of the date of termination except as provided by law. If the agreement is terminated as a result of Ms. Harris’ death, or is terminated by the bank for cause or by her without good reason all benefits provided for under the agreement will cease.

Robert C. Campbell, Jr. Mr. Campbell was party to an employment agreement with the bank pursuant to which he served as president of the bank’s Bank of Orange County division through April 28, 2005. On April 22, 2005, the bank entered into an Employment Agreement and Agreement for Severance Pay with Mr. Campbell, which went into effect on May 1, 2005 and provides that Mr. Campbell will remain in an advisory role with the bank through July 1, 2007 and will receive an annual base compensation of $250,000. The bank will also provide for Mr. Campbell’s participation in the medical, dental, vision, life and disability insurance programs maintained by the bank for its employees.

If the new agreement is terminated by the bank without cause or if there is a change in control of the bank, then Mr. Campbell will receive:

•	a severance payment equal to his then-current annual base salary for the number of months remaining in his employment term, and

•	all stock options previously granted to him under our stock option plans and held by him at the date of termination will be fully vested and be exercisable for two years after termination.

If the new agreement is terminated as a result of Mr. Campbell’s disability, he will be entitled to the benefits afforded by the disability insurance coverage provided to him under the agreement, and all other benefits provided for under the new agreement will cease as of the date of termination except as provided by law. If the new agreement is terminated as a result of Mr. Campbell’s death all benefits provided for under the agreement will cease.

Executive Incentive Bonus Plans

The bank provided an opportunity to Messrs. Reynoso and Muttera to earn bonuses for the 2003 fiscal year in the form of an executive incentive bonus plan for each of the officers. These plans allowed each of the officers to receive up to 45% of their respective base salaries in the event that the officer met individual performance measures specified in the officer’s plan; and the bank met certain performance measures for the year. If the officer met his specified annual performance measures, he would receive a bonus equal to 10% of the officer’s base salary, even if the bank failed to meet its performance measures. In addition, each plan provided that if the officer met his specified individual performance measures and:

•	if the bank had total cash earnings of $12.0 million, he would receive an additional bonus amount equal to 15% of his base salary,

•	if the bank had total cash earnings of $12.9 million, he would receive an additional bonus amount equal to 30% of his base salary, and

•	if the bank had total cash earnings of $13.5 million, he would receive an additional bonus amount equal to 35% of his base salary.

Amounts earned by Messrs. Reynoso and Muttera for the 2003 fiscal year under these executive incentive bonus plans are included in the Summary Compensation Table in the “Bonus” column. Messrs. Bachli and Hooston did not participate in a 2003 executive incentive bonus plan. However, Messrs. Bachli and Hooston did receive signing bonuses for 2003 in connection with entering into their respective employment agreements. Mr. Campbell participated in a separate executive bonus plan established by Bank of Orange County, which we acquired in May 2004 and merged into Placer Sierra Bank in July 2004.

Additionally, our compensation committee adopted an executive incentive bonus plan for 2004, pursuant to which executives, including Messrs. Reynoso and Muttera could earn bonuses for the 2004 fiscal year. These plans allowed Mr. Reynoso to receive up to 70% of his base salary and Mr. Muttera to receive up to 50% of his base salary in the event the officer met individual performance measures specified in the officer’s plan; and we met certain performance measures for the year. If Messrs. Reynoso or Muttera met their respective specified annual performance measures, they would receive a bonus equal to 20% of the officer’s base salary, even if the Company failed to meet its performance measures. In addition, each plan provided that if the officer met his specified individual performance measures and:

•	if the Company had total GAAP earnings of $11.875 million, Mr. Reynoso would receive an additional bonus amount equal to 30% of his base salary and Mr. Muttera would receive an additional bonus amount equal to 15% of his base salary,

•	if the Company had total GAAP earnings of $12.5 million, Mr. Reynoso would receive an additional bonus amount equal to 40% of his base salary and Mr. Muttera would receive an additional bonus amount equal to 25% of his base salary, and

•	if the Company had total GAAP earnings of $13.125 million Mr. Reynoso would receive an additional bonus amount equal to 50% of his base salary and Mr. Muttera would receive an additional bonus amount equal to 35% of his base salary.

Amounts earned by Messrs. Reynoso and Muttera for the 2004 fiscal year under these executive incentive bonus plans are included in the Summary Compensation Table in the “Bonus” column. Messrs. Bachli and Hooston did not participate in the 2004 executive incentive bonus plan. However, our Compensation Committee determined to grant Mr. Hooston a bonus in 2004 due to his contributions to our initial public offering and his contributions during our acquisition of Southland Capital Co. and First Financial Bancorp. Mr. Campbell participated in a separate executive bonus plan established by Bank of Orange County, which we acquired in May 2004 and merged into Placer Sierra Bank in July 2004.

Further, the compensation committee adopted an executive incentive bonus plan for 2005, pursuant to which executives, including Messrs. Reynoso and Muttera and Ms. Harris could earn bonuses for the 2005 fiscal year. The plan allowed Mr. Reynoso to receive up to 60% of his base salary and Mr. Muttera and Ms. Harris to receive up to 45% of their respective base salary if certain GAAP earnings were met, which was the sole performance measure for executives under the plan. The bonuses would be paid if we achieved a total GAAP earnings target of $25,670,000. No bonuses were paid to the named executive officers under this plan. In addition, Messrs. Bachli and Hooston did not participate in this plan.

Insurance

Each of Messrs. Bachli, Hooston and Reynoso and Ms. Harris is entitled to a death benefit pursuant to an Executive Survivor Benefit Plan in an amount equal to three times the participant’s final annual salary, less $50,000. We purchased life insurance on each of these executive officers in an amount sufficient to fund this benefit.

Retirement Benefits for Mr. Bachli

As described above under Mr. Bachli’s employment contract, we have agreed to pay Mr. Bachli a retirement benefit of $200,000 per year for a period of ten years, commencing as of the later of the first day of the month following his retirement, or January 1, 2008. These retirement benefits vest in annual increments of 20% commencing January 1, 2003 such that they were 20% vested as of December 31, 2004 and will be 100% vested on December 31, 2007. Mr. Bachli will become fully vested if he terminates his employment for good reason, there is a change in control of the Company and the executive terminates his employment with the Company, or his employment terminates as a result of his death or disability. We have established a trust to hold a life insurance policy with an initial face amount of $3.6 million, for the purpose of paying our retirement obligations to Mr. Bachli.

Compensation Committee’s Report on Executive Compensation

Set forth below is a report of our Compensation Committee addressing the compensation philosophy and policies for 2005 applicable to our executive officers.

The Report of the Compensation Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Joint Proxy Statement/Prospectus into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that Placer Sierra Bancshares specifically incorporates the information contained in the report by reference, and shall not otherwise be deemed filed under such acts.

Compensation Committee Report

The Compensation Committee of the Board of Directors during 2005 consisted of Robert J. Kushner, Larry D. Mitchell, Robert H. Smiley and Sandra R. Smoley. Each member of the Compensation Committee is “independent” as defined by the rules of the SEC and the listing standards of The Nasdaq Stock Market.

In addition to its responsibilities to make recommendations for nominees to the Company’s Board and its committees and to oversee the governance and evaluation process of the Board and its committees, it is the duty of the Compensation Committee to administer the Company’s compensation system and various incentive plans, including the Company’s Amended and Restated 2002 Stock Option Plan and any executive incentive plans. In addition, the Compensation Committee reviews and approves compensation levels of members of executive management, evaluates the performance of the executive management team and considers executive management succession and related matters. With respect to the compensation of the CEO, the Compensation Committee evaluates and recommends such compensation to the Board for approval. The Compensation Committee reviews with the Board all material aspects of compensation for the Company’s executive officers.

Compensation Philosophy. The primary goal of the Company’s compensation philosophy is to link a substantial portion of executive compensation (excluding the compensation of the CEO and CFO) to the profitability of the Company. The Compensation Committee achieves this goal by tying executive annual bonuses to what it believes is the most significant measure of profitability: Company GAAP earnings. The CEO and CFO do not participate in executive incentive bonus plans and it is not intended that they will participate in such plans in the future, although the Compensation Committee may grant discretionary bonuses to the CEO and CFO.

The second goal of the compensation philosophy is to attract and retain highly competent executives. The Compensation Committee achieves this objective by setting base compensation and incentives at competitive levels and by awarding substantial stock based awards. Annually, the Compensation Committee reviews executive compensation levels paid by competitors of a similar asset size to the Company, based on available data. The Compensation Committee intends to pay at the highest end of the compensation scale, but only if the Company achieves financial performance at the high end of the peer group.

Components of Compensation. The Company compensates its executive officers in four ways: base compensation, cash bonus, stock-based awards and other compensation. The Company compensates its CEO and CFO in the same manner, except that the CEO and CFO do not participate in any bonus plans.

Base Compensation—The Compensation Committee of the Board reviews the base compensation of the CEO and the named executive officers. The Compensation Committee determines compensation for the CEO and also has authority to seek ratification of such compensation by the full Board. Based on recommendations from the CEO, the Compensation Committee evaluates and determines compensation levels for the other members of the Company’s executive management team, including the named executive officers. The Compensation Committee may request an opinion from outside compensation consultants and/ or banking related salary survey data before it makes any significant adjustment to overall base compensation. The Compensation Committee does not tie its base compensation decisions to any particular formulas, measurements or criteria, but members take into account the Company’s performance and compensation levels paid by comparable competitors.

Annual Cash Bonus—For 2005, annual cash bonuses were proposed to be paid to executives based on the achievement of certain GAAP earnings. The 2005 incentive compensation plan adopted by the Compensation Committee is described above under “Executive Incentive Bonus Plans.” The Committee did not award bonuses under the 2005 executive incentive compensation plan based on the fact that the GAAP earnings goals were not achieved for 2005. With respect to cash bonuses, not all eligible executive officers will necessarily receive a bonus and not all eligible executive officers will necessarily receive the same bonus. Additional amounts may be paid as bonuses to members of the Company’s executive management team who are deemed by the Compensation Committee to have achieved superior performance during the fiscal year.

Stock-Based Awards—Recommendations of executive management for the grant of stock-based awards to officers of the Company under the Company’s 2002 Amended and Restated Stock Option Plan are generally submitted to the Compensation Committee throughout the year. In considering whether to recommend the grant of an equity award and the size of the grant to be awarded, executive management considers, with respect to the officer, the salary level, the contributions expected toward the growth and profitability of the Company and survey data indicating grants made to similarly situated officers at comparable financial institutions. The Compensation Committee decides whether to approve the grant of equity awards, and the terms of such grant, after discussion with executive management presenting the grant proposals.

Other Compensation—The Compensation Committee of the Board also reviews other compensation given to the CEO and the other named executive officers, which includes other items such as payment of a car allowance, country club dues, city club dues, entertainment expenses, payment of term life insurance and 401(k) matching contributions.

2005 CEO Compensation. The Compensation Committee reviewed the compensation of Ronald W. Bachli, the CEO, and each of the other executive officers for fiscal 2005. The base salary of Mr. Bachli, our Chief Executive Officer during 2005, was determined primarily by the terms of his employment agreement dated January 1, 2003, as amended (see “—Employment Contracts, Change in Control Arrangements and Termination of Employment”). The employment agreement provides for an annual salary of $600,000, subject to annual review for increases at the discretion of the board of directors, and an automobile allowance of $900 per month. The agreement also provides that, upon retirement, the Company will pay to Mr. Bachli a retirement benefit of $200,000 per year for a period of ten years, commencing as of the later of the first day of the month following his retirement, or January 1, 2008. These retirement benefits vest in annual increments of 20% commencing January 1, 2003. As of December 31, 2005, the Company had accrued $817,000 as the present value of Mr. Bachli’s retirement benefits that vested through that date. The Company has established a trust to hold a life insurance policy with an initial face amount of $3.6 million, for the purpose of paying the Company’s retirement obligations to Mr. Bachli. The cash surrender value of the policy was $914,533 on December 31, 2005. In addition, the Company pays for term life insurance for Mr. Bachli. After reviewing the compensation, the Compensation Committee reported to the Board that in the Compensation Committee’s opinion, the compensation paid to our CEO and each other executive officer for 2005 was reasonable in view of the Company’s consolidated performance and the contribution of those officers to that performance. In doing so, the Compensation Committee also took into account how the compensation compared to that paid by competing companies as well as economic conditions in the Company’s service area.

Statement Regarding Deductibility. Under Internal Revenue Code Section 162(m), the Company’s tax deduction may be limited to the extent total compensation paid to the Company’s chief executive officer or to any of the four other highest-paid executive officers exceeds $1 million in any one tax year. The deduction limit does not apply to payments which qualify as “performance-based” provided certain requirements are met, including receipt of shareholder approval. Regulations under Section 162(m) also permit stock options to be excluded from compensation if certain conditions are met, but restricted stock and restricted stock awards (other than performance stock and performance stock awards) may not be exempt if the aggregate compensation of the executive officer would exceed the limit. The Compensation Committee believes that all options granted under the 2002 Amended and Restated Stock Option Plan meet these conditions. It is the intent of the Compensation Committee to structure the Company’s cash and stock-based compensation programs so that all compensation payments and stock-based awards are tax deductible. However, the Compensation Committee reserves the discretion to make payments or stock-based awards which are not tax deductible.

Respectfully submitted by the 2005 members of the Compensation Committee:

Robert J. Kushner

Larry D. Mitchell

Robert H. Smiley

Sandra R. Smoley

Performance Graph

The following graph compares, for the period August 16, 2004 (the closing date of our initial public offering) through December 31, 2005, the change in Placer Sierra Bancshares’ cumulative total return on its Common Stock with the cumulative total return of (i) the Nasdaq Composite Index; and (ii) the Nasdaq Bank Stock Index. The total return on the Company’s common stock is determined based on the change in the price of the Company’s common stock and assumes reinvestment of all dividends at the time such dividends were paid and an original investment of $100. The total return on the indicated index also assumes reinvestment of dividends at the time such dividends were paid and an original investment in the index of $100.

The graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Joint Proxy Statement/Prospectus into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that Placer Sierra Bancshares specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

	Period Ending
Index	8/16/04	12/31/04	12/31/05
Placer Sierra Bancshares	100.00	142.20	138.55
NASDAQ Composite Index	100.00	122.02	123.70
NASDAQ Bank Stock Index	100.00	113.29	108.38

Proposal 2: Election of Directors

The Board has nominated eight persons for election as Directors at the Annual Meeting. Our board of directors consists of eight members. Directors serve for one year terms and at each annual meeting of shareholders the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the next annual meeting and until their successors have been duly elected and qualified, or until their earlier resignation or removal, if any. As part of our merger agreement with Southwest Community Bancorp, we are proposing that our shareholders increase the authorized range of our directors to seven (7) to thirteen (13). See Proposal 3.

We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. If for any reason these nominees prove unable or unwilling to stand for election, the Board will nominate alternates. For information concerning Messrs. Mercardante and Arendsee, who will be nominated to our Board of Directors if the merger is approved, see “THE MERGER—Board of Directors of Placer Sierra Bancshares after the Merger” and “INFORMATION ABOUT SOUTHWEST COMMUNITY BANCORP—Southwest Community Bancorp Directors to Serve on the Board of Directors of Placer Sierra Bancshares.”

The following table sets forth the names and biographies of the persons nominated by the Board to serve as Directors. All of the following directors were previously elected by our shareholders.

Name and Age	Principal Occupation and Business Experience
Ronald W. Bachli (65)	See “—Executive Officers” above.

Christi Black (50)	Ms. Black is the Managing Director with Ogilvy Public Relations Worldwide, specializing in consumer education, public affairs and social marketing. Ms. Black co-founded Deen+Black Public Relations in 1987, and grew the firm to have annualized billings of $10 million with offices throughout California. Deen+Black was one of the last midsize, independently owned public relations firms in the state when Ogilvy Public Relations Worldwide acquired it in 2001. Named “PR Agency of the Year” by PR Week magazine in 2001, Ogilvy Public Relations is one of the top 10 largest PR firms in the world. Ogilvy Public Relations is owned by WPP Group, a marketing communications holding company traded on the London stock exchange.

Robert J. Kushner (54)	Mr. Kushner is the founding partner of Kushner, Smith, Joanou & Gregson, LLP, an accounting firm based in Irvine, California in 1979. From 1972 to 1979 he was employed by two international accounting firms where he assisted in the preparation of audited financial statements principally in the financial services area, including banks and finance companies, as well as other publicly held companies. In addition, Mr. Kushner served in various capacities with the California State Board of Accountancy related primarily to enforcement issues and technical research involving complaints against licensees from 1983 to 1992. Mr. Kushner became a Certified Public Accountant in 1977 and is a member of both the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants. Mr. Kushner has been a director of Placer Sierra Bancshares since December 2002, chairing our compensation committee, and was formerly a director of Placer Sierra Bank from August 2003 through December 2004. Mr. Kushner received his Bachelor of Science degree, in Accounting and Finance, from the University of Southern California.

Name and Age	Principal Occupation and Business Experience
Larry D. Mitchell (63)	Mr. Mitchell was employed by the Hewlett-Packard Company (HP) for 29 years, retiring in 1997 as General Manager of HP’s Roseville Site, a position he held for seven years. From 1980 to 1990, Mr. Mitchell held general manager positions of several HP divisions; HP Puerto Rico, Roseville Terminals and Roseville Personal Computers, respectively. Prior to that, Mr. Mitchell held various senior management positions with HP. Mr. Mitchell has served as a director of Placer Sierra Bancshares since December 2002 and was formerly a director of Placer Sierra Bank from September 1999 through December 2004. Currently, Mr. Mitchell is Director of Operations for SP Communications, a startup electronics company. He is also a director of Finisar Corp. (NASDAQ: FNSR) and a member of Finisar’s audit committee. Mr. Mitchell’s community activities include serving as a volunteer director of PRIDE Industries and UCD Medical Center/Transplant Hope and Senior Fellow of the American Leadership Forum. Mr. Mitchell received his Bachelor of Arts degree-Engineering Science from Dartmouth College and holds a Masters in Business Administration degree from Stanford University.

Dwayne A. Shackelford (61)	Mr. Shackelford is a consultant to Huntley, Mullaney and Spargo, LLC, a firm which provides financial restructuring services for the retail and restaurant sectors. In addition, he serves as Vice President of Chartwell Holdings, a real estate development company with involvement in property acquisition and management, entitlement and sales. From 1986 to 1989, Mr. Shackelford was Vice President and Regional Manager for Ivy Medical Group’s Sacramento operations. From 1969 to 1986, Mr. Shackelford worked for Exploration Logging, Inc., a worldwide oilfield engineering firm where he served as Controller, Chief Financial Officer, Group Vice President and Senior Vice President. Before joining Exploration Logging, Mr. Shackelford worked as a Certified Public Accountant for Coopers & Lybrand. Mr. Shackelford has served as a director of Placer Sierra Bancshares since December 2002, where he chairs the audit committee, and was formerly as a director of Placer Sierra Bank from May 1998 through December 2004. Mr. Shackelford is a member of both the American Institute of Certified Public Accountants and the Institute of Internal Auditors. He received his Bachelor of Science degree, in Accounting, and his Masters in Business Administration degree from the California State University, Sacramento.

William J. Slaton (58)	Mr. Slaton is a retired public finance executive. He retired in 2003 from ePlus (NASDAQ: PLUS), a provider of supply chain management solutions where he had served as Vice President since 1990. Mr. Slaton’s public finance career spanned 25 years, during which time he specialized in arranging technology project financings. From 1978 to 1990, he held sales management positions with information technology leasing companies. From 1969 to 1977, Mr. Slaton held sales positions with IBM Corporation. He is currently an elected director of the Sacramento Municipal Utility District governing board. Mr. Slaton was recently appointed to serve on the American Public Power Association Policy Makers Council. He has served as a director of Placer Sierra Bancshares since December 2002, was formerly a director of Placer Sierra Bank from March 2000 through December 2004, and was formerly a director of Sacramento Commercial Bank. Mr. Slaton served as President of the Jewish Federation of the

Name and Age	Principal Occupation and Business Experience
Sacramento Region from 1996 to 1999. In addition, Mr. Slaton was a board member of KVIE, the Sacramento public television station, where he served as Chairman of the Board from 1977 to 1978 and from 1979 to 1980. Mr. Slaton has served in various capacities in other county-appointed and volunteer community organizations, including the Sacramento Area Equal Opportunity Council, Weave Business Advisory Board, HOSTS (Helping One Student to Succeed) Tutoring Program, and Point West Rotary. Mr. Slaton received his Bachelor of Business Administration degree, in Statistics, from the University of Texas.

Robert H. Smiley (62)	Dr. Smiley has been a Professor of Management at the University of California at Davis since 1989. He began his career at the Johnson Graduate School of Management, Cornell University, as a Professor of Economics and Policy. From 1989 to 2003, he served in Davis, California as Dean of the UC Davis Graduate School of Management. Dr. Smiley has served as a director of Placer Sierra Bancshares since December 2002, was formerly a director of Placer Sierra Bank from March 2000 through December 2004, and was formerly a director of Sacramento Commercial Bank. He also serves as a director of Calpine Containers, Cakebread Cellars and Delicato Family Vineyards. Dr. Smiley received his Bachelor of Science degree, in Engineering, and his Masters degree, in Business Economics, from the University of California at Los Angeles. He received his Ph.D. degree, in Economics, from the Graduate School of Business at Stanford University.

Sandra R. Smoley (69)	Ms. Smoley is President and CEO of The Sandy Smoley Group, which she founded in 1999. She performs healthcare and state and local government issues consulting. Previous to this, she was Secretary of the California Health and Welfare Agency where she managed an agency that employed over 42,000 employees and had a total budget of $48.6 billion. She oversaw 12 state departments and one board. She was also Secretary of the State and Consumer Services Agency where she managed an agency with 16,000 employees and a $700 million budget with 14 departments and 38 boards and bureaus. Both of these appointments were under Governor Pete Wilson. Ms. Smoley acted as a Presidential appointee to three major commissions: the Advisory Commission on Intergovernmental Relations (1983-1991), the Task Force on Food Assistance (1983-1984), and the Advisory Commission on Federalism (1981-1982). She represented county government at both the state and national capitols as President of the California State Association of Counties and the National Association of Counties. A registered nurse, Ms. Smoley received her degree in nursing from the University of Iowa. She is a graduate of the Senior Executive Training Program for State and Local Government at Harvard’s John F. Kennedy School of Government. She has also done graduate work in economics and management at California State University at Sacramento.

Vote Required

The eight nominees for director who receive the most votes will be elected. Our Amended and Restated Articles of Incorporation do not permit cumulative voting.

The Board of Directors unanimously recommends that you vote “FOR” the election of all eight nominees for director.

Proposal 3: Amendment of Bylaws to Change Range of Directors

General

Our Bylaws currently provide that the authorized number of directors shall be a minimum of five (5) and a maximum of nine (9), with the exact number of directors to be fixed from time to time within such range by the Board of Directors or the shareholders. The Board of Directors has fixed the exact number of directors at eight (8) in accordance with the Bylaws. Our Board of Directors has adopted, subject to shareholder approval, an amendment to Article III, Section 17 of the Bylaws that would increase the minimum authorized number of directors to seven (7) and the maximum authorized number of directors to thirteen (13).

The Board of Directors has adopted this bylaw amendment to fulfill a condition required by the merger agreement with Southwest Community Bancorp. Even if the merger agreement is not consummated, this bylaw amendment will still go into effect. The merger agreement provides that we will appoint Frank J. Mercardante, the Chief Executive Officer of Southwest Community Bancorp, and Allan W. Arendsee, a director of Southwest Community Bancorp, to our Board of Directors upon completion of the transactions contemplated by the merger agreement. Assuming their appointment, Placer Sierra Bancshares will have ten (10) directors. In addition, the Board of Directors believes that this proposed Bylaw amendment would enable the Board to take timely advantage of the availability of well-qualified candidates from outside Placer Sierra Bancshares whose skills and experience will benefit us. Upon the effectiveness of the amendment, the Board will have the ability to add additional directors up to a maximum of thirteen (13) without shareholder approval.

Amendment to Bylaws

Once the amendment is approved at the Annual Meeting, Article III, Section 17 of Placer Sierra Bancshares’ Bylaws would be amended to read as follows:

“Section 17. Number and Qualification of Directors. The number of directors of the corporation shall be not less than seven (7) and not more than thirteen (13). The exact number of directors shall be eight (8) until changed, within the limits specified above, by a resolution duly adopted by the Board of Directors or by the shareholders of the corporation. No reduction of the authorized number of directors shall have the effect of removing any director before his or her term of office expires.”

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required to approve the amendment to the Bylaws.

The Board of Directors unanimously recommends that the shareholders vote “FOR” approval of the amendment to our Bylaws.

Proposal 4: Ratify Selection of Independent Public Accountants for 2006

Principal Auditor Fees and Services

The Audit Committee has appointed Perry-Smith LLP as our independent public accountants for the year ending December 31, 2006, and shareholders are being asked to ratify the appointment. Perry-Smith LLP, our accountants for the year ended December 31, 2005, performed audit services for 2005 which included the audit of the consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting and services related to filings with the SEC. All professional services rendered by Perry-Smith LLP during 2005 were furnished at customary rates and terms. Representatives of Perry-Smith LLP will be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders. If you do not ratify the appointment, the Audit Committee will reconsider the appointment. However, even if you ratify the appointment, the Audit Committee may appoint new independent accountants at any time during the year if it believes that such a change would be in the best interests of Placer Sierra Bancshares and its shareholders.

The following table shows the fees paid or accrued by us for the audit and other services provided by Perry-Smith LLP for fiscal years 2005 and 2004. All audit and non-audit services to be performed by Perry-Smith LLP require pre-approval by the Audit Committee. All services described below were pre-approved by the Audit Committee, except that 2.2% of the aggregate services provided were approved by the Audit Committee pursuant to paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

	December 31,
	2005	2004
Audit Fees:	$369,800	$268,900
Audit-Related Fees:	$98,300	$240,500
Tax Fees:	$154,300	$91,900
All Other Fees (primarily consulting fees):	$9,300	$10,000

Total fees	$631,700	$611,300

Vote Required

The affirmative vote of a majority of the votes cast at the meeting on this proposal is required to ratify the selection of independent public accountants (which shares voting affirmatively also constitute at least a majority of the required quorum).

The Board and the Audit Committee recommend that you vote “FOR” ratification of the selection of

Perry-Smith LLP as Independent Public Accountants for 2006.

Other Business. Each proxy solicited hereby also confers discretionary authority on the board of directors of Placer Sierra Bancshares to vote the proxy with respect to the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the annual meeting. Management is not aware of any business that may properly come before the annual meeting other than the matters described above in this joint proxy statement/prospectus. However, if any other matters should properly come before the annual meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

Annual Report

We have enclosed a copy of our 2005 Annual Report on Form 10-K with this joint proxy statement/prospectus for Placer Sierra Bancshares shareholders. If you would like another copy of our 2005 Annual Report on Form 10-K, we will send you one without charge. The Annual Report on Form 10-K includes a list of exhibits filed with the SEC, but does not include the exhibits. If you wish to receive copies of the exhibits, we will send them to you. Expenses for copying and mailing them to you will be your responsibility. Please write to:

Placer Sierra Bancshares

525 J Street

Sacramento, California 95835

Attention: Assistant Corporate Secretary

Annex A

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of February 15, 2006 (this “Agreement”), by and among Placer Sierra Bancshares, a California corporation (“Parent”), and Southwest Community Bancorp, a California corporation (the “Company”).

WHEREAS, the Company operates as a one-bank holding company for its wholly-owned Subsidiary, Southwest Community Bank, a California state-chartered bank (the “Company Bank”);

WHEREAS, Parent operates as a one-bank holding company for its wholly-owned Subsidiary, Placer Sierra Bank, a California state-chartered bank (the “Parent Bank”);

WHEREAS, the respective Boards of Directors of Parent and the Company deem it advisable and in the best interests of their respective corporations and shareholders to effect the acquisition of Company and Company Bank by Parent, subject to the terms and conditions herein, by means of a merger (the “Holding Company Merger”) of Company with and into Parent in accordance with the Agreement of Merger, in the form of Exhibit A hereto (the “Agreement of Merger”) and in accordance with the applicable provisions of California General Corporation Law (the “CGCL”);

WHEREAS, the Holding Company Merger is intended to qualify as a tax-free reorganization within the meaning of the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to the exchange of Company Common Stock for shares of Parent common stock to be issued in connection with the Holding Company Merger;

WHEREAS, as an inducement for each party to enter into this Agreement, each of the directors of the Company set forth on Exhibit B hereto (the “Company Affiliated Shareholders”), who have the power to vote the number of the issued and outstanding shares of voting stock of the Company set forth opposite their respective names on Exhibit B hereto, and each of the directors of Parent set forth on Exhibit C hereto (the “Parent Affiliated Shareholders”), who have the power to vote the respective number of shares of the issued and outstanding voting stock of Parent set forth opposite their respective names on Exhibit C hereto, have executed and delivered to Parent and the Company, respectively, agreements in the form of Exhibit D-1 and Exhibit D-2 (each a “Voting Agreement” and collectively, the “Voting Agreements”), providing that, among other things, the Company Affiliated Shareholders and Parent Affiliated Shareholders will, subject to the terms and conditions therein, vote their Company Shares and Parent Shares, respectively, in favor of the Holding Company Merger; and

WHEREAS, as an inducement for Parent to enter into this Agreement, each of the directors of the Company identified on Schedule E-1, have executed and delivered to Parent agreements in the form of Exhibit E-1 hereto (each a “Noncompetition Agreement” and collectively, the “Noncompetition Agreements”) and each of the executive officers of the Company or Company Bank identified on Schedule E-2 have executed and delivered to Parent agreements in the form of Exhibit E-2 (each a “Nonsolicitation Agreement” and collectively, the “Nonsolicitation Agreements”) providing, that, among other things, such person will, following the Holding Company Merger, subject to the terms and conditions therein, refrain from competing with the Surviving Corporation and the Surviving Bank, as defined below, or soliciting customers or prospective customers from the Surviving Bank, as the case may be.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

The Merger

Section 1.1. The Holding Company Merger. Upon the terms and subject to satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the CGCL, at the Effective Time the Company shall be merged with and into the Parent. As a result of the Holding Company Merger, the separate corporate existence of the Company shall cease and the Parent shall continue as the surviving corporation of the Holding Company Merger (sometimes referred to as the “Surviving Corporation”) pursuant to the laws of the state of California.

Section 1.2. Closing. The consummation of the Holding Company Merger (the “Closing”) shall take place as soon as reasonably practicable but in no event later than the tenth (10th) Business Day immediately after: (i) the satisfaction or waiver of the conditions set forth in Articles VIII, IX and X, respectively (excluding conditions that, by their nature, cannot be satisfied until, but will be satisfied or waived as of, the Closing Date) and (ii) the expiration of the time period for determining which Company Shares are eligible to be Company Perfected Dissenting Shares as provided in Section 1302 of the CGCL, unless this Agreement has been theretofore terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto (the actual date of the Closing being referred to herein as the “Closing Date”). The Closing shall be held at the offices of Manatt, Phelps & Phillips, LLP, 1001 Page Mill Road, Palo Alto, California 94304, unless another place is agreed to in writing by the parties hereto. On the Closing Date, the parties hereto shall cause the Holding Company Merger to be consummated by filing a copy of the Agreement of Merger with the Secretary of State of California, duly executed, together with the officers’ certificates prescribed by Section 1103 of the CGCL. The Holding Company Merger shall become effective on the Closing Date when the Agreement of Merger and officers’ certificates have been duly filed with the Secretary of State of California (the date and time of such filing, or if another date and time is specified in such filing, such specified date and time, being the “Effective Time”).

Section 1.3. Effect of the Holding Company Merger. At the Effective Time, the effect of the Holding Company Merger shall be as provided in the provisions of the CGCL. Without limiting the generality of the foregoing, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Company and the Parent shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and the Parent shall become the debts, liabilities and duties of the Surviving Corporation.

Section 1.4. Articles of Incorporation; Bylaws. At the Effective Time, the Articles of Incorporation and Bylaws of the Surviving Corporation shall be the Articles of Incorporation and Bylaws of Parent as they exist immediately before the Effective Time, and in each case until thereafter changed or amended as provided therein or pursuant to applicable Law.

Section 1.5. Directors and Officers of Surviving Corporation. At the Effective Time, the initial directors of the Surviving Corporation shall be the directors of Parent, Frank Mercardante and Allan Arendsee (the “New Directors”), each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation. The initial officers of the Surviving Corporation shall be the officers of Parent, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

Section 1.6. The Bank Merger. Parent and the Company anticipate that, after the Effective Time, the Company Bank will merge with and into the Parent Bank (the “Bank Merger”) with Parent Bank surviving (the “Surviving Bank”). The Bank Merger shall occur at such time after the Effective Time of the Holding Company

Merger, and pursuant to the Agreement of Bank Merger in the form of Exhibit F hereto (the “Agreement of Bank Merger”) or such other agreement as Parent shall determine, in Parent’s sole discretion.

Section 1.7. Reservation of Right to Revise Transaction. Subject to the Company’s prior written consent (which consent shall not be unreasonably withheld), Parent may change the method of effecting the Holding Company Merger and the Bank Merger to the extent permitted by applicable law; provided, however, that no such change shall (a) adversely alter or change the amount or form of the Merger Consideration to be paid to the Company’s Shareholders, (b) materially impede or delay the consummation of the Holding Company Merger or (c) adversely affect the tax treatment of Company Shareholders as a result of receiving the Merger Consideration.

Section 1.8. Additional Actions. If, at any time after the Effective Time, Parent shall consider or be advised that any further deeds, assignments or assurances or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record, or otherwise, in Parent its right, title, or interest in, to or under any of the rights, properties or assets of Company or (b) otherwise carry out the purposes of this Agreement, Company hereby grants to Parent an irrevocable power of attorney, effective following the Effective Time, to execute and deliver all such deeds, assignments or assurances and to do all acts necessary or desirable to vest, perfect or confirm title and possession to such rights, properties or assets in Parent and otherwise carry out the purposes of this Agreement. The officers and directors of Parent are authorized in the name of the Company to take any and all such actions following the Effective Time.

ARTICLE II

Consideration; Conversion of Securities; Exchange of Certificates

Section 2.1. Conversion of Securities. At the Effective Time, by virtue of the Holding Company Merger and without any action on the part of Parent, the Company or the holders of any of the following securities:

(a) Conversion Generally. Subject to adjustment as provided in Section 11.1(k), each Company Share issued and outstanding immediately prior to the Effective Time (other than any Company Shares to be cancelled pursuant to Section 2.1(b) or Company Dissenting Shares), shall be converted into and shall become exchangeable for the right to receive a number of shares of Parent Common Stock equal to the Exchange Ratio (“Parent Shares”). At the Effective Time, all of the Company Shares that were outstanding immediately prior to the Effective Time shall no longer be outstanding and shall cease to exist, and each certificate previously representing any such Company Shares shall thereafter represent solely the right to receive the Merger Consideration into which such Company Shares were converted in the Holding Company Merger.

(b) Cancellation of Certain Shares. Each Company Share that is owned directly or indirectly by the Parent or any Subsidiary of the Company or Parent (other than Company Shares held in trust or otherwise for the benefit of a third party or as pledgee) shall be cancelled and retired and shall cease to exist, and no Merger Consideration shall be delivered in exchange therefor.

(c) Company Dissenting Shares. Notwithstanding anything to the contrary contained in this Agreement, any holder of Company Shares who shall be entitled to be paid the “fair market value” of such holder’s Company Perfected Dissenting Shares, as provided in Section 1300 of the CGCL, shall only be entitled to receive such payment provided for in Section 1300 of the CGCL unless and until such holder shall have failed to perfect or withdrawn or lost such holder’s rights under Section 1300 of the CGCL.

(d) Parent Capital Stock. Upon consummation of the Holding Company Merger, each outstanding share of Parent capital stock shall remain an outstanding share of Parent capital stock and shall not be converted or otherwise affected by the Holding Company Merger, except as set forth in Section 2.6, and shall be deemed to represent one outstanding share of the Surviving Corporation.

Section 2.2. Change in Parent Common Stock. If between the date of this Agreement and the Effective Time, the outstanding Parent Common Stock shall have been changed into a different number of shares of Parent Common Stock by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of a class of shares or the like, the Exchange Ratio, the Parent Average Price and the Starting Price shall be correspondingly and appropriately adjusted to reflect such event.

Section 2.3. Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of Parent Common Stock shall be issued to holders of Company Shares in the Holding Company Merger. In lieu thereof, each such holder entitled to a fraction of a share of Parent Common Stock shall receive, at the time of surrender of the certificate or certificates representing such holder’s Company Shares, an amount in cash equal to the Parent Average Price multiplied by the fraction of a share of Parent Common Stock to which such holder otherwise would be entitled. No such holder shall be entitled to dividends, voting rights, interest on the value of, or any other rights in respect of a fractional share. Fractional shares shall be determined on an aggregate basis for each Company shareholder and not on a per share or per certificate basis.

Section 2.4. Surrender of Certificates and Payment.

(a) Exchange Agent. As of the Effective Time, Parent shall deposit with a bank or trust company reasonably satisfactory to the Company (the “Exchange Agent”) in trust for the benefit of holders of the Company Shares (i) such certificates of Parent Common Stock (the “Parent Stock Certificates”) representing the number of whole shares of Parent Common Stock issuable pursuant to Section 2.1(a) in exchange for Company Shares outstanding immediately prior to the Effective Time, and (ii) sufficient cash to make all cash payments in lieu of fractional shares pursuant to Section 2.3. Parent shall enter into an agreement with the Exchange Agent to effect the foregoing exchange of Parent Common Stock for Company Shares, which agreement shall be reasonably satisfactory to the Company.

(b) Exchange Procedures.

(i) The Parent shall cause the Exchange Agent, promptly after the Effective Time (and in no event later than five (5) Business Days following the Effective Time), to mail to each holder of record of certificates of Company Common Stock Certificates (“Company Common Stock Certificates”) that were converted into the right to receive the Merger Consideration pursuant to Section 2.1(a), (A) a letter of transmittal which shall specify that delivery shall be effected and risk of loss and title to the Company Common Stock Certificates shall pass only upon delivery of the Company Stock Certificates to the Exchange Agent and shall be in such form and have such other customary provisions as Parent and the Company may reasonably specify) and (B) instructions for completion and use in effecting the surrender of the Company Common Stock Certificates in exchange for the Merger Consideration. Upon surrender of a Company Common Stock Certificate for cancellation to the Exchange Agent (or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond in an amount as may be reasonably required by Parent as set forth in subsection (g) hereto), together with such letter of transmittal duly executed in accordance with the instructions contained therein, the holder of such Company Common Stock Certificate shall be entitled to receive in exchange therefor the Merger Consideration that such holder has the right to receive pursuant to this Article II and the Company Common Stock Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Company Shares that is not registered in the transfer records of the Company, the Merger Consideration may be issued to a transferee of the record holder of such Company Shares if the Company Common Stock Certificate representing such Company Shares is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.4, each Company Common Stock Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration as contemplated by this Section 2.4.

(c) Return of Merger Consideration. Any portion of the Merger Consideration which remains undistributed to the holders of Company Shares for six (6) months after the Effective Time shall be delivered to Parent upon demand by Parent to the Exchange Agent, and any holders of Company Shares who have not theretofore surrendered their Company Common Stock Certificates, or any of them, as provided in this Section 2.4, shall thereafter look only to Parent for the Merger Consideration to which they are entitled, without any interest thereon.

(d) Distributions with Respect to Unexchanged Company Shares. Notwithstanding any other provision of this Agreement, no dividends or other distributions in respect of Parent Shares with a record date on or after the Effective Time shall be paid to any person holding a Company Common Stock Certificate until such Company Common Stock Certificate has been surrendered for exchange as provided for in this Section 2.4. Subject to applicable Laws and the immediately preceding sentence, following surrender of any such Company Common Stock Certificate, there shall be paid to the holder of the Parent Stock Certificate issued in exchange therefor, if any, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date on or after the Effective Time theretofore payable with respect to the Parent Shares represented thereby, as well as any dividends with respect to the Company Shares represented by the surrendered Company Common Stock Certificate declared prior to the Effective Time but theretofore unpaid.

(e) Transfers. On or after the Effective Time, holders of Company Common Stock shall cease to be, and shall have no rights as, shareholders of the Company, other than to receive the consideration provided for under this Article II. After the Effective Time, there shall be no transfers of Company Shares on the stock transfer books of the Company.

(f) No Liability. Neither the Parent nor the Company shall be liable to any holder of Company Shares for any Merger Consideration deposited with the Exchange Agent which is properly delivered to a public official pursuant to any abandoned property, escheat or similar Law.

(g) Lost Certificates. If any Company Common Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Common Stock Certificate to be lost, stolen or destroyed and, if reasonably required by Parent, the posting by such person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Company Common Stock Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to which the holders thereof are entitled, without any interest thereon.

(h) Withholding. Parent or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Company Shares such amounts as Parent or the Exchange Agent is required to deduct and withhold under applicable Law with respect to the making of such payment. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Shares in respect of whom such deduction and withholding was made by Parent or the Exchange Agent.

Section 2.5. Effect of Holding Company Merger on Company Options and Company Warrants. The outstanding options or other rights to purchase shares of Company Common Stock (collectively, the “Company Options”) and the outstanding Company Warrants shall be treated as follows in connection with the Holding Company Merger:

(a) The Company shall give all holders of Company Options timely notice of the pending Holding Company Merger in accordance with the provisions of the Company Option Plan. In accordance with the terms of the Company Option Plan, each outstanding Company Option shall become immediately exercisable, whether or not vested under the terms of the Company Option Plan. Each holder of a Company Option will then have the right to exercise such Company Option for Company Common Stock, and, upon effectiveness of the Holding Company Merger, receive the consideration set forth in Section 2.1. In order to determine the value of shares of Company Common Stock used to pay the exercise price for outstanding Company Options, the Company shall take into account the value of Parent Common Stock being issued in exchange for Company Common Stock in the Holding Company Merger. Unless exercised or canceled prior to the Effective Time, all Company Options which have not been exercised prior to the Effective Time of the Holding Company Merger shall terminate in accordance with the terms of the Company Option Plan without any additional consideration therefor.

(b) At the Effective Time, each Company Warrant which is then outstanding shall cease to represent a right to acquire shares of Company Common Stock and shall be converted automatically into a warrant to purchase the number of shares of Parent Common Stock and other securities and property (including cash) which each holder would have owned or would have been entitled to receive after the occurrence of the Holding Company Merger had they exercised the Company Warrant for Company Common Stock immediately prior to the Effective Time of the Holding Company Merger, and Parent shall assume each Company Warrant, in accordance with the terms of the Company Warrant and the Warrant Agreement dated April 19, 2002. As assumed, the Warrant exercise price shall also be adjusted by dividing the as adjusted per share exercise price under each such Company Warrant by the Exchange Ratio, rounded to the nearest whole cent, subject to any additional adjustments required by Section 11.1(k). Parent and Company agree to take all necessary steps to effect the foregoing provisions of this Section 2.5(b), including without limitation the mailing by Parent by first class, U.S. mail, postage prepaid, to each holder of a Company Warrant of a written instrument setting forth Parent’s agreement to assume such Company Warrants.

Section 2.6. Parent Dissenting Shares. Notwithstanding anything to the contrary contained in this Agreement, any holder of Parent Common Stock who shall be entitled to be paid the “fair market value” of such holder’s Parent Perfected Dissenting Shares, as provided in Section 1300 of the CGCL, shall only be entitled to receive such payment provided for in Section 1300 of the CGCL unless and until such holder shall have failed to perfect or withdrawn or lost such holder’s rights under Section 1300 of the CGCL.

Section 2.7. Computation and Confirmation of Certain Items. The Aggregate Merger Consideration, Per Share Price and Exchange Ratio shall be calculated by Parent prior to the Effective Time of the Holding Company Merger and shall be set forth in a certificate (the “Merger Certificate”) executed by an authorized executive officer of Parent and furnished to the Company prior to the Closing Date showing the manner of calculation in reasonable detail.

ARTICLE III

Representations and Warranties of the Company

Except as set forth in a confidential disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the “Company Confidential Disclosure Schedule”), which identifies exceptions by specific section references, the Company hereby represents and warrants to Parent as follows:

Section 3.1. Organization and Qualification of Company and Subsidiaries. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, and is a registered bank holding company under the BHCA. Each Subsidiary of the Company is a corporation or statutory business trust duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as set forth in Section 3.1 of the Company Confidential Disclosure Schedule. Each of the Company and its Subsidiaries has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its respective properties and to carry on its business as it is now being conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company.

Section 3.2. Articles of Incorporation and Bylaws; Corporate Books and Records. The copies of the Company’s Articles of Incorporation, as amended (the “Company Articles”), and Bylaws, as amended (the “Company Bylaws”), that are listed as exhibits to the Company’s Form 10-K for the year ended December 31, 2004 are complete and correct copies thereof as in effect on the date hereof. The Company is not in violation of any of the provisions of the Company Articles or the Company Bylaws. True and complete copies of all minute books of the Company and each of its Subsidiaries, containing minutes of meetings held and actions taken by their respective Boards of Directors or any committees thereof during the period from January 1, 2003 to the date hereof, have been made available by the Company to Parent.

Section 3.3. Capitalization.

(a) The authorized capital stock of the Company consists of 28,125,000 shares of Company Common Stock, no par value per share and 10,000,000 shares of preferred stock, no par value per share. As of the date hereof, (i) 3,808,663 shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid, nonassessable and free of preemptive rights, (ii) no shares of preferred stock are outstanding, (iii) 863,841.375 shares of Company Common Stock are issuable (and such number is reserved for issuance) upon exercise of Company Options outstanding as of the date hereof (the “Company Option Shares”), and (iv) 112,700.7 shares of Company Common Stock are issuable (and such number is reserved for issuance) upon exercise of Company Warrants outstanding as of the date hereof. All of the issued and outstanding shares of capital stock or other equity securities of the Company have been issued in compliance with all applicable federal and state securities laws.

(b) Except for the Company Options and Company Warrants, there are no (i) options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound relating to the issued or unissued capital stock or other Equity Interests of the Company or any of its Subsidiaries, or (ii) securities convertible into or exchangeable for such capital stock or other Equity Interests, or obligating the Company or any of its Subsidiaries to issue or sell any shares of its capital stock or other Equity Interests, or (iii) securities convertible into or exchangeable for such capital stock of, or other Equity Interests in, the Company or any of its Subsidiaries. Section 3.3(b) of the Company Confidential Disclosure Schedule contains a true and complete list of the name of each holder of Company Options and Company Warrants, the prices at which outstanding Company Options and Company Warrants are exercisable, the plan or agreement pursuant to which such Company Options and Company Warrants were issued and the number of Company Option Shares and Company Warrant Shares outstanding at each such price. All of the Company Option Shares and Company Warrant Shares, upon their issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

(c) Except for the Voting Agreements, and except as set forth in Section 3.3(c) of the Company Confidential Disclosure Schedule, there are no outstanding contractual obligations of the Company or any of its Subsidiaries (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (iv) requiring the registration for sale of, or (v) granting any preemptive or antidilutive right with respect to, any shares of Company Common Stock or any capital stock of, or other Equity Interests in, the Company or any of its Subsidiaries.

(d) Neither the Company nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or that are convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter.

(e) Neither the Company nor any of its Subsidiaries has currently in effect any shareholder rights plan or “poison pill”.

Section 3.4. Subsidiaries.

(a) The Company has no Subsidiaries other than those listed in Section 3.1 of the Company Confidential Disclosure Schedule, and there are no Subsidiaries of such Subsidiaries. Except as set forth in Section 3.4 of the Company Confidential Disclosure Schedule, the Company owns all of the issued and outstanding capital stock of each of its Subsidiaries, free and clear of any pledges, security interests, options, liens, claims, or other encumbrances of any kind (collectively, the “Liens”). All of the issued and outstanding shares of capital stock of each of the Company’s Subsidiaries have been duly authorized, validly issued, fully paid and are non-assessable. There are no outstanding contractual obligations of the Company or any of its Subsidiaries to make any investment in any of its Subsidiaries or any other person. None of the Company’s Subsidiaries has (i) any arrangements or commitments obligating any of them to issue shares of any of its capital stock or any securities convertible into or having the right to purchase shares of any of its capital stock or (ii) any bonds, debentures, notes or other obligations outstanding that entitle the holders thereof to vote (or that are convertible into or exercisable for securities having the right to vote) on any matters on which its shareholders may vote. True and complete copies of the Company’s Subsidiaries’ respective articles of incorporation, bylaws or equivalent organizational documents have been delivered to Parent. None of the Company’s Subsidiaries is in violation of its respective organizational documents.

(b) Except for securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted and ownership in the Company Subsidiaries, the Company does not own beneficially, directly or indirectly any Equity Interest or similar instrument of any Person or any interest in any partnership or joint venture of any kind.

(c) The deposit accounts of Company Bank are insured by the Federal Deposit Insurance Corporation in the manner and to the maximum extent provided by applicable Law, and Company Bank has paid all deposit insurance premiums and assessments required by applicable Law and regulation.

Section 3.5. Authority.

(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the Agreement of Merger and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by action of the Company (other than the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding Company Shares entitled to vote thereon and the filing of the Agreement of Merger). This Agreement has been, and the Agreement of Merger will be, duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (regardless of whether such enforceability is considered in equity or at law).

(b) By resolutions duly adopted at a meeting of the Company Board duly called and held on February 15, 2006, by the affirmative vote of the Company Board required to do so pursuant to the Company’s Articles of Incorporation and the applicable provisions of the CGCL, the Company Board has duly (i) declared this Agreement advisable and determined that the transactions contemplated hereby (including the Holding Company Merger) are fair to and in the best interests of the Company and its shareholders, (ii) approved and adopted this Agreement by the unanimous vote of the members of the Company Board, and (iii) resolved to recommend that the shareholders of the Company vote for the approval of the Agreement (the “Company Board Approval”). A true and correct copy of such resolutions, certified by the Company’s corporate secretary, has been furnished to Parent and none of such resolutions has been rescinded or revoked, in whole or in part, or modified in any way. The affirmative vote of the holders of a majority of the issued and outstanding shares of Company Common Stock is necessary to approve this Agreement (and the Holding Company Merger) on behalf of the Company. No other vote of the Company Shareholders is required by Law, the Company’s Articles or Bylaws or otherwise to adopt this Agreement and the Holding Company Merger.

(c) The Company Bank has all necessary corporate power and authority to execute and deliver the Agreement of Bank Merger, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of the Agreement of Bank Merger and the consummation by the Company Bank of the transactions contemplated thereby have been duly and validly authorized by action of the Company Bank. The Agreement of Bank Merger, when duly and validly executed and delivered by the Company Bank, will constitute a legal, valid and binding obligation of the Company Bank, enforceable against the Company Bank in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights, to general equitable principles (regardless of whether such enforceability is considered in equity or at law) and to 12 U.S.C. 1818(b)(6)(D).

Section 3.6. No Conflict; Required Filings and Consents.

(a) Except as set forth in Section 3.6(a) of the Company Confidential Disclosure Schedule, (i) the execution and delivery of this Agreement and the Agreement of Merger by the Company, and (ii) the execution and delivery of the Agreement of Bank Merger by the Company Bank, do not, and the performance of this Agreement and the transactions contemplated hereby and thereby (including the Holding Company Merger and the Bank Merger) by the Company and Company Bank, as the case may be, will not, (A) conflict with or violate any provision of the Company Articles or Company Bylaws or any equivalent organizational documents of any of its Subsidiaries, (B) conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (assuming that all consents, approvals, authorizations and permits described in Section 3.6(b) have been obtained and all filings and notifications described in Section 3.6(b) have been made and any waiting periods thereunder have terminated or expired), or (C) require any consent or approval under, result in any breach of or any loss of any benefit under, constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company or any of its Subsidiaries pursuant to, any Company Material Contract (as defined in Section 3.14 herein), Company Permits or other material instruments or obligations.

(b) (i) The execution and delivery of this Agreement and the consummation of the Holding Company Merger by the Company and (ii) the execution and delivery of the Agreement of Bank Merger and the consummation of the Bank Merger by the Company Bank, do not, and the performance by the Company of its obligations under this Agreement and the performance by the Company Bank of its obligations under the Agreement of Bank Merger will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except as set forth in Section 3.6(b) of the Company Confidential Disclosure Schedule. The Company has no knowledge of any reason why all Government Approvals required for consummation of the Holding Company Merger and the Bank Merger will not be obtained on a timely basis.

Section 3.7. Permits; Compliance With Law.

(a) Each of the Company and its Subsidiaries is in possession of all material authorizations, licenses, permits, certificates, approvals and clearances of any Governmental Entity necessary for it to own, lease and operate its properties or to carry on its business substantially in the manner as it is being conducted (the “Company Permits”), and all such Company Permits are valid, and in full force and effect and, to the Company’s knowledge, no suspension or cancellation of any of them is threatened.

(b) None of the Company or any of its Subsidiaries is in default or violation of, (i) any Law applicable to the Company or any of its Subsidiaries or by which any material property or asset of the Company or any of its Subsidiaries is bound or affected or (ii) any Company Permits.

(c) The Company Bank received a rating of “Satisfactory” in its most recent examination for compliance with the Community Reinvestment Act of 1977, as amended (“Community Reinvestment Act”).

Section 3.8. SEC Filings; Financial Statements; Regulatory Reports.

(a) The Company has timely filed all registration statements, prospectuses, forms, reports, definitive proxy statements, schedules and documents required to be filed by it under the Securities Act or the Exchange Act, as the case may be, since January 1, 2003 (collectively, the “Company SEC Filings”). None of the Company’s Subsidiaries is required to file periodic reports with the SEC pursuant to the Exchange Act. Each Company SEC Filing (i) as of the time it was filed, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be and (ii) did not, at the time it was filed (or if subsequently amended or superseded by a Company SEC Filing made on or prior to the date of this Agreement, then on the date of such subsequent filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(b) The Company’s consolidated financial statements (including, in each case, any notes and schedules thereto) contained in the Company SEC Filings, were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto, or, in the case of interim consolidated financial statements, where information and footnotes contained in such financial statements are not required to be in compliance with GAAP), and in each case such consolidated financial statements fairly presented in all material respects, the consolidated financial position, results of operations and cash flows of the Company and the consolidated Subsidiaries of the Company as of the respective dates thereof and for the respective periods covered thereby (subject, in the case of unaudited statements, to normal year-end adjustments which did not and which are not expected to, individually or in the aggregate, have a Material Adverse Effect with respect to the Company).

(c) Except as and to the extent adequately provided for, in the aggregate, on the consolidated balance sheet of the Company and its consolidated Subsidiaries as of September 30, 2005 (the “Company Balance Sheet”), neither the Company nor any of its consolidated Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, except for liabilities or obligations (i) incurred in the ordinary course of business since September 30, 2005 that would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company, or (ii) incurred or provided for in, or as contemplated by, this Agreement.

(d) Each required form, report and document containing financial statements that the Company has filed with or furnished to the SEC since January 1, 2003 was accompanied by the certifications required to be filed or furnished by the Company’s chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated under such act or the Exchange Act (collectively, the “Sarbanes-Oxley Act”), and at the time of filing or submission of each such certification, such certification (i) was true and accurate and complied with the Sarbanes-Oxley Act in all material respects, (ii) did not contain any qualifications or exceptions to the matters certified therein, except as otherwise permitted under the Sarbanes-Oxley Act or the rules and regulations thereunder, and (iii) has not been modified or withdrawn. Neither the Company nor any of its officers has received notice from any Governmental Entity questioning or challenging the accuracy, completeness, content, form or manner of filing or furnishing of such certifications. The Company’s disclosure controls and procedures (as defined in Sections 13a-14(c) and 15d-14(c) of the Exchange Act) effectively enable the Company to comply with, and the appropriate officers of the Company to make all certifications required under, the provisions of the Sarbanes-Oxley Act pertaining to disclosure controls and procedures. The Company’s disclosure controls and procedures (as defined in Sections 13a-15(e) and 15d-15(e) of the Exchange Act) are effective to provide reasonable assurance that material information, relating to the Company and its consolidated Subsidiaries, required to be included in any of the Company SEC Filings, were made known to Company management, including its chief executive officer and chief financial officer, respectively, on a timely basis. Neither the Company, nor any of its officers, has received notice from any Governmental Entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications. The Company knows of no reason why the Company’s outside auditors, chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

(e) Each of the Company and its Subsidiaries has filed all material documents and reports relating to each of the Company and its Subsidiaries required to be filed with the FRB, the FDIC, the DFI, or any other Governmental Entity having jurisdiction over its business or any of its assets or properties (each a “Regulatory Authority” and collectively, the “Regulatory Authorities”). All such reports conform in all material respects with the requirements promulgated by such Regulatory Authorities.

(f) The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Neither the Company nor, to the Company’s knowledge, the Company’s independent auditors or any employee of the Company or its Subsidiaries has identified or been made aware of (i) any fraud, whether or not material, that involves the Company’s or any Subsidiary’s management or other employees who have a role in the preparation of financial statements or the internal controls used or utilized by the Company or its Subsidiaries or (ii) any claim or allegation regarding any of the foregoing.

Section 3.9. Regulatory Matters. Except as may otherwise be set forth in Section 3.9 of the Company Confidential Disclosure Schedule, neither the Company nor any of its Subsidiaries (i) is, directly or indirectly, party or subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or supervisory letter from, any Regulatory Authority or (ii) has been advised by, or has any knowledge of facts which are reasonably expected to give rise to an advisory notice by, any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission. Except as set forth on Section 3.9 of the Company Confidential Disclosure Schedule, all compliance or corrective action relating to the Company or any of its Subsidiaries required by Regulatory Authorities having jurisdiction over the Company or any of its Subsidiaries has been taken. Each of the Company and its Subsidiaries has paid all assessments made or imposed by and required to have been heretofore paid to any Regulatory Authority.

Section 3.10. Absence of Certain Changes or Events.

(a) Since December 31, 2005, except as specifically contemplated by, or as disclosed in, this Agreement, the Company SEC Filings or Section 3.10 of the Company Confidential Disclosure Schedule, each of the Company and its Subsidiaries has conducted its business in the ordinary course consistent with past practice and (ii) has not taken any action that would have been prohibited by Section 6.1 if taken after the date of this Agreement, except with respect to Section 6.1(o) the threshold shall be $2,000,000 rather than $1,000,000.

(b) Since December 31, 2005, except as set forth in Section 3.10 of the Company Confidential Disclosure Schedule, there has not been any Material Adverse Effect with respect to the Company or an event or development that is expected, individually or in the aggregate, to have a Material Adverse Effect with respect to the Company.

Section 3.11. Employee Benefit Plans.

(a) Section 3.11(a) of the Company Confidential Disclosure Schedule lists, as of the date hereof, all Company Benefit Plans. There have been made available to Parent copies of (i) each such written Company Benefit Plan and a written summary of each Company Benefit Plan that is not in writing, (ii) the three (3) most recent annual reports on Form 5500 series, with accompanying schedules and attachments, filed with respect to each Company Benefit Plan required to make such a filing, and (iii) the most recent actuarial valuation for each Company Benefit Plan, if any, that is subject to Title IV of ERISA and the most recent actuarial valuation of benefits to be provided under the SERPs.

(b) Except as set forth in Section 3.11(b) of the Company Confidential Disclosure Schedule, (i) none of the Company Benefit Plans promises or provides retiree medical or other retiree welfare benefits to any person, (ii) none of the Company Benefit Plans is a “multiemployer plan” as such term is defined in Section 3(37) of ERISA (“Multiemployer Plan”); (iii) to the Company’s knowledge, there has been no “prohibited transaction,” as such term is defined in Section 406 of ERISA and Section 4975 of the Code (“Prohibited Transaction”) with respect to any Company Benefit Plan, which could reasonably be expected to result in any material liability of the Company or any of its Subsidiaries; (iv) to the Company’s knowledge, all Company Benefit Plans are in material compliance with the requirements prescribed by any and all statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, the Pension Benefit Guaranty Corporation (the “PBGC”), Internal Revenue Service (the “IRS”) or Secretary of the Treasury); (v) the Company and each of its Subsidiaries have performed their respective obligations required to be performed by them under, are not in material default under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Company Benefit Plans; (vi) each Company Benefit Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code, including all amendments thereto, is the subject of a favorable determination letter from the IRS covering qualification under all changes in the Code except for changes with respect to which the applicable remedial amendment period has not expired, and, to the Company’s knowledge, nothing has occurred which may reasonably be expected to impair such determination; (vii) all contributions required to be made to any Company Benefit Plan pursuant to Section 412 of the Code, or the terms of the Company Benefit Plan or any collective bargaining agreement, have been made on or before their due dates; (viii) all obligations in respect of each Company Benefit Plan have been properly accrued and reflected in the Company’s most recent financial statements contained in the Company’s SEC Filings; (ix) with respect to each Company Benefit Plan, no “reportable event” within the meaning of Section 4043 of ERISA (excluding any such event for which the 30-day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; and (x) neither the Company nor any ERISA Affiliate has incurred, nor reasonably expects to incur, any material liability under Title IV of ERISA (other than liability for premium payments to the PBGC arising in the ordinary course).

(c) Except as set forth in Section 3.11(c) of the Company Confidential Disclosure Schedule, no amount that could be received (whether in cash or property or the vesting of property), as a result of the consummation of the transactions contemplated by this Agreement, by any employee, officer or director of the Company or any of its Subsidiaries who is a “disqualified individual” (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any Company Benefit Plan could be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).

(d) Except as required by Law or as set forth in Section 3.11(d) of the Company Confidential Disclosure Schedule, no Company Benefit Plan provides any retiree or post-employment medical, disability or life insurance benefits. No Company Benefit Plan is a voluntary employee benefit association under Section 501(a)(9) of the Code. The Company and each ERISA Affiliate are in material compliance with

(i) the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the regulations thereunder and any similar state law and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations thereunder.

(e) Neither the Company nor any of its Subsidiaries maintains, sponsors, contributes or has any liability with respect to any employee benefit plan, program or arrangement that provides benefits to non-resident aliens with no U.S. source income outside of the United States.

(f) Except as set forth in Section 3.11(f) of the Company Confidential Disclosure Schedule, neither the Company nor any of its Subsidiaries has (i) granted to any person an interest in a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) which interest has been or, upon the lapse of a substantial risk of forfeiture with respect to such interest, will be subject to tax imposed by Section 409A(a)(1)(B) or (b)(4)(A) of the Code or (ii) modified the terms of any nonqualified deferred compensation plan in a manner that could cause an interest previously granted under such plan to become subject to the tax imposed by Section 409A(a)(1)(B) or (b)(4)(A) of the Code.

Section 3.12. Labor and Other Employment Matters.

(a) The Company and each of its Subsidiaries is in compliance in all material respects with all applicable Laws respecting labor, employment, fair employment practices, terms and conditions of employment, workers’ compensation, occupational safety, plant closings, and wages and hours. Except as set forth in Section 3.12(a) of the Company Confidential Disclosure Schedule, none of the Company or any of its Subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by the Company or any of its Subsidiaries, and no collective bargaining agreement or other labor union contract is being negotiated by the Company or any of its Subsidiaries. There is no labor dispute, strike, slowdown or work stoppage against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened. To the Company’s knowledge, no employee of the Company or any of its Subsidiaries is, in any material respect, in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company or such Subsidiary because of the nature of the business conducted or presently proposed to be conducted by it or to the use of trade secrets or proprietary information of others.

(b) The Company has identified in Section 3.12(b) of the Company Confidential Disclosure Schedule and has made available to Parent true and complete copies of (i) all employment agreements that the Company or any of its Subsidiaries has with any directors, officers or employees of or consultants to the Company or any of its Subsidiaries, (ii) all Company Severance Arrangements, and (iii) all Company Change in Control Arrangements. Except as set forth in Section 3.12(b) of the Company Confidential Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the Holding Company Merger or the Bank Merger by the Company will (either alone or in conjunction with any other event, such as termination of employment) (A) result in any payment (including, without limitation, severance, unemployment compensation, parachute or otherwise) becoming due to any director, officer, employee or consultant of the Company or any of its Subsidiaries from the Company or any of its Subsidiaries, (B) increase any benefits otherwise payable or (C) result in any acceleration of the time of payment or vesting of any material benefits, under or pursuant to any such employment agreements or Company Severance or Change in Control Arrangements. No individual who is a party to any such employment agreement or a party to or covered by any such Company Severance or Change in Control Arrangements has terminated his or her employment or has been terminated, nor, to the Company’s knowledge, has any event occurred, other than the transactions contemplated by this Agreement, that has given or could be reasonably expected to give rise to a severance obligation on the part of the Company under any such agreement or arrangement.

Section 3.13. Transactions with Interested Persons. Except as set forth in the Company SEC Filings filed prior to the date of this Agreement, or as disclosed in Section 3.13 of the Company Confidential Disclosure Schedule, no officer, director, employee or affiliate of the Company or any of its Subsidiaries nor, to the Company’s knowledge, any member of the immediate family of any such officer, director, employee or affiliate, is presently a party to any transaction with the Company or any of its Subsidiaries of the type or involving an amount that requires such transaction to be disclosed pursuant to Item 404 of Regulation S-K.

Section 3.14. Material Contracts. Except as set forth in Section 3.14 of the Company Confidential Disclosure Schedule, none of the Company or any of its Subsidiaries is a party to or bound by any Contract that (a) is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K), (b) would prohibit or materially delay the consummation of the Holding Company Merger or the Bank Merger or any of the transactions contemplated by this Agreement, (c) would entitle any present or former director, officer employee or agent of the Company or any of its Subsidiaries to indemnification from the Company or any of its Subsidiaries, (d) gives rise to any payment of more than $50,000 per annum, (e) is not terminable without cause on 90 days or less written notice by the Company or other party thereto, (f) limits the ability of the Company or its Subsidiaries from competing in any line of business, in any geographic area or with any person, or which requires referrals of business or requires the Company or any of its Subsidiaries to offer products or services of any other person on a priority or exclusive basis, or (g) gives rise to any benefits to any other person as a result of the consummation of the Holding Company Merger or the Bank Merger, (collectively, “Company Material Contracts”). Each Company Material Contract is valid and binding on the Company or the Subsidiary (as the case may be) that is a party thereto and, to the Company’s knowledge, each other party thereto, and is in full force and effect, and the Company or its Subsidiary that is a party thereto has performed all of its obligations required to be performed by it to the date hereof under each such Company Material Contract and, to the Company’s knowledge, each other party to each Company Material Contract has in all respects performed all obligations required to be performed by it under such Company Material Contract, except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company. None of the Company or any of its Subsidiaries has received any written notice of any violation or default under (or any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any Company Material Contract.

Section 3.15. Litigation. Except as and to the extent disclosed in the Company SEC Filings filed prior to the date of this Agreement or as set forth in Section 3.15 of the Company Confidential Disclosure Schedule, (a) there are no suits, claims, actions, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or which the Company or any of its Subsidiaries has initiated, or for which the Company or any of its Subsidiaries is obligated to indemnify a third party and (b) neither the Company nor any of its Subsidiaries is subject to any outstanding and unsatisfied order, writ, injunction, decree or arbitration ruling, award or other finding. There is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries that challenges the validity or propriety, or seeks to prevent consummation of, the Holding Company Merger or the Bank Merger.

Section 3.16. Environmental Matters.

(a) Except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company, to the Company’s knowledge, the Company and each of its Subsidiaries (i) is in compliance with all, and is not subject to any liability with respect to any, applicable Environmental Laws, (ii) holds or has applied for all Environmental Permits necessary to conduct its current operations, and (iii) is in compliance with its respective Environmental Permits.

(b) None of the Company or any of its Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that the Company or any of its Subsidiaries may be in violation of, or liable under, any Environmental Law.

(c) None of the Company or any of its Subsidiaries (i) has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to (A) compliance with Environmental Laws or Environmental Permits or (B) the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials and no investigation, litigation or other proceeding is pending or, to the knowledge of the Company, threatened with respect thereto, or (ii) is an indemnitor in connection with any claim threatened or asserted in writing by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Materials.

(d) None of the real property owned or leased by the Company or any of its Subsidiaries is listed or, to the knowledge of the Company, proposed for listing on the “National Priorities List” under CERCLA, as updated through the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup.

(e) To the knowledge of the Company, there are no past or present conditions, circumstances, or facts that are reasonably expected to (i) interfere with or prevent continued compliance by the Company or any of its Subsidiaries with Environmental Laws and the requirements of Environmental Permits, (ii) give rise to any liability or other obligation under any Environmental Laws, or (iii) form the basis of any claim, action, suit, proceeding, or investigation against or involving the Company or any of its Subsidiaries based on or related to any Environmental Law.

Section 3.17. Intellectual Property. Each of the Company and its Subsidiaries owns or has a valid license to use all Company Intellectual Property necessary to carry on its business substantially as currently conducted. Neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with, and to the Company’s knowledge, there are no infringements of or conflicts with, the rights of others with respect to the use of any Intellectual Property. Section 3.17 of the Company Confidential Disclosure Schedule sets forth a list of all of the Company Intellectual Property.

Section 3.18. Taxes.

(a) (i) Each of the Company and its Subsidiaries has duly filed on a timely basis with the appropriate Tax authorities or other appropriate Governmental Entities all material Tax Returns required to be filed by or on behalf of them or the affiliated group(s) of which any of them is or was a member in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, complete and correct in all respects, except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company; (ii) all Taxes due and payable by or on behalf of the Company and its Subsidiaries, either directly, as part of an affiliated group Tax Return, as a successor or transferee, or otherwise, have been fully and timely paid, except to the extent adequately reserved therefor on the balance sheet for the Company and its Subsidiaries, and adequate reserves or accruals for Taxes have been provided in the balance sheet for the Company and its Subsidiaries with respect to any period through the date thereof for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing; and (iii) no agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitations) has been executed or filed with any Tax authority or other Governmental Entity by or on behalf of the Company or any of its Subsidiaries or any affiliated group(s) of which any of them is or was a member.

(b) Each of the Company and its Subsidiaries has complied in all material respects with all applicable Laws, rules and regulations relating to the payment and withholding of Taxes and has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate Tax authorities or other Governmental Entity all amounts required to be so withheld and paid over for all periods under all applicable Laws. The withholding practices of the Company and its Subsidiaries have not been challenged by any Tax authority or other Governmental Entity and the Company and its Subsidiaries have no reason to believe that any of their withholding practices do not comply with applicable Tax law.

(c) The Company has delivered or made available to the Parent complete and correct copies of (i) all income or franchise Tax Returns of the Company and its Subsidiaries relating to all open taxable periods and (ii) any Tax audit report issued within the last three (3) years relating to or with respect to the Company and any of its Subsidiaries. None of the Company or any of its Subsidiaries is currently under examination or audit by any Tax authority or other Governmental Entity and no Tax authority or other Governmental Entity has informed the Company or any of its Subsidiaries (in writing or otherwise) that it intends to examine or audit the Company or any of its Subsidiaries.

(d) No claim has been made by a Tax authority or other Governmental Entity in a jurisdiction where the Company or any of its Subsidiaries do not file an income or franchise Tax Return that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.

(e) All deficiencies asserted or assessments made as a result of any examinations by any Tax authority or other Governmental Entity of the Tax Returns of or covering or including the Company or any of its Subsidiaries have been fully paid. No requests by the Company or any of its Subsidiaries for a ruling or a determination letter are pending with any Tax authority or other Governmental Entity; and no issue has been raised in writing by any Tax authority or other Governmental Entity in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency against any of the Company or any of its Subsidiaries for any subsequent taxable period that could be material. There are no pending or threatened actions or proceedings for the assessment or collection of taxes against the Company or any of its Subsidiaries.

(f) There are no outstanding requests for information relating to Taxes made by a Tax authority or other Governmental Entity to the Company or any of its Subsidiaries.

(g) None of the Company or any of its Subsidiaries has been advised by any Tax authority or other Governmental Entity of any proposed reassessments of the value (or other Tax base) of any property owned by such Company or Subsidiary that could increase the amount of a property Tax to which the Company or any of its Subsidiaries would be subject.

(h) As of December 31, 2005, none of the Company or any of its Subsidiaries had income reportable for a taxable period ending after December 31, 2005, but attributable to a transaction, (e.g. an installment sale) occurring in, or a change in accounting method made for a taxable period ending on or before December 31, 2005, that resulted in a deferred reporting of income from such transaction or from such change in accounting method (other than a deferred inter-company transaction).

(i) All material amounts have been properly computed under the terms of any existing Tax sharing agreements that any of the Company or any of its Subsidiaries is a party to; all payments due any Company and its Subsidiary under any such Tax sharing agreements have been made to any Company or such Subsidiary or will be received by any Company or such Subsidiary prior to the Closing Date; and there are no amounts due from any Company or any Subsidiary under such agreements.

(j) None of the Companies or any of its Subsidiaries has distributed to its shareholders or security holders stock or securities of a controlled Subsidiary, nor has stock or securities of the Company or a Subsidiary been distributed, in a transaction to which Section 355 of the Code applies:

(i) in the two years prior to the date of this Agreement; or

(ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) that includes the transactions contemplated by this Agreement.

(k) None of the Company or any of its Subsidiaries has (i) filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or its Subsidiaries, (ii) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the

Company or any of its Subsidiaries, or has any knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method, or has any application pending with any Tax authority or other Governmental Entity requesting permission for any changes in accounting methods that relate to the business or operations of the Company or any of its Subsidiaries, or (iii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to the Company or any of its Subsidiaries.

(l) None of the Company or any of its Subsidiaries has engaged in a “reportable transaction” within the meaning of Section 1.6011-4 of the Treasury Regulations.

(m) None of the Company or any of its Subsidiaries has within the last five years been a “United States real property holding corporation” for purposes of Section 897 and Section 1445 of the Code.

(n) None of the Company or any of its Subsidiaries has any liability for the Taxes of any person (other than members of the consolidated group of which the Company is the common parent) (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), (ii) as a transferee or successor, or (iii) by contract, except in each case where such liability for Taxes would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company.

(o) There are no liens as a result of any unpaid Taxes upon any of the assets of the Company or any of its Subsidiaries other than (i) liens for Taxes not yet due and payable, and (ii) liens for Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained in accordance with GAAP.

Section 3.19. Insurance. Section 3.19 of the Company Confidential Disclosure Schedule lists policies of liability, property, casualty and other forms of insurance owned or held by the Company and each of its Subsidiaries, copies of which have previously been made available to Parent. All such policies are in full force and effect, all premiums due and payable have been paid, and no written notice of cancellation or termination has been received with respect to any such policy and all of such policies, or predecessor policies covering similar risks, have been in full force and effect continuously for at least the past five (5) years. No insurer has advised the Company or any of its Subsidiaries that it intends to materially reduce coverage or materially increase any premium under any such policy, or that coverage is not available (or that it will contest coverage) for any material claim made against the Company or any of its Subsidiaries.

Section 3.20. Properties. Each of the Company and its Subsidiaries has good, marketable and valid title to or a valid leasehold interest in all of its properties and assets reflected on the Company Balance Sheet or acquired after the date thereof (the “Company Property”), except for (a) properties and assets sold or otherwise disposed of in the ordinary course of business since the date of such balance sheet and (b) properties and assets the loss of which would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company. Except as set forth in Section 3.20 of the Company Confidential Disclosure Schedule, the Company Property is free and clear of all Liens except (i) Liens for current taxes and assessments not yet due or payable, (ii) pledges to secure deposits and other Liens incurred in the ordinary course of business, and (iii) any Liens that do not materially detract from the value or impair the use of the Property or assets subject thereto. The Property is in adequate condition (ordinary wear and tear excepted) and is sufficient to carry on the business of the Company and its Subsidiaries in the ordinary course of business consistent with past practices. Except as set forth in Section 3.20 of the Disclosure Schedule, all Company Property which is material to the business of the Company and its Subsidiaries and is leased or licensed by the Company or its Subsidiaries is held pursuant to leases or licenses which will not terminate or lapse prior to the Effective Time. Section 3.20 of the Company Confidential Disclosure Schedule sets forth a list all real property which the Company or any of its Subsidiaries owns, has a leasehold interest in, or leases to any third party.

Section 3.21. Derivative Transactions. Section 3.21 of the Company Confidential Disclosure Schedule sets forth a list of all Derivative Transactions to which the Company or any of its Subsidiaries is a party. All Derivative Transactions to which the Company or any of its Subsidiaries is a party were entered into in the ordinary course of business, consistent with safe and sound banking practices and regulatory guidance, and in accordance in all material respects with the investment, securities, commodities, risk management and other policies, practices and procedures employed by the Company and its Subsidiaries, as applicable. All of such Derivatives Transactions are legal, valid and binding obligations of the Company or a Subsidiary of the Company, as the case may be, enforceable in accordance with their terms (except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally), and are in full force and effect. The Company and each Subsidiary of the Company that is a party to any such Derivative Transaction has duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to the Company’s knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

Section 3.22. Loans; Nonperforming and Classified Assets.

(a) Each Loan on the books and records of the Company and its Subsidiaries was made and has been serviced in all material respects in accordance with their customary lending standards in the ordinary course of business.

(b) Schedule 3.22 of the Company Confidential Disclosure Schedule sets forth a list, as to the Company and its Subsidiaries and as of the latest practicable date prior to the date of this Agreement, of: (i) any non-accrual Loan; (ii) each Loan which has been classified as “substandard,” “doubtful,” “loss” or “special mention” (or words of similar import) by the Company or any of its Subsidiaries or an applicable Regulatory Authority (it being understood that no representation is being made that the FDIC or DFI would agree with the loan classifications established by the Company or any of its Subsidiaries); (iii) a listing of the Other Real Estate Owned (OREO) acquired by foreclosure or by deed-in-lieu thereof, including the book value thereof; and (iv) each Loan with any director, executive officer or five percent (5%) or greater shareholder of the Company or any of its Subsidiaries, or to the knowledge of the Company, any Person controlling, controlled by or under common control with any of the foregoing.

Section 3.23. Allowance for Loan and Lease Losses. The Allowance for Loan Losses of the Company and its Subsidiaries (“ALL”) is adequate in all material respects as provided under the standards established by applicable Governmental Entities and the Financial Accounting Standards Board.

Section 3.24. Fiduciary Accounts; Trust Powers. The Company and each of its Subsidiaries has properly administered in all material respects all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable Laws. Neither the Company nor any of its Subsidiaries, nor any of their respective directors, officers or employees, has committed any breach of trust with respect to any fiduciary account and the records for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account. The Company Bank does not have or exercise trust powers, including but not limited to, trust administration, and neither it nor any predecessor has exercised such trust powers for a period of at least three (3) years prior to the date hereof.

Section 3.25. Books and Records. All books and records of the Company and its Subsidiaries have been fully, properly and accurately maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of the Company and its Subsidiaries.

Section 3.26. Opinion of Financial Advisor. The Company has received from RBC Capital Markets (the “Company Financial Advisor”) its opinion, dated February 15, 2006 (the “Company Fairness Opinion”), to the effect that, as of such date and based on and subject to the matters set forth in that Opinion, the Exchange Ratio is fair, from a financial point of view, to the shareholders of the Company.

Section 3.27. Brokers. Except for fees payable to the Company Financial Advisor, the Company Financial Advisor, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Holding Company Merger or Bank Merger based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

Section 3.28. No Other Merger or Business Combination Agreements. The Company does not have any legal obligation, absolute or contingent, to any person, other than Parent, to sell, directly or indirectly, the Company or any of its Subsidiaries or to effect any merger, share exchange, consolidation, business combination, recapitalization, liquidation or other reorganization of the Company or any of its Subsidiaries or to enter into any agreement with respect thereto.

Section 3.29. Disclosure. The representations and warranties contained in this Article III, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article III not misleading.

ARTICLE IV

Representations and Warranties of Parent

Except as set forth in a disclosure schedule delivered by Parent to the Company prior to the execution of this Agreement (the “Parent Confidential Disclosure Schedule”), which identifies exceptions by specific Section references, Parent hereby represents and warrants to the Company as follows:

Section 4.1. Organization and Qualification; Subsidiaries. Parent is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and is a registered bank holding company under the BHCA. Each Significant Subsidiary of the Parent has been duly organized, and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be. Each of Parent and its Significant Subsidiaries has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its respective properties and to carry on its business as it is now being conducted. Each of Parent and its Significant Subsidiaries is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that would not, individually or in the aggregate, have a Material Adverse Effect with respect to Parent.

Section 4.2. Articles of Incorporation and Bylaws; Corporate Books and Records. Except as set forth in Schedule 4.2 of the Parent Confidential Disclosure Schedules, the copies of Parent’s Articles of Incorporation, as amended (the “Parent Articles”), and Bylaws, as amended (the “Parent Bylaws”), that are listed as exhibits to the Parent’s Form 10-K for the year ended December 31, 2004 are complete and correct copies thereof as in effect on the date hereof. Parent is not in violation of any of the provisions of the Parent Articles or the Parent Bylaws. True and complete copies of all minute books of the Parent and each of its Significant Subsidiaries, containing minutes of meetings held and actions taken by their respective Boards of Directors or any committees thereof during the period from January 1, 2003 to the date hereof, have been made available by Parent to the Company.

Section 4.3. Capitalization. As of the date hereof, the authorized capital stock of Parent consists of (a) one hundred million (100,000,000) shares of Parent Common Stock, of which (i) 15,044,973 are issued and outstanding and all of which are validly issued, fully paid, nonassessable and free of preemptive rights, and (ii) 967,866 shares of Parent Common Stock are issuable (and such number is reserved for issuance) upon exercise of options of Parent outstanding as of the date hereof and (b) twenty-five million (25,000,000) shares of Parent Preferred Stock, of which no shares are issued and outstanding. The shares of Parent Common Stock to be issued in the Holding Company Merger are duly authorized and, if and when so issued, will (i) be validly issued and outstanding, fully paid and nonassessable, (ii) will have been registered under the Securities Act, and

(iii) have been registered or qualified under the Blue Sky Laws of all jurisdictions in which such registration or qualification is so required.

Section 4.4. Significant Subsidiaries. Parent has no Significant Subsidiaries other than Parent Bank or as set forth in Section 4.4 of the Parent Confidential Disclosure Schedule, and there are no Subsidiaries of such Significant Subsidiaries. Except as set forth in Section 4.4 of the Parent Confidential Disclosure Schedule, Parent owns all of the issued and outstanding shares of capital stock of each of its Significant Subsidiaries, free and clear of any Liens and all of such shares have been duly authorized, validly issued, fully paid and are non-assessable. None of Parent’s Significant Subsidiaries has any arrangements or commitments obligating any of them to issue shares of any of its capital stock or any securities convertible into or having the right to purchase shares of any of its capital stock or that confers on the holders thereof the right to vote on any of the matters on which the holders of the common stock of such Significant Subsidiaries are entitled to vote. True and complete copies of Parent’s Significant Subsidiaries’ respective articles of incorporation, bylaws or equivalent organizational documents have been delivered to the Company. None of Parent’s Significant Subsidiaries is in violation of its respective organizational documents.

Section 4.5. Authority.

(a) Parent has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the Agreement of Merger by Parent and the consummation by Parent of the transactions contemplated hereby and thereby have been duly and validly authorized by action of the Board of Directors of Parent (the “Parent Board”) and, except for the vote of the Parent Shareholders provided for elsewhere in this Agreement or the Agreement of Merger, no other corporate action or proceedings on the part of Parent are necessary to authorize its execution and delivery of this Agreement or its consummation of the transactions contemplated hereby. This Agreement has been and the Agreement of Merger will be, duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights, and to general equitable principles (regardless of whether such enforceability is considered in equity or at law).

(b) By resolutions duly adopted at a meeting of the Parent Board duly called and held on February 15, 2006, by the affirmative vote of the Parent Board required to do so pursuant to the Parent’s Articles and the applicable provisions of the CGCL, the Parent Board has duly (i) determined that this Agreement and the transactions contemplated hereby (including the Holding Company Merger) are fair to and in the best interests of Parent and its shareholders, and (ii) approved and adopted this Agreement and the transactions contemplated hereby, including the Holding Company Merger and the issuance of Parent Shares pursuant to the Merger (the “Parent Board Approval”). A true and correct copy of such resolutions, certified by Parent’s corporate secretary, has been furnished to the Company and none of such resolutions has been rescinded or revoked, in whole or in part, or modified in any way. The affirmative vote of the holders of a majority of the issued and outstanding shares of Parent Common Stock is necessary to approve this Agreement and the Holding Company Merger on behalf of Parent. No other vote of the shareholders of Parent is required by law, the Parent’s Articles or Parent’s bylaws, or otherwise to approve this Agreement and the Holding Company Merger.

(c) The Parent Bank has all necessary corporate power and authority to execute and deliver the Agreement of Bank Merger, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of the Agreement of Bank Merger and the consummation by the Parent Bank of the transactions contemplated thereby have been duly and validly authorized by action of the Parent Bank. The Agreement of Bank Merger, when duly and validly executed and delivered by the Parent Bank, will constitute a legal, valid and binding obligation of the Parent Bank, enforceable against the Parent Bank in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights, to general equitable principles (regardless of whether such enforceability is considered in equity or at law) and to 12 U.S.C. 1818(b)(6)(D).

Section 4.6. No Conflict; Required Filings and Consents.

(a) Except as set forth in Section 4.6(a) of the Parent Confidential Disclosure Schedule, (i) the execution and delivery of this Agreement and the Agreement of Merger, and (ii) the execution and delivery of the Agreement of Bank Merger by the Parent Bank, do not, and the performance of this Agreement and the transactions contemplated hereby and thereby (including the Holding Company Merger and the Bank Merger) by Parent and the Parent Bank, as the case may be, will not, (x) conflict with or violate any provision of the Parent’s Articles of Incorporation or Bylaws or any equivalent organizational documents of any of its Subsidiaries, (y) conflict with or violate any Law applicable to the Parent or any of its Subsidiaries or by which any property or asset of the Parent or any of its Subsidiaries is bound or affected (assuming that all consents, approvals, authorizations and permits described in Section 4.6(b) have been obtained and all filings and notifications described in Section 4.6(b) have been made and any waiting periods thereunder have terminated or expired) or (z) require any consent or approval under, result in any breach of or any loss of any benefit under, constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Parent or any of its Subsidiaries pursuant to any Parent Material Contract filed (as defined in Section 4.15 herein), any Parent Permit, or other instrument or obligation.

(b) (i) The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, by Parent and (ii) the execution and delivery of the Agreement of Bank Merger, and the consummation of the Bank Merger, by the Parent Bank, do not, and the performance of the transactions contemplated by this Agreement by Parent and the Parent Bank will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except as set forth in Section 4.6(b) of the Parent Confidential Disclosure Schedule. Parent has no knowledge of any reason why all Government Approvals required for consummation of the transactions contemplated by this Agreement, including the Holding Company Merger and the Bank Merger, will not be obtained on a timely basis.

Section 4.7. Litigation. Except as and to the extent disclosed in the Parent SEC Filings filed prior to the date of this Agreement or as set forth in Section 4.7 of the Parent Confidential Disclosure Schedule, (a) there are no suits, claims, actions, proceedings or investigations pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries or which Parent or any of its Subsidiaries has initiated, or for which Parent or any of its Subsidiaries is obligated to indemnify a third party and (b) neither Parent nor any of its Subsidiaries is subject to any outstanding and unsatisfied order, writ, injunction, decree or arbitration ruling, award or other finding. There is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries that challenges the validity or propriety or seeks to prevent consummation of, the Holding Company Merger or the Bank Merger.

Section 4.8. Permits; Compliance With Law.

(a) Each of the Parent and its Significant Subsidiaries is in possession of all authorizations, licenses, permits, certificates, approvals and clearances of any Governmental Entity necessary for it to own, lease and operate its properties or to carry on its business substantially in the manner as it is being conducted (the “Parent Permits”), and all such Parent Permits are valid, and in full force and effect and, to Parent’s knowledge, no suspension or cancellation of any of them is threatened.

(b) None of the Parent or any of its Significant Subsidiaries is in default or violation of, (i) any Law applicable to Parent or any of its Significant Subsidiaries or by which any of their respective properties or assets is bound or affected or (ii) any Parent Permits.

(c) The Parent Bank received a rating of “Satisfactory” in its most recent examination for compliance with the Community Reinvestment Act.

Section 4.9. SEC Filings; Financial Statements; Regulatory Reports.

(a) Parent has timely filed all registration statements, prospectuses, forms, reports, definitive proxy statements, schedules and documents required to be filed by it under the Securities Act or the Exchange Act, as the case may be, since August 16, 2004 (collectively, the “Parent SEC Filings”). None of Parent’s Subsidiaries is required to file periodic reports with the SEC pursuant to the Exchange Act. Each Parent SEC Filing (i) as of the time it was filed, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time it was filed (or if subsequently amended or superseded by an Parent SEC Filing made on or prior to the date of this Agreement, then on the date of such subsequent filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(b) The Parent’s consolidated financial statements (including, in each case, any notes and schedules thereto) contained in the Parent SEC Filings were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto, or, in the case of interim consolidated financial statements, where information and footnotes contained in such financial statements are not required to be in compliance with GAAP), and in each case such consolidated financial statements fairly presented or will fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of Parent and the consolidated Subsidiaries of Parent as of the respective dates thereof and for the respective periods covered thereby (subject, in the case of unaudited statements, to normal year-end adjustments which did not and which are not expected to, individually or in the aggregate, have a Material Adverse Effect with respect to Parent).

(c) Except as and to the extent set forth on the consolidated balance sheet of Parent and its consolidated Subsidiaries as of September 30, 2005 (the “Parent Balance Sheet”), neither Parent nor any of its consolidated Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP consistently applied, except for liabilities or obligations (i) incurred in the ordinary course of business since September 30, 2005 that would not, individually or in the aggregate, have a Material Adverse Effect with respect to Parent or (ii) incurred or provided for in, or as contemplated by, this Agreement.

(d) Each required form, report and document containing financial statements that Parent has filed with or furnished to the SEC since August 16, 2004 was accompanied by the certifications required to be filed or furnished by Parent’s chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act, and at the time of filing or submission of each such certification, such certification (i) was true and accurate and complied with the Sarbanes-Oxley Act in all material respects, (ii) did not contain any qualifications or exceptions to the matters certified therein, except as otherwise permitted under the Sarbanes-Oxley Act, and (iii) has not been modified or withdrawn. Neither Parent nor any of its officers has received notice from any Governmental Entity questioning or challenging the accuracy, completeness, content, form or manner of filing or furnishing of such certifications. Parent’s disclosure controls and procedures (as defined in Sections 13a-14(c) and 15d-14(c) of the Exchange Act) effectively enable Parent to comply with, and the appropriate officers of Parent to make all certifications required under, the provisions of the Sarbanes-Oxley Act pertaining to disclosure controls and procedures. Parent’s disclosure controls and procedures (as defined in Sections 13a-15(e) and 15d-15(e) of the Exchange Act) were effective to provide reasonable assurance that material information, relating to Parent and its consolidated Subsidiaries, required to be included in any of the Parent SEC Filings, were made known to Parent management, including its chief executive officer and chief financial officer, respectively, on a timely basis. Neither Parent, nor any of its officers, has received notice from any Governmental Entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications. Parent knows of no reason why Parent’s outside auditors, chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

(e) Each of Parent and its Subsidiaries has filed all material documents and reports relating to each of Parent and its Subsidiaries required to be filed with Regulatory Authorities. All such reports conform in all material respects with the requirements promulgated by such Regulatory Authorities.

(f) The Parent and its Subsidiaries maintain a system of internal accounting controls sufficient to provide assurance that (i) transaction are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Neither the Parent nor, to the Parent’s knowledge, the Parent’s independent auditors or any employee of the Parent or its Subsidiaries has identified or been made aware of (A) any fraud, whether or not material, that involves the Parent’s or any Subsidiary’s management or other employees who have a role in the preparation of financial statements or the internal controls used or utilized by the Parent or its Subsidiaries or (B) any claim or allegation regarding any of the foregoing.

Section 4.10. Regulatory Matters. Except as may otherwise be set forth in Section 4.10 of the Parent Confidential Disclosure Schedule, neither the Parent nor any of its Subsidiaries (i) is, directly or indirectly, party or subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or supervisory letter from, any Regulatory Authority or (ii) has been advised by, or has any knowledge of facts which are reasonably expected to give rise to an advisory notice by, any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission. Except as set forth on Section 4.10 of the Parent Confidential Disclosure Schedule, all compliance or corrective action relating to Parent or any of its Subsidiaries required by Regulatory Authorities having jurisdiction over Parent or any of its Subsidiaries has been taken. Each of Parent and its Subsidiaries has paid all assessments made or imposed by and required to have been heretofore paid to any Regulatory Authority.

Section 4.11. Absence of Certain Changes or Events. Since December 31, 2005, except as set forth in Section 4.11 of the Parent Confidential Disclosure Schedule, (i) Parent and its Significant Subsidiaries have conducted their business in the ordinary course consistent with past practice and (ii) there has not been any Material Adverse Effect with respect to Parent or an event or development that would, individually or in the aggregate, have a Material Adverse Effect with respect to Parent or any of its Significant Subsidiaries.

Section 4.12. Employee Benefit Plans.

(a) Section 4.12(a) of the Parent Confidential Disclosure Schedule lists as of the date hereof all Parent Benefit Plans, excluding agreements with former employees under which the Company has no remaining obligations. There have been made available to the Company copies of (i) each such written Parent Benefit Plan, (ii) the most recent annual report on Form 5500 series, with accompanying schedules and attachments, filed with respect to each Parent Benefit Plan required to make such a filing, and (iii) the most recent actuarial valuation for each Parent Benefit Plan, if any, that is subject to Title IV of ERISA.

(b) Except as set forth in Section 4.12(b) of the Parent Confidential Disclosure Schedule, (i) all Parent Benefit Plans are in compliance with the requirements prescribed by any and all statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, the PBGC, the IRS or Secretary of the Treasury), and Parent and each of its Subsidiaries have performed their respective obligations required to be performed by them under, are not in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Parent Benefit Plans, except for any instances of non-compliance, failures to perform, or defaults or violations that would not, either individually or in the aggregate, have a Material Adverse Effect; (ii) each Parent Benefit Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is the subject of a favorable determination letter from the IRS, and, to Parent’s knowledge, nothing has occurred which may reasonably be expected to impair such determination; (iii) all obligations in respect of each Parent Benefit Plan have been properly accrued and reflected in the Parent’s most recent financial statements contained in the Parent SEC Filings, (iv) all contributions required to be made to any Parent Benefit Plan pursuant to Section 412 of the Code, or the terms of the Parent Benefit Plan or any collective bargaining agreement, have been made on or before their due dates; (v) with respect to each Parent Benefit Plan, no “reportable event” within the meaning of Section 4043 of ERISA (excluding any such event for which the 30 day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; and (vi) neither Parent nor any ERISA Affiliate has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than liability for premium payments to the PBGC arising in the ordinary course).

(c) No Parent Benefit Plan is a voluntary employee benefit association under Section 501(a)(9) of the Code. Parent and each ERISA Affiliate are in compliance with (i) the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the regulations thereunder and any similar state law and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations thereunder, except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect.

(d) Neither Parent nor any of its Subsidiaries maintains, sponsors, contributes or has any liability with respect to any employee benefit plan, program or arrangement that provides benefits to non-resident aliens with no U.S. source income outside of the United States.

Section 4.13. Labor and Other Employment Matters.

(a) Parent and each of its Subsidiaries is in compliance in all material respects with all applicable Laws respecting labor, employment, fair employment practices, terms and conditions of employment, workers’ compensation, occupational safety, plant closings, and wages and hours. Except as set forth in Section 4.13(a) of the Parent Confidential Disclosure Schedule, none of Parent or any of its Subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by Parent or any of its Subsidiaries, and no collective bargaining agreement or other labor union contract is being negotiated by Parent or any of its Subsidiaries. There is no labor dispute, strike, slowdown or work stoppage against Parent or any of its Subsidiaries pending or, to the knowledge of Parent, threatened which would have a Material Adverse Effect with respect to Parent.

(b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby by Parent will (either alone or in conjunction with any other event, such as termination of employment) (A) result in any payment (including, without limitation, severance, unemployment compensation, parachute or otherwise) becoming due to any director, officer, employee or consultant of Parent or any of its Subsidiaries from Parent or any of its Subsidiaries, (B) increase any benefits otherwise payable or (C) result in any acceleration of the time of payment or vesting of any material benefits, under or pursuant to any such employment agreements or Severance or Change in Control Arrangements.

Section 4.14. Transactions with Interested Persons. Except as set forth in the Parent SEC Filings filed prior to the date of this Agreement, or as disclosed in Section 4.14 of the Parent Confidential Disclosure Schedule, no officer, director or employee or affiliate of Parent or any of its Subsidiaries nor, to Parent’s knowledge, any member of the immediate family of any such officer, director or employee or affiliate, is presently a party to any transaction with Parent or any of its Subsidiaries of the type or involving an amount that requires such transaction to be disclosed pursuant to Item 404 of Regulation S-K.

Section 4.15. Material Contracts. Except as set forth in Section 4.15 of the Parent Confidential Disclosure Schedule, none of Parent or any of its Subsidiaries is a party to or bound by any Contract that (a) is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K), (b) which would prohibit or materially delay the consummation of the Holding Company Merger or the Bank Merger, (c) limits the ability of Parent or its Subsidiaries from competing in any line of business, in any geographic area or with any person, or which requires referrals of business or requires Parent or any of its Subsidiaries to offer products or services of any other person on a priority or exclusive basis, or (d) gives rise to any material payments or material benefits to any other person as a result of the transactions contemplated hereby, including the Holding Company Merger and the Bank Merger (collectively, “Parent Material Contracts”). Each Parent Material Contract is valid and binding on Parent or the Subsidiary (as the case may be) that is a party thereto and, to Parent’s knowledge, each other party thereto, and is in full force and effect, and Parent or its Subsidiary that is a party thereto has performed all of its obligations required to be performed by it to the date hereof under each such Parent Material Contract and, to Parent’s knowledge, each other party to each Parent Material Contract has in all respects performed all obligations required to be performed by it under such Parent Material Contract, except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to Parent. None of Parent or any of its Subsidiaries has received any written notice of any violation or default under (or any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any Parent Material Contract.

Section 4.16. Environmental Matters.

(a) Except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to Parent, to Parent’s knowledge, Parent and each of its Subsidiaries (i) is in compliance with all, and is not subject to any liability with respect to any, applicable Environmental Laws, (ii) holds or has applied for all Environmental Permits necessary to conduct its current operations, and (iii) is in compliance with its respective Environmental Permits.

(b) None of Parent or any of its Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that Parent or any of its Subsidiaries may be in violation of, or liable under, any Environmental Law.

(c) None of Parent or any of its Subsidiaries (i) has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to (A) compliance with Environmental Laws or Environmental Permits or (B) the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials and no investigation, litigation or other proceeding is pending or, to the knowledge of Parent, threatened with respect thereto, or (ii) is an indemnitor in connection with any claim threatened or asserted in writing by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Materials.

(d) None of the real property owned or leased by Parent or any of its Subsidiaries is listed or, to the knowledge of Parent, proposed for listing on the “National Priorities List” under CERCLA, as updated through the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup.

(e) To the knowledge of Parent, there are no past or present conditions, circumstances, or facts that may (i) interfere with or prevent continued compliance by Parent or any of its Subsidiaries with Environmental Laws and the requirements of Environmental Permits, (ii) give rise to any liability or other obligation under any Environmental Laws, or (iii) form the basis of any claim, action, suit, proceeding, or investigation against or involving Parent or any of its Subsidiaries based on or related to any Environmental Law.

Section 4.17. Intellectual Property. Each of Parent and its Subsidiaries owns or has a valid and binding license to use all Parent Intellectual Property necessary to carry on its business substantially as currently conducted Neither Parent nor any of its Subsidiaries has received any notice of infringement of or conflict with, and to the Company’s knowledge, there are no infringements of or conflicts with, the rights of others with respect to the use of any Intellectual.

Section 4.18. Taxes.

(a) Each of Parent and its Subsidiaries has duly and timely filed with the appropriate Tax authorities or other Governmental Entities all material Tax Returns required to be filed. All such Tax Returns are complete and accurate in all respects, except as would not, individually or in the aggregate, have a Material Adverse Effect. All Taxes shown as due on such Tax Returns have been timely paid.

(b) Subject to such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect, the unpaid Taxes of Parent and its Subsidiaries did not, as of the dates of the most recent financial statements contained in the Parent SEC Filings, exceed the reserve for Tax liability set forth on the face of the balance sheets contained in such financial statements.

(c) Subject to such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect, (i) no deficiencies for Taxes with respect to Parent or any of its Subsidiaries have been claimed, proposed or assessed by a Tax authority or other Governmental Entity in writing to Parent, any of its Subsidiaries or any of their respective affiliates and (ii) no audit or other proceeding for or relating to any liability in respect of Taxes of Parent or any of its Subsidiaries is being conducted by any Tax authority or Governmental Entity, and neither Parent nor any of its Subsidiaries has received notification in writing that any such audit or other proceeding is pending.

(d) There are no material Tax liens upon any property or assets of Parent or any of its Subsidiaries except (i) liens for current Taxes not yet due and payable and (ii) liens for Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained in accordance with GAAP.

(e) Parent and its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, subject to such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

(f) None of Parent or any of its Subsidiaries has any liability for the Taxes of any person (other than members of the consolidated group of which Parent is the common parent) (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign Law), (ii) as a transferee or successor, or (iii) by contract, except in each case where such liability for Taxes would not, individually or in the aggregate, have a Material Adverse Effect.

(g) Parent and its Subsidiaries have made available to the Company correct and complete copies of all federal Tax Returns for Tax periods ending on or after December 31, 2003.

(h) Neither Parent nor any of its Subsidiaries is a party to, is bound by or has any obligation under any material Tax sharing or Tax indemnity agreement or similar contract or arrangement other than any agreement, contract or other arrangement between Parent and its Subsidiaries.

Section 4.19. Insurance. Parent and each of its Subsidiaries are insured with reputable insurers against such risks and in such amounts as is customary and prudent in accordance with prevailing practices in the banking industries. All such policies are in full force and effect, all premiums due and payable have been paid, and no written notice of cancellation or termination has been received with respect to any such policy and all of such policies, or predecessor policies covering similar risks, have been in full force and effect continuously for at least the past five (5) years. No insurer has advised Parent or any of its Subsidiaries that it intends to materially reduce coverage or materially increase any premium under any such policy, or that coverage is not available (or that it will contest coverage) for any material claim made against Parent or any of its Subsidiaries.

Section 4.20. Properties. Each of Parent and its Subsidiaries has good and valid title to or a valid leasehold interest in all of its properties and assets reflected on the Parent Balance Sheet or acquired after the date thereof (“Parent Property”), except for (a) properties and assets sold or otherwise disposed of in the ordinary course of business since the date of such balance sheet and (b) properties and assets the loss of which would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Section 4.20 of the Parent Confidential Disclosure Schedule, the Parent Property is free and clear of all Liens except (i) Liens for current taxes and assessments not yet due or payable, (ii) pledges to secure deposits and other Liens incurred in the ordinary course of business, and (iii) any Liens that do not materially detract from the value or impair the use of the Property or assets subject thereto.

Section 4.21. Derivative Transactions. All Derivative Transactions to which any of Parent or its Subsidiaries is a party were entered into in the ordinary course of business, consistent with safe and sound banking practices and regulatory guidance, and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by Parent and its Subsidiaries, as applicable. All of such Derivatives Transactions are legal, valid and binding obligations of Parent or a Subsidiary of Parent, as the case may be, enforceable in accordance with their terms (except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally), and are in full force and effect. Parent and each Subsidiary of Parent has duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to Parent’s knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

Section 4.22. Loans; Nonperforming and Classified Assets. Each Loan on the books and records of the Parent and its Subsidiaries was made and has been serviced in all material respects in accordance with their customary lending standards in the ordinary course of business. Schedule 4.22 of the Parent Confidential Disclosure Schedule sets forth a list, as to Parent and its Subsidiaries and as of the latest practicable date prior to the date of this Agreement, of: (i) any written or, to Parent’s knowledge, oral Loan under the terms of which the obligor is 60 or more days delinquent in payment of principal or interest, or to Parent’s knowledge, in default of any other material provision thereof; (ii) each Loan which has been classified as “substandard,” “doubtful,” “loss” or “special mention” (or words of similar import) by Parent or any of its Subsidiaries or an applicable Regulatory Authority (it being understood that no representation is being made that the FRB or DFI would agree with the loan classifications established by Parent or any of its Subsidiaries); (iii) a listing of the OREO acquired by foreclosure or by deed-in-lieu thereof, including the book value thereof; and (iv) each Loan with any director, executive officer or five percent (5%) or greater shareholder of Parent or any of its Subsidiaries, or to the knowledge of Parent, any Person controlling, controlled by or under common control with any of the foregoing.

Section 4.23. Allowance for Loan and Lease Losses. The ALL of Parent and its Subsidiaries is, and shall be as of the Effective Time, adequate as provided under the standards established by applicable Governmental Entities and the Financial Accounting Standards Board.

Section 4.24. No Other Merger or Business Combination Agreements. As of the date hereof, Parent does not have any legal obligation, absolute or contingent, to any other person to sell, directly or indirectly, Parent or any of its Subsidiaries or to effect any merger, share exchange, consolidation, business combination, recapitalization, liquidation or other reorganization of Parent or any of its Subsidiaries or to enter into any agreement with respect thereto.

Section 4.25. Ownership of Company Common Stock. As of the date hereof, neither Parent nor any of Parent’s “Affiliates” or “Associates” directly or indirectly “owns,” beneficially or otherwise, any Company Common Stock.

Section 4.26. Opinion of Financial Advisor. The Parent has received from Carpenter & Co. its opinion, dated February 15, 2006 (the “Parent Fairness Opinion”), to the effect that, as of such date and based on and subject to the matters set forth in that Opinion, the Merger Consideration is fair, from a financial point of view, to the shareholders of the Parent.

Section 4.27. No Brokers. Except as set forth in Section 4.27 of the Parent Confidential Disclosure Schedule, no action has been taken by Parent or its Subsidiaries that would give rise to any valid claim against any party hereto for a brokerage commission, finder’s fee or other like payment with respect to the transactions contemplated by this Agreement.

Section 4.28. Books and Records. All books and records of the Parent and its Subsidiaries have been fully, properly and accurately maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of the Parent and its Subsidiaries.

Section 4.29. Disclosure. The representations and warranties contained in this Article IV, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article IV not misleading.

ARTICLE V

Mutual Covenants of the Parties

Section 5.1. Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of Parent and the Company agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable Laws, so as to enable the parties to consummate, as soon as practicable, the Holding Company Merger and the Bank Merger and the other transactions contemplated hereby which are required to be performed prior to or at the Effective Time, including the satisfaction of the conditions set forth in this Agreement, and the parties shall cooperate fully with each other to that end.

Section 5.2. Shareholder Meetings and Approvals. Parent shall seek and shall use its reasonable best efforts as soon as reasonably practicable to obtain the Parent Shareholder Approval in accordance with the applicable provisions of Parent’s Articles and Bylaws, the CGCL and this Agreement, at a duly called and noticed meeting of such Shareholders including any adjournment or postponement thereof (the “Parent Shareholders’ Meeting”) to be held for the purpose of considering and voting on the approval of those matters. The Company shall seek and shall use its reasonable best efforts to obtain as soon as reasonably practicable the Company Shareholder Approval, in accordance with the applicable provisions of the Company’s Articles of Incorporation and Bylaws, the CGCL and this Agreement, at a duly called and noticed meeting of the Company Shareholders to be held for the purpose of considering and voting on the approval of that matter including any adjournment or postponement thereof (the “Company Shareholders’ Meeting”).

Section 5.3. Preparation of Registration Statement and Proxy Statement/Prospectus.

(a) As promptly as practicable after the execution of this Agreement, (i) Parent shall prepare and file with the SEC and any states, if required by the blue sky laws thereof, the Registration Statement and (ii) the Parent and the Company shall jointly prepare, for inclusion in the Registration Statement and shall file with the SEC the Proxy Statement/Prospectus. Copies of the Proxy Statement/Prospectus shall be provided by the Company and Parent to the Nasdaq National Market in accordance with its rules. For and in connection with the preparation and filing of the Registration Statement and Proxy Statement/Prospectus:

(i) Each of Parent and the Company shall cause the Proxy Statement/Prospectus to comply as to form in all material respects with the applicable requirements of the Exchange Act, the Securities Act and the rules and regulations of the Nasdaq National Market and, in connection therewith shall furnish such information about itself and its business, its management and its financial condition and operating results, including its respective consolidated financial statements, appropriate opinions and consents as the other party may reasonably request for inclusion or incorporation in, and the parties shall otherwise cooperate with each other in connection with the preparation and filing of, the Registration Statement and the Proxy Statement/Prospectus.

(ii) Each of Parent and the Company shall notify the other of the receipt of (A) any comments from the SEC on the Registration Statement or the Proxy Statement/Prospectus, (B) any requests by the SEC for any amendments or supplements thereto or for additional information, and shall provide to each other promptly copies of all correspondence between Parent, the Company or any of their representatives and advisors, on the one hand, and the SEC, on the other hand.

(iii) Parent shall use its reasonable best efforts to cause the Registration Statement to be declared effective by the SEC as promptly as practicable after it has been filed with the SEC and the Company shall provide Parent such cooperation therewith as the Parent may reasonably request.

(b) The Proxy Statement/Prospectus shall include:

(i) with respect to the Company and its shareholders: (A) subject to Section 6.3 hereof, the Company Board’s recommendation that the Company Shareholders vote in favor of adoption of this Agreement (the “Company Board Recommendation”) and (B) a discussion of the Company Fairness Opinion referred to in Section 3.26 hereof in compliance with applicable Law, and

(ii) with respect to Parent and its shareholders: (A) the Parent Board’s recommendation that the Parent Shareholders vote in favor of the adoption of this Agreement, (the “Parent Board Recommendation”), and (B) a discussion of the Parent Fairness Opinion referred to in Section 4.28 hereof in compliance with applicable law.

(c) Except as may be required by applicable Law, no amendment or supplement to the Proxy Statement/Prospectus or the Registration Statement shall be made without the approval of both the Parent and the Company, which approval shall not be unreasonably withheld or delayed. Each of the parties hereto shall advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Parent Shares for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy Statement/Prospectus or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

(d) Following the effective date of the Registration Statement, Parent and the Company shall mail the Proxy Statement/Prospectus to their respective Shareholders in sufficient time to enable the Parent Shareholder Meeting and the Company Shareholder Meeting to be held at the time or times set forth in Section 5.2 hereof.

Section 5.4. Public Announcements. The press release announcing the execution by the parties of this Agreement shall be issued only in such form as shall be mutually agreed upon by the Company and Parent. Neither the Company nor Parent shall issue any other press release or otherwise make any public statement with respect to this Agreement and the Holding Company Merger or Bank Merger or which could reasonably be expected to affect the outcome of the voting by the parties’ respective shareholders on the Holding Company Merger without first consulting and obtaining the prior consent of the other party (which shall not be unreasonably withheld or delayed) to the issuance of such press release or the making of such public statement. Notwithstanding the foregoing, however, a party may issue such a press release or make such a public statement without consulting or obtaining the prior consent of the other party, provided that such party concludes in good faith, after consultation with its legal counsel, that such party is required by applicable Law (or by any listing agreement with a national securities exchange or automated quotation system applicable to it) to issue such press release or make such public statement.

Section 5.5. Appropriate Actions; Consents; Filings.

(a) Parent and the Company shall use their reasonable best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise in order to consummate and make effective the transactions contemplated by this Agreement that are intended to be consummated prior to the Effective Time as promptly as practicable hereafter, (ii) obtain from any Governmental Entity any Government Approvals required to be obtained or made by the Company or Parent or any of their respective Subsidiaries, or to avoid or cause to be withdrawn or terminated, without prejudice to the parties, any action or proceeding by any Governmental Entity, in connection with the authorization, execution and delivery of this Agreement and the consummation of the Holding Company Merger and the Bank Merger as contemplated hereby and thereby, and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Holding Company Merger and the Bank Merger required under (A) the BHCA, (B) the California Financial Code, (C) the Bank Merger Act, (D) the Exchange Act, and any other applicable federal or state securities Laws, and (E) any other applicable Law; provided, that the Company and Parent shall cooperate with each other in connection with the preparation and making of all such filings, including, if requested, by providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith; provided further, that any initial filings with Governmental Entities (other than the Registration Statement, the Agreement of Merger, the Certificate of Merger and the Agreement of Bank Merger) shall be made by Parent as soon as reasonably practicable after the execution hereof but, provided that the Company has cooperated as described above, in no event later than 60 calendar days after the date hereof; and provided further, that nothing in this Section 5.5(a) shall require the expenditure of money by Parent or the Company to a third party in exchange for any such consent (other than filing or processing fees) except as required by applicable Law. The Company and Parent shall furnish to each other all information reasonably required for any application or other filing under applicable Law in connection with the transactions contemplated by this Agreement.

(b) The Company and Parent shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, reasonable best efforts to obtain any third party consents, (i) necessary, proper or advisable to consummate the transactions contemplated in this Agreement, or (ii) disclosed in the Company Confidential Disclosure Schedule or the Parent Confidential Disclosure Schedule, as applicable. In the event that either party shall fail to obtain any such third party consent, that party shall use its reasonable best efforts, and shall take any such actions reasonably requested by the other party hereto, to minimize any adverse effect on the consummation of the Holding Company Merger, the Bank Merger, the Company and Parent, their respective Subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

Section 5.6. Tax Treatment of the Holding Company Merger. Parent and the Company intend that the Holding Company Merger qualify as a tax-free reorganization for U.S. federal income tax purposes within the meaning of Section 368(a) of the Code and the parties hereto hereby adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder. The parties and their Subsidiaries, respectively, both before and after the Effective Time, shall (a) use reasonable best efforts to cause the Holding Company Merger to so qualify; (b) refrain from taking any action that would reasonably be expected to cause the Holding Company Merger to fail to so qualify; and (c) take the position for all tax purposes that the Holding Company Merger so qualifies.

Section 5.7. Section 16 Matters. The Board of Directors of the Company and Parent shall, prior to the Effective Time, take all such actions as may be necessary or appropriate pursuant to Rule 16b-3(d) and Rule 16b-3(e) under the Exchange Act to exempt the conversion of Company Shares into Parent Common Stock by officers and directors of the Company subject to the reporting requirements of Section 16(a) of the Exchange Act or by employees of the Company who may become an officer or director of Parent subject to the reporting requirements of Section 16(a) of the Exchange Act. In furtherance of the foregoing, prior to the Effective Time, the board of directors of the Company shall adopt resolutions that specify (A) the name of each individual whose disposition of Company Shares (including Company Options) is to be exempted, (B) the number of Shares (including Company Options) to be disposed of by each such individual, and (C) that the approval is granted for purposes of exempting the disposition from Section 16(b) of the Exchange Act under Rule 16b-3(e) of the

Exchange Act. Parent and the Company shall provide to counsel of the other party for its review copies of such resolutions to be adopted by the respective Boards of Directors prior to such adoption and the Company shall provide Parent with such information as shall be reasonably necessary for Parent’s Board of Directors to set forth the information required in the resolutions of Parent’s Board of Directors.

Section 5.8. Notification of Certain Matters. Each of the Company and Parent shall give prompt notice to the other of any fact, event or circumstance that becomes known to it that (a) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect, or (b) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein or (c) could reasonably be expected to result in the failure of a condition in Article VIII, IX or X to be satisfied.

Section 5.9. Dividends. Until the Effective Time, Company and Parent shall coordinate the declaration and payment of any dividends in respect of Company Common Stock and Parent Common Stock and the record dates and the payment dates relating thereto, it being the intention of Parent and Company that holders of Company Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of Company Common Stock and/or any shares of Parent Common Stock that any such holder receives in exchange therefore pursuant to the Holding Company Merger.

Section 5.10. Filings. The Company and Parent will timely file all respective registration statements, prospectuses, forms, reports, definitive proxy statements, schedules and documents required to be filed by them under the Securities Act or the Exchange Act, as the case may be, after the date hereof.

Section 5.11. Registration Statement, Proxy Statement/Prospectus. Each of Company and Parent agrees that none of the information supplied by it for inclusion or incorporation by reference in the Registration Statement, any filing pursuant to Rule 165 or Rule 425 under the Securities Act or Rule 14a-12 under the Exchange Act, shall contain, at the time such Registration Statement or filing is filed with and at the time it is declared effective by the SEC, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Company and Parent agrees that none of the information supplied by it for inclusion or incorporation by reference in the Proxy Statement/Prospectus shall contain, on (i) the date it is first mailed to the Company Shareholders and Parent Shareholders and (ii) at the time or times when the Company Shareholder Meeting and Parent Shareholder Meeting are held, any statement which, at such time and in light of the circumstances under which it was made, is false or misleading with respect to any material fact, or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier Company or Parent communication with respect to the solicitation of proxies for the Company Shareholder Meeting and the Parent Shareholder Meeting, as the case may be, which has become false or misleading. If at any time prior to the Company Shareholder Meeting or Parent Shareholder Meeting, any event relating to the Company or any of its Subsidiaries or Parent or any of its Subsidiaries, or their respective affiliates, officers or directors, should be discovered by the Company or Parent, as the case may be, which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement/Prospectus, the Company or Parent will promptly inform the other party. As to the Company and Parent, the Proxy Statement/Prospectus shall comply in all material respects as to form and substance with the requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, neither the Company nor Parent makes any representation or warranty with respect to any information supplied by the other party which is contained in or incorporated by reference in any of the foregoing documents.

ARTICLE VI

Covenants of the Company

Section 6.1. Conduct of Business by the Company Pending the Closing. The Company agrees that, between the date of this Agreement and the earlier of the Effective Time or the termination of this Agreement, except as set forth in Section 6.1 of the Company Confidential Disclosure Schedule or as specifically required or permitted by this Agreement or required by Law, unless Parent shall otherwise consent thereto in writing, the Company shall, and shall cause each of its Subsidiaries to, conduct its operations only in the ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, shall use its reasonable best efforts to (x) preserve its and each of its Subsidiaries’ business organization and its rights, authorizations, franchises and other authorizations issued by Governmental Entities intact, (y) keep available the present services of the current officers and employees of the Company and each of its Subsidiaries, and (z) preserve the goodwill of the customers of the Company and each of its Subsidiaries with whom business relationships exist. By way of amplification and not limitation, except as set forth in Section 6.1 of the Company Confidential Disclosure Schedule or as specifically required or permitted by any other provision of this Agreement or required by Law, between the date of this Agreement and the earlier of the Effective Time or the termination of this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed):

(a) amend or otherwise change its Company Articles or Bylaws or equivalent organizational documents;

(b) enter into a plan of consolidation, merger, share exchange, reorganization or similar business combination with or involving any other Person, or a letter of intent or agreement in principle with respect thereto, other than in accordance with Section 6.3(e) of this Agreement or as contemplated by this Agreement;

(c) issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, or encumbrance of any shares of capital stock or rights of, or other Equity Interests in, the Company or any of its Subsidiaries of any class, or securities convertible or exchangeable or exercisable for any shares of such capital stock or other Equity Interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other Equity Interests or such convertible or exchangeable securities, or any other ownership interest (including, without limitation, any such interest represented by contract right), of the Company or any of its Subsidiaries, including but not limited to any shares of capital stock to be issued but excluding the issuance of Company Common Stock upon the exercise or conversion of Company Options or Company Warrants outstanding as of the date hereof in accordance with their terms;

(d) sell, pledge, dispose of, transfer, lease, license, guarantee or encumber, or authorize the sale, pledge, disposition, transfer, lease, license, guarantee or encumbrance of, any material property or assets (including Intellectual Property) of the Company or deposits of the Company Bank, except (i) pursuant to existing Contracts or commitments listed on Section 6.1(d) of the Company Confidential Disclosure Schedule; (ii) the sale of SBA or commercial loans in the ordinary course of business consistent with past practice; or (iii) the sale or purchase of goods or the pledge of securities in the ordinary course of business consistent with past practice and in a transaction that together with all other transactions is not material to the Company and its Subsidiaries taken as a whole;

(e) other than normal quarterly cash dividends not in excess of $0.05 per share of Company Common Stock, declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof); provided, however, that no dividends shall be paid by the Company or any Subsidiary if (i) the Company or any Subsidiary shall be required to borrow funds to do so or (ii) such dividend shall cause the Company or any Subsidiary to cease to qualify as a “well-capitalized” institution under applicable FRB or FDIC rules;

(f) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, other Equity Interests or other securities;

(g) enter into any agreement or otherwise agree to acquire, directly or indirectly (whether by merger or consolidation, acquisition of stock or assets or by formation of a joint venture or otherwise), all or any portion of the assets or properties of any business, or any interest therein (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith in the ordinary course of business consistent with past practice);

(h) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money, other than in the ordinary course of business consistent with past practice;

(i) terminate, cancel or request any material change in, or agree to any material change in, or enter into any new, Company Material Agreement, other than in the ordinary course of business and consistent with past practice;

(j) except as may be required by contractual commitments or corporate policies with respect to bonuses, annual salary increases, severance or termination pay in existence on the date of this Agreement and except for bonus payments identified in Section 6.1(j) of the Company Confidential Disclosure Schedule relating to service performed during the Company’s 2005 fiscal year: (i) increase the compensation or benefits payable or to become payable to its current or former directors, officers or employees other than increases in compensation for non-executive officers and other employees in the ordinary course of business and consistent with past practice; (ii) grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any current or former director, officer or other employee of the Company or any of its Subsidiaries, or establish, adopt, enter into, make any contribution to, or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former director, officer or employee, except to the extent required by applicable Law or this Agreement or to satisfy contractual obligations existing as of the date hereof or as otherwise set forth on Schedule 6.1(j) of the Company Confidential Disclosure Schedule; or (iii) take any affirmative action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Company Benefit Plan, other than as permitted by this Agreement;

(k) hire any person as an employee of the Company or any of its Subsidiaries or promote any employee, except (i) to satisfy contractual obligations existing as of the date hereof and set forth in Section 6.1(k) of the Company Confidential Disclosure Schedule, (ii) persons hired to fill any vacancies arising after the date hereof and whose employment is terminable at the will of the Company or applicable Subsidiary, and (iii) persons hired to fill newly created positions other than any person to be hired under this clause (iii) who would be entitled to receive cash compensation, including any guaranteed bonus, of more than $75,000 per annum;

(l) enter into any new line of business except as set forth in Section 6.1(l), offer any new product or change its material lending, investment, underwriting, risk and asset liability management and other material banking and operating policies except as required by a Governmental Entity or file any application or make any contract with respect to branching or site location or branching or site relocation;

(m) enter into any Derivatives Transaction;

(n) acquire (other than by way for foreclosures or acquisitions in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practice) any debt security or equity investment other than federal funds or United States government securities or United States government agency securities, in each case with a term of one (1) year or less;

(o) make any loan, loan commitment or renewal or extension thereof to any Person which would, when aggregated with all outstanding loans, commitments for loans or renewals or extensions thereof made to such Person and any affiliate or immediate family member of such Person, exceeds $2,000,000 without submitting complete loan package information customarily submitted to the Company Bank Board or the Company Bank loan committee in connection with obtaining approval of such action to the chief financial officer of Parent for review with a right of comment at least three (3) Business Days prior to taking such action; provided, that, if Parent objects in writing to such loan or loan commitment or renewal or extension thereof by the end of such third Business Day, the Company shall be required to obtain the approval of a majority of the members of (i) the Company or Company Bank Board (as applicable) or (ii) the Company Bank loan committee, prior to making such loan or loan commitment or renewal or extension thereof;

(p) make any capital expenditures other than those identified in Section 6.1(p) of the Company Confidential Disclosure Schedule and other additional capital expenditures in the ordinary course of business consistent with past practice not exceeding $50,000 individually or $100,000 in the aggregate;

(q) accelerate the payment of any material liabilities or obligations (absolute, accrued, contingent or otherwise), except in the ordinary course of business consistent with past practice;

(r) make any material change in accounting policies or procedures, other than as required by GAAP or by a Governmental Entity;

(s) waive, release, assign, settle or compromise any claims, or any litigation or arbitration for an amount in excess of $50,000, individually, or $100,000 in the aggregate, or which would impose any restriction on the Company’s or any Subsidiary’s ability to conduct its business as presently conducted or would create a precedent for claims that are reasonably likely to be material to the Company and its Subsidiaries taken as a whole;

(t) make any material tax election, settle or compromise any material liability for Taxes, extend the statute of limitations with any Tax authority, or file any proceeding in court in any tax litigation or any appeal from an asserted tax deficiency file or amend any Tax Return or file any refund for Taxes, other than in the ordinary course of business;

(u) reclassify any investment security from hold-to-maturity or available to sale to trading; or

(v) authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing.

Section 6.2. Access to Information; Confidentiality. From the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its Subsidiaries and each of their respective directors, officers, employees, accountants, consultants, legal counsel, investment bankers, advisors, and agents and other representatives (collectively, “Representatives”) to, subject to applicable Law, (a) provide to Parent and its respective Representatives access at reasonable times upon reasonable prior notice to the officers, employees, agents, properties, offices and other facilities of the Company and its Subsidiaries and to the books and records (including, without limitation, tax returns and work papers of independent auditors) thereof and (b) furnish promptly such information concerning the business, properties, Contracts, assets, liabilities, personnel and other aspects of the Company and its Subsidiaries as the Parent and its Representatives may reasonably request, provided that such access and furnishing of information does not impair the Company’s ability to conduct its operations in the ordinary course of business. Except as required by Law or as necessary to consummate the transactions contemplated by this Agreement, Parent and Company shall not disclose the Company Confidential Disclosure Schedule and Parent Confidential Disclosure Schedule, respectively. to any other party. With respect to the information disclosed pursuant to this Section 6.2 and the Confidential Disclosure Schedules, the parties shall comply with all of their respective confidentiality and other obligations under that certain letter agreement dated December 31, 2005, previously executed by Parent and the Company (the “Confidentiality Agreement”).

Section 6.3. No Solicitation of Acquisition Proposals.

(a) The Company agrees that neither it nor any of its Subsidiaries shall, and that it shall direct and use its reasonable best efforts to cause its and its Subsidiaries’ Representatives not to, directly or indirectly: (i) encourage, initiate, solicit or take any other action designed to facilitate an Acquisition Proposal or the making, submission or announcement of any Acquisition Proposal or take any other action designed to facilitate or that is likely to result in, any inquires or the making of any proposal or offer that constitutes, or is reasonably likely to lead to, any Acquisition Proposal; (ii) participate or engage in any discussions or negotiations regarding, or furnish to any person any nonpublic information with respect to, or take any other action to facilitate the submission of any inquiry or the making of any proposal that constitutes or may reasonably be expected to lead to an Acquisition Proposal; (iii) engage in discussions with any person with respect to an Acquisition Proposal, except to notify such person as to the existence of these provisions and refer such person to this Agreement; (iv) approve, endorse or recommend, or propose to approve, endorse, or recommend any Acquisition Proposal; (v) enter into any letter of intent or similar document or any agreement, commitment or understanding contemplating or otherwise relating to any Acquisition Proposal; or (vi) make or authorize any statement, recommendation or solicitation in support of any Acquisition Proposal. The Company agrees that it shall immediately terminate and shall cause its Subsidiaries, and use its reasonable best efforts to cause its and its Subsidiaries’ Representatives, to terminate, immediately, all current discussions or negotiations (if any) in which any of them may be involved with any third party with respect to an Acquisition Proposal. The Company also shall promptly request that each person which has heretofore executed a confidentiality agreement with it or any of its Subsidiaries or any of its or its Subsidiaries’ Representatives with respect to such person’s consideration of a possible Acquisition Proposal to return promptly or destroy all confidential information heretofore furnished to such person or its Representatives in accordance with the terms of such person’s confidentiality agreement.

(b) Notwithstanding Section 6.3(a) or anything to the contrary that may be contained elsewhere in this Agreement, if, prior to the date of the Company Shareholders’ Meeting, the Company or any of its Subsidiaries, or any of their respective Representatives, receives a written Acquisition Proposal from any person, which Acquisition Proposal did not result from a breach of Section 6.3(a) and appears, on its face to be bona fide, and the Company Board (or any committee thereof) determines in good faith, after consultation with its financial advisor (which may be its existing Financial Advisor or any affiliate thereof), that such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal, then, subject to its compliance with this Section 6.3 and after giving notice to Parent, the Company or its Representatives may (i) furnish information with respect to the Company to the person who has made such Acquisition Proposal, or any of its Representatives, pursuant to a confidentiality agreement containing confidentiality provisions not materially less restrictive than those contained in the Confidentiality Agreement; provided that such information has previously been provided to Parent or is provided to Parent substantially concurrently with the time it is provided to such person or its Representatives, and (ii) participate in discussions and negotiations with such person regarding such Acquisition Proposal. The Company shall advise Parent orally and in writing of the receipt of any Acquisition Proposal, or any inquiry that could reasonably be expected to lead to an Acquisition Proposal (in each case within two (2) Business Days of receipt thereof), specifying the material terms and conditions thereof and the identity of the person making such Acquisition Proposal or inquiry (as the case may be) and the Company shall use its reasonable best efforts to provide to Parent a copy of all written materials provided to the Company or any of its Subsidiaries in connection with any such Acquisition Proposal not later than 48 hours after the receipt of same by the Company or any of its Subsidiaries and, in order to be able to do so, the Company agrees that it and its Subsidiaries will not enter into any confidentiality agreement with any person subsequent to the date hereof which prohibits the Company from providing such information to Parent. The Company shall notify Parent (within forty-eight hours) orally and in writing of any material modifications to the financial or other material terms of any such Acquisition Proposal or inquiry and shall provide to Parent, within that same timeframe, a copy of all written materials subsequently provided to or by the Company or any Subsidiary in connection with any such Acquisition Proposal.

(c) Neither the Company Board nor any committee thereof shall withdraw, modify or amend, or propose to withdraw, modify or amend, in a manner adverse to Parent, the Company Board Recommendation or resolve to do so; provided, however, that notwithstanding the foregoing, the Company Board, or any committee thereof, may withdraw, or modify or amend in a manner adverse to the Parent, the Company Board Recommendation and if it takes such action, it also may terminate its efforts to hold, and cancel or postpone, the Company Shareholders’ Meeting, in the event that the Company receives a Superior Proposal and the Company Board, or any committee thereof, determines in good faith, after consultation with its outside legal counsel (which may be its current outside legal counsel), that failure to take such actions could result in a breach of the Company Board’s fiduciary obligations under Governing Law.

(d) In addition to the obligations set forth in Sections 6.3(a) and 6.3(b), the Company shall (i) advise Parent as promptly as practicable (and in any event within 24 hours) following the commencement of any discussions or negotiations with respect to any Acquisition Proposal and the material terms and conditions that are the subject of such discussions or negotiations and (ii) keep Parent reasonably informed of the status and material details (including material amendments) with respect to the information previously provided, pursuant to this Section 6.3(d), by the Company in connection with any such Acquisition Proposal.

(e) The Company Board (or any committee thereof) may, after the date of this Agreement and prior to the date of the Company Shareholders’ Meeting, terminate this Agreement to enter into an agreement with respect to such Superior Proposal, but only if:

(i) such Superior Proposal did not result from a breach by the Company of its covenants contained in Section 6.3 hereof;

(ii) the Company Board (or any committee thereof) shall have first provided prior written notice to Parent that it is prepared to terminate this Agreement to enter into an agreement with respect to a Superior Proposal, which notice shall attach the most current version of any written agreement relating to the transaction that constitutes such Superior Proposal; and

(iii) Parent does not make, within five (5) Business Days after the receipt of the notice referred to in clause (ii) of this Section 6.3(e), a binding, written and complete (including any schedules or exhibits) proposal that the Company Board (or any committee thereof) determines in good faith, after consultation with its financial advisor (which may be its current Financial Advisor or any affiliate thereof), is more favorable to the shareholders of the Company as such Superior Proposal and which, by its terms, may be accepted at any time within five (5) Business Days following such five (5) Business Day period.

(f) In the event of any termination of this Agreement by the Company pursuant to Section 6.3(e), the Company shall pay, as a condition to such termination, the termination fee to Parent pursuant to Section 11.2(b) concurrently with such termination.

(g) The Company shall be permitted to comply with Rule 14d-9, Rule 14e-2 or Item 1012 of Regulation M-A promulgated under the Exchange Act; provided, however, that compliance with such rules and items will in no way limit or modify the effect of such action pursuant to such rules and items would otherwise have under this Agreement.

(h) If the Company Board or any committee thereof takes, agrees or resolves to take any action permitted by this Section 6.3 without the Company, its Subsidiaries or any of its or its Subsidiaries Representatives breaching any of the terms of this Section 6.3, including, but not limited to any of the actions set forth in Section 6.3(c) and Section 6.3(e) above, such action shall not, in any way, constitute a breach of this Agreement by the Company.

Section 6.4. Accounting. At or prior to the Effective Time, the Company shall and shall cause its Subsidiaries to, consistent with GAAP, the rules and regulations of the SEC, and applicable Law, modify or change its loan, accrual, reserve, tax, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of Parent;

provided, however, that no such modifications or changes need be made prior to the satisfaction of the conditions set forth in Section 8.1(e); and further provided, that in any event, no accrual or reserve made by the Company or any of its Subsidiaries pursuant to this Section 6.4 shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, agreement or condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred. The recording of any such adjustments shall not be deemed to imply any misstatement of previously furnished financial statements or information and shall not be construed as concurrence of the Company or its subsidiaries with any such adjustments.

Section 6.5. Control of the Company’s Business. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time. Prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

Section 6.6. Affiliates. The Company shall cooperate to use its commercially reasonable best efforts to identify those persons who may be deemed to be “affiliates” of the Company within the meaning of Rule 145 promulgated by the SEC under the Securities Act (such persons being “Company Affiliates”). The Company shall use its commercially reasonable best efforts to cause each person so identified to deliver to Parent, no later than the date of the Company Shareholders’ Meeting, a written agreement substantially in the form of Exhibit G hereto.

Section 6.7. Estoppel Letters. The Company shall use its commercially reasonable best efforts to obtain and deliver to the Parent at the Effective Time with respect to all real estate (i) owned by the Company or any of its Subsidiaries, an estoppel letter dated as of a date within fifteen days (15) of the Closing in the form of Exhibit H hereto from all tenants and (ii) leased by the Company or any of its Subsidiaries, an estoppel letter dated as of date within fifteen (15) days of the Closing in the form of Exhibit I from all lessors.

Section 6.8. Noncompetition and Nonsolicitation Agreements. Company shall use its reasonable best efforts to cause each member of the Company Board identified on Schedule E-1 to have executed and delivered to Parent a Noncompetition Agreement in the form of Exhibit E-1 hereto and each of the executive officers of the Company and Company Bank identified on Schedule E-2 to have executed and delivered to Parent nonsolicitation agreements in the form of Exhibit E-2, in each case simultaneously with the execution of this Agreement.

Section 6.9. Company Benefit Plans; SERP. Company shall terminate, amend or take such other actions with respect to the Company Benefits Plans as are set forth in Section 7.4 as and when specified in Section 7.4.

Section 6.10. Transaction Expenses. The Company shall exercise its commercially reasonable efforts to ensure that at least two (2) Business Days prior to the Effective Time of the Holding Company Merger, all attorneys, accountants, investment bankers and other advisors and agents for the Company and its Subsidiaries shall have submitted to the Company estimates of their fees and expenses for all services rendered or to be rendered in any respect in connection with the transactions contemplated hereby to the extent not already paid, and based on such estimates, the Company shall have prepared and submitted to Parent a summary of such fees and expenses for the transaction. At or prior to the Effective Time of the Holding Company Merger the Company shall use its best efforts to cause such advisors to submit their final bills for all material fees and expenses to the Company for services rendered, a copy of which the Company shall have caused to be delivered to Parent, and based on such summary, the Company shall have prepared and submitted to Parent a final calculation of such fees and expenses, and shall accrue and pay the amount of such fees and expenses as calculated above, after a copy of all such bills and calculation of such fees and expenses has been delivered to Parent. Nothing herein shall invalidate responsibility to pay any valid invoice received after the Effective Time of the Holding Company Merger.

ARTICLE VII

Covenants of Parent

Section 7.1. Conduct of Business by Parent Pending the Closing. Parent agrees that, between the date of this Agreement and the earlier of the Effective Time or the termination of this Agreement, except as set forth in Section 7.1 of the Parent Confidential Disclosure Schedule or as specifically required or permitted by this Agreement or required by Law, unless the Company shall otherwise consent thereto in writing (which consent shall not be unreasonably withheld or delayed and shall be deemed to have been given by the Company if it does not refuse its consent within three (3) Business Days of its receipt of a request therefore from Parent), Parent shall, and shall cause each of its Subsidiaries to, conduct its operations only in the ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, shall use its reasonable best efforts to (y) preserve its and each of its Subsidiaries’ business organization and its rights, authorizations, franchises and other authorizations issued by Governmental Entities intact and (z) preserve the goodwill of the customers of Parent and each of its Subsidiaries with whom business relationships exist. By way of amplification and not limitation, except as set forth in Section 7.1 of the Parent Confidential Disclosure Schedule or as specifically required or permitted by any other provision of this Agreement or required by Law, between the date of this Agreement and the earlier of the Effective Time or the termination of this Agreement, Parent shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do, or agree to do, any of the following without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed and which shall be deemed to have been given by the Company if it does not refuse its consent within three (3) Business Days of its receipt of a request therefor from Parent):

(a) amend or otherwise change its Articles of Incorporation or Bylaws or equivalent organizational documents in a manner which adversely affects the rights, preferences or privileges of Parent Common Stock;

(b) issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, or encumbrance of any shares of capital stock or rights of, or other Equity Interests in, Parent or any of its Subsidiaries of any class, or securities convertible or exchangeable or exercisable for any shares of such capital stock or other Equity Interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other Equity Interests or such convertible or exchangeable securities, or any other ownership interest (including, without limitation, any such interest represented by contract right), of Parent or any of its Subsidiaries, other than (x) the issuance of Parent Common Stock upon the exercise or conversion of Parent options, warrants or other rights to acquire any capital stock of the company (“Parent Options”) in accordance with their terms, (y) the granting of options to purchase shares of Parent Common Stock in the ordinary course of business consistent with past practice, or (z) as contemplated by Section 6.12 hereof;

(c) sell, pledge, dispose of, transfer, lease, license, guarantee or encumber, or authorize the sale, pledge, disposition, transfer, lease, license, guarantee or encumbrance of, any material property or assets (including Intellectual Property) of Parent or deposits of the Parent Bank, except pursuant to existing Contracts or commitments listed on Section 7.1(c) of the Parent Disclosure Schedule or the sale or purchase of goods or the pledge of securities in the ordinary course of business consistent with past practice and in a transaction that together with all other transactions will not have, individually or in the aggregate, a Material Adverse Effect;

(d) make any material change in accounting policies or procedures, other than as required by GAAP or by a Governmental Entity; or

(e) authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing.

Section 7.2. Reservation, Issuance and Registration of Parent Common Stock. Parent shall reserve and make available for issuance the Parent Shares in connection with the Holding Company Merger and in accordance with the terms of this Agreement. All Parent Shares, when issued and delivered pursuant to and in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free of all Liens (other than Liens resulting from actions by the Company Shareholders) and, except for Parent Shares issued in the Holding Company Merger to affiliates of the Company that are subject to Rule 145 under the Securities Act, shall be free of restrictions on transfer.

Section 7.3. Nasdaq. Parent shall use its best efforts to cause the Parent Shares to be issued in the Holding Company Merger to be approved for listing on the Nasdaq National Market, subject to official notice of issuance, prior to the Effective Time.

Section 7.4. Employee Benefit Matters.

(a) From and after the Effective Time, Parent shall provide employees of the Company and its Subsidiaries (“Company Employees”) who continue as employees of Parent or any of its Subsidiaries with employee benefit plans (“Parent Benefit Plans”) no less favorable in the aggregate than those provided to similarly situated employees of Parent or its Subsidiaries. With respect to each Parent Benefit Plan in which Company Employees participate after the Effective Time, for purposes of determining vesting and entitlement to benefits (including severance benefits and vacation entitlements) thereunder, but not for purposes of benefit accrual under any retirement plan, service with the Company or any Subsidiary shall be treated as service with Parent; provided, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits or to the extent that such service was not recognized under a corresponding Company Benefit Plan. Except to the extent that Parent provides written notice to the Company to the contrary, the Company shall terminate, as of the Effective Time, each Company Benefit Plan that provides medical, dental and other similar benefits. If applicable and to the extent possible under Parent Benefit Plans that provide medical, dental or other similar benefits, Parent shall cause any and all pre-existing condition limitations, eligibility waiting periods and evidence of insurability requirements under any Parent Benefit Plans to be waived with respect to such Company Employees and their eligible dependents and shall provide them with credit for any co-payments, deductibles, and offsets (or similar payments) made during the plan year including the Effective Time for the purposes of satisfying any applicable deductible, out-of-pocket, or similar requirements under any Parent Benefit Plans in which they are eligible to participate after the Effective Time.

(b) Effective as of a date no later than the day immediately preceding the Effective Time, the Company shall terminate the 401(K) Plan, unless Parent provides written notice to the Company that the 401(K) Plan shall not be so terminated. Unless Parent provides such written notice to the Company, the Company shall provide Parent with evidence that the 401(K) Plan has been terminated (effective as of no later than the day immediately preceding the Effective Time) pursuant to resolutions of the Company Board. The form and substance of such resolutions shall be subject to the review and reasonable approval of Parent. The Company also shall take such other actions in furtherance of terminating the 401(K) Plan as Parent may reasonably require.

(c) Effective no later than the Effective Time, the Company shall terminate the Company Option Plan, unless Parent provides written notice to the Company that the Company Option Plan, or any of them, shall not be so terminated. Unless Parent provides such written notice to the Company, the Company shall provide Parent with evidence that the Company Option Plan have been terminated (effective no later than the Effective Time) pursuant to resolutions of the Company Board. The form and substance of such resolutions shall be subject to the review and reasonable approval of Parent. The Company shall also take such other actions in furtherance of terminating the Company Option Plan as Parent may reasonably require.

(d) Prior to the Closing, the Company will amend the SERPs to the extent reasonably necessary to bring the SERPs into compliance with Section 409A of the Code. The form and substance of such amendments shall be subject to the review and reasonable approval of Parent. Following the Closing, Parent will amend and restate the SERPs as necessary to bring them into compliance with Section 409A of the Code for regulatory guidance issued after the Closing.

(e) Prior to the Closing, Parent will conduct interviews with all Company employees in order to determine the appropriate staffing levels of the Surviving Corporation and the Surviving Bank. Parent and Company will determine by mutual agreement (i) appropriate retention packages and (ii) appropriate severance packages for Company employees. Prior to the Closing, Company shall establish an expense accrual for all retention and severance packages.

Section 7.5. Indemnification.

(a) From and after the Effective Time until five (5) years thereafter, Parent (the “Indemnifying Party”) shall indemnify and hold harmless (and also shall advance expenses as and when incurred to the fullest extent permitted by a California company under California Law), each person who now is or prior to the date hereof has been, or who becomes prior to the Effective Time an officer or director of the Company or any Subsidiary (collectively, the “Indemnified Persons”), against all losses, claims, damages, costs, expenses (including counsel fees and expenses), settlement, payments or liabilities arising out of or in connection with any claim, demand, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was an officer or director of the Company or any Subsidiary or as a result of serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not pertaining to any matter existing or occurring at or prior to the Effective Time and whether or not asserted or claimed prior to or at or after the Effective Time, to the fullest extent which such Indemnified Parties are entitled under the Company or any Subsidiary certificate of incorporation, bylaws or equivalent organizational documents, as applicable, or any agreement, arrangement or understanding set forth in Section 7.5 of the Company Confidential Disclosure Schedule and for which the right to indemnification has been provided by the Company in accordance with applicable Law (“Indemnified Liabilities”). Nothing contained herein shall make Parent or the Company an insurer, a co-insurer or an excess insurer in respect of any insurance policies which may provide coverage for Indemnified Liabilities, nor shall this Section 7.5 relieve the obligations of any insurer in respect thereto. The parties hereto intend, to the extent not prohibited by applicable Law, that the indemnification provided for in this Section 7.5 shall apply without limitation to negligent acts or omissions by an Indemnified Person. Each Indemnified Person (and each of his or her heirs, executors and administrators) is an intended third party beneficiary of this Section 7.5, each of whom may, individually or jointly, specifically enforce its terms against Parent. This Section 7.5 shall survive the consummation of the Holding Company Merger at the Effective Time and shall be binding not only on Parent but also on all of its successors and assigns. This Section 7.5 shall not limit or otherwise adversely affect any rights any Indemnified Person may have under any agreement with the Company or under the Company Articles or Company Bylaws as presently in effect, or otherwise.

(b) From and after the Effective Time until five (5) years thereafter, Parent shall fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreements between the Company and its directors and officers, copies of which have been furnished to Parent, and any indemnification provisions under the Company Articles or Company Bylaws as in effect immediately prior to the Effective Time. Any Indemnified Person wishing to claim indemnification under this Section 7.5, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Person if such failure does not actually prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Persons for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Persons advises that there are issues which raise conflicts of interest between the Indemnifying Party and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Persons (which may not exceed one firm in any jurisdiction), (ii) the Indemnified Person will cooperate in the defense of any such matter, (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent which shall not be unreasonably withheld, and (iv) the Indemnifying Party shall have no obligation hereunder in the event that a federal or state banking agency or a court of competent jurisdiction shall determine that indemnification of an Indemnified Person in the manner contemplated hereby is prohibited by applicable Laws and regulations.

(c) Parent shall maintain in effect, for six (6) consecutive years commencing on and continuing after the Effective Time, the current policies of directors’ and officers’ liability insurance maintained by the Company or its Subsidiaries on the date hereof (provided that Parent may substitute thereof policies with reputable and financially sound carriers having at least the same coverage and amounts thereof and containing material terms and conditions that are no less advantageous to the directors and officers of the Company insured under such policies) for acts or omissions occurring at or prior to the Effective Time; provided, however, that in no event shall Parent be required to pay in excess of 250% of the annual premium most recently paid by the Company or any Subsidiary for such coverage; provided further, that notwithstanding the foregoing, in the event such coverage is not available (or is only available for an amount in excess of 250% of the annual premium most recently paid by the Company for such coverage), Parent shall nevertheless use reasonable best efforts to provide such coverage as may be obtained for such 250% amount.

(d) In the event Parent (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provisions shall be made so that such continuing or surviving corporation or entity or transferee of such assets, as the case may be, shall assume the obligations set forth in this Section 7.5.

(e) The obligations of Parent under this Section 7.5 shall not be terminated or modified in such a manner as to, nor shall Parent take any other action that would, adversely affect or otherwise diminish the rights of any indemnitee to whom this Section 7.5 applies without the consent of such affected indemnitee.

Section 7.6. Severance Agreements. As of the Effective Time, and as mutually agreed to by the Company and Parent, and notwithstanding any termination of Company Benefit Plans set forth in Section 7.4(a), either Company shall fulfill all of its obligations under the Severance Arrangements and Change in Control Arrangements or Parent shall assume all of the obligations of the Company under the Severance Arrangements and Change in Control Arrangements identified in Section 7.6 of the Company Confidential Disclosure Schedules, in accordance with their respective terms (even if the terms thereof provide for performance thereof at a later date), including any and all payment obligations thereunder and Parent shall not challenge the enforceability or seek to invalidate or make unenforceable any of such Agreements.

ARTICLE VIII

Conditions to the Obligations of Both Parties to Consummate the Holding Company Merger

Section 8.1. Conditions to Obligations of Each Party Under This Agreement. The respective obligations of each party to effect the Holding Company Merger and any other transactions to be consummated pursuant hereto at the Effective Time shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived in writing, in whole or in part, to the extent permitted by applicable Law:

(a) Shareholder Approval. The Company Shareholder Approval and Parent Shareholder Approval shall have been obtained in accordance with applicable Law.

(b) No Order. No Governmental Entity, nor any federal or state court of competent jurisdiction or arbitrator shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation,

executive order, decree, judgment, injunction or arbitration award or other order which prevents or prohibits consummation of the Holding Company Merger or the Bank Merger.

(c) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated by the SEC and not withdrawn.

(d) Listing on Nasdaq. The shares of Parent Common Stock to be issued in the Holding Company Merger shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance.

(e) Governmental Approvals. All consents, approvals and authorizations of any Governmental Entity required to be obtained by Parent, Company or any of their Subsidiaries to consummate the Holding Company Merger and the Bank Merger shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approval shall contain any conditions, restrictions or requirements which Parent reasonably determines in good faith would following the Effective Time have a Material Adverse Effect as to Parent.

ARTICLE IX

Conditions to Obligations of the Company

Section 9.1. Conditions to Obligations of the Company. The obligations of the Company to effect the Holding Company Merger and to consummate any other transactions contemplated hereby that are required to be consummated by the Effective Time shall be subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any or all of which may be waived in writing by the Company, in whole or in part, to the extent permitted by applicable Law:

(a) Representations and Warranties. The representations and warranties of Parent set forth in this Agreement, shall have been true and correct in all material respects (if not qualified as to materiality) and true and correct (if so qualified) when made, and as of the Closing as if made as of the Closing; provided, however, that this condition precedent shall be deemed to have been satisfied if the failure of any such representations and warranties (without giving effect to any qualifications as to materiality, “Material Adverse Effect” or similar terms and phrases contained therein) to be true and correct individually or in the aggregate has not resulted in or constituted, and would not reasonably be expected to have, a Material Adverse Effect with respect to Parent; and provided, further, that to the extent that any such representations and warranties were made as of a specified date, such representations and warranties shall continue on the Closing Date to have been true as of such specified date and not as of the Closing.

(b) Performance. Parent shall have performed in all material respects all of its material agreements and covenants required by this Agreement to be performed by it on or prior to the Effective Time.

(c) No Material Adverse Change. There shall have been no changes since December 31, 2005 in Parent’s business, financial condition or results of operations which, taken as a whole, constitute or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Parent on a consolidated basis or the consummation of the Holding Company Merger.

(d) Officer’s Certificate. The Company shall have received a certificate, dated as of the Effective Time, signed on behalf of Parent by its Chief Financial Officer, certifying to the fulfillment of the conditions stated in Sections 9.1(a)-(c) hereof.

(e) Tax Opinion. The Company shall have received an opinion of its certified public accountants or counsel, subject to assumptions and exceptions normally included, in form and substance reasonably satisfactory to the Company, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, which are consistent with the state of facts existing at the Effective Time of the Holding Company Merger, the Holding Company Merger will be treated for federal income tax purposes as a reorganization under Section 368(a) of the Code and the Company shareholders shall not recognize any gain or loss to the extent of the receipt of Parent Common Stock in exchange for Company Shares. The issuance of such opinion shall be conditioned on the receipt of tax representation letters from Parent and the Company, which letters shall be in such form and substance as may reasonably be required by the recipient’s counsel. Each such tax representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect as of the date of such opinion.

(f) Appointments to Board of Directors. Parent shall have appointed the New Directors to Parent’s Board of Directors effective immediately following the Holding Company Merger and Company shall have received a copy of the resolutions of Parent’s Board of Directors affecting such appointment certified by Parent’s Secretary.

(g) Voting Agreements. Company shall have received executed copies of the Voting Agreement in the form of Exhibit D-2 from each of the members of Parent Board concurrent with the execution of this Agreement.

ARTICLE X

Conditions to Obligations of Parent

Section 10.1. Conditions to Obligations of Parent. The obligations of Parent to effect the Holding Company Merger and to consummate any other transactions contemplated hereby that are required to be consummated by the Effective Time shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived in writing by Parent, in whole or in part, to the extent permitted by applicable Law:

(a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement, shall have been true and correct in all material respects (if not qualified as to materiality) and true and correct (if so qualified) when made, and as of the Closing as if made as of the Closing; provided, however, that this condition precedent shall be deemed to have been satisfied if the failure of any such representations and warranties (without giving effect to any qualifications as to materiality, “Material Adverse Effect” and similar terms and phrases contained therein) to be true and correct individually or in the aggregate has not resulted in or constituted, and would not reasonably be expected to have, a Material Adverse Effect with respect to the Company; and provided, further, that to the extent that any such representations and warranties were made as of a specified date, such representations and warranties shall continue on the Closing Date to have been true as of such specified date and not as of the Closing.

(b) Performance. The Company shall have performed in all material respects all of its material agreements and covenants required by this Agreement to be performed by it on or prior to the Effective Time.

(c) No Material Adverse Change. There shall have been no changes since December 31, 2005 in Company’s business, financial condition or results of operations which, taken as a whole, constitute or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Company on a consolidated basis or the consummation of the Holding Company Merger or Bank Merger.

(d) Officer’s Certificate. Parent shall have received a certificate, dated as of the Effective Time, signed on behalf of the Company by its Chief Financial Officer, certifying to the fulfillment of the conditions stated in Sections 10.1(a)-(c) hereof.

(e) Non-Governmental Consents. The Company shall have obtained each of the consents listed in Schedule 10.1(e) of the Company Confidential Disclosure Schedule.

(f) Tax Opinion. Parent shall have received an opinion of its counsel, subject to assumptions and exceptions normally included, in form and substance reasonably satisfactory to the Parent, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, which are consistent with the state of facts existing at the Effective Time of the Holding Company Merger, the Holding Company Merger will be treated for federal income tax purposes as a reorganization under Section 368(a) of the Code. The issuance of such opinion shall be conditioned on the receipt of tax representation letters from Parent and the Company, which letters shall be in such form and substance as may reasonably be required by the recipient’s counsel. Each such tax representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect as of the date of such opinion.

(g) Noncompetition and Nonsolicitation Agreements. Parent shall have received executed copies of each of the Noncompetition Agreements from each of the members of Company Board identified on Schedule E-1 and Nonsolicitation Agreements from each of the Company and Company Bank executive officers identified on Schedule E-2 concurrent with the execution of this Agreement.

(h) Voting Agreements. Parent shall have received executed copies of the Voting Agreement in the form of Exhibit D-1 from each of the members of Company Board concurrent with the execution of this Agreement.

(i) Resignations. Parent shall have received the resignations of the directors and officers of Company and Company Bank effective immediately prior to consummation of the Holding Company Merger.

(j) Certificate. The Company shall have delivered to Parent a certificate of the Company issued pursuant to Treasury Regulations Section 1.1445-2(c)(3) and Section 1.897-2(h) certifying that the stock of the Company is not a United States real property interest, in a form reasonably satisfactory to Parent.

(k) Company Benefit Plans; SERP. Company shall have terminated, effective immediately prior to the Closing, the 401(K) Plan set forth in Section 7.4(b) unless Parent provides notice to the Company that the 401(K) Plan shall not be terminated. Company shall have taken such other actions with respect to the Company Benefit Plans as are specified in Section 7.4. Parent shall receive from the Company satisfactory evidence that the 401(K) Plan has been terminated and that such other actions have been taken.

(l) Dissenting Shares. The number of shares of Company Common Stock which are eligible to be Company Perfected Dissenting Shares shall not exceed an amount, which, when combined with other cash amounts payable in connection with the Holding Company Merger, would result in the Holding Company Merger being disqualified from being a tax free reorganization pursuant to Section 368 of the Code; provided, further, in no event shall the number of Parent Perfected Dissenting Shares and Company Perfected Dissenting Shares exceed 10% of the outstanding Parent Common Stock or Company Common Stock as of the date of the Parent Shareholders’ Meeting or Company Shareholders’ Meeting, as the case may be.

ARTICLE XI

Termination, Amendment and Waiver

Section 11.1. Termination. This Agreement may be terminated, and the Holding Company Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party, whether before or after approval of this Agreement and the Holding Company Merger by the shareholders of the Company and the Parent:

(a) By mutual written consent of Parent and the Company, if the Board of Directors of each so determines by a vote of a majority of members of the entire Board;

(b) By either the Parent or Company, if the Effective Time shall not have occurred on or before November 30, 2006 (the “Termination Date); provided, however, that the right to terminate this Agreement under this Section 11.1(b) shall not be available (i) to any party whose failure to perform any of its agreements or covenants under this Agreement shall have been a principal reason for or a principal cause of the failure of the Effective Time to occur on or before such date or (ii) as a result of the failure of any of the Company Affiliated Shareholders (if the Company is the party seeking to terminate) or any of the Parent Affiliated Shareholders (if the Parent is the party seeking to terminate) to perform or observe their covenants under the relevant Voting Agreement;

(c) By either the Parent or Company, by a vote of a majority of the members of its entire Board, in the event the approval of any Governmental Entity required for consummation of the Holding Company Merger and the Bank Merger shall have been denied by final nonappelable action of such Governmental Entity or an application therefore shall have been permanently withdrawn at the request of a Governmental Entity; provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 11.1(c) if such denial shall be principally due to the failure of the party seeking to terminate this Agreement to perform or observe the agreements or covenants of such party set forth herein;

(d) By written notice of Parent, if (i) the Company Board shall have: (A) failed to make the Company Board Recommendation, or withdrawn, or adversely modified or changed the Company Board Recommendation; (B) failed to reject an Acquisition Proposal within 10 Business Days of its announcement or receipt thereof; (C) approved or recommended to its shareholders an Acquisition Proposal other than that contemplated by this Agreement or entered into, or resolved to enter into, any agreement with respect to an Acquisition Proposal other than that contemplated by this Agreement; or (D) recommended that its shareholders tender their shares in any tender offer or exchange offer that is commenced (other than by Parent or an affiliate of Parent) that, if successful, would result in any person or group becoming a beneficial owner of 10% or more of the Company’s outstanding voting shares or fails to recommend that its shareholders reject such tender offer or exchange offer within the 10 Business Day period specified in Rule 14e-2(a) under the Exchange Act; (ii) the Company shall have breached Section 6.3 in any respect materially adverse to Parent or (iii) the Company shall have failed to call, give notice of, convene and hold the Company Shareholders’ Meeting pursuant to Section 6.3;

(e) By the Company pursuant to Section 6.3(e);

(f) By Parent provided that Parent is not then in breach of any representation, warranty, agreement or covenant which would render any condition incapable of being satisfied prior to the Termination Date, if the Company shall have breached any of its representations or warranties, or failed to perform any of its agreements or covenants, contained in this Agreement, which breach or failure to perform (i) is incapable of being cured by the Company prior to the Effective Time and (ii) renders any condition, as applicable, under Sections 10.1(a) or 10.1(b) incapable of being satisfied prior to the Termination Date;

(g) By the Company provided that the Company is not then in breach of any representation, warranty, agreement or covenant which would render any condition incapable of being satisfied prior to the Termination Date, if Parent shall have breached any of its representations or warranties, or failed to perform any of its agreements or covenants, contained in this Agreement, which breach or failure to perform (i) is incapable of being cured by the Parent prior to the Effective Time and (ii) renders any condition, as applicable, under Sections 9.1(a) or 9.1(b) incapable of being satisfied prior to the Termination Date;

(h) By Parent or the Company, upon the failure of the Company Shareholders to approve the adoption of this Agreement by the affirmative vote of the holders of a majority of the Company Shares as required by the applicable provisions of the CGCL at the Company Shareholders’ Meeting;

(i) By Parent or the Company, upon the failure of the Parent Shareholders to approve, by the affirmative vote of a majority of the holders of the Parent Shares at the Parent Shareholders’ Meeting, (i) this Agreement and the Holding Company Merger or (ii) to the extent required, the issuance of the Parent Shares in the Merger in accordance with this Agreement;

(j) By the Company, provided that the Company is not then in breach of any representation, warranty, agreement or covenant which would render any condition incapable of being satisfied prior to the

Termination Date, if Parent shall have voluntarily entered into a Parent Acquisition Transaction that (i) includes as a condition precedent that Parent terminate this Agreement or (ii) as a result of which a Governmental Entity has advised Parent or Company in writing that Parent’s ability to consummate the Holding Company Merger or Bank Merger will be delayed beyond the Termination Date; or

(k) By the Company, if the Company Board so determines by the vote of a majority of all of its members, at any time during the two day period following the End Date, if both the following conditions are satisfied:

(i) the Parent Average Price shall be less than 81% of the Starting Price, and

(ii) (x) the number obtained by dividing the Parent Average Price by the Starting Price shall be less than (y) the number obtained by dividing the Final Index by the Starting Index (such number being referred to herein as the Index Ratio) and then multiplying this quotient in this clause (ii) (y) by 0.85; subject, however, to the following three sentences. If the Company elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give written notice to Parent (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned two day period). During the two day period commencing with its receipt of the notice, Parent shall have the option of increasing the Merger Consideration which may be received with respect to each share of Company Common Stock by a cash payment equal to the difference between (a) the product of the Exchange Ratio then in effect and $21.06 and (b) the product of the Exchange Ratio then in effect and the Parent Average Price. If Parent makes an election contemplated by the preceding sentence within such two day period, it shall give prompt written notice to the Company of such election and the revised calculation of Merger Consideration, whereupon no termination shall have occurred pursuant to this Section 11.1(k) and this Agreement shall remain in effect in accordance with its terms (except as the Per Share Price shall have been so modified), and any references in this Agreement to Merger Consideration shall thereafter be deemed to refer to the Merger Consideration as adjusted pursuant to this Section 11.1(k).

Section 11.2. Effect of Termination.

(a) Survival. In the event of termination of this Agreement as provided in Section 11.1 hereof, this Agreement shall forthwith become void and of no effect except that the provisions of this Section 11.2 and Section 5.4, the last sentence of Section 6.2 and the entirety of Article XII shall survive any termination of this Agreement pursuant to Section 11.1.

(b) Company Termination Fee. The Company shall pay Parent a termination fee in an amount equal to $7,000,000 (the “Company Termination Fee”), in the manner and at the time set forth in Section 11.2(d)(i) hereof, in the event that this Agreement is terminated solely as follows:

(i) if Parent shall terminate this Agreement pursuant to Section 11.1(d);

(ii) if the Company shall terminate this Agreement pursuant to Section 11.1(e), or

(iii) (A) an Acquisition Proposal involving the Company shall have been publicly announced, commenced or otherwise been communicated or made known to senior management of the Company or the Company Board or any person shall have publicly announced an intention to make an Acquisition Proposal involving the Company, (B) this Agreement is (x) terminated by Parent or the Company pursuant to Section 11.1(h), (y) terminated by Parent pursuant to Section 11.1(f) or (z) terminated by Parent or Company pursuant to Section 11.1(b) and at the time of termination no vote of the Company Shareholders contemplated by this Agreement at the Company Shareholders Meeting shall have occurred, and (C) within twelve (12) months of the termination of this Agreement, the Company enters into an agreement with respect to a Control Transaction or consummates a Control Transaction. As used in this Section 11.2, “Control Transaction” means the acquisition by purchase, merger, consolidation, sale, transfer or otherwise in one transaction or any related series of transaction of a majority of the voting power of the outstanding securities of the Company or the Company Bank or substantially all of the assets of Company or Company Bank.

Payment of the Termination Fee to Parent, pursuant to this Section 11.2(b), shall be the sole and exclusive liability of the Company to and the sole remedy of Parent for any termination of this Agreement as set forth in paragraphs (i), (ii) and (iii) of this Section 11.2(b), or the actions, events, occurrences or circumstances giving rise to any such termination. Company and Parent agree that the agreements contained in this Section 11.2(b) are an integral part of the transactions contemplated by this Agreement, that without such agreements Company and Parent would not have entered into this Agreement and that such amounts do not constitute a penalty in the event of a breach of this Agreement by Company.

(c) Parent Termination Fee. The Parent shall pay Company a termination fee in an amount equal to $7,000,000 (the “Parent Termination Fee”), in the manner and at the time set forth in Section 11.2(d)(ii) hereof, in the event that this Agreement is terminated by Company pursuant to Section 11.1(j). Payment of the Termination Fee to Company, pursuant to this Section 11.2(c), shall be the sole and exclusive liability of the Parent to and the sole remedy of Company for any termination of this Agreement as set forth in paragraph 11.2(c), or the actions, events, occurrences or circumstances giving rise to any such termination. Company and Parent agree that the agreements contained in this Section 11.2(c) are an integral part of the transactions contemplated by this Agreement, that without such agreements Company and Parent would not have entered into this Agreement and that such amounts do not constitute a penalty in the event of a breach of this Agreement by Parent.

(d) Payment of Termination Fee.

(i) If the Company Termination Fee becomes payable pursuant to Section 11.2(b), that fee shall be paid by wire transfer of immediately available funds to an account designated by Parent, (x) concurrently with and as a condition to the termination of this Agreement in the case of a termination described in paragraph 11.2(b)(ii), or (y) within three (3) Business Days in the case of a termination described in paragraph 11.2(b)(i) or (z) within three (3) Business Days after execution of an agreement with respect to a Control Transaction or the consummation of a Control Transaction in the case of a termination set forth in paragraph 11.2(b)(iii).

(ii) If the Parent Termination Fee becomes payable pursuant to Section 11.2(j), that fee shall be paid by wire transfer of immediately available funds to an account designated by Company within three (3) Business Days after execution of an agreement with respect to a Parent Acquisition Transaction.

(e) Effect of Termination pursuant to Section 11.1(f) or 11.1(g). Notwithstanding anything to the contrary that may be contained in this Section 11.2(b), if this Agreement is terminated by Parent as provided in Section 11.1(f) (other than a termination covered by Section 11.2(b)(iii)(B)(y)) or by the Company as provided in Section 11.1(g), and the event that entitled such party (the “Terminating “Party”) to terminate this Agreement pursuant to Section 11.1(f) or 11.1(g), as the case may be, was a willful and material breach by the other party (a “Breaching Party”) of any representation, warranty or covenant of such Breaching Party set forth in this Agreement, the Terminating Party shall have all rights and remedies available to it under this Agreement or at law to recover from the Breaching Party all damages, losses, costs and expenses that the Terminating Party incurs by reason of such willful and material breach by the Breaching Party and the resulting termination of this Agreement.

(f) Effect of Other Terminations. No party shall have any liability of any kind or nature to the other party by reason of any termination of this Agreement pursuant to Section 11.1 or the action, events, occurrences or circumstances that caused this Agreement to be terminated, except (i) as and to the extent provided in Sections 11.2(b) and 11.2(e) above. In no event and under no circumstance shall any officer, director, shareholder, employee or independent contractor of any party hereto have any liability whatsoever to the other party by reason of any termination of this Agreement or the action, events, occurrences or circumstances that caused this Agreement to be terminated.

(g) Payments. Any payments that the Company becomes obligated to make to Parent or Parent becomes obligated to make to Company pursuant to Section 11.2(b), 11.2(c) or 11.2(d) shall be made by wire transfer of immediately available funds to an account designated by Parent when due. If the Company fails to pay any such amount when payment thereof is due to Parent pursuant to Section 11.2(d)(i) or if Parent fails to pay any such amount when payment thereof is due to Company pursuant to Section 11.2(d)(ii), the unpaid amount shall bear interest at the Prime Rate at the time such payment is due, as reported in The Wall Street Journal, until it is paid in full and Parent shall be entitled to recover such accrued interest and its costs and expenses (including reasonable attorneys’ fees and expenses) incurred in its efforts to collect such amount from the non-breaching party (whether or not litigation is instituted).

ARTICLE XII

General Provisions

Section 12.1. Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 12.1 shall not limit any covenant or agreement of the parties which by its terms contemplates or provides for performance after the Effective Time or after any termination of this Agreement pursuant to Section 11.1(a) hereof, each of which covenants or agreements shall survive the consummation of the Holding Company Merger or termination of this Agreement, as applicable, until such covenant or agreement has been fully and faithfully performed.

Section 12.2. Notices. Any notices or other communications required or permitted under, or otherwise in connection with this Agreement, shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission (but only if followed by transmittal by national overnight courier or hand for delivery on the next Business Day) or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next Business Day if transmitted by national overnight courier, in each case as follows:

If to Parent, addressed to it at:

Placer Sierra Bancshares

525 J Street

Sacramento, California 95814

Attention: Ronald W. Bachli

                 Angelee, J. Harris, Esq.

Fax: (916) 329-9238

with a copy to:

Manatt, Phelps & Phillips, LLP

11355 West Olympic Boulevard

Los Angeles, California 90064

Attention: William T. Quicksilver, Esq.

                 Craig D. Miller, Esq.

Fax: (310) 312-4224

If to the Company, addressed to it at:

Southwest Community Bancorp

5810 El Camino Real

Carlsbad, California 92008

Attention: Frank Mercardante

Fax: (760) 431-2164

With a copy addressed to:

Horgan, Rosen, Beckham & Coren, LLP

23975 Park Sorrento, Suite 200

Calabasas, California 91302-4001

Attention: S. Alan Rosen, Esq.

Fax: (818) 591-3838

And a copy addressed to:

General Counsel

Southwest Community Bancorp

5810 El Camino Real

Carlsbad, California 92008

Attention: Paul M. Weil, Esq.

Fax: (760) 431-2164

Section 12.3. Certain Definitions. For purposes of this Agreement, the term:

“Acquisition Proposal” means any inquiry, offer or proposal or the filing of any regulatory application or notice (whether in draft or final form) or disclosure or any intention to do any of the foregoing concerning any (a) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or its Subsidiaries, (b) sale, lease or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture, or otherwise of assets of the Company representing 15% or more of the consolidated assets of the Company and its Subsidiaries, as applicable, (c) issuance, sale, or other disposition (including by way of merger, consolidation, business combination, share exchange, joint venture, or any similar transaction) of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for such securities) representing 15% or more of the voting power of the Company or the Company Bank, (d) transaction, including any tender offer, in which any person shall acquire beneficial ownership, or the right to acquire beneficial ownership or any group shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 15% or more of the outstanding voting capital stock of the Company or Company Bank, or (e) any combination of the foregoing (other than the Holding Company Merger).

“affiliate” means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned person.

“Aggregate Merger Consideration” shall mean the sum of (i) $175,000,000 and (ii) the aggregate exercise price for all In-the-Money Company Options exercised between the date hereof and the Effective Time and (iii) the aggregate exercise price of all Company Warrants outstanding at the Effective Time (and before the implementation of Section 2.5(b) herein).

“Bank Merger Act” means Section 18(c) of the Federal Deposit Insurance Act.

“beneficial ownership” (and related terms such as “beneficially owned” or “beneficial owner”) has the meaning set forth in Rule 13d-3 under the Exchange Act.

“Benefit Plan” means, when used in connection with a party to this Agreement, any “employee benefit plan” as defined in Section 3(3) of ERISA and any other known plan, policy, program, practice, agreement, understanding or arrangement (whether written or oral) providing material compensation or other benefits to any current or former director, officer, employee or consultant (or any of their dependents or beneficiaries) of such party or any ERISA Affiliate thereof, under which such party or any ERISA Affiliate thereof has any obligation or liability, whether actual or contingent, including, without limitation, all incentive, bonus, deferred compensation, vacation, holiday, severance, cafeteria, medical, dental, disability, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices, agreements, understandings or arrangements.

“BHCA” means the Bank Holding Company Act of 1956, as amended.

“Blue Sky Laws” means state securities or “blue sky” laws.

“Business Day” means any day other than Saturday, Sunday, any federal holiday or any other day on which banks doing business in the state of California are authorized to be closed.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended as of the date hereof.

“Change in Control Arrangements” means, with respect to either party to this Agreement, all plans, programs, agreements and other arrangements of such party or any of such party’s Subsidiaries, which provide for (i) the making of any payment (including, without limitation, any severance, unemployment compensation, parachute payment) to, (ii) any increase in the compensation or benefits otherwise payable to, or (iii) the acceleration of the time of payment or vesting of any compensation or benefits of, any of the directors, officers, employees or consultants of such party or any of its Subsidiaries on or by reason of the execution and delivery of any agreement providing for, or the consummation of, any transaction or series of related transactions with any person that would result in (A) the persons who were the holders of all of the outstanding voting shares of such party or any of its Subsidiaries (as the case may be) immediately prior to the consummation of such transaction ceasing to own at least fifty percent (50%) of the shares of voting stock of such party or of such Subsidiary, or (B) all or a substantial portion of the assets of such party or any Subsidiary thereof being sold or otherwise transferred to another person (other than a person that, immediately prior to the consummation of such sale or other transfer of assets, was an Affiliate of such party).

“Company Bank Stock” means shares of common stock of the Company Bank, no par value per share.

“Company Board” means the Board of Directors of the Company.

“Company Common Stock” and “Company Shares” each means shares of common stock of the Company, no par value per share.

“Company Option Plan” means the Company’s 2002 Stock Option Plan, as amended.

“Company Shareholders” means the record holders of the Company Shares.

“Company Shareholder Approval” means the adoption of this Agreement by the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding Company Shares.

“Company Warrants” means the warrants outstanding to purchase an aggregate of [112,700] Company Shares which were issued in connection with the Company’s unit offering completed on July 1, 2002.

“Company Warrant Shares” means the Company Shares issuable upon exercise of the Company Warrants.

“Contracts” means any of the agreements, contracts, leases, powers of attorney, notes, loans, evidence of indebtedness, purchase orders, letters of credit, settlement agreements, franchise agreements, undertakings, covenants not to compete, employment agreements, licenses, instruments, obligations, commitments, understandings, policies, purchase and sales orders, quotations and other executory commitments to which any company is a party or to which any of the assets of the companies are subject, whether oral or written, express or implied, except that the term “Contracts” shall not include Loans made by Parent or the Company or the Parent Bank or Company Bank in the ordinary course of their respective businesses consistent with past practices and the notes or other instruments or agreements that evidence such Loans or provide for security therefor.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise.

“Derivative Transaction” means a transaction involving any swap, forward, future, option, cap, floor or collar or any other interest rate or foreign currency protection contract or any other contract that is not included in the Balance Sheet of the Company or Parent, as applicable, and is a derivatives contract.

“DFI” means the California Department of Financial Institutions.

“End Date” means the fifth trading day prior to the date the parties have mutually scheduled to be the Closing Date.

“Environmental Laws” means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, treaty, writ or order and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, judgment, stipulation, injunction, permit, authorization, policy, opinion, or agency requirement, in each case having the force and effect of law, relating to pollution, contamination, protection, investigation or restoration of the environment, health and safety or natural resources, including, without limitation, noise, odor, wetlands, or the use, handling, presence, transportation, treatment, storage, disposal, release, threatened release or discharge of Hazardous Materials.

“Environmental Permits” means any permit, approval, identification number, license and other authorization required under any applicable Environmental Law.

“Equity Interest” means any share, capital stock, partnership, membership or similar interest in any entity, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means any entity or trade or business (whether or not incorporated) other than a party to this Agreement that together with such party is considered under common control and treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“Exchange Act” shall mean Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Ratio” shall mean the quotient, rounded to one ten-thousandth, obtained by dividing (i) the Per Share Price by (ii) the Parent Average Price; provided, however, in the event the Parent Average Price is less than or equal to $23.40, the Exchange Ratio shall be equal to the quotient, rounded to one ten-thousandth, obtained by dividing the (i) the Per Share Price by $23.40, subject to adjustment as set forth in Section 11.1(k);

provided, further, in the event the Parent Average Price is greater than or equal to $28.60, the Exchange Ratio shall be equal to the quotient, rounded to one-ten thousandth, obtained by dividing (i) the Per Share Price by $28.60.

“Final Index” means the average of the closing price of the Index for the 20 consecutive trading days prior to and including the End Date.

“FDIA” means the Federal Deposit Insurance Act.

“FDIC” means the Federal Deposit Insurance Corporation.

“FRB” means the Board of Governors of the Federal Reserve System.

“GAAP” means generally accepted accounting principles as applied in the United States.

“Government Approvals” shall mean, where applicable, (a) the approval of the Holding Company Merger and the Bank Merger by the FRB under the BHCA and the Bank Merger Act, as amended, and the DFI under the California Financial Code, and (b) the following additional governmental consents and approvals: (i) the effectiveness of the Registration Statement under the Securities Act; (ii) the clearance by the SEC for, or the expiration of the applicable waiting period with respect to, the mailing of the Proxy Statement/Prospectus under the Exchange Act; (iii) the applicable rules and regulations of Nasdaq National Market, as applicable, (iv) any approvals or consents under applicable state securities laws relating to the offer and sale of the Parent Shares in the Holding Company Merger; (v) any consents, approval, authorizations or permits from Governmental Entities that may be required by the CGCL and (vi) all other consents, permits and approvals required under federal and state law to effect the Holding Company Merger and the Bank Merger without a violation thereof.

“Governmental Entity” means any domestic or foreign governmental, administrative, judicial or Regulatory Authority.

“group” is defined as in the Exchange Act, except where the context otherwise requires.

“Hazardous Materials” means (a) any petroleum, petroleum products, byproducts or breakdown products, radioactive materials, mold, radon, asbestos-containing materials or polychlorinated biphenyls or (b) any chemical, material or other substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

“In-the-Money Company Options” shall mean those Company Options having an exercise price less than the Per Share Price.

“Index” means the Nasdaq Bank Index; ticker (CBNK).

“Intellectual Property” means, with respect to either party to this Agreement, all trademarks, trade names and service marks (including any registrations or applications for registration of any of the foregoing) of such party.

“IRS” means the United States Internal Revenue Service.

“knowledge” of any person which is not an individual means, with respect to any specific matter, the actual knowledge of such person’s executive officers and any other officer having primary responsibility for such matter after reasonable inquiry.

“Law” means any foreign or domestic law, statute, code, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction, decree or arbitration award or finding, including, without limitation, Sections 23A and 23B of the Federal Reserve Act and the FDIC regulations pursuant thereto, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act and all other applicable fair lending laws and other laws relating to discriminatory business practices, the Sarbanes-Oxley Act of 2002, the USA Patriot Act, and the Real Estate Settlement Procedures Act.

“Loan” means any loan, loan commitment, letter of credit or other extension of credit.

“Material Adverse Effect” means, when used in connection with Parent or the Company, any change, effect, or circumstance that, individually or in the aggregate (a) has or could reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of such party and its Subsidiaries taken as a whole, other than such changes, effects or circumstances that are reasonably attributable to or resulting from: (i) economic conditions generally in the United States, conditions in the financial or securities markets in general or conditions in general or in the industries and markets in which the Company or Parent, as the case may be, conduct their respective businesses, except to the extent the Company or Parent, as the case may be, is materially and disproportionately affected thereby; (ii) changes in banking and similar laws of general applicability or interpretations thereof by courts or Governmental Entities, (iii) changes in GAAP or regulatory accounting requirements applicable to banks and their holding companies generally, (iv) the announcement or pendency of the Holding Company Merger; (v) any change in required action taken by the Company with Parent’s prior written consent or any change in required action taken by Parent with the Company’s prior written consent; (vi) any change in the trading price or trading volume of a party’s common stock in and of itself; or (vii) any failure, in and of itself, by either party to meet internal or other estimates, predictions, projections or forecasts of revenue, net income or any other measure of financial performance (it being understood that, with respect to clauses (vi) and (vii) that the facts or circumstances giving rise or contributing either to such change in trading price or failure to meet estimates or projections may be deemed to constitute, or be taken into account in determining whether there has been, a Material Adverse Effect); or (b) prevents Parent, the Company, the Company Bank or Parent Bank, as applicable, from consummating the Holding Company Merger or the Bank Merger, as the case may be, or performing any of such party’s obligations under Article I or Article II of this Agreement.

“Merger Consideration” shall mean the amounts of Parent Common Stock and cash for fractional shares that shall be payable to the Company Shareholders pursuant to Article II herein.

“Parent Acquisition Transaction” means a business combination, tender offer or similar transaction to which Parent or any of its Significant Subsidiaries is a party.

“Parent Average Price” shall mean the average of the daily volume-weighted average sale price of Parent Common Stock for the 20 consecutive trading days prior to and including the fifth (5th) trading day prior to the date the parties have mutually scheduled to be the Closing Date.

“Parent Common Stock” means shares of common stock of Parent, no par value per share.

“Parent Preferred Stock” means shares of any series of preferred stock of Parent, no par value per share.

“Parent Shareholder Approval” means the approval of this Agreement by the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding Parent Shares present (either in person or by proxy) and voting at the Parent Shareholder Meeting.

“Parent Shareholders” means the record holders of the Parent Shares.

“Perfected Dissenting Shares” means shares of Parent Stock or Company Stock, as the case may be, which have taken all requisite action to be treated as dissenting shares pursuant to Sections 1300 et seq of the CGCL.

“Per Share Price” means the amount obtained, rounded to one ten-thousandth, by dividing (i) the Aggregate Merger Consideration by (ii) the Total Shares.

“person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act).

“Proxy Statement/Prospectus” shall mean the joint proxy statement/prospectus to be sent to the Company Shareholders and Parent Shareholders in connection with the respective meetings thereof at which the Company Shareholders and Parent Shareholders shall consider and vote on the approval of this Agreement and the Holding Company Merger, and, in the case of the Parent, also on the approval (if required by applicable Law or applicable Nasdaq National Market Listing requirements) of the issuance of the shares of Parent Common Stock in the Holding Company Merger, as such proxy statement/prospectus may be amended or supplemented.

“Registration Statement” shall mean the registration statement pursuant to which the Parent Shares to be issued in the Holding Company Merger will be registered with the SEC under the Securities Act, as such registration statement may be amended or supplemented following such filing and as of the date it is declared or has become effective under the Securities Act.

“Regulation S-K” means the SEC promulgated regulation which is referred to by the SEC as Regulation S-K and which, together the General Rules and Regulations under the Securities Act of 1933, as amended (“Securities Act”), and the Securities Exchange Act of 1934 (“Exchange Act”) and the interpretative releases under these acts, sets forth the form and content of and requirements for non-financial statements required to be filed as a part of (i) registration statements filed under the Securities Act; and (ii) registration statements under section 12, annual or other reports under sections 13 and 15(d) and proxy and information statements under section 14 of the Exchange Act.

“Regulation S-X” means the SEC promulgated regulation which is referred to by the SEC as Regulation S-X and which, together with the SEC’s Financial Reporting Releases, sets forth the form and content of and requirements for financial statements required to be filed as a part of (i) registration statements filed under the Securities Act of 1933 and (ii) registration statements under Section 12, annual or other reports under Sections 13 and 15(d) and proxy and information statements under Section 14 of the Securities Exchange Act of 1934.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“SERPs” shall mean the Executive Supplemental Compensation Agreements listed in Section 3.14 of the Company Confidential Disclosure Schedule.

“Severance Arrangements” means all agreements, plans, programs and policies of either party to this Agreement or any of such party’s Subsidiaries that provide for the payment or continuation of compensation or benefits to any of the directors, officers or employees of or consultants to such party or any of its Subsidiaries on or by reason of, or following, a termination of employment or cessation of service of such director, officer, employee or consultant with such party or any of its Subsidiaries.

“Significant Subsidiary” shall have the meaning given to it in Rule 1-02(w) of SEC Regulation S-X.

“Starting Index: shall mean the closing price of the Index on the Business Day immediately preceding the execution of this Agreement, which was $3136.87.

“Starting Price” shall mean $26.00, subject to adjustment pursuant to Section 2.2 and rounded to the nearest whole cent.

“Subsidiary” of any person means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other Subsidiary), owns, directly or indirectly, a majority of the stock or other equity interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation, partnership, joint venture or other legal entity.

“Superior Proposal” means a bona fide written offer which is not solicited after the date hereof in violation of this Agreement made by any person other than Parent that involves (a) (i) a sale, lease, exchange, transfer or other disposition of at least 50% of the assets of the Company and its Subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or (ii) the acquisition, directly or indirectly, by such third party of beneficial ownership of 50% or more of the Common Stock of the Company, whether to be effectuated by a merger, consolidation, share exchange, business combination, tender or exchange offer or otherwise, (b) is on terms which the Company Board in good faith concludes (following consultation with its financial advisors and outside legal counsel) are more favorable to the Company’s shareholders (in their capacities as shareholders) from a financial point of view than the transactions contemplated by this Agreement (including any revisions hereto), (c) is, in the good faith judgment of the Company Board, reasonably likely to be completed materially on the terms proposed, taking into account the various legal, financial and regulatory aspects of the proposal and the person making the proposal and (d) for which financing, to the extent required, is then committed or which, in the good faith judgment of the Company Board is reasonably likely to be obtained by such third party.

“Taxes” means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, ad valorem, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental (including taxes under Section 59A of the Code), customs duties, real property, personal property, capital stock, employment, profits, withholding, disability, intangibles, withholding, social security, unemployment, disability, payroll, license, employee or other tax or levy, of any kind whatsoever, including any interest, penalties, or additions to tax in respect of the foregoing whether disputed or not.

“Tax Returns” means any report, return (including information return), claim for refund, declaration or statement relating to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

“Total Shares” shall mean the sum of (x) the number of Company Shares issued and outstanding immediately prior to the Effective Time (without regard to the exercise of any Company Options between the date of this Agreement and the Effective Time) (y) the number of Company Shares underlying Company Warrants issued and outstanding immediately prior to the Effective Time and (z) the difference between (i) the number of Company Shares into which Company Options are exercisable as of the date of this Agreement and (ii) the number of Company Shares subject to Company Options which are canceled without exercise prior to or as a result of the Closing pursuant to the terms of the Company Option Plan, including as a result of termination of an optionee’s affiliation with the Company.

“Weighting Factor” means, for each member of the Peer Group, the corresponding percentage signified for said Peer Group member in the definition of Peer Group.

“401(K) Plan” means the Company’s defined contribution pension plan.

Section 12.4. Terms Defined Elsewhere. The following terms are defined elsewhere in this Agreement, as indicated below:

DEFINED TERMS	SECTION
Agreement	Preamble
Agreement of Bank Merger	Section 1.6
Agreement of Merger	Recitals
ALL	Section 3.23
Bank Merger	Section 1.6
Breaching Party	Section 11.2(e)
CGCL	Recitals
Closing	Section 1.2
Closing Date	Section 1.2
Code	Recitals
Community Reinvestment Act	Section 3.7(c)
Company	Preamble
Company Affiliates	Section 6.6
Company Affiliated Shareholders	Recitals
Company Bank	Recitals
Company Balance Sheet	Section 3.8(c)
Company Board Approval	Section 3.5(b)
Company Board Recommendation	Section 5.3(b)
Company Bylaws	Section 3.2
Company Articles	Section 3.2
Company Common Stock Certificates	Section 2.4(b)
Company Confidential Disclosure Schedule	Article III Preamble
Company Employees	Section 7.4(a)
Company Fairness Opinion	Section 3.26
Company Financial Advisor	Section 3.26
Company Material Contract	Section 3.14
Company Options	Section 2.5
Company Option Shares	Section 3.3(a)
Company Permits	Section 3.7
Company Property	Section 3.20
Company SEC Filings	Section 3.8(a)
Company Shareholders’ Meeting	Section 5.2
Company Termination Fee	Section 11.2(b)
Confidentiality Agreement	Section 6.2
Control Transaction	Section 11.2
Effective Time	Section 1.2
Exchange Agent	Section 2.4(a)
Governing Law	Section 12.13
Holding Company Merger	Recitals
Indemnified Liabilities	Section 7.5(a)
Indemnified Persons	Section 7.5(a)
Indemnifying Party	Section 7.5(a)
Liens	Section 3.4
Multiemployer Plan	Section 3.11(b)
Parent	Preamble
Parent Affiliated Shareholders	Recitals
Parent Articles	Section 4.2
Parent Balance Sheet	Section 4.9(c)

DEFINED TERMS	SECTION
Parent Bank	Recitals
Parent Benefit Plan	Section 7.4(a)
Parent Board	Section 4.5(a)
Parent Board Approval	Section 4.5(b)
Parent Board Recommendation	Section 5.3(b)
Parent Bylaws	Section 4.2
Parent Confidential Disclosure Schedule	Article IV Preamble
Parent Fairness Opinion	Section 4.26
Parent Material Contract	Section 4.15
Parent Options	Section 7.1(b)
Parent Permits	Section 4.8(a)
Parent SEC Filings	Section 4.9(a)
Parent Shareholders’ Meeting	Section 5.2
Parent Shares	Section 2.1(a)
Parent Stock Certificates	Section 2.4(a)
Prohibited Transaction	Section 3.11(b)
Representatives	Section 6.2
Surviving Bank	Section 1.6
Surviving Corporation	Section 1.6
Termination Date	Section 11.1
Terminating Party	Section 11.2(e)
Voting Agreement	Recitals

Section 12.5. Fees and Expenses. Subject to any provisions in Section 11.2 to the contrary, whether or not the Holding Company Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 12.6. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 12.7. Interpretation. The words “shareholder” or “shareholders” shall be deemed to include the words “stockholder” or “stockholders” and vice versa.

Section 12.8. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic (including, without limitation, the aggregate Merger Consideration) and legal substance of the transactions contemplated hereby, taken as a whole, are not affected in any manner materially adverse to any party; provided, that for purposes of clarification, any change in the Merger Consideration shall be deemed to be “materially adverse.” Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 12.9. Entire Agreement. This Agreement (together with the Exhibits, Schedules, Parent Confidential Disclosure Schedule and Company Confidential Disclosure Schedule and the other documents delivered pursuant hereto) and the Confidentiality Agreement constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof, and except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

Section 12.10. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto, in whole or in part, without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of and be enforced by the parties hereto and their respective successors and permitted assigns.

Section 12.11. No Third Party Beneficiaries. Nothing in this Agreement, other than pursuant to Section 7.5, express or implied is intended to or shall confer upon any person other than the parties hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 12.12. Mutual Drafting. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive arms-length negotiations between the parties.

Section 12.13. Governing Law. This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the law of the State of California without regard to conflict of Law principles thereof (the “Governing Law”).

Section 12.14. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, without the posting of any bond, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 12.15. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, and (c) waive compliance by the other party with any of the agreements or conditions contained herein; provided, however, that after any approval of the transactions contemplated by this Agreement by the Company Shareholders and Parent Shareholders, there may not be, without further approval of such Shareholders, any extension or waiver of this Agreement or any portion thereof which, by Law or in accordance with the rules of the Nasdaq Stock Market, requires further approval by such Shareholders. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by each of the parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent failure to comply with the same obligation, covenant, agreement or condition or any failure to comply with any other obligation, covenant, agreement or condition by the party whose performance was waived.

Section 12.16. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the adoption of this Agreement by the Company Shareholders and Parent Shareholders, no amendment shall be made except as allowed under applicable Law. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

Section 12.17. Force Majeure. The parties hereto agree that, notwithstanding anything to the contrary in this Agreement, in the event this Agreement is terminated as a result of a failure of a condition, which failure is due to a natural disaster or other act of God, including, but not limited to, an earthquake or flood, or an act of war or terrorism, and provided neither party has materially failed to observe the material obligations of such party under this Agreement, neither party shall be obligated to pay to the other party to this Agreement any expenses or otherwise be liable hereunder

Section 12.18. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which executed counterparts and any photocopies and facsimile copies thereof, shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[Signature page follows]

IN WITNESS WHEREOF, Parent and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

PLACER SIERRA BANCSHARES

By:	/s/ Ronald W. Bachli
Name:	Ronald W. Bachli
Title:	Chairman and Chief Executive Officer

By:	/s/ Angelee J. Harris
Name:	Angelee J. Harris
Title:	Secretary

SOUTHWEST COMMUNITY BANCORP

By:	/s/ Frank Mercardante
Name:	Frank Mercardante
Title:	Chief Executive Officer

By:	/s/ Paul Weil
Name:	Paul Weil
Title:	Secretary

SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION

ANNEX B

February 15, 2006

Board of Directors

Placer Sierra Bancshares

525 J Street

Sacramento, CA 95814

Members of the Board:

Re: Fairness Opinion

With respect to the Agreement and Plan of Merger and Reorganization (“the Agreement”) signed and entered into on February 15, 2006, between Placer Sierra Bancshares (the “Company”) and Southwest Community Bancorp (“Southwest”), pursuant to which the current shareholders of Southwest will receive the right to receive shares of the Company’s Common Stock, in exchange for 100% of the outstanding common stock of Southwest, you have asked our opinion as to the fairness from a financial point of view to the shareholders of the Company of the consideration to be paid in the Merger (the “Merger Consideration”).

In connection with our opinion, we have among other activities: (a) reviewed certain publicly available financial and other data with respect to the Company, and Southwest, including the consolidated financial statements for recent periods through September 30, 2005, and certain other relevant financial and operating data relating to the Company made available to us from published sources and from the internal records of the Company; (b) reviewed the terms of the Agreement; (c) compared the Company and Southwest from a financial point of view with certain other companies in the industry which we deemed to be relevant; (d) considered the financial terms, to the extent publicly available, of selected recent transactions which we deem to be comparable, in whole or in part, to the Merger; (e) reviewed and discussed with representatives of the management of the Company certain information of a business and financial nature regarding the Company and Southwest, including financial forecasts and related assumptions of the Company and of Southwest; and (f) performed such other analyses and examinations and considered such other information, financial analyses, and financial, economic and market criteria as we have deemed appropriate and relevant.

In connection with our review, we have not independently verified any of the foregoing information with respect to the Company, or Southwest. We have relied on all such information provided by the Company and have assumed that all such information is complete and accurate in all material respects. We have assumed that there have been no material changes in the Company’s or Southwest’s assets, financial condition, results of operations, business (present or future) since the respective dates of their last financial statements were made available to us. In addition, we have not made an independent evaluation, appraisal or physical inspection of the assets or individual properties of the Company or Southwest, nor have we been furnished with any such appraisals. We are not expressing any opinion as to the actual value of the Company’s common stock when issued to Southwest’s shareholders pursuant to the Merger, or the prices at which the Company’s common stock will trade subsequent to the Merger. Further, our opinion is necessarily based upon economic, monetary, and market conditions existing as of the date hereof.

This opinion is furnished pursuant to our engagement letter dated February 7, 2006, and is solely for the benefit of the Board of Directors and stockholders of the Company. In furnishing this opinion, we do not admit that we are experts with respect to any registration statement or other securities filing within the meaning of the term “experts” as used in the Securities Act and the rules and regulations promulgated thereunder. Nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act. Our opinion is directed to the Board of the Company, covers only the fairness of the Merger Consideration from a financial point of view as of the date hereof and does not constitute a recommendation to any holder of

B-1

Company Common Stock as to how such shareholder should vote concerning the Merger. Except as provided in the engagement letter, this opinion may not be used or referred to by the Company or quoted or disclosed to any person in any manner without our prior written consent.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of today’s date, the Merger Consideration is fair to the shareholders of the Company from a financial point of view.

Very truly yours,

/s/ Carpenter & Company

CARPENTER & COMPANY

B-2

ANNEX C

February 15, 2006

CONFIDENTIAL

The Board of Directors

Southwest Community Bancorp

5810 El Camino Real, Suite D

Carlsbad, CA 92008

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of Southwest Community Bancorp, a California corporation (the “Company”), of the Per Share Price (as defined below) to be paid pursuant to the terms of the proposed Agreement and Plan of Merger and Reorganization dated as of February 15, 2006 (the “Agreement”), by and among the Company and Placer Sierra Bancshares (the “Buyer”). Capitalized terms used herein shall have the meanings used in the Agreement, unless otherwise defined herein.

Pursuant to the Agreement, the Company will merge (the “Merger”) with and into the Buyer. The consideration per share to be paid to the shareholders of the Company in the Merger for each share of common stock of the Company consists of a number of shares of common stock of the Buyer equal to the Per Share Price divided by the Parent Average Price (the “Exchange Ratio”). The Parent Average Price is defined as the average of the daily volume-weighted average sale price of common stock of the Buyer for the twenty (20) consecutive trading days prior to and including the fifth (5th) trading day prior to the date the Buyer and the Company have mutually scheduled to be the date of closing of the Merger. The Per Share Price is calculated as the Aggregate Merger Consideration divided by the Total Shares. The Aggregate Merger Consideration is defined in the Agreement as the sum of (i) one hundred and seventy five million dollars ($175,000,000) plus (ii) the aggregate exercise price for all In-the-Money Company Options, as defined in the Agreement, exercised between the date of the Agreement and the effective time of the Merger and (iii) the aggregate exercise price of all warrants to purchase Company common stock outstanding at the effective time of the Merger. The Total Shares is defined in the Agreement as the sum of (a) the number of shares of Company common stock issued and outstanding immediately prior to the effective time of the Merger (without regard to the exercise of any options to acquire Company shares between the date of the Agreement and the effective time of the Merger) and (b) the number of shares of common stock of the Company underlying warrants to purchase shares of Company common stock outstanding immediately prior to the effective time of the Merger and (c) the number of shares of Company common stock into which options to acquire Company shares are exercisable as of the date of the Agreement less the number of Company Shares subject to options to purchase Company shares which are cancelled or terminated without exercise prior to closing of the Merger as provided for in the Agreement. The Exchange Ratio is subject to adjustment as follows: If the Parent Average Price is less than or equal to $23.40, the Exchange Ratio shall be equal to the Per Share Price divided by $23.40; if the Parent Average Price is greater than or equal to $28.60, the Exchange Ratio shall be equal to the Per Share Price divided by $28.60. Holders of options to purchase shares of Company common stock who fail to exercise their options will not participate in the Merger Consideration. The Per Share Price shall be paid to the holders of Company common stock, based on terms specified in the Agreement. The transaction is intended, and we have assumed it will qualify, as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. The terms and conditions of the Merger are set forth more fully in the Agreement.

RBC Capital Markets Corporation (“RBC”), a member company of RBC Financial Group, as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. We will also receive a fee for providing this opinion. The opinion fee is not contingent upon the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. In the ordinary course of business, RBC acts as a market maker and broker in the publicly traded securities of the Buyer and receives customary compensation in connection therewith, and also actively trades securities of the Buyer for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. While we have not represented the Buyer in connection with the Merger, within the past two years we have performed unrelated capital raising assignments for the Buyer and have been compensated for those assignments. We do not believe that these assignments give rise to a conflict of interest; however, we bring them to your attention.

In connection with our review of the Merger, and in arriving at our opinion, we have undertaken such review and inquiries as we deemed necessary or appropriate under the circumstances, including the following: (i) reviewed and analyzed the financial terms in the draft Agreement dated February 15, 2006; (ii) reviewed and analyzed certain publicly available financial and other data with respect to the Company and the Buyer and certain other historical operating data relating to the Company and the Buyer made available to us from published sources and from the internal records of the Company and the Buyer; (iii) conducted discussions with members of the senior management of the Company with respect to the business prospects and financial outlook of the Company independently and as combined; (iv) conducted discussions with members of the senior management of the Buyer with respect to the business prospects and financial outlook of the Buyer independently and as combined; (v) received and reviewed financial forecasts prepared by the Company’s management on the potential future performance of the Company as a stand-alone entity; (vi) reviewed publicly available materials and analysts’ reports with respect to the business and financial outlook of the Buyer; (vii) reviewed the reported prices and trading activity for the Buyer common stock and the Company common stock; (viii) compared the financial performance of the Buyer and the Company and the prices of the Buyer common stock and the Company common stock with those of certain other publicly traded companies and their securities that we have deemed comparable; (ix) reviewed the financial terms, to the extent publicly available, of certain merger transactions that we have deemed comparable; and (x) compared the relative contribution to certain balance sheet and income statement items of each company with their pro-forma ownership in the combined company. In addition, we have conducted such other analyses and examinations and considered such other financial, economic and market criteria as we have deemed necessary in arriving at our opinion.

With respect to the data and discussions relating to the business prospects and financial outlook of the Buyer and the Company, upon advice of the Company, we have assumed that such data have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Buyer and the Company as to the future financial performance of the Buyer and the Company, and that the Buyer and the Company will perform substantially in accordance with such financial data and estimates. We express no opinion as to such financial data and estimates or the assumptions on which they were based.

In rendering our opinion, we have assumed and relied upon the accuracy and completeness of the financial, legal, tax, operating and other information provided to us by the Company and the Buyer (including, without limitation, the financial statements and related notes thereto of the Company and the Buyer, as well as other publicly available information with respect to the Company and the Buyer), and have not assumed responsibility for independently verifying and have not independently verified such information. We have not assumed any responsibility to perform, and have not performed, an independent evaluation or appraisal of any of the respective assets or liabilities, contingent or other, of the Company or the Buyer, and we have not been furnished with any such valuations or appraisals. We express no opinion regarding the liquidation value of any entity. In addition, we (i) have not assumed any obligation to conduct, and have not conducted, any physical inspection of the property or facilities of the Company or the Buyer, (ii) have not made an independent evaluation of the adequacy of the allowance for loan losses of the Company or the Buyer, (iii) have not reviewed the individual credit files relating to the Company or the Buyer. We have assumed with your consent, that the respective allowances for loan losses will be adequate on a pro forma basis for the combined entity. Additionally, we have not been asked and did not consider the possible effects of any litigation or other legal claims. With respect to all legal matters relating to the Company and the Buyer, we have relied on the advice of legal counsel to the Company.

We have assumed that the executed Agreement will be in all material respects identical to the last draft reviewed by us. We have also assumed the Merger will be consummated pursuant to the terms of the Agreement, without amendments thereto and without waiver by any party of any conditions or obligations thereunder. We have assumed in all respects material to our analysis, that the representations and warranties of each party contained in the Agreement are true and correct, and that each party will perform all of the covenants and agreements required to be performed by it under the Agreement. We have also assumed that all governmental, regulatory and other consents and approvals contemplated by the Agreement will be obtained and that in the course of obtaining any of those consents no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the Merger.

Our opinion speaks only as of the date hereof, is based on the conditions as they exist and information which we has been supplied as of the date hereof, and is without regard to any market, economic, financial, legal or other circumstances or event of any kind or nature which may exist or occur after such date. It should be understood that although subsequent developments may affect our opinion, unless mutually agreed by the Company and RBC, we do not have any obligation to update, revise or reaffirm our opinion and we expressly disclaim any responsibility to do so. We are not expressing any opinion herein as to the prices at which the Buyer common stock has traded or will trade following the announcement or consummation of the Merger.

This opinion is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Merger. This opinion shall not be otherwise relied upon, published or otherwise used, nor shall any public references to us be made without our prior written approval, except as set forth in our engagement letter with you dated January 26, 2006.

Our opinion addresses solely the fairness of the Per Share Price to be paid in the Merger, from a financial point of view, to the shareholders of the Company. We have not reviewed, nor does our opinion in any way address, other Merger terms or arrangements, including without limitation the financial or other terms of any employment or non-competition agreement with Company management or any break-up or termination fee. Further, our opinion does not address, nor should it be construed to address, the relative merits of the underlying decision by the Company to engage in the Merger compared to any alternative business strategies or transaction in which the Company might engage. Our opinion does not constitute a recommendation to any stockholder of the Company to take any action in connection with the Merger or otherwise.

Based on our experience as investment bankers and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Per Share Price to be paid in the Merger is fair, from a financial point of view, to the shareholders of the Company.

Very truly yours,

/s/ RBC Capital Markets Corporation

RBC CAPITAL MARKETS CORPORATION

ANNEX D

Selected Provisions of Chapter 13 of the California General Corporation Law

CALIFORNIA CORPORATIONS CODE, SECTIONS 1300-1304

SECTION 1300. RIGHT TO REQUIRE PURCHASE-“DISSENTING SHARES” AND “DISSENTING SHAREHOLDER” DEFINED.

(a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

(b) As used in this chapter, “dissenting shares” means shares which come within all of the following descriptions:

(1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities change certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the National Market System of the NASDAQ Stock Market, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed, with respect to 5 percent or more of the outstanding shares of that class.

(2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

(3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

(4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

(c) As used in this chapter “dissenting shareholder” means the recordholder of dissenting shares and includes a transferee of record.

SECTION 1301.  DEMAND FOR PURCHASE.

(a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder’s right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

(b) Any shareholder who has a right to require the corporation to purchase the shareholder’s shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders’ meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

(c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

SECTION 1302.  ENDORSEMENT OF SHARES.

Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder’s certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of ‘shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of this original dissenting holder of the shares.

SECTION 1303.  AGREED PRICE—TIME FOR PAYMENT

(a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

(b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

SECTION 1304.  DISSENTER’S ACTION TO ENFORCE PAYMENT.

(a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

(b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

(c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

ANNEX E

POLICY #100-01

PLACER SIERRA BANCSHARES

Placer Sierra Bank

AUDIT COMMITTEE CHARTER

Original Adopted by the PCCII Board of Directors on December 19, 2002

Last Revision Adopted by the joint Audit Committee on December 14, 2005 and approved by the PLSB Board on January 26, 2006

I.	PURPOSE

The Audit Committee’s purpose is overseeing the accounting and financial reporting processes and the audits of the financial statements of Placer Sierra Bancshares (“PLSB”) and its wholly owned subsidiary Placer Sierra Bank (PLSB and Placer Sierra Bank referred to collectively as the “Company”), and is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.

II.	COMMITTEE MEMBERSHIP

The Audit Committee shall be comprised of at least three directors, each of whom (i) is “independent” under the rules of the Nasdaq Stock Market, Inc., except as permitted by Nasdaq rule 4350(d) and the Sarbanes-Oxley Act of 2002, and the rules promulgated thereunder, (ii) does not accept any consulting, advisory or other compensatory fee from the Company other than in his or her capacity as a member of the Board or any committee of the Board, (iii) is not an “affiliate” of the Company or any subsidiary of the Company, as such term is defined in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and (iv) does not own or control 20% or more of the Company’s voting securities. All members of the Audit Committee must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. At least one member of the Audit Committee shall be an “Audit Committee Financial Expert” as defined in the Exchange Act, or in the event that no member of the Committee qualifies as an Audit Committee Financial Expert, at lease one member of the Committee shall be “financially sophisticated” as defined in applicable Nasdaq Stock Market Rules.

The members of the Audit Committee shall be appointed by the Board on the recommendation of the Corporate Governance Committee and shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

III.	MEETINGS

The Audit Committee shall meet once every fiscal quarter, or more frequently if circumstances dictate. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

IV.	COMMITTEE AUTHORITY AND RESPONSIBILITIES

The Audit Committee shall have the sole authority to directly appoint, retain (subject, if applicable, to shareholder ratification), determine funding for and oversee the Company’s independent auditor. The Audit Committee shall be directly responsible for oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to one member or to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate and without seeking approval of the Board or management, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval and certify in writing to the Board the adequacy of the Charter based on such review. The Audit Committee shall annually review the Audit Committee’s own performance. Such review shall be in the form of a self-assessment of the activities scheduled to be performed on an annual basis the extent to which such activities have been fully performed during such period.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

A.	Financial Statement and Disclosure Matters

1.	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in the Company’s Form 10-K, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements. The Audit Committee shall also have authority to authorize filing of the Form 10-Q with the Securities and Exchange Commission and shall also have authority to authorize the issuance of press releases setting forth quarterly financial information and earnings guidance.

3.	Review with management, the independent public accountants and Company counsel any certification provided by the Chief Executive Officer and the Chief Financial Officer related to the Company’s financial statements. Review with management, the independent public accountants and Company counsel management’s assertion regarding the design effectiveness and operation efficiency of the Company’s internal control over financial reporting and compliance with applicable laws and regulations.

4.	Review disclosures made to the Audit Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

5.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

6.	Obtain from the independent auditors, review and discuss a timely report relating to the Company’s annual audited financial statements and quarterly reports relating to the Company’s quarterly unaudited financial statements on:

a.	All critical accounting policies and practices to be used.

b.	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

c.	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

7.	Discuss with management the Company’s earnings press releases, including financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

8.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives.

9.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

10.	Consider any reports or communications (and management’s responses thereto) submitted to the Audit Committee by the independent auditor required by or referred to in SAS 61 (as codified by AU Section 380), as it may be modified or supplemented.

11.	Review and approve all related party transactions of the Company.

12.	Inquire of the Company’s chief executive officer and chief financial officer as to the existence of any significant deficiencies in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data, any material weakness in internal controls, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

B.	Oversight of the Company’s Relationship with the Independent Auditor

1.	Obtain and review a report from the independent auditor at least annually (it being understood that the independent auditor is responsible for the accuracy and completeness of this report) regarding (a) the independent auditor’s internal quality-control procedures and (b) all relationships between the independent auditor and the Company, including each non-audit service provided to the Company, and the matters set forth in Independence Standards Board No. 1. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

2.	Ensure the rotation of the audit partner having primary responsibility for the audit, the audit partner responsible for reviewing the audit and any other active audit engagement team partner, as required by law.

3.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

4.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

5.	The independent auditors shall submit to the Audit Committee annually a formal written statement of the fees billed in each of the last two fiscal years for each of the following categories of services rendered by the independent auditors: (i) the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q or services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements; (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of the Company’s financial statements, in the aggregate and by each service; (iii) tax compliance, tax advice and tax planning services, in the aggregate and by each service and (iv) all other products and services rendered by the independent auditor, in the aggregate and by each service.

C.	Oversight of the Company’s Risk Management and Internal Audit Function

The Audit Committee shall have the sole authority to appoint, evaluate or replace the Company’s outside independent internal audit function. The Audit Committee shall be directly responsible for the compensation and oversight of the work of these individuals.

1.	Review the appointment and replacement of the senior internal auditing executive (Risk Manager) who shall report directly to the Audit Committee.

2.	Review the significant reports to management prepared by the outside independent internal auditor function and the Company’s Risk Manager and management’s responses.

3.	Discuss with the independent auditor and Risk Manager the Company’s internal audit function and its responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit function.

4.	With respect to the outside independent auditor function:

a.	Ensure that the independent internal auditors present a Statement of Independence each year.

b.	Instruct the outside independent internal auditors to deliver each exam report to the Audit Committee and that they are accountable directly to the Audit Committee of the Board.

D.	Compliance Oversight Responsibilities

1.	Obtain reports from management, the Company’s Risk Manager and the independent auditor that the Company is in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.

2.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

3.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

4.	Discuss with the Company’s legal counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

V.	LIMITATION OF AUDIT COMMITTEE’S ROLE

The function of the Audit Committee is oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management and the internal auditors are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditor is responsible for planning and carrying out a proper audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, performing the functions of auditors or accountants. As such, it is not the duty or the responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations.